As filed with the Securities and Exchange Commission on  September 30 , 2009                                            Registration No. 333-160460

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFECTIVE AMENDMENT NO. 8
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

CAPITOL BANCORP LTD.
(Exact name of registrant as specified in its charter)
Michigan (State or other jurisdiction of incorporation or organization)	6711 (Primary Standard Industrial Classification Code Number)	38-2761672 (I.R.S. Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
(517) 487-6555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cristin K. Reid, Esq.
Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan  48933
(517) 487-6555

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Phillip D. Torrence, Esq.
Honigman Miller Schwartz and Cohn LLP
444 West Michigan Avenue
Kalamazoo, Michigan 49007
(269) 337-7702

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Series A Noncumulative Convertible Perpetual Preferred Stock, no par value per share	666,830(1)	$100	$66,683,000	$3,721
Trust-Preferred Securities of Capitol Trust XII	2,350,900(2)	$ 2.60	--	--

(1)
The number of shares of Series A Noncumulative Convertible Perpetual Preferred Stock (the “Series A Preferred”) and the number of shares of Trust-Preferred Securites issued by Capitol Trust XII (the “Trust-Preferred Securities”) registered pursuant to this Registration Statement is based upon the maximum number of shares that will be required to be issued in connection with the consummation of the Exchange Offer described in the prospectus which is a part of this registration statement.

(2)
In accordance with Rule 457(c) under the Securities Act of 1933, the aggregate proposed maximum offering price per share of the Series A Preferred and the Trust-Preferred Securities is estimated solely for the calculating of the registration fees due for this filing.  For the initial filing of this Registration Statement, the estimate for the Trust-Preferred Securities was based on the average of the high and low sales price of the Trust-Preferred Securities reported by the New York Stock Exchange, Inc. on  September 28 , 2009, which was $ 2.60 .

(3)
Pursuant to Rules 457(f)(1) and 457(f)(3) under the Securities Act of 1933, as amended, the amount of the registration fee has been calculated based on the proposed maximum offering price per share of the Series A Preferred and the Trust-Preferred Securities and the estimated number of shares of the Series A Preferred and the Trust-Preferred Securities that may be issued in the consummation of the Exchange Offer.

(4)	Previously remitted.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus may change. Capitol may not distribute or issue the shares of the Series A Preferred or the Trust Preferred Securities being registered pursuant to this registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to distribute these securities and Capitol is not soliciting offers to receive these securities in any state where such offer or distribution is not permitted.

 Preliminary, dated  September 30 , 2009
Offer to Exchange Each Outstanding Share of Class B Common Stock
of
  Capitol Development Bancorp Limited IV
 Capitol Development Bancorp Limited V
 Capitol Development Bancorp Limited VI
and
Each Outstanding Share of Class A Common Stock of
Capitol Development Bancorp Limited III

for shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol Bancorp Ltd.’s Series A Noncumulative Convertible Perpetual Preferred Stock

by

CAPITOL BANCORP LTD.

in each case subject to the procedures and limitations described in this prospectus and the related letter of transmittal.

The Exchange Offer and withdrawal rights will expire at 11:59 p.m., Michigan Time, on  October 6 , 2009 for the Exchange Offer related to CDBL IV, CDBL V and CDBL VI and on October 14, 2009 for CDBL III  unless extended by Capitol in its sole discretion.  Shares tendered pursuant to this offer may be withdrawn at any time prior to the expiration of this offer.

Capitol Bancorp Ltd. (“Capitol”) is offering to exchange, upon the terms and conditions set forth in this document and the applicable letter of transmittal (the “Exchange Offer”), any and all issued and outstanding shares of Capitol Development Bancorp Limited III (“CDBL III”), Capitol Development Bancorp Limited IV (“CDBL IV”), Capitol Development Bancorp Limited V (“CDBL V”) and Capitol Development Bancorp Limited VI (“CDBL VI”, together with CDBL III, CDBL IV and CDBL V, the “CDBL’S” and each individually a “CDBL”) for units, consisting of shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock in accordance with the following table:

One Share of Common Stock of	Shares of the Trust-Preferred Securities (CBC PrB) - Trust XII	Shares of the Series A Preferred	Present Market Value of Units per each one Share of Common Stock of a CDBL(1)	Present Book Value of Units per each one share of Common Stock of a CDBL(2)	Present Book Value per share of each Unit as if exchanged(3)
CDBL III	41.64	11.811	$ 332.67	$915.05	$1,771.73
CDBL IV	40.47	11.478	$ 323.30	$227.71	$1,721.85
CDBL V	39.29	11.146	$ 313.92	$514.56	$1,671.86
CDBL VI	37.29	10.577	$ 297.91	$376.95	$1,586.68

(1)      The value indicated above assumes immediate conversion from Series A Preferred into Capitol’s common stock and is based upon $1,000 originally invested in each share of a CDBL as of  September 28 , 2009 on which date the closing price of the Trust-Preferred Securities was $ 2.60 per share and the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.  The current conversion rate for the Series A Preferred is 6.25 shares of Capitol's common stock for each share of the Series A Preferred.
(2)      Actual book value per share as of June 30, 2009 as if not exchanged.
(3)      Computed using June 30, 2009 book value of Capitol of $18.36 and assuming immediate exchange into common stock, and using par value of $10.00 per share for the Trust Preferred Securities.

All of the  individual members of each CDBL’s Board of Directors have indicated to Capitol that they intend to tender their CDBL shares pursuant to the Exchange Offer.  Shares of the Trust-Preferred Securities are listed under the symbol “CBC PrB” on the NYSE.  Capitol intends to file an application with NASDAQ to list shares of the Series A Noncumulative Convertible Perpetual Preferred Stock under the symbol “CBCP.P” on the NASDAQ Capital Market (subject to the satisfaction of certain conditions).  No shares of a CDBL’s common stock is traded on any established trading market.  It is generally expected that shares of the Series A Preferred and the Trust Preferred Securities received by holders of a CDBL’s common stock will be subject to federal income tax.

The maximum number of shares of Series A Preferred that could be issued in the Exchange Offer is 666,830 and the maximum number of shares of the Trust Preferred Securities that could be issued in the Exchange Offer is 2,350,900.  The Exchange Offer is not subject to any minimum tender condition or to receiving shareholder approval.

On September 23, 2009, CDBL III’s Board of Directors voted to convert all outstanding Class B shares of CDBL III to Class A voting shares of CDBL III on a one for one basis.  This means that all shareholders have the right to vote equally on all matters properly brought before the shareholders under Michigan law.  This change may be considered material in your determination of whether or not to tender your shares of CDBL III or whether or not to exercise your withdrawal rights.

Capitol does not currently intend to purchase any additional shares of CDBL III under the terms and conditions of the anti-dilution agreement with CDBL III.  Accordingly, if Capitol does not maintain its voting control by acquiring CBDL III’s Class A shares in the Exchange Offer, CDBL III will likely be required to register with the Federal Reserve as a bank holding company.  Additional important information relating to CDBL III has been attached to this prospectus as Annex B.  Capitol encourages CBDL III shareholders to read Annex B in its entirety .

FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER ABOUT THE EXCHANGE OFFER, SEE “RISK FACTORS” BEGINNING ON PAGE 31.  CAPITOL IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND CAPITOL A PROXY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30 , 2009.

ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about Capitol Bancorp Ltd. from documents that are not delivered with this prospectus. The information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Capitol Bancorp Ltd. at the following address:

 Capitol Bancorp Ltd.
Capitol Bancorp Center
 200 Washington Square North, Fourth Floor
 Lansing, Michigan 48933
 (517) 487-6555
 Attention: Brian K. English, General Counsel

In order to receive timely delivery of the documents, you must make requests no later than October 2 , 2009.

See “Where You Can Find More Information” on page 110 for further information.

INFORMATION ABOUT CAPITOL	63

INFORMATION ABOUT CDBL III	68

INFORMATION ABOUT CDBL IV	71

INFORMATION ABOUT CDBL V	74

INFORMATION ABOUT CDBL VI	77

COMPARISON OF SHAREHOLDER RIGHTS	80

COMPARISON OF RIGHTS BETWEEN THE TRUST-PREFERRED SECURITIES
AND SHARES OF A CDBL'S COMMON STOCK	81

DESCRIPTION OF THE CAPITAL STOCK OF CAPITOL	82
Preferred Stock	82
Series A Preferred	83
Common Stock	85
Capitol's Trust Preferred Securities	85

DESCRIPTION OF THE TRUST-PREFERRED SECURITIES AND RELATED
INSTRUMENTS	89

DESCRIPTION OF DEBENTURES	97

DESCRIPTION OF GUARANTEE	104

RELATIONSHIP AMONG THE TRUST-PREFERRED SECURITIES, DEBENTURES
AND GUARANTEE	107

BOOK ENTRY SYSTEM	108

WHERE YOU CAN FIND MORE INFORMATION	110

TABLE OF CONTENTS - Continued

Page

LEGAL MATTERS	111

EXPERTS	111

LIST OF ANNEXES

ANNEX A Financial and Other Information Regarding Capitol Bancorp Ltd. and CDBLs	A-1
ANNEX B Supplement to Exchange Offer for CDBL III	B-1

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

Q:	Who is offering to exchange my CDBL shares?

A:
Capitol Bancorp Ltd. (“Capitol”) is a $5.7 billion national community bank holding company, with a current network of 56 separately chartered banks and bank operations in 17 states.  Capitol is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with principal executive offices located at the Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933.  Capitol’s telephone number is 517-487-6555. Capitol also has executive offices located at 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016 (telephone number 602-955-6100).

Capitol is a uniquely structured affiliation of community banks.  Each of Capitol’s banks is viewed by its management as being a separate business from the perspective of monitoring performance and allocation of financial resources. Capitol uses a unique strategy of bank ownership and development.

Capitol’s operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective growth and development of its banks.  It provides access to support services and management with significant experience in community banking. These administrative and operational support services do not require a direct interface with the bank customer and therefore are consolidated and performed more efficiently without affecting the bank customer relationship.  Capitol’s subsidiary banks have full decision-making authority in structuring and approving loans and in the delivery and pricing of other banking services.

Q:           What is the proposed transaction?

A:
Capitol is offering to exchange, upon the terms and conditions set forth in this prospectus and the applicable letter of transmittal (the “Exchange Offer”), any and all issued and outstanding shares of Capitol Development Bancorp Limited III (“CDBL III”), Capitol Development Bancorp Limited IV (“CDBL IV”), Capitol Development Bancorp Limited V (“CDBL V”) and Capitol Development Bancorp Limited VI (“CDBL VI”, together with CDBL III, CDBL IV and CDBL V, the “CDBL’S” and each individually a “CDBL”) for units, consisting of shares of Trust-Preferred Securities (the “Trust Preferred Securities”) issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock (the “Series A Preferred”).

Q:           What would I receive in the Exchange Offer for my CDBL shares?

A:
Under the terms of the Exchange Offer, you would receive units, consisting of shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock in accordance with the following table:

One Share of Common Stock of	Shares of the Trust-Preferred Securities (CBC PrB) - Trust XII	Shares of the Series A Preferred	Present Market Value of Units per each one Share of Common Stock of a CDBL(1)	Present Book Value of Units per each one share of Common Stock of a CDBL(2)	Present Book Value per share of each Unit as if exchanged(3)
CDBL III	41.64	11.811	$ 332.67	$915.05	$1,771.73
CDBL IV	40.47	11.478	$ 323.30	$227.71	$1,721.85
CDBL V	39.29	11.146	$ 313.92	$514.56	$1,671.86
CDBL VI	37.29	10.577	$ 297.91	$376.95	$1,586.68

(1)
The value indicated above assumes immediate conversion from Series A Preferred into Capitol’s common stock and is based upon $1,000 originally invested in each share of a CDBL as of  September 28 , 2009 on which date the closing price of the Trust-Preferred Securities was $ 2.60 per share and the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.  The current conversion rate for the Series A Preferred is 6.25 shares of Capitol's common stock for each share of the Series A Preferred.

(2)	Actual book value per share as of June 30, 2009 as if not exchanged.
(3)	Computed using June 30, 2009 book value of Capitol of $18.36 and assuming immediate exchange into common stock, and using par value of $10.00 per share for the Trust Preferred Securities.

The estimated consideration in the table above does not necessarily represent fair value; it is based on the liquidation value of the Trust-Preferred Securities of $10.00 per share and the stated preference value of the Series A Preferred of $100.00 per share.  The Series A Preferred is convertible into 6.25 shares of Capitol’s common stock for each share of the Series A Preferred.  As of  September 28 , 2009, the closing price of the Trust-Preferred Securities was $ 2.60 per share and the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.  For more detail on the consideration, see “The Exchange Offer-Consideration to be Received” beginning on page 51.

Q:	How was the unit amount calculated?

A:
Each unit to be received in the Exchange Offer was calculated based on the length of time each investment has been outstanding.  The estimated consideration is based upon 150% of your original investment as of the third anniversary of the CDBL.  Investments in Class B Shares outstanding after the third anniversary were credited with interest at 9% per annum through June 2009.  CDBL VI has not yet reached its third anniversary and, accordingly, had the base 150% exchange rate reduced to reflect the shortened investment period.

Q:	How long will it take to complete the exchange?

A:
Capitol expects to complete the Exchange Offer for CDBL IV, CDBL V and CDBL VI by October 6, 2009 and the Exchange Offer for CDBL III by October 14, 2009 , or as soon thereafter as possible.   Capitol intends to close the Exchange Offer for CDBL IV, CDBL V and CDBL VI in advance of closing the Exchange Offer for CDBL III.

Q:	Are there conditions to Capitol’s acceptance of CDBL's shares in the Exchange Offer?

A.	Yes. Capitol’s obligation to exchange units for the CDBLs’ common stock pursuant to the Exchange Offer is subject to the following material condition, which Capitol may waive:

•
No CDBL shall have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing Capitol’s ability to acquire a CDBL’s common stock or otherwise diminishing the value of the acquisition of a CDBL’s common stock.

Capitol’s obligation to exchange units for the CDBLs’ common stock pursuant to the Exchange Offer is also subject to the following material conditions, none of which Capitol may waive:

•	The receipt of all applicable regulatory approvals required to consummate the Exchange Offer, including the expiration or termination of any applicable waiting periods;

•
No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Exchange Offer shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, restricts or makes illegal the completion of the Exchange Offer; and

•	The effectiveness of Capitol's registration statement filed with the SEC, relating to the securities to be issued in the Exchange Offer.

These material conditions and the other conditions to the Exchange Offer are discussed under “The Exchange Offer-Conditions to the Exchange Offer” on page 57.

Q:	Will I have to pay any fees or commissions?

A:
Generally, no.  If you are the record owner of your shares of CDBL common stock and you tender your shares of CDBL common stock directly to Capitol, you will not have to pay brokerage fees or incur similar expenses.  However, if you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so.  You should consult with your broker or nominee to determine whether any charges will apply to you.

Q:	When does the Exchange Offer expire?

A:
The Exchange Offer will expire on  October 6 , 2009 with respect to CDBL IV, CDBL V and CDBL VI and on October 14, 2009 with respect to CDBL III , at 11:59 p.m., Michigan Time, unless extended by Capitol.  See “The Exchange Offer-Timing of the Exchange Offer” beginning on page 52.

Q:	Can the Exchange Offer be extended?

A:
Yes.  Capitol may, without the consent of the CDBLs, extend the period of time during which the offer remains open.  You will have withdrawal rights during any extension period.  See “The Exchange Offer-Extension, Termination and Amendment” beginning on page 52.

Q:	Will I be notified if the offer is extended?

A:
Yes.  If Capitol decides or is required to extend the Exchange Offer, Capitol will make a public announcement of the status of the Exchange Offer, and announce the new expiration date, no later than 9:00 a.m., Michigan Time, on the next business day after the day on which the offer was previously scheduled to expire.  See “The Exchange Offer-Extension, Termination and Amendment” beginning on page 52.

Q:	How do I participate in the Exchange Offer?

A:	To tender your shares, you should do the following:

•
If you hold CDBL shares in your own name, complete and sign the letter of transmittal and return it with your CDBL share certificates to Capitol at the corporate office to the following address: Attention: Cristin K. Reid, Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933 before the expiration date of the Exchange Offer.

•	If you hold your CDBL shares in “street name” through a broker, instruct your broker to tender your shares before the expiration date.

•
If your CDBL share certificates are not immediately available or if you cannot deliver your CDBL share certificates and other documents to Capitol prior to the expiration of the Exchange Offer, you may still tender your CDBL shares if you comply with the guaranteed delivery procedures described under “The Exchange Offer-Procedure for Tendering” beginning on page 53.

Q:	How and when can I withdraw my previously tendered shares?

A:
To withdraw your previously tendered CDBL shares, you must deliver a written or facsimile notice of withdrawal with the required information to Capitol while you still have the right to withdraw.  If you tendered shares by giving instructions to a broker or bank, you must instruct the broker or bank to arrange for the withdrawal of your shares.  You may withdraw previously tendered CDBL shares any time prior to the expiration of the Exchange Offer.  Once Capitol has accepted shares for exchange pursuant to terms of the Exchange Offer, all tenders become irrevocable.  See “The Exchange Offer-Withdrawal Rights” on page 53.

Q:	Is Capitol’s financial condition relevant to my decision to tender shares in the Exchange Offer?

A:
Yes.  Shares of a CDBL’s common stock accepted in the Exchange Offer will be exchanged for units consisting of shares of Capitol’s Series A Preferred and shares of the Trust Preferred Securities issued by Capitol Trust XII, so you should consider Capitol’s financial condition before you decide to become one of Capitol’s shareholders through the Exchange Offer.  In considering Capitol’s financial condition, you should review the information contained in this prospectus and the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about Capitol.

Q:           Will my receipt of the units in the Exchange Offer be a taxable transaction?

A:
Generally, yes. However, based upon the current market price of the Trust-Preferred Securities and the anticipated market price of the Series A Preferred, you will likely recognize a capital loss. The receipt of units for shares of a CDBL’s common stock pursuant to the Exchange Offer will generally be a taxable transaction for U.S. federal income tax purposes and possibly for state, local, or foreign income tax purposes as if you sold your shares to Capitol for cash. In general, if you receive units in exchange for shares of a CDBL’s common stock pursuant to the Exchange Offer you will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the value of the units received and your adjusted tax basis in the shares of a CDBL’s common stock exchanged for units pursuant to the Exchange Offer. If shares of a CDBL’s common stock constitute capital assets in your hands, such gain or loss will be capital gain or loss. In general, capital gain recognized by an individual will be subject to a maximum U.S. federal income tax rate of 15% if the shares of a CDBL’s common stock were held for more than one year, and if held for one year or less they will be subject to tax at ordinary income rates. The deductibility of capital losses is subject to various limitations. Because individual circumstances may differ, you should consult with your tax advisor to determine the particular tax effects to you.  See “The Exchange Offer — Material United States Federal Income Tax Consequences” beginning on page 55 of this prospectus.

Q:	Do I have the right to dissent and obtain the fair value for my shares?

A:	No.

Q:	Capitol recently announced a plan to spin-off its Michigan operations as a separate publicly traded company. If I participate in the Exchange Offer will I be entitled to participate in the spin-off?

A:
Assuming the spin-off of Michigan Commerce Bancorp Limited is consummated, in order for you to participate in the spin-off, holders of shares of the Series A Preferred must elect to convert their shares of the Series A Preferred into shares of Capitol’s common stock prior to the record date of the spin-off and remain a holder of record of Capitol’s common stock as of such record date.  The current conversion rate is 6.25 shares of Capitol's common stock for each share of the Series A Preferred and is subject to adjustment as set forth in Section 9 of the Certificate of Designations for the Series A Preferred.

Q:	Are there any current plans to sell affiliate banks owned by the CDBLs?

A:
Yes.  In April 2009, Capitol announced the retention of Keefe, Bruyette & Woods as a financial advisor to Capitol for the evaluation of current affiliate divestiture opportunities.  Capitol has had discussions and preliminary negotiations concerning the potential sale of affiliate banks owned by it and certain of the CDBLs.

On July 10, 2009, CDBL III and Capitol entered into a Stock Purchase Agreement, with The Orfalea Family Foundation, The Hutton Foundation and Eloy Ortega which provides for the sale of fifty one (51%) percent of the issued and outstanding shares of Bank of Santa Barbara for cash in the amount of $4,080,000.

On July 13, 2009, 1st Commerce Bank, a Nevada-chartered non-member bank, CDBL V and Capitol entered into a Merger Agreement with Global Consumer Acquisition Corp., a Delaware corporation (“GCAC”) and WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), which provides for the merger (the “Merger”) of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary.  As a result of the Merger, GCAC will pay the shareholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to certain adjustments at the closing of the Merger in accordance with the terms of the 1st Commerce merger agreement.  Holders representing a majority of shares (with Class A Common and Class B Common voting together as a single class) of CDBL V will be required to approve of the sale of 1st Commerce Bank.  If Capitol does not obtain more than a majority of the shares of CDBL V pursuant to the Exchange Offer then Capitol will be required to solicit consents from holders constituting a majority of the issued and outstanding shares of CDBL V to approve the 1st Commerce Bank transaction.

On July 15, 2009, Community Bank of Rowan, a North Carolina chartered bank (“Rowan”), CDBL III and Capitol entered into an Agreement and Plan of Share Exchange (the “Rowan Share Exchange Agreement”), with First American Financial Management Company, a Delaware corporation (“FAFMC”) which provides for the exchange of shares of Rowan (the “Exchange”) for cash with Rowan becoming FAFMC’s wholly-owned subsidiary. As a result of the Exchange, FAFMC will pay the shareholders of Rowan consideration calculated as follows: (i) each outstanding share of Rowan Stock will be converted into the right to receive cash in an amount equal to the quotient obtained by dividing (x) 813,083 into 150% (the “Multiple”) of the amount of “Tangible Book Value” (as defined below) of Rowan as of the last day of the month immediately preceding the closing.  For purposes of this Agreement, “Tangible Book Value” shall be the aggregate of the capital accounts of Rowan calculated on the basis of “Generally Accepted Accounting Principles” (“GAAP”) less the supplemental capital contributed by Capitol of $2,130,000 (the “Supplemental Capital”) and (ii) Capitol shall be paid the Supplemental Capital multiplied by the multiple.  Based upon the Tangible Book Value of Rowan as of August 31, 2009, CDBL III would be entitled to $6,732,378 as the aggregate purchase price for the sale of Rowan.

There is no guarantee or assurance that any of the above mentioned transactions will close or that holders of shares of CDBL III or CDBL V will be entitled to any of the proceeds of any of the above mentioned transactions because there is no assurance that CDBL III or CDBL V will be permitted to declare and pay dividends of such proceeds to its shareholders if they are restricted by banking regulators from paying dividends given their retained earnings deficit.

Q:	What are my options if I do not want to exchange my CDBL shares pursuant to the Exchange Offer?

A:
You will remain a holder of shares of the applicable CDBL with the same rights as you currently have.  There is no assurance that Capitol or any other party will provide you with an additional opportunity to achieve liquidity in your shares of a CDBL.

Certain CDBLs have entered into agreements to sell a banking affiliate and will be entitled to the proceeds of the sale of any of such CDBL’s banking subsidiaries, (CDBL III - sale of Rowan and Santa Barbara; and CDBL V - 1st Commerce Bank) but there can be no guarantee that such CDBL will be permitted to declare and pay dividends of such proceeds to its shareholders and, further, that the CDBLs are restricted from payment of dividends given their retained-earnings deficit.  If you elect to not participate in the Exchange Offer and remain a holder of shares of a CDBL’s Class B Common Stock, your shares of such Class B Common Stock will be converted into shares of such CDBL’s Class A Common Stock (which are the full voting shares of each CDBL) not later than the following dates:

Applicable CDBL	Outside Date of Conversion into voting shares of such CDBL’s Class A Common Stock(1)
CDBL III	September 23, 2009(2)
CDBL IV	December 15, 2009
CDBL V	May 26, 2010
CDBL VI	September 27, 2010

(1)       Please note when you originally acquired your shares of a CDBL’s Class B Common Stock you were advised of certain risks related to acquiring non-voting shares of a CDBL’s Class B Common Stock including that “[s]hareholders who purchase shares of the non-voting class B common stock in this offering will not have the right to vote their shares of stock on most matters, including the election of directors.”   Accordingly, if you do not elect to participate in the Exchange Offer and retain your shares of Class B Common Stock, such shares will automatically convert no later than the dates specified above, unless Capitol elects to amend such CDBL’s Articles of Incorporation to extend the outside date of the conversion of such shares of Class B Common Stock of such CDBL.  Capitol does not currently intend to further amend any CDBL's Articles of Incorporation to extend the outside conversion date.

(2)       On September 23, 2009, the Board of Directors of CDBL III converted all holders of Class B shares to Class A shares on a one for one basis.

Additionally, in the event you elect to not participate in the Exchange Offer and remain a holder of shares of CDBL’s Class B Common Stock at the time of the automatic conversion into shares of such CDBL’s Class A Common Stock and intend to exert control over such CDBL or otherwise own in excess of 9.9% of such CDBL’s shares of Class A Common Stock, then you should review with your advisor the steps required to file with the Federal Reserve Board an Interagency Notice of Change in Control and Interagency Biographical and Financial Report related to the conversion and exertion of control over such CDBL.  As a reminder, pursuant to the Articles of Incorporation of each CDBL, only the Board of Directors of Each CDBL has the power to convert shares of Class B common stock of such CDBL into shares of Class A common stock.

The holders of the common stock of a CDBL (with shares of Class A and Class B common stock treated equally as a single class) are entitled to receive dividends or distributions at such times and in such amounts as may be determined by the Board of Directors of the applicable CDBL.  Dividends or distributions so declared by the Board of Directors of a CDBL are to be paid to the holders of the common stock of a CDBL (with shares of Class A and Class B common stock treated equally as a single class) ratably in proportion to the number of shares of common stock of such CDBL held by each such holder on the date as of which the holders of such CDBL’s common stock of record entitled to receive such dividends or distribution were determined.

Capitol does not currently intend to purchase any additional shares of CDBL III under the terms and conditions of the anti-dilution agreement with CDBL III.  Accordingly, if Capitol does not maintain its voting control by acquiring CBDL III’s Class A shares in the Exchange Offer, CDBL III will likely be required to register with the Federal Reserve as a bank holding company.  Additional important information relating to CDBL III has been attached to this prospectus as Annex B.  Capitol encourages CBDL III shareholders to read Annex B in its entirety.

Q:	Where can I find more information about Capitol Bancorp Ltd.?

A:           This document incorporates important business and financial information about Capitol Bancorp Ltd. from documents filed with the SEC that have not been delivered or included with this document. That information is available to you without charge upon written or oral request. You can obtain the documents incorporated by reference in this prospectus through the SEC website at www.sec.gov or by requesting them in writing or by telephone from Capitol Bancorp Ltd. at the following address:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
Attention: General Counsel
Telephone Number: (517) 487-6555

IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE REQUESTS NO LATER THAN OCTOBER 2 , 2009.

For more information on the matters incorporated by reference in this document, see “Where You Can Find More Information”.
WHO CAN ANSWER YOUR QUESTIONS?

If you have additional questions, you should contact:

Capitol Bancorp Ltd.
 Capitol Bancorp Center
 200 Washington Square North, Fourth Floor
 Lansing, Michigan 48933
 (517) 487-6555
 Attention: Brian K. English, Esq.
 General Counsel

or

Capitol Development Bancorp Limited III
 Capitol Bancorp Center
 200 Washington Square North, Fourth Floor
 Lansing, Michigan 48933
 (517) 487-6555
  Attention: Cristin K. Reid, Esq.
 Chairman and Chief Executive Officer

or

Capitol Development Bancorp Limited IV
 Capitol Bancorp Center
 200 Washington Square North, Fourth Floor
 Lansing, Michigan 48933
 (517) 487-6555
 Attention: Cristin K. Reid, Esq.
 Chairman and Chief Executive Officer

or

Capitol Development Bancorp Limited V
 Capitol Bancorp Center
 200 Washington Square North, Fourth Floor
 Lansing, Michigan 48933
 (517) 487-6555
Attention: Cristin K. Reid, Esq.
Chairman and Chief Executive Officer

or

Capitol Development Bancorp Limited VI
 Capitol Bancorp Center
 200 Washington Square North, Fourth Floor
 Lansing, Michigan 48933
 (517) 487-6555
  Attention: Cristin K. Reid, Esq.
 Chairman and Chief Executive Officer

If you would like additional copies of this
 prospectus you should contact:
 Capitol Bancorp Ltd. at the above address and phone number.

SUMMARY

This summary highlights material information presented in greater detail elsewhere in this prospectus.  However, this summary does not contain all of the information that may be important to you.  You are urged to read carefully the entire prospectus, including the information set forth in the section entitled “Risk Factors” beginning on page 31 and the attached exhibits and Appendixes.  Also, see “Where You Can Find More Information” on page 110.

Capitol and the CDBLs (page 63)

Capitol

Capitol Bancorp Ltd. (“Capitol”) is a $5.7 billion national community bank holding company, with a current network of 56 separately chartered banks and bank operations in 17 states.  Capitol is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with principal executive offices located at the Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933.  Capitol’s telephone number is 517-487-6555. Capitol also has executive offices located at 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016 (telephone number 602-955-6100).

Capitol is a uniquely structured affiliation of community banks.  Each of Capitol’s banks is viewed by its management as being a separate business from the perspective of monitoring performance and allocation of financial resources. Capitol uses a unique strategy of bank ownership and development.

Capitol’s operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective growth and development of its banks.  It provides access to support services and management with significant experience in community banking. These administrative and operational support services do not require a direct interface with the bank customer and therefore are consolidated and performed more efficiently without affecting the bank customer relationship.  Capitol’s subsidiary banks have full decision-making authority in structuring and approving loans and in the delivery and pricing of other banking services.

On September 21, 2009 Capitol entered into a Written Agreement with the Federal Reserve Bank of Chicago in recognition of their common goal to maintain the financial soundness of Capitol and its Second-Tier Bank Holding Companies including Capitol Development Bancorp Limited III, Capitol Development Bancorp Limited IV, Capitol V, and Capitol VI.  The material terms of the agreement relate primarily to additional reporting and oversight and are as follows:

1.  Dividends and Distributions to shareholders are prohibited without the approval of the Fed.
2.  Debt Reduction and Stock Redemption require the prior approval of the Fed.
3.  A capital plan addressing the anticipated needs of Capitol's bank affiliates needs to be developed and submitted to the Fed.
        4.  A revision to the ALLL methodology consistent with regulatory recommendations needs to be developed and submitted to the Fed.
5.  All intercorporate transactions need to be in compliance with appropriate federal regulations.
        6.  An enhanced Risk Management plan addressing risk mitigation strategies and strengthened reporting needs to be submitted to the Fed.
7.  An updated strategic plan needs to be submitted to the Fed.

The restrictions set forth in the Written Agreement are not applicable to the current tender offer as the consideration being paid is equity based.

Additional information about Capitol and its subsidiaries is included in documents incorporated by reference in this prospectus.  See “Where You Can Find More Information.”

CDBL III

Capitol Development Bancorp Limited III (“CDBL III”) is a bank holding company with its headquarters at the same location and telephone number as Capitol. CDBL III was formed by Capitol and its sole business activity involves the acquisition, organization of and investment in community banks. CDBL III’s subsidiary banks provide banking services to individuals, small businesses, local government units and institutional clients residing primarily in the banks’ local service areas. These services include typical banking services, but each are tailored to meet the particular needs of the local community.

CDBL III is now and has been, since it commenced business, an affiliate and a controlled subsidiary of Capitol. Capitol owns 6% of CDBL III’s Class A voting common stock. CDBL III’s executive management and Board of Directors hold 1.68% of the outstanding shares of CDBL III’s common stock. Capitol’s executive management and Board of Directors that are not executive management and directors of CDBL III hold 6.67% of the outstanding shares of CDBL III’s common stock.

Capitol does not currently intend to purchase any additional shares of CDBL III under the terms and conditions of the anti-dilution agreement with CDBL III.  Accordingly, if Capitol does not maintain its voting control by acquiring CBDL III’s Class A shares in the Exchange Offer, CDBL III will likely be required to register with the Federal Reserve as a bank holding company.  Additional important information relating to CDBL III has been attached to this prospectus as Annex B.  Capitol encourages CBDL III shareholders to read Annex B in its entirety.

The book value as of June 30, 2009 of CDBL III is $915.05 per share.  If CDBL III were successful in the completion of the pending sales of Bank of Santa Barbara and the Community Bank of Rowan, CDBL III’s book value per share is estimated to increase to $1,019.87 per share.  This is an estimate only and subject to many variables which may have a material impact on the post-closing book value per share.  With market prices as of September 28, 2009, the estimated fair market value of the consideration to be received if shares are tendered is $332.67.

CDBL IV

Capitol Development Bancorp Limited IV (“CDBL IV”) is a bank holding company with its headquarters at the same location and telephone number as Capitol. CDBL IV was formed by Capitol and its primary business activity involves the acquisition, organization of and investment in community banks and wealth management affiliates. CDBL IV’s subsidiary banks provide banking services to individuals, small businesses, local government units and institutional clients residing primarily in the banks’ local service areas. These services include typical banking services, but each are tailored to meet the particular needs of the local community.

CDBL IV is now and has been, since it commenced business, an affiliate and a controlled subsidiary of Capitol. Capitol owns 100% of CDBL IV’s Class A voting common stock.  CDBL IV’s executive management and Board of Directors hold 1.51% of the outstanding shares of CDBL IV’s common stock. Capitol’s executive management and Board of Directors that are not executive management and directors of CDBL IV hold 11.32% of the outstanding shares of CDBL IV’s common stock.

The book value as of June 30, 2009 of CDBL IV is $227.71.  With market prices as of September 28, 2009, the estimated fair market value of the consideration to be received if shares are tendered is $323.30.
CDBL V

Capitol Development Bancorp Limited V (“CDBL V”) is a bank holding company with its headquarters at the same location and telephone number as Capitol. CDBL V was formed by Capitol and its sole business activity involves the acquisition, organization of and investment in community banks. CDBL V’s subsidiary banks provide banking services to individuals, small businesses, local government units and institutional clients residing primarily in the banks’ local service areas. These services include typical banking services, but each are tailored to meet the particular needs of the local community.

CDBL V is now and has been, since it commenced business, an affiliate and a controlled subsidiary of Capitol. Capitol owns 100% of CDBL V’s Class A voting common stock.  CDBL V’s executive management and Board of Directors hold 4.87% of the outstanding shares of CDBL V’s common stock. Capitol’s executive management and Board of Directors that are not executive management and directors of CDBL V hold 2.09% of the outstanding shares of CDBL V’s common stock.

The book value as of June 30, 2009 of CDBL V is $514.56.  If CDBL V were successful in the completion of the pending sale of 1st Commerce Bank, CDBL V’s book value per share is estimated to increase to $564.99 per share.  This is an estimate only and subject to many variables which may have a material impact on the post-closing book value per share.  With market prices as of September 28, 2009, the estimated fair market value of the consideration to be received is shares are tendered is $313.92.

CDBL VI

Capitol Development Bancorp Limited VI (“CDBL VI”) is a bank holding company with its headquarters at the same location and telephone number as Capitol. CDBL VI was formed by Capitol and its sole business activity involves the acquisition, organization of and investment in community banks. CDBL VI’s subsidiary banks provide banking services to individuals, small businesses, local government units and institutional clients residing primarily in the banks’ local service areas. These services include typical banking services, but each are tailored to meet the particular needs of the local community.

CDBL VI is now and has been, since it commenced business, an affiliate and a controlled subsidiary of Capitol. Capitol owns 100% of CDBL VI’s Class A voting common stock.  CDBL VI’s executive management and Board of Directors hold 1.19% of the outstanding shares of CDBL VI’s common stock. Capitol’s executive management and Board of Directors that are not executive management and directors of CDBL VI hold 20.80% of the outstanding shares of CDBL VI’s common stock.

The book value as of June 30, 2009 of CDBL VI is $376.95.  With market prices as of September 28, 2009, the estimated fair market value of the consideration to be received is shares are tendered is $297.91.

Capitol Trust XII and the Trust-Preferred Securities (page 85)

        Capitol Trust XII is a statutory trust formed under Delaware law pursuant to:

•	an amended and restated trust agreement executed by Capitol, as depositor of Capitol Trust XII , the administrative trustees and the Delaware trustee of the Capitol Trust XII ; and

•	a certificate of trust filed with the Delaware Secretary of State.

         Capitol Trust XII  exists for the exclusive purposes of:

•	issuing the Trust-Preferred Securities and common securities representing undivided beneficial interests in Capitol Trust XII ;

•	investing the proceeds from the sale of the Trust-Preferred Securities and common securities in the Debentures; and

•	engaging in only those activities convenient, necessary or incidental to these purposes.

        Capitol Trust XII’s business and affairs is conducted by its trustees.  The trustees are Wells Fargo Bank, N.A. as the “property trustee,” Wells Fargo Delaware Trust Company as the “Delaware trustee,” and three individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with Capitol.

       The principal executive office of Capitol Trust XII  is c/o Capitol Bancorp Ltd., Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933 Attention: Administrative Trustees of Capitol Trust XII, and Capitol Trust XII’s telephone number is (517) 487-6555.

Each Trust-Preferred Security represents an undivided beneficial interest in the Trust.

Capitol has elected to defer regularly scheduled quarterly interest payments on the Trust Preferred Securities.  Capitol has the right to defer the payment of interest for one or more consecutive interest periods that do not exceed 20 consecutive quarters or five years.  Neither Capitol nor  Capitol Trust XII  will be required to make any interest or distribution payments during a deferral period.  Capitol cannot reasonably anticipate when it will resume making payments on the Trust Preferred Securities.  During such deferral periods, Capitol may not pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment on its common stock or Series A Preferred while it has deferred interest payments on the Trust Preferred Securities (subject to limited exceptions).

Summary of the Exchange Offer

The following is a summary of the terms of the Exchange Offer. See “The Exchange Offer” for a more detailed description of the matters described below.

Exchange Offer:
Capitol is offering to exchange, upon the terms and conditions set forth in this documents and the applicable letter of transmittal, any and all issued and outstanding shares of CDBL III, CDBL IV, CDBL V and CDBL VI for units, consisting of shares of Trust-Preferred Securities (the “Trust Preferred Securities”) issued by  Capitol Trust XII  and shares of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock (the “Series A Preferred”).

Consideration Offered:
Under the terms of the Exchange Offer, you would receive units, consisting of shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock in accordance with the following table:

One Share of Common Stock of	Shares of the Trust-Preferred Securities (CBC PrB) - Trust XII	Shares of the Series A Preferred	Present Market Value of Units per each one Share of Common Stock of a CDBL(1)	Present Book Value of Units per each one share of Common Stock of a CDBL(2)	Present Book Value per share of each Unit as if exchanged(3)
CDBL III	41.64	11.811	$ 332.67	$915.05	$1,771.73
CDBL IV	40.47	11.478	$ 323.30	$227.71	$1,721.85
CDBL V	39.29	11.146	$ 313.92	$514.56	$1,671.86
CDBL VI	37.29	10.577	$ 297.91	$376.95	$1,586.68

(1)     The value indicated above assumes immediate conversion from Series A Preferred into Capitol’s common stock and is based upon $1,000 originally invested in each share of a CDBL as of  September 28 , 2009 on which date the closing price of the Trust-Preferred Securities was $ 2.60 per share and the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.
(2)     Actual book value per share as of June 30, 2009 as if not exchanged.
(3)     Computed using June 30, 2009 book value of Capitol of $18.36 and assuming immediate exchange into common stock, and using par value of $10.00 per share for the Trust Preferred Securities.

The estimated consideration in the table above does not necessarily represent fair value; it is based on the liquidation value of the Trust-Preferred Securities of $10.00 per share and the stated preference value of the Series A Preferred of $100.00 per share.  The Series A Preferred is convertible into 6.25 shares of Capitol’s common stock for each share of the Series A Preferred.  The current conversion rate for the Series A Preferred is 6.25 shares of Capitol's common stock for each share of the Series A Preferred.  As of  September 28 , 2009, the closing price of the Trust-Preferred Securities was $ 2.60 per share and the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.  For more detail on the consideration, see “The Exchange Offer-Consideration to be Received” beginning on page 51.

Dissenter Rights:	No dissenters’ rights are available in connection with the Exchange Offer.

Conditions to the Exchange Offer:
Capitol’s obligation to exchange units for the CDBLs’ common stock pursuant to the Exchange Offer is subject to the following material condition, which Capitol may waive:

• No CDBL shall have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing Capitol’s ability to acquire a CDBL’s common stock or otherwise diminishing the value of the acquisition of a CDBL’s common stock.

Capitol’s obligation to exchange units for the CDBLs’ common stock pursuant to the Exchange Offer is also subject to the following material conditions, none of which Capitol may waive:

• The receipt of all applicable regulatory approvals required to consummate the Exchange Offer, including the expiration or termination of any applicable waiting periods;

• No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Exchange Offer shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, restricts or makes illegal the completion of the Exchange

Offer; and

• The effectiveness of Capitol's registration statement filed with the SEC, relating to the securities to be issued in the Exchange Offer.

These material conditions and the other conditions to the Exchange Offer are discussed under “The Exchange Offer-Conditions to the Exchange Offer” on page 57.

The Exchange Offer May be Extended, Terminated or Amended:
Capitol expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer remains open and Capitol can do so by announcing the new expiration date.  Capitol is not providing any assurance that it will exercise this right to extend the Exchange Offer, although it currently intends to do so until all conditions have been satisfied or, to the extent permissible, waived.  During any extension, all shares of a CDBL’s common stock previously tendered and not properly withdrawn will remain subject to the Exchange Offer, subject to the right of each shareholder of a CDBL to withdraw his or her shares of such CDBL’s common stock.

Subject to the SEC's applicable rules and regulations, Capitol also reserves the right, in its sole discretion, at any time or from time to time:

• to delay Capitol's acceptance for exchange or the exchange of any shares of a CDBL’s common stock, or to terminate the Exchange Offer, upon the failure of any of the conditions of the Exchange Offer to be satisfied prior to the expiration date;

• to waive any condition, other than the conditions relating to the receipt of regulatory approvals, the absence of an order or decree of any court or agency of competent jurisdiction preventing the completion of the Exchange Offer, and the effectiveness of the registration statement for the Capitol shares to be issued in the Exchange Offer; or

• to amend the Exchange Offer in any respect, by giving oral or written notice of such delay, termination or amendment by making a public announcement.

Capitol will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement.  In the case of an extension, any related announcement will be issued no later than 9:00 a.m., Michigan Time, on the next business day after the previously scheduled expiration date.  Subject to applicable law, including the Securities Exchange Act of 1934, as amended, which may require that any material change in the information published, sent or given to a CDBL’s shareholders in connection with the Exchange Offer be promptly sent to those shareholders in a manner reasonably designed to inform them of that change, and without limiting the manner in which Capitol may choose to make any public announcement, Capitol assumes no obligation to publish, advertise or otherwise communicate any public announcement of this type other than by making a release to PR Newswire or some other similar national news service.

Closing Date:
Upon the terms and subject to the conditions of the Exchange Offer, including, if the Exchange Offer is extended or amended, the terms and conditions of any extension or amendment, Capitol may accept for exchange, and will exchange, shares of each CDBL’s common stock validly tendered and not properly withdrawn promptly after the expiration date.

Withdrawal:
Shares of a CDBL’s common stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration date.  Shares of a CDBL’s common stock that are either withdrawn or not tendered in the Exchange Offer will remain issued and outstanding subject to the same rights, privileges and restrictions appurtenant to such shares of a CDBL that existed prior the Exchange Offer.

Procedures for Tendering:
For you to validly tender shares of a CDBL’s common stock pursuant to the Exchange Offer:

• Capitol must receive at one of its addresses set forth on the back cover of this prospectus (1) a properly completed and duly executed letter of transmittal, along with any required signature guarantees, and any other required documents, and (2) certificates for tendered shares of a CDBL’s common stock before the expiration date; or

• you must comply with the guaranteed delivery procedures set forth in “The Exchange Offer-Guaranteed Delivery” on page 54.

Tax Consequences:
The receipt of units for shares of a CDBL’s common stock pursuant to the Exchange Offer will generally be a taxable transaction for U.S. federal income tax purposes and possibly for state, local, or foreign income tax purposes as if you sold your shares to Capitol for cash. In general, if you receive units in exchange for shares of a CDBL’s common stock pursuant to the Exchange Offer you will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the value of the units received and your adjusted tax basis in the shares of a CDBL’s common stock exchanged for units pursuant to the Exchange Offer. If shares of a CDBL’s common stock constitute capital assets in your hands, such gain or loss will be capital gain or loss. In general, capital gain recognized by an individual will be subject to a maximum U.S. federal income tax rate of 15% if the shares of a CDBL’s common stock were held for more than one year, and if held for one year or less they will be subject to tax at ordinary income rates. The deductibility of capital losses is subject to various limitations. Because individual circumstances may differ, you should consult with your tax advisor to determine the particular tax effects to you.  See “The Exchange Offer — Material United States Federal Income Tax Consequences” beginning on page 55 of this prospectus.

Accounting Treatment:	Capitol’s acquisition of the common stock of each CDBL in the Exchange Offer will be accounted for as an equity transaction consisting of the acquisition of noncontrolling interests.

Your Rights Will Change:
Your rights as a CDBL shareholder are determined by Michigan corporate law and by the applicable CDBL’s articles of incorporation and bylaws. If you elect to participate in the Exchange Offer, your rights as a Capitol shareholder will continue to be determined by Michigan corporate law, but your rights will also be determined by Capitol’s articles of incorporation and bylaws and the principal documents relating to the Trust-Preferred Securities. See “Comparison of Shareholder Rights”.

Risk Factors:	You should carefully consider the matters discussed under the section entitled “Risk Factors.”

Spin-Off:
Assuming the spin-off of Michigan Commerce Bancorp Limited (“MCBL”) is consummated, in order for you to participate in the spin-off, you must elect to convert your shares of the Series A Preferred into shares of Capitol’s common stock prior to the record date for the spin-off and remain a holder of record of Capitol’s common stock as of such record date. Shareholders of the CDBLs who participate in the Exchange Offer will continue to hold shares of the Series A Preferred after the spin-off of MCBL and the conversion ratio of the Series A Preferred will not be affected by the spin-off.  Only shareholders of the CDBLs who participate in the Exchange Offer but who do not choose to convert their shares of the Series A Preferred into shares of Capitol common stock prior to the record date of the proposed spin-off will continue to hold shares of the Series A Preferred after the spin-off of MCBL and the conversion ratio of the Series A Preferred will not be affected by the spin-off, if completed.  The current conversion rate for the Series A Preferred is 6.25 shares of Capitol's common stock for each share of the Series A Preferred.

Series A Preferred:
Holders of shares of the Series A Preferred will generally have no voting rights, except as specifically required by Michigan law. If the shares of the Series A Preferred are converted into shares of Capitol’s common stock, the common stock will have the same voting rights as all other shares of Capitol’s common stock.

If declared by Capitol’s board of directors, cash dividends at an annual rate of 8.0% will be paid quarterly in arrears on the last day of March, June, September and December commencing December 31, 2009. Dividends will not be paid on Capitol common stock in any quarter until the dividend on the shares of the Series A Preferred, if a dividend on the Series A Preferred is declared, has been paid for such quarter; however, there is no requirement that Capitol’s board of directors declare any dividends on the shares of the Series A Preferred and any unpaid dividends shall not be cumulative.  Shares of the Series A Preferred are not entitled to any dividends declared in respect to shares of Capitol’s common stock.  Capitol’s board may declare a dividend on shares of Capitol’s common stock while not declaring any dividend on the Series A Preferred.

Each share of the Series A Preferred is immediately convertible at the option of the holder into 6.25 shares of Capitol common stock, subject to adjustment upon certain corporate events as set forth in

Section 9 of the Certificate of Designations for the Series A Prefered. The initial conversion rate is equivalent to an initial conversion of 6.25 shares of Capitol common stock for each share of the Series A Preferred. At the option of Capitol, on and after December 31, 2013, at any time and from time to time, some or all of the shares of the Series A Preferred may be converted into shares of Capitol’s common stock at the then-applicable conversion rate.  After December 31, 2013, shares of the Series A Preferred will also remain convertible at the option of the holder of such shares of the Series A Preferred at the then applicable conversion ratio.  As of  September 28 , 2009, the closing price of Capitol’s common stock was $ 3.04 as reported by NYSE.  Capitol has historically paid dividends on its common stock.  Most recently Capitol has suspended its common stock dividends.  There can be no assurance that Capitol will pay dividends on its common stock in the future.

The Series A Preferred will rank senior to Capitol’s common stock and any other stock that is expressly made junior to the Series A Preferred as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of Capitol.  Upon the occurrence of certain reorganization events, each share of the Series A Preferred outstanding immediately prior to such reorganization event will, without the consent of the holders of the Series A Preferred, become convertible into the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable conversion date) per share of Capitol common stock by a holder of Capitol common stock.

Capitol will apply to list the shares of the Series A Preferred on the NASDAQ Capital Market under the symbol “CBCP.P.”

See “Description of Capital Stock of Capitol” for a more detailed description of the matters described below.

Trust Preferred Securities:
Each Trust Preferred Security represents an undivided beneficial interest in  Capitol Trust XII .  The Trust Preferred Securities to be issued in the Exchange Offer were originally issued by  Capitol Trust XII  to some of Capitol's bank affiliates in July of 2008.

Capitol Trust XII  sold the Trust Preferred Securities to the public (including affiliates of Capitol) and its common securities to Capitol.   Capitol Trust XII  used the proceeds from those sales to purchase $39,226,820 aggregate principal amount of 10.50% Junior Subordinated Debentures due 2038 of Capitol, which Capitol refers to in this prospectus as the “Debentures.”  Capitol will pay interest on the Debentures at the same rate and on the same dates as  Capitol Trust XII  makes payments on the Trust Preferred Securities.   Capitol Trust XII  will use the payments it receives on the Debentures to make the corresponding payments on the Trust Preferred Securities.

If you elect to participate in the Exchange Offer and receive shares of the Trust Preferred Securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $10 per Trust Preferred Security (the “liquidation amount”) on the same payment dates and in the same amounts as Capitol pays interest to  Capitol Trust XII  on a principal amount of Debentures equal to the liquidation amount of such Trust Preferred Security.  Capitol has the right, on one or more occasions, so long as no event of default under the Debentures has occurred and is continuing, to defer the payment of interest on the Debentures for one or more consecutive interest periods that do not exceed 20 consecutive quarters, without giving rise to an event of default under the terms of the Debentures or the Trust Preferred Securities.  However, no interest deferral may extend beyond the maturity date of the Debentures.

If Capitol exercises its right to defer interest payments on the Debentures,  Capitol Trust XII  will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral.

Although neither Capitol nor  Capitol Trust XII  will be required to make any interest or distribution payments during a deferral period, interest on the Debentures will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the interest rate of 10.50% on the Debentures, compounded on each distribution date.

Following the end of a deferral period, Capitol will be required, to calculate and pay all interest accrued and unpaid on the Debentures, and then the applicable amounts will be paid with respect to the Trust Preferred Securities. During a deferral period, Capitol will be restricted from taking certain actions.

If Capitol defers payments of interest on the Debentures, the Debentures will be treated as being issued with original issue discount for United States federal income tax purposes.  This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in your gross income for United States federal income tax purposes, even though neither Capitol nor  Capitol Trust XII  will make actual payments on the Debentures, or on the Trust Preferred Securities, as the case may be, during the relevant deferral period.

In April 2009, Capitol announced that it elected to exercise its deferral right on the Trust-Preferred Securities.

Capitol Trust XII  will use the proceeds of any repayment or redemption of the Debentures to redeem, on a proportionate basis, an equal amount of Trust Preferred Securities and common securities.

Subject to Capitol having received prior approval of the Board of Governors of the Federal Reserve System (which Capitol refers to in this prospectus as the Federal Reserve Board), if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, Capitol has the right at any time to terminate and liquidate  Capitol Trust XII  and, after satisfaction of the liabilities of creditors of  Capitol Trust XII  as provided by applicable law, cause the Debentures issued by  Capitol Trust XII  to be distributed to the holders of the Trust Preferred Securities and common securities in liquidation of Capitol Trust XII .

See “Description of the Trust Preferred Securities and Related Instruments” for a more detailed description of the matters described below.

Set forth below is a schematic of the Trust, the Trust Preferred Securities and their relationship to Capitol:

Deferral of Distributions on the Trust Preferred Securities:
In April 2009, Capitol elected to defer regularly scheduled quarterly interest payments on the Trust Preferred Securities.  Capitol has the right to defer the payment of interest for one or more consecutive interest periods that do not exceed 20 consecutive quarters or five years.  During such period of deferral neither Capitol nor  Capitol Trust XII  will be required to make any interest or distribution payments.  Capitol cannot reasonably anticipate when it will resume making payments on the Trust Preferred Securities.  During the deferral period, Capitol may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (subject to certain exceptions).

IMPORTANT NOTICE FOR HOLDERS OF CDBL III SHARES.

Original Investment in CDBL III shares

As you may recall, when you acquired your initial shares in CDBL III you did so pursuant to an Offering Memorandum dated May 5, 2005 (the “CDBL III PPM”).  On page 1 of the CDBL III PPM you were informed of the following:

“CDBL III is intended to operate for a limited period of years and ultimately may enter into a share exchange agreement with CBC wherein all of the class B common stock issued and outstanding would be converted into shares of common stock of CBC. These intentions can not be relied upon by any person because neither CBC nor CDBL III is making a commitment, guarantee or assurance that any of these intentions will be possible or fulfilled.  Additionally, the conversion of the class B common stock into shares of CBC would be subject to the approval of a majority of the class B common stock shareholders.  There can be no guarantee or assurance that the share exchange transaction contemplated herein would be offered by CBC or approved by a majority of CDBL III class B common stock shareholders.”

Additionally, on pages 9 and 10 of the CDBL III PPM, you were informed of the following:

“Past Transactions of CBC with its controlled organizations are not necessarily indicative of future transactions.

Certain affiliates of CBC have, on or about the third anniversary of operations, entered into a share exchange agreement with their controlling shareholder.  The agreement, in the past has provided for a stock for stock transaction in which the value of the affiliate stock is determined by applying a premium to the book value of the shares.  The stock has then been exchanged for publicly traded stock in a bank holding company, the value of the publicly traded stock being determined by the public market. In each case, the minority shareholders were offered the opportunity to approve the transaction.  The controlling shareholder voted its shares in accordance with the wishes of the majority of the remaining shareholders.  There can be no assurances that a similar transaction will be offered to the shareholders of CDBL III, or that, if offered, a majority of the class B shareholders would approve such a transaction.  If a share exchange is offered to the shareholders of CDBL III, there can be no assurance that it would be on the same or similar terms as those offered to other affiliates in the past.  Persons who purchase stock in this offering should do so with the intention to hold it as a long-term investment, as there is no current market for CDBL III’s shares, and none is expected to develop in the future.  No reliance should be placed on the possibility of a liquidity event as described above.

If CBC does not offer to exchange the non-voting class B shares of common stock with shares of CBC common stock, there will be no market to liquidate the investment in the class B shares.

CBC has a practice of offering share exchange transactions to certain of its affiliates. CBC is under no obligation to, and makes no representation that it will offer to enter into a similar transaction with class B shareholders of CDBL III.  If no such transaction is offered to or approved by the class B shareholders, there will be no effective means of liquidating an investment in CDBL III.  Prospective shareholders should not rely any possibility of a potential share exchange transaction with CBC or any other entity in making their investment decision.”

On page 21 of the CDBL III PPM, you were informed of the following:

“CDBL III was formed for the purpose of serving as a bank development arm of CBC.  It is intended to operate for a limited period of years and ultimately may enter into a share exchange agreement with CBC wherein all of the class B common stock issued and outstanding would be converted into shares of common stock of CBC.  These intentions can not be relied upon by any person because CBC is making no guarantee or assurance that any of these intentions will be fulfilled.  Additionally, the conversion of the class B common stock into shares of CBC would be subject to the approval of a majority of the class B common stock shareholders.  There can be no guarantee or assurance that the share exchange transaction contemplated herein will be offered by CBC or approved by a majority of CDBL III class B common stock shareholders.  During the course its operations, CDBL III will be controlled by CBC who will own at least 51% of the voting stock of CDBL III.”

Considerations made by Capitol in formulating the Exchange Offer to Holders of shares of CDBL III

Since December 2007, the United States has been in a deepening recession. Business activity across a wide range of industries and regions is greatly reduced and local governments and many businesses are experiencing serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. Unemployment has increased significantly.

Since mid-2007, and particularly during the second half of 2008 and first half of 2009, the financial services industry and securities markets generally were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to all mortgage and real estate asset classes, to leveraged bank loans and to nearly all asset classes, including equity securities. Global markets have been characterized by substantially increased volatility, short-selling and an overall loss of investor confidence, initially in financial institutions, but more recently in companies in a number of other industries and in the broader markets.

Market conditions have also led to the failure or merger of a number of prominent financial institutions. Financial institution failures or near-failures have resulted in further losses as a consequence of defaults on securities issued by them and defaults under contracts entered into with such entities as counterparties. Furthermore, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, as well as other factors, have all combined to increase credit-default swap spreads, to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity, despite very significant declines in Federal Reserve borrowing rates and other government actions. Some banks and other lenders, including Capitol, have suffered significant losses and many institutions have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral. The foregoing has significantly weakened the strength and liquidity of some financial institutions worldwide. In 2008 and the early part of 2009, the U.S. government, the Federal Reserve Board and other regulatory agencies took numerous steps to increase liquidity and to restore investor confidence, including investing billions in the equity of other banking organizations, but asset values have continued to decline and access to liquidity continues to be very limited.

Capitol’s financial performance generally, and in particular the ability of its banks’ borrowers to pay interest on and repay the principal of outstanding loans and the value of collateral securing those loans, is highly dependent on the business environment in the markets where Capitol operates and in the United States as a whole.  As a result of the financial crisis, financial institutions’ stocks prices have been significantly depressed, in many instances trading at a significant discount to book value.  The trading price of Capitol’s common stock has been adversely affected.  As of  September 28 , 2009, the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.

Despite the fact that there was no guarantee or certainty with respect to a liquidity event provided to CDBL III’s shareholders at the time of their investment Capitol has labored over how to structure a transaction that would provide CDBL III’s shareholders with enhanced liquidity and security.

Capitol is making the Exchange Offer to extend the CDBL III shareholders with an opportunity to: (a) enhance their position thru the exchange of class a common shares in a second-tier holding company with preferred securities ranking ahead of common stock in a publicly traded institution (a) obtain better protection through diversification geographically and by customer base through Capitol’s subsidiary banks rather than dependence upon the resources of a single CDBL’s few subsidiary banks; and (b) allow CDBL III’s common shareholders to receive publicly registered shares, providing them with an opportunity for liquidity as opposed to the common stock in CDBL III for which there is no market.

IMPORTANT NOTICE FOR HOLDERS OF CDBL IV SHARES.

Original Investment in CDBL IV shares

As you may recall, when you acquired your initial shares in CDBL IV you did so pursuant to an Offering Memorandum dated May 5, 2005 (the “CDBL IV PPM”).  On page 1 of the CDBL IV PPM you were informed of the following:

“CDBL IV is intended to operate for a limited period of years and ultimately may enter into a share exchange agreement with CBC wherein all of the class B common stock issued and outstanding would be converted into shares of common stock of CBC. These intentions can not be relied upon by any person because neither CBC nor CDBL IV is making a commitment, guarantee or assurance that any of these intentions will be possible or fulfilled.

Additionally, the conversion of the class B common stock into shares of CBC would be subject to the approval of a majority of the class B common stock shareholders.  There can be no guarantee or assurance that the share exchange transaction contemplated herein would be offered by CBC or approved by a majority of CDBL IV class B common stock shareholders.”

Additionally, on pages 9 and 10 of the CDBL IV PPM, you were informed of the following:

“Past Transactions of CBC with its controlled organizations are not necessarily indicative of future transactions.

Certain affiliates of CBC have, on or about the third anniversary of operations, entered into a share exchange agreement with their controlling shareholder.  The agreement, in the past has provided for a stock for stock transaction in which the value of the affiliate stock is determined by applying a premium to the book value of the shares.   The stock has then been exchanged for publicly traded stock in a bank holding company, the value of the publicly traded stock being determined by the public market. In each case, the minority shareholders were offered the opportunity to approve the transaction.  The controlling shareholder voted its shares in accordance with the wishes of the majority of the remaining shareholders.   There can be no assurances that a similar transaction will be offered to the shareholders of CDBL IV, or that, if offered, a majority of the class B shareholders would approve such a transaction.  If a share exchange is offered to the shareholders of CDBL IV, there can be no assurance that it would be on the same or similar terms as those offered to other affiliates in the past.  Persons who purchase stock in this offering should do so with the intention to hold it as a long-term investment, as there is no current market for CDBL IV’s shares, and none is expected to develop in the future.  No reliance should be placed on the possibility of a liquidity event as described above.

If CBC does not offer to exchange the non-voting class B shares of common stock with shares of CBC common stock, there will be no market to liquidate the investment in the class B shares.

CBC has a practice of offering share exchange transactions to certain of its affiliates. CBC is under no obligation to, and makes no representation that it will offer to enter into a similar transaction with class B shareholders of CDBL IV.  If no such transaction is offered to or approved by the class B shareholders, there will be no effective means of liquidating an investment in CDBL IV.    Prospective shareholders should not rely any possibility of a potential share exchange transaction with CBC or any other entity in making their investment decision.”

On page 21 of the CDBL IV PPM, you were informed of the following:

“CDBL IV was formed for the purpose of serving as a bank development arm of CBC.  It is intended to operate for a limited period of years and ultimately may enter into a share exchange agreement with CBC wherein all of the class B common stock issued and outstanding would be converted into shares of common stock of CBC.  These intentions can not be relied upon by any person because CBC is making no guarantee or assurance that any of these intentions will be fulfilled.  Additionally, the conversion of the class B common stock into shares of CBC would be subject to the approval of a majority of the class B common stock shareholders.  There can be no guarantee or assurance that the share exchange transaction contemplated herein will be offered by CBC or approved by a majority of CDBL IV class B common stock shareholders.  During the course its operations, CDBL IV will be controlled by CBC who will own at least 51% of the voting stock of CDBL IV.”

Considerations made by Capitol in formulating the Exchange Offer to Holders of shares of CDBL IV

Since December 2007, the United States has been in a deepening recession. Business activity across a wide range of industries and regions is greatly reduced and local governments and many businesses are experiencing serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. Unemployment has increased significantly.

Since mid-2007, and particularly during the second half of 2008 and first half of 2009, the financial services industry and securities markets generally were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to all mortgage and real estate asset classes, to leveraged bank loans and to nearly all asset classes, including equity securities. Global markets have been characterized by substantially increased volatility, short-selling and an overall loss of investor confidence, initially in financial institutions, but more recently in companies in a number of other industries and in the broader markets.

Market conditions have also led to the failure or merger of a number of prominent financial institutions. Financial institution failures or near-failures have resulted in further losses as a consequence of defaults on securities issued by them and defaults under contracts entered into with such entities as counterparties. Furthermore, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, as well as other factors, have all combined to increase credit-default swap spreads, to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity, despite very significant declines in Federal Reserve borrowing rates and other government actions. Some banks and other lenders, including Capitol, have suffered significant losses and many institutions have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral. The foregoing has significantly weakened the strength and liquidity of some financial institutions worldwide. In 2008 and the early part of 2009, the U.S. government, the Federal Reserve Board and other regulatory agencies took numerous steps to increase liquidity and to restore investor confidence, including investing billions in the equity of other banking organizations, but asset values have continued to decline and access to liquidity continues to be very limited.

Capitol’s financial performance generally, and in particular the ability of its banks’ borrowers to pay interest on and repay the principal of outstanding loans and the value of collateral securing those loans, is highly dependent on the business environment in the markets where Capitol operates and in the United States as a whole.  As a result of the financial crisis, financial institutions’ stocks prices have been significantly depressed, in many instances trading at a significant discount to book value.  The trading price of Capitol’s common stock has been adversely affected.  As of  September 28 , 2009, the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.

Despite the fact that there was no guarantee or certainty with respect to a liquidity event provided to CDBL IV’s shareholders at the time of their investment Capitol has labored over how to structure a transaction that would provide CDBL IV’s shareholders with enhanced liquidity and security.

Capitol is making the Exchange Offer to extend the CDBL IV shareholders with an opportunity to: (a) enhance their position thru the exchange of non-voting class b common shares in a second-tier holding company with preferred securities ranking ahead of common stock in a publicly traded institution (a) obtain better protection through diversification geographically and by customer base through Capitol’s subsidiary banks rather than dependence upon the resources of a single CDBL’s few subsidiary banks; and (b) allow CDBL IV’s common shareholders to receive publicly registered shares, providing them with an opportunity for liquidity as opposed to the common stock in CDBL IV for which there is no market.

IMPORTANT NOTICE FOR HOLDERS OF CDBL V SHARES.

Original Investment in CDBL V shares

As you may recall, when you acquired your initial shares in CDBL V you did so pursuant to an Offering Memorandum dated May 5, 2005 (the “CDBL V PPM”).  On page 1 of the CDBL V PPM you were informed of the following:

“CDBL V is intended to operate for a limited period of years and ultimately may enter into a share exchange agreement with CBC wherein all of the class B common stock issued and outstanding would be converted into shares of common stock of CBC. These intentions can not be relied upon by any person because neither CBC nor CDBL V is making a commitment, guarantee or assurance that any of these intentions will be possible or fulfilled.  Additionally, the conversion of the class B common stock into shares of CBC would be subject to the approval of a majority of the class B common stock shareholders.  There can be no guarantee or assurance that the share exchange transaction contemplated herein would be offered by CBC or approved by a majority of CDBL V class B common stock shareholders.”

Additionally, on pages 9 and 10 of the CDBL V PPM, you were informed of the following:

“Past Transactions of CBC with its controlled organizations are not necessarily indicative of future transactions.

Certain affiliates of CBC have, on or about the third anniversary of operations, entered into a share exchange agreement with their controlling shareholder.  The agreement, in the past has provided for a stock for stock transaction in which the value of the affiliate stock is determined by applying a premium to the book value of the shares.  The stock has then been exchanged for publicly traded stock in a bank holding company, the value of the publicly traded stock being determined by the public market. In each case, the minority shareholders were offered the opportunity to approve the transaction.  The controlling shareholder voted its shares in accordance with the wishes of the majority of the remaining shareholders.  There can be no assurances that a similar transaction will be offered to the shareholders of CDBL V, or that, if offered, a majority of the class B shareholders would approve such a transaction.  If a share exchange is offered to the shareholders of CDBL V, there can be no assurance that it would be on the same or similar terms as those offered to other affiliates in the past.  Persons who purchase stock in this offering should do so with the intention to hold it as a long-term investment, as there is no current market for

CDBL V’s shares, and none is expected to develop in the future.  No reliance should be placed on the possibility of a liquidity event as described above.

If CBC does not offer to exchange the non-voting class B shares of common stock with shares of CBC common stock, there will be no market to liquidate the investment in the class B shares.

CBC has a practice of offering share exchange transactions to certain of its affiliates.  CBC is under no obligation to, and makes no representation that it will offer to enter into a similar transaction with class B shareholders of CDBL V.  If no such transaction is offered to or approved by the class B shareholders, there will be no effective means of liquidating an investment in CDBL V.  Prospective shareholders should not rely any possibility of a potential share exchange transaction with CBC or any other entity in making their investment decision.”

On page 21 of the CDBL V PPM, you were informed of the following:

“CDBL V was formed for the purpose of serving as a bank development arm of CBC.  It is intended to operate for a limited period of years and ultimately may enter into a share exchange agreement with CBC wherein all of the class B common stock issued and outstanding would be converted into shares of common stock of CBC.  These intentions can not be relied upon by any person because CBC is making no guarantee or assurance that any of these intentions will be fulfilled.  Additionally, the conversion of the class B common stock into shares of CBC would be subject to the approval of a majority of the class B common stock shareholders.  There can be no guarantee or assurance that the share exchange transaction contemplated herein will be offered by CBC or approved by a majority of CDBL V class B common stock shareholders.  During the course its operations, CDBL V will be controlled by CBC who will own at least 51% of the voting stock of CDBL V.”

Considerations made by Capitol in formulating the Exchange Offer to Holders of shares of CDBL V

Since December 2007, the United States has been in a deepening recession. Business activity across a wide range of industries and regions is greatly reduced and local governments and many businesses are experiencing serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. Unemployment has increased significantly.

Since mid-2007, and particularly during the second half of 2008 and first half of 2009, the financial services industry and securities markets generally were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to all mortgage and real estate asset classes, to leveraged bank loans and to nearly all asset classes, including equity securities. Global markets have been characterized by substantially increased volatility, short-selling and an overall loss of investor confidence, initially in financial institutions, but more recently in companies in a number of other industries and in the broader markets.

Market conditions have also led to the failure or merger of a number of prominent financial institutions. Financial institution failures or near-failures have resulted in further losses as a consequence of defaults on securities issued by them and defaults under contracts entered into with such entities as counterparties. Furthermore, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, as well as other factors, have all combined to increase credit-default swap spreads, to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity, despite very significant declines in Federal Reserve borrowing rates and other government actions. Some banks and other lenders, including Capitol, have suffered significant losses and many institutions have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral. The foregoing has significantly weakened the strength and liquidity of some financial institutions worldwide. In 2008 and the early part of 2009, the U.S. government, the Federal Reserve Board and other regulatory agencies took numerous steps to increase liquidity and to restore investor confidence, including investing billions in the equity of other banking organizations, but asset values have continued to decline and access to liquidity continues to be very limited.

Capitol’s financial performance generally, and in particular the ability of its banks’ borrowers to pay interest on and repay the principal of outstanding loans and the value of collateral securing those loans, is highly dependent on the business environment in the markets where Capitol operates and in the United States as a whole.  As a result of the financial crisis, financial institutions’ stocks prices have been significantly depressed, in many instances trading at a significant discount to book value.  The trading price of Capitol’s common stock has been adversely affected.  As of  September 28 , 2009, the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.

Despite the fact that there was no guarantee or certainty with respect to a liquidity event provided to CDBL V’s shareholders at the time of their investment Capitol has labored over how to structure a transaction that would provide CDBL V’s shareholders with enhanced liquidity and security.

Capitol is making the Exchange Offer to extend the CDBL V shareholders with an opportunity to: (a) enhance their position thru the exchange of non-voting class b common shares in a second-tier holding company with preferred securities ranking ahead of common stock in a publicly traded institution (a) obtain better protection through diversification geographically and by customer base through Capitol’s subsidiary banks rather than dependence upon the resources of a single CDBL’s few subsidiary banks; and (b) allow CDBL V’s common shareholders to receive publicly registered shares, providing them with an opportunity for liquidity as opposed to the common stock in CDBL V for which there is no market.

IMPORTANT NOTICE FOR HOLDERS OF CDBL VI SHARES.

Original Investment in CDBL VI shares

As you may recall, when you acquired your initial shares in CDBL VI you did so pursuant to an Offering Memorandum dated May 5, 2005 (the “CDBL VI PPM”).  On page 1 of the CDBL VI PPM you were informed of the following:

“CDBL VI was formed for the purpose of serving as a bank development arm of Capitol Bancorp Limited (“CBC”).  CDBL VI is intended to operate for a limited period of years and ultimately may enter into a share exchange transaction or other business combination with CBC wherein all of the shares of the Class B Common Stock issued and outstanding would be converted into shares of common stock of CBC.  Such potential share exchange or other business combination transaction with CBC can not be relied upon by any person because neither CBC nor CDBL VI is making a commitment, guarantee or assurance that such transaction will be possible or fulfilled.  Additionally, the conversion of the Class B Common Stock into shares of CBC may be subject to the approval of a majority of the Class B Common Stock shareholders.  There can be no guarantee or assurance that the share exchange or other business combination transaction contemplated herein would be offered by CBC or approved by a majority of the shares of the Class B Common Stock.  During the course of its operations, CDBL VI will be controlled by CBC which will own, at all times, at least 51% of the Class A Common Stock of CDBL VI.”

Additionally, on pages 8 and 9 of the CDBL VI PPM, you were informed of the following:

“Past Transactions of CBC with its controlled organizations are not necessarily indicative of future transactions.

Certain affiliates of CBC have, on or about the third anniversary of operations, entered into a share exchange agreement or similar business combination transaction with CBC.  The transaction with CBC has in the past has provided for a stock for stock transaction in which the value of the affiliate stock is determined by applying a premium to the book value of the shares or offering price paid for the shares.  The stock has then been exchanged for publicly traded stock in a bank holding company, the value of the publicly traded stock being determined by the public market.  In each case, the minority shareholders were offered the opportunity to approve the transaction (a “majority of the minority vote”).  The controlling shareholder voted its shares in accordance with the wishes of the majority of the remaining shareholders.  There can be no assurances that a similar transaction will be offered to the shareholders of CDBL VI, or that, if offered, a majority of the class B shareholders would approve such a transaction.  If a share exchange or similar business combination transaction is offered to the shareholders of CDBL VI, there can be no assurance that it would be on the same or similar terms as those offered to other affiliates in the past.  Persons who purchase stock in the Offering should do so with the intention to hold it as a long-term investment, as there is no current market for CDBL VI’s shares, and none is expected to develop in the future.  No reliance should be placed on the possibility of a liquidity event as described above.

If CBC does not offer to exchange the shares of the Class B Common Stock with shares of CBC common stock, there will be no market to liquidate the investment in the shares of the Class B Common Stock.

CBC has a practice of offering share exchange transactions to certain of its affiliates.  CBC is under no obligation to, and makes no representation that it will offer to enter into a similar transaction with class B shareholders of CDBL VI.  If no such transaction is offered to or approved by the class B shareholders, there will be no effective means of liquidating an investment in CDBL VI.  Prospective shareholders should not rely any possibility of a potential share exchange transaction with CBC or any other entity in making their investment decision.”

On page 14 of the CDBL VI PPM, you were informed of the following:

“CDBL VI was formed for the purpose of serving as a bank development arm of CBC to fund the start-up and/or acquisition of a controlling interest in new community banks within the United States.  It is intended to operate for a limited period of years and ultimately may enter into a share exchange agreement or other business combination transaction with CBC wherein all of the shares of the Class B Common Stock issued and outstanding would be converted into shares of common stock of CBC.  Such intentions can not be relied upon by any person because CBC is making no guarantee or assurance that any of these intentions will be fulfilled.  Additionally, the conversion of shares of the Class B Common Stock into shares of CBC would be subject to the approval of a majority of shares of the Class B Common Stock.  There can be no guarantee or assurance that the share exchange transaction contemplated herein will be offered by CBC or approved by a majority of CDBL VI class B common stock shareholders.  CDBL VI will be controlled by CBC who will own at least 51% of the Class A Common Stock of CDBL VI.”

Considerations made by Capitol in formulating the Exchange Offer to Holders of shares of CDBL VI

Since December 2007, the United States has been in a deepening recession. Business activity across a wide range of industries and regions is greatly reduced and local governments and many businesses are experiencing serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. Unemployment has increased significantly.

Since mid-2007, and particularly during the second half of 2008 and first half of 2009, the financial services industry and securities markets generally were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to all mortgage and real estate asset classes, to leveraged bank loans and to nearly all asset classes, including equity securities. Global markets have been characterized by substantially increased volatility, short-selling and an overall loss of investor confidence, initially in financial institutions, but more recently in companies in a number of other industries and in the broader markets.

Market conditions have also led to the failure or merger of a number of prominent financial institutions. Financial institution failures or near-failures have resulted in further losses as a consequence of defaults on securities issued by them and defaults under contracts entered into with such entities as counterparties. Furthermore, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, as well as other factors, have all combined to increase credit-default swap spreads, to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity, despite very significant declines in Federal Reserve borrowing rates and other government actions. Some banks and other lenders, including Capitol, have suffered significant losses and many institutions have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral. The foregoing has significantly weakened the strength and liquidity of some financial institutions worldwide. In 2008 and the early part of 2009, the U.S. government, the Federal Reserve Board and other regulatory agencies took numerous steps to increase liquidity and to restore investor confidence, including investing billions in the equity of other banking organizations, but asset values have continued to decline and access to liquidity continues to be very limited.

Capitol’s financial performance generally, and in particular the ability of its banks’ borrowers to pay interest on and repay the principal of outstanding loans and the value of collateral securing those loans, is highly dependent on the business environment in the markets where Capitol operates and in the United States as a whole.  As a result of the financial crisis, financial institutions’ stocks prices have been significantly depressed, in many instances trading at a significant discount to book value.  The trading price of Capitol’s common stock has been adversely affected.  As of  September 28 , 2009, the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.

Despite the fact that there was no guarantee or certainty with respect to a liquidity event provided to CDBL VI’s shareholders at the time of their investment Capitol has labored over how to structure a transaction that would provide CDBL VI’s shareholders with enhanced liquidity and security.

Capitol is making the Exchange Offer to extend the CDBL VI shareholders with an opportunity to: (a) enhance their position thru the exchange of non-voting class b common shares in a second-tier holding company with preferred securities ranking ahead of common stock in a publicly traded institution (a) obtain better protection through diversification geographically and by customer base through Capitol’s subsidiary banks rather than dependence upon the resources of a single CDBL’s few subsidiary banks; and (b) allow CDBL VI’s common shareholders to receive publicly registered shares, providing them with an opportunity for liquidity as opposed to the common stock in CDBL VI for which there is no market.

SELECTED CONSOLIDATED FINANCIAL DATA OF CAPITOL BANCORP LTD.

 The consolidated financial data below summarizes historical consolidated financial information for the periods indicated and should be read in conjunction with the financial statements and other information included in Capitol’s Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference.  The consolidated financial data below for the interim periods indicated has been derived from, and should be read in conjunction with, Capitol’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, which is also incorporated herein by reference.  See “Where You Can Find More Information”.  The interim results include all adjustments of a normal recurring nature that are, in the opinion of management, considered necessary for a fair presentation.  Interim results for the six months ended June 30, 2009 are not necessarily indicative of results which may be expected in future periods, including the year ending December 31, 2009.  Because of the number of banks added throughout the period of Capitol’s existence, and because of the differing ownership percentage of banks included in the consolidated amounts, historical operating results are of limited relevance in comparing financial performance and predicting Capitol Bancorp Ltd.’s future operating results.

 Capitol’s consolidated balance sheets as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2008, 2007 and 2006 are incorporated herein by reference.  The selected financial data provided below as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 have been derived from Capitol’s consolidated financial statements which are incorporated herein by reference.  Selected balance sheet data as of June 30, 2008 and December 31, 2006, 2005 and 2004 and results of operations data for the years ended December 31, 2005 and 2004 were derived from consolidated financial statements which are not incorporated in this prospectus.

Under current accounting rules, generally, entities for which a controlling financial interest (usually a majority voting interest) is owned by another are consolidated or combined for financial reporting purposes.  This means that all of the assets and liabilities of subsidiaries (including the CDBLs) are included in Capitol’s consolidated balance sheet.  Capitol’s consolidated net operating results, however, only includes its subsidiaries’ (including the CDBLs) net income or net loss to the extent of its ownership percentage.

	Capitol Bancorp Limited

	As of and for the Six		As of and for the
	Months Ended June 30		Years Ended December 31
	2009	2008	2008	2007	2006	2005	2004
	(dollars in thousands, except per share data)
Selected Results of Operations Data:
Interest income	$138,188	$155,640	$304,315	$330,439	$279,353	$224,439	$179,809
Interest expense	60,149	71,513	140,466	147,162	105,586	67,579	47,496
Net interest income	78,039	84,127	163,849	183,277	173,767	156,860	131,593
Provision for loan losses	63,985	17,977	82,492	25,340	12,156	10,960	12,708
Net interest income after provision
for loan losses	14,054	66,150	81,357	157,937	161,611	145,900	118,885
Noninterest income	11,951	13,042	26,432	24,381	21,532	21,048	19,252
Noninterest expense	101,683	92,593	190,388	176,160	137,804	117,289	97,787
Income (loss) before income tax expense
(benefit)	(75,678)	(13,401)	(82,599)	6,158	45,339	49,659	40,350
Income tax expense (benefit)	(27,419)	(4,696)	(30,148)	2,824	15,463	19,232	14,699
Net income (loss)	(48,259)	(8,705)	(52,451)	3,334	29,876	30,427	25,651
Net losses attributable to noncontrolling
interests	13,889	11,519	23,844	18,603	12,515	5,498	1,065
Net income (loss) attributable to
Capitol Bancorp Limited	(34,370)	2,814	(28,607)	21,937	42,391	35,925	26,716

	Capitol Bancorp Ltd.
	As of and for the
	Six Months Ended		As of and for the
	June 30		Years Ended December 31
	2009	2008	2008	2007	2006	2005	2004
	(dollars in thousands, except per share data)

Per Share Data attributable to Capitol Bancorp Limited:
Net income (loss) per common share:
Basic	$(2.00)	$0.16	$(1.67)	$1.29	$2.69	$2.42	$1.88
Diluted	(2.00)	0.16	(1.67)	1.27	2.57	2.34	1.79
Cash dividends declared per common share	0.05	0.40	0.50	1.00	0.95	0.72	0.65
Book value per common share	18.36	22.29	20.46	22.47	21.73	19.13	17.00
Pro forma consolidated book value per
common share (1)	15.80	N/A	18.13	N/A	N/A	N/A	N/A
Dividend payout ratio	N/A	250.00%	N/A	77.52%	35.32%	29.75%	34.57%
Weighted average number of
common shares outstanding	17,244	17,144	17,147	16,967	15,772	14,867	14,183

Selected Balance Sheet Data:
Total assets	$5,726,148	$5,340,400	$5,654,836	$4,901,763	$4,065,816	$3,475,721	$3,091,418
Investment securities	47,470	43,384	48,440	39,597	40,653	43,674	42,363
Portfolio loans	4,580,428	4,564,522	4,735,229	4,314,701	3,488,678	2,991,189	2,692,904
Allowance for loan losses	(114,215)	(63,904)	(93,040)	(58,124)	(45,414)	(40,559)	(37,572)
Deposits	4,695,019	4,157,634	4,497,612	3,844,745	3,258,485	2,785,259	2,510,072
Debt obligations:
Notes payable	362,575	440,485	446,925	320,384	191,154	175,729	172,534
Subordinated debentures	167,366	154,177	167,293	156,130	101,035	100,940	100,845
Total debt obligations	529,941	594,662	614,218	476,514	292,189	276,669	273,379
Capitol Bancorp stockholders’ equity	321,585	385,965	353,848	389,145	361,879	301,866	252,159
Noncontrolling interests (5)	142,923	167,090	159,220	156,198	126,512	83,838	39,520
Total equity	464,508	553,055	513,068	545,343	488,391	385,704	291,679
Total capital	631,874	707,232	680,361	701,473	589,426	486,644	392,524

Performance Ratios: (2)
Return on average Capitol Bancorp Ltd.
equity	N/A	1.45%	N/A	5.72%	12.94%	13.34%	11.25%
Return on average assets	N/A	0.11%	N/A	0.49%	1.12%	1.08%	0.91%
Net interest margin (fully taxable
equivalent)	2.92%	3.56%	3.26%	4.43%	4.94%	5.09%	4.81%
Efficiency ratio (3)	112.99%	95.29%	100.06%	84.83%	70.56%	65.93%	64.83%

Asset Quality:
Nonperforming loans (4)	$264,553	$95,711	$170,210	$72,630	$34,274	$26,732	$28,471
Allowance for loan losses to
nonperforming loans	43.17%	66.77%	54.66%	80.03%	132.50%	151.72%	131.97%
Allowance for loan losses to
portfolio loans	2.49%	1.40%	1.96%	1.35%	1.30%	1.36%	1.40%
Nonperforming loans to total
portfolio loans	5.78%	2.10%	3.59%	1.68%	0.98%	0.89%	1.06%
Net loan losses to average
portfolio loans	1.83%	0.55%	1.03%	0.33%	0.23%	0.28%	0.29%

Capital Ratios:
Average total equity to average assets	5.91%	7.62%	6.91%	8.61%	8.63%	8.12%	8.06%
Tier 1 risk-based capital ratio	11.21%	13.36%	12.07%	14.18%	14.50%	14.25%	12.03%
Total risk-based capital ratio	13.25%	14.61%	13.75%	15.43%	15.75%	15.50%	13.91%
Leverage ratio	9.21%	12.38%	10.72%	13.34%	13.60%	12.91%	10.93%
____________________

N/A – Not applicable.
(1)  Based on the proposed exchange ratio of shares of Capitol's noncumulative convertible perpetual preferred stock for each Class B common share of the CDBL's, but excluding the effect of conversion of those shares of preferred stock into shares of Capitol's common stock.

(2) These ratios are annualized for the periods indicated.
(3) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(4) Nonperforming loans consist of loans on nonaccrual status and loans more than 90 days delinquent.
(5)  Under a new accounting standard, effective January 1, 2009, minority interests in consolidated subsidiaries have been reclassified to equity and prior periods have been restated to reflect such accounting change as if it had occurred as of the beginning of the periods presented.

SELECTED CONSOLIDATED FINANCIAL DATA OF CDBL III

The financial data below summarizes historical financial information (in $1,000s, except per share data) for the periods indicated and should be read in conjunction with the consolidated financial statements of CDBL III attached to this prospectus.

	As of and for the Six Months Ended June 30		As of and for Years Ended December 31
Selected Results of Operations Data:	2009	2008	2008	2007	2006
Interest income	$6,247	$6,871	$13,521	$12,965	$4,596
Interest expense	2,543	3,561	6,760	6,570	1,495
Net interest income	3,704	3,310	6,761	6,395	3,101
Provision for loan losses	1,292	429	967	1,524	1,238
Net interest income after provision for loan
losses	2,412	2,881	5,794	4,871	1,863
Noninterest income	653	484	922	977	328
Noninterest expense	3,611	2,898	6,049	7,591	8,501
Income (loss) before income taxes (benefit)	(546)	467	667	(1,743)	(6,310)
Income tax expense (benefit)	(216)	186	267	(671)	(2,469)
Net income (loss)	(330)	281	400	(1,072)	(3,841)
Net income (loss) attributable to CDBL III	(174)	137	186	(706)	(2,727)

Per Share Data:
Net income (loss) per common share attributable to CDBL III	$(11.08)	$8.73	$11.83	$(44.84)	$(173.21)
Book value attributable to CDBL III	915.05	911.45	934.67	887.06	804.87

Selected Balance Sheet Data:
Total assets	$262,732	$246,588	$264,767	$227,341	$108,842
Investment securities	6,565	5,654	10,040	1,008	134
Portfolio loans	210,501	206,139	213,893	193,776	92,376
Allowance for loan losses	3,760	3,218	3,481	2,826	1,302
Deposits	203,772	202,074	207,384	184,717	85,414
Stockholders’ equity attributable to CDBL III	14,407	14,351	14,716	13,967	12,673
Equity of noncontrolling interests	10,142	10,228	10,298	10,084	10,450
Total equity	24,549	24,579	25,014	24,051	23,123

Performance Ratios:
Return on average equity(2)	N/A	1.95%	1.30%	N/A	N/A
Return on average assets(2)	N/A	0.12%	0.08%	N/A	N/A
Net interest margin (fully taxable equivalent) (2)	2.87%	2.95%	2.84%	3.90%	5.27%
Efficiency ratio (1)	82.89%	76.40%	78.74%	102.97%	247.92%

Asset Quality:
Nonperforming loans	$5,920	$614	$4,308	--	--
Allowance for loan losses to nonperforming loans	63.51%	524.10%	80.82%	N/A	N/A
Allowance for loan losses to portfolio loans	1.79%	1.56%	1.63%	1.46%	1.41%
Nonperforming loans to total portfolio loans	2.81%	0.30%	2.01%	N/A	N/A
Net loan losses to average portfolio loans (2)	0.94%	0.04%	0.15%	--	--

Capital Ratios:
Average total equity attributable to CDBL III to average total assets	5.42%	6.01%	5.79%	7.30%	21.44%
Tier 1 risk-based capital ratio	11.92%	11.43%	11.52%	12.12%	21.85%
Total risk-based capital ratio	13.18%	12.68%	12.77%	13.37%	23.10%
Leverage ratio	9.11%	9.92%	9.27%	10.67%	22.66%

N/A – Not applicable.
(1) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(2) Annualized for the periods indicated.

SELECTED CONSOLIDATED FINANCIAL DATA OF CDBL III, continued

	Quarterly Results of Operations
	Total for the year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Year ended December 31, 2008:
Interest income	$13,521	$3,314	$3,336	$3,373	$3,498
Interest expense	6,760	1,568	1,631	1,679	1,882
Net interest income	6,761	1,746	1,705	1,694	1,616
Provision for loan losses	967	362	176	108	321
Net interest income after provision for loan losses	5,794	1,384	1,529	1,586	1,295
Noninterest income	922	158	280	254	230
Noninterest expense	6,049	1,648	1,503	1,619	1,279
Income (loss) before income taxes (benefit)	667	(106)	306	221	246
Income tax expense (benefit)	267	(37)	118	90	96
Net income (income)	400	(69)	188	131	150
Net income (loss) attributable to CDBL III	186	(41)	90	64	73
Net income (loss) per share attributable to CDBL III	11.83	(2.61)	5.71	4.06	4.67

Year ended December 31, 2007:
Interest income	$12,965	$3,973	$3,625	$3,045	$2,322
Interest expense	6,570	2,098	1,890	1,563	1,019
Net interest income	6,395	1,875	1,735	1,482	1,303
Provision for loan losses	1,524	277	522	394	331
Net interest income after provision for loan losses	4,871	1,598	1,213	1,088	972
Noninterest income	977	231	211	235	300
Noninterest expense	7,591	1,837	2,197	1,785	1,772
Loss before income taxes (benefit)	(1,743)	(8)	(773)	(462)	(500)
Income tax expense (benefit)	(671)	3	(287)	(184)	(203)
Net loss	(1,072)	(11)	(486)	(278)	(297)
Net loss attributable to CDBL III	(706)	(16)	(388)	(146)	(156)
Net loss per share attributable to CDBL III	(44.84)	(1.04)	(24.59)	(9.30)	(9.91)

SELECTED CONSOLIDATED FINANCIAL DATA OF CDBL IV

The financial data below summarizes historical financial information (in $1,000s, except per share data) for the periods indicated and should be read in conjunction with the consolidated financial statements of CDBL IV attached to this prospectus.

	As of and for the Six Months Ended June 30		As of and for Years Ended December 31
Selected Results of Operations Data:	2009	2008	2008	2007	2006
Interest income	$5,665	$6,325	$12,827	$10,252	$2,705
Interest expense	2,944	3,527	7,135	4,706	730
Net interest income	2,721	2,798	5,692	5,546	1,975
Provision for loan losses	1,834	1,537	2,509	1,850	930
Net interest income after provision for loan
losses	887	1,261	3,183	3,696	1,045
Noninterest income	3,087	3,442	6,462	5,147	2,728
Noninterest expense	7,651	8,554	16,886	16,293	10,940
Loss before income tax benefit	(3,677)	(3,851)	(7,241)	(7,450)	(7,167)
Income tax benefit	(1,363)	(1,377)	(2,579)	(2,443)	(2,611)
Net loss	(2,314)	(2,474)	(4,662)	(5,007)	(4,556)
Net loss attributable to CDBL IV	(1,584)	(2,011)	(3,725)	(4,068)	(3,093)

Per Share Data:
Net loss per common share attributable to CDBL IV	$(103.89)	$(131.94)	$(244.33)	$(266.91)	$(202.95)
Book value attributable to CDBL IV	227.71	403.26	309.24	507.97	774.88

Selected Balance Sheet Data:
Total assets	$225,955	$225,676	$228,959	$172,938	$81,253
Investment securities	906	1,049	869	672	12
Portfolio loans	176,325	188,975	193,193	156,281	62,633
Allowance for loan losses	4,127	3,128	3,535	2,504	930
Deposits	185,180	170,696	182,418	128,364	51,266
Stockholders’ equity attributable to CDBL IV	3,471	6,147	4,714	7,743	11,812
Equity of noncontrolling interests	10,940	12,145	11,670	12,118	13,057
Total equity	14,411	18,292	16,384	19,861	24,869

Performance Ratios:
Net interest margin (fully taxable equivalent) (2)	2.56%	2.98%	2.84%	4.75%	5.49%
Efficiency ratio (1)	131.73%	137.09%	141.74%	152.38%	232.63%

Asset Quality:
Nonperforming loans	$5,197	$1,970	$2,324	$--	$--
Allowance for loan losses to nonperforming loans	79.41%	158.78%	152.10%	--	--
Allowance for loan losses to portfolio loans	2.34%	1.66%	1.83%	1.60%	1.48%
Nonperforming loans to total portfolio loans	2.95%	1.04%	1.20%	--	--
Net loan losses to average portfolio loans (2)	1.34%	1.06%	0.81%	0.26%	--

Capital Ratios:
Average total equity attributable to CDBL IV to average total assets	1.78%	3.40%	2.85%	8.12%	33.74%
Tier 1 risk-based capital ratio	7.81%	8.03%	7.98%	13.71%	36.74%
Total risk-based capital ratio	9.07%	9.28%	9.24%	14.96%	37.99%
Leverage ratio	5.87%	7.00%	6.37%	12.97%	33.60%

N/A – Not applicable.
(1) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(2) Annualized for the periods indicated.

SELECTED CONSOLIDATED FINANCIAL DATA OF CDBL IV, continued

	Quarterly Results of Operations
	Total for the year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Year ended December 31, 2008:
Interest income	$12,827	$3,262	$3,240	$3,145	$3,180
Interest expense	7,135	7,129	(3,521)	1,769	1,758
Net interest income	5,692	(3,867)	6,761	1,376	1,422
Provision for loan losses	2,509	718	254	941	596
Net interest income after provision for loan losses	3,183	(4,585)	6,507	435	826
Noninterest income	6,462	1,225	1,795	1,716	1,726
Noninterest expense	16,886	3,879	4,453	4,178	4,376
Loss before income tax benefit	(7,241)	(7,239)	3,849	(2,027)	(1,824)
Income tax benefit	(2,579)	(670)	(531)	(729)	(649)
Net loss	(4,662)	(6,569)	4,380	(1,298)	(1,175)
Net loss attributable to CDBL IV	(3,725)	(886)	(828)	(1,006)	(1,005)
Net loss per share attributable to CDBL IV	(244.33)	(58.11)	(54.28)	(66.04)	(65.90)

Year ended December 31, 2007:
Interest income	$10,252	$3,175	$2,817	$2,445	$1,815
Interest expense	4,706	1,591	1,382	1,025	708
Net interest income	5,546	1,584	1,435	1,420	1,107
Provision for loan losses	1,850	451	493	629	277
Net interest income after provision for loan losses	3,696	1,133	942	791	830
Noninterest income	5,147	1,563	1,356	1,137	1,091
Noninterest expense	16,293	5,081	4,507	3,549	3,156
Loss before income tax benefit	(7,450)	(2,385)	(2,209)	(1,621)	(1,235)
Income tax benefit	(2,443)	(831)	(577)	(588)	(447)
Net loss	(5,007)	(1,554)	(1,632)	(1,033)	(788)
Net loss attributable to CDBL IV	(4,068)	(1,349)	(1,402)	(753)	(564)
Net loss per share attributable to CDBL IV	(266.91)	(88.55)	(91.93)	(49.44)	(36.98)

SELECTED CONSOLIDATED FINANCIAL DATA OF CDBL V

The financial data below summarizes historical financial information (in $1,000s, except per share data) for the periods indicated and should be read in conjunction with the consolidated financial statements of CDBL V attached to this prospectus.

	As of and for the Six Months Ended June 30		As of and for Years Ended December 31
Selected Results of Operations Data:	2009	2008	2008	2007	2006
Interest income	$6,768	$5,608	$12,119	$6,689	$1,054
Interest expense	2,685	2,706	5,843	2,492	291
Net interest income	4,083	2,902	6,276	4,197	763
Provision for loan losses	1,659	1,950	3,505	1,609	308
Net interest income after provision for loan
losses	2,424	952	2,771	2,588	455
Noninterest income	452	430	856	250	110
Noninterest expense	5,795	5,648	11,181	8,723	4,167
Loss before income tax benefit	(2,920)	(4,266)	(7,554)	(5,885)	(3,602)
Income tax benefit	(993)	(1,563)	(2,665)	(1,945)	(1,218)
Net loss	(1,927)	(2,703)	(4,889)	(3,940)	(2,384)
Net loss attributable to CDBL V	(1,143)	(1,525)	(2,834)	(2,161)	(1,321)

Per Share Data:
Net loss per common share attributable to CDBL V	$(73.62)	$(98.30)	$(182.63)	$(139.25)	$(85.11)
Book value attributable to CDBL V	514.56	672.43	588.30	770.82	910.05

Selected Balance Sheet Data:
Total assets	$274,305	$220,613	$278,502	$149,904	$59,975
Investment securities	1,290	718	966	276	564
Portfolio loans	229,538	188,810	213,494	125,756	21,922
Allowance for loan losses	5,150	2,914	3,671	1,917	308
Deposits	219,381	166,886	224,046	109,719	24,740
Stockholders’ equity attributable to CDBL V	7,985	10,435	9,129	11,962	14,122
Equity of noncontrolling interests	20,135	21,796	20,919	19,054	16,913
Total equity	28,120	32,231	30,048	31,016	31,035

Performance Ratios:
Net interest margin (fully taxable equivalent) (2)	3.14%	3.24%	3.03%	4.85%	2.28%
Efficiency ratio (1)	127.82%	169.48%	156.76%	196.15%	477.67%

Asset Quality:
Nonperforming loans	$7,944	$1,506	$1,128	$--	$--
Allowance for loan losses to nonperforming loans	64.83%	193.49%	325.33%	N/A	N/A
Allowance for loan losses to portfolio loans	2.24%	1.54%	1.72%	1.52%	1.40%
Nonperforming loans to total portfolio loans	3.46%	0.80%	0.53%	N/A	N/A
Net loan losses (recoveries) to average portfolio loans (2)	0.16%	1.19%	0.97%	--	--

Capital Ratios:
Average total equity attributable to CDBL V to average total assets	3.16%	5.92%	4.83%	14.05%	40.63%
Tier 1 risk-based capital ratio	12.60%	16.18%	13.93%	22.94%	95.38%
Total risk-based capital ratio	13.86%	17.43%	15.18%	24.19%	96.33%
Leverage ratio	10.23%	15.27%	11.23%	22.98%	59.90%

N/A – Not applicable
(1) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(2) Annualized for the periods indicated.

SELECTED CONSOLIDATED FINANCIAL DATA OF CDBL V, continued

	Quarterly Results of Operations
	Total for the year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Year ended December 31, 2008:
Interest income	$12,119	$3,262	$3,249	$2,888	$2,720
Interest expense	5,843	1,589	1,548	1,412	1,294
Net interest income	6,276	1,673	1,701	1,476	1,426
Provision for loan losses	3,505	969	586	1,313	637
Net interest income after provision for loan losses	2,771	704	1,115	163	789
Noninterest income	856	204	222	233	197
Noninterest expense	11,181	2,724	2,809	2,756	2,892
Loss before income tax benefit	(7,554)	(1,816)	(1,472)	(2,360)	(1,906)
Income tax benefit	(2,665)	(579)	(523)	(834)	(729)
Net loss	(4,889)	(1,237)	(949)	(1,526)	(1,177)
Net loss attributable to CDBL V	(2,834)	(745)	(564)	(854)	(671)
Net loss per share attributable to CDBL V	(182.63)	(48.02)	(36.31)	(55.03)	(43.27)

Year ended December 31, 2007:
Interest income	$6,689	$2,299	$1,871	$1,376	$1,143
Interest expense	2,492	963	728	469	332
Net interest income	4,197	1,336	1,143	907	811
Provision for loan losses	1,609	731	336	261	281
Net interest income after provision for loan losses	2,588	605	807	646	530
Noninterest income	250	59	66	92	33
Noninterest expense	8,723	2,917	1,934	1,971	1,901
Loss before income taxes (benefit)	(5,885)	(2,253)	(1,061)	(1,233)	(1,338)
Income taxes (benefit)	(1,945)	(3,061)	1,984	(414)	(454)
Net income (loss)	(3,940)	808	(3,045)	(819)	(884)
Net loss attributable to CDBL V	(2,161)	(765)	(480)	(442)	(474)
Net loss per share attributable to CDBL V	(139.25)	(49.29)	(30.91)	(28.49)	(30.56)

SELECTED CONSOLIDATED FINANCIAL DATA OF CDBL VI

The financial data below summarizes historical financial information (in $1,000s, except per share data) for the periods indicated and should be read in conjunction with the consolidated financial statements of CDBL VI attached to this prospectus.

	As of and for the Six Months Ended June 30		As of and for Years Ended December 31
Selected Results of Operations Data:	2009	2008	2008	2007	2006
Interest income	$6,943	$4,119	$10,099	$3,485	$101
Interest expense	2,963	1,957	4,932	957
Net interest income	3,980	2,162	5,167	2,528	101
Provision for loan losses	2,876	1,167	2,545	1,136
Net interest income after provision for loan
losses	1,104	995	2,621	1,392	101
Noninterest income	344	254	445	127
Noninterest expense	6,894	6,027	12,256	12,199	1,020
Loss before income tax benefit	(5,446)	(4,778)	(9,190)	(10,680)	(919)
Income tax benefit	(1,970)	(1,713)	(3,283)	(3,813)	(322)
Net loss	(3,476)	(3,065)	(5,907)	(6,867)	(597)
Net loss attributable to CDBL VI	(2,022)	(1,761)	(3,441)	(4,350)	(597)

Per Share Data:
Net loss per common share attributable to CDBL VI	$(120.15)	$(104.68)	$(204.49)	$(258.53)	$(35.48)
Book value attributable to CDBL VI	376.95	596.84	497.26	701.53	960.06

Selected Balance Sheet Data:
Total assets	$319,097	$192,392	$269,501	$110,420	$16,153
Investment securities	609		424
Portfolio loans	245,390	155,349	221,163	78,330
Allowance for loan losses	4,487	2,303	3,639	1,136
Deposits	271,232	139,751	218,604	55,325
Stockholders’ equity attributable to CDBL VI	6,342	10,042	8,366	11,803	16,153
Equity of noncontrolling interests	20,976	23,593	22,430	24,896
Total equity	27,318	33,635	30,797	36,699	16,153

Performance Ratios:
Net interest margin (fully taxable equivalent) (2)	2.81%	3.18%	2.93%	5.28%	0.64%
Efficiency ratio (1)	159.47%	249.44%	218.42%	459.48%	1,008.81%

Asset Quality:
Nonperforming loans	$5,771	$--	$1,183	$--	$--
Allowance for loan losses to nonperforming loans	77.75%	--	307.68%	--	--
Allowance for loan losses to portfolio loans	1.83%	1.48%	1.65%	1.45%	--
Nonperforming loans to total portfolio loans	2.35%	--	0.53%	--	--
Net loan losses to average portfolio loans (2)	1.73%	--	0.03%	--	--

Capital Ratios:
Average total equity attributable to CDVL VI to average total assets	2.48%	7.38%	5.30%	26.63%	100%
Tier 1 risk-based capital ratio	11.36%	19.80%	13.76%	38.56%	454.76%
Total risk-based capital ratio	12.61%	21.05%	15.01%	39.75%	454.76%
Leverage ratio	8.72%	19.05%	12.00%	40.21%	110.10%

N/A – Not applicable
(1) Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.
(2) Annualized for the periods indicated.

SELECTED CONSOLIDATED FINANCIAL DATA OF CDBL VI, continued

	Quarterly Results of Operations
	Total for the year	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Year ended December 31, 2008:
Interest income	$10,099	$3,205	$2,775	$2,261	$1,858
Interest expense	4,932	1,584	1,392	1,091	865
Net interest income	5,167	1,621	1,383	1,170	993
Provision for loan losses	2,545	753	625	553	614
Net interest income after provision for loan losses	2,622	868	758	617	379
Noninterest income	445	86	105	152	102
Noninterest expense	12,256	3,081	3,148	3,080	2,947
Loss before income tax benefit	(9,189)	(2,127)	(2,285)	(2,311)	(2,466)
Income tax benefit	(3,283)	(758)	(812)	(829)	(884)
Net loss	(5,906)	(1,369)	(1,473)	(1,482)	(1,582)
Net loss attributable to CDBL VI	(3,441)	(814)	(866)	(857)	(904)
Net loss per share attributable to CDBL VI	(204.49)	(48.38)	(51.43)	(50.93)	(53.75)

Year ended December 31, 2007:
Interest income	$3,485	$1,499	$1,028	$631	$327
Interest expense	957	520	267	143	27
Net interest income	2,528	979	761	488	300
Provision for loan losses	1,136	502	375	96	163
Net interest income after provision for loan losses	1,392	477	386	392	137
Noninterest income	127	90	32	5
Noninterest expense	12,199	4,002	3,294	2,271	2,632
Loss before income tax benefit	(10,680)	(3,435)	(2,876)	(1,874)	(2,495)
Income tax benefit	(3,813)	(1,248)	(990)	(663)	(912)
Net loss	(6,867)	(2,187)	(1,886)	(1,211)	(1,583)
Net loss attributable to CDBL VI	(4,350)	(1,204)	(998)	(1,007)	(1,141)
Net loss per share attributable to CDBL VI	(258.53)	(71.52)	(59.33)	(59.85)	(67.83)

RISK FACTORS

In deciding whether to participate in the Exchange Offer, you should read carefully this prospectus and all other documents attached to or incorporated by reference into this prospectus.  You should, in particular, read and consider the following risk factors, as well as the other risks associated with each of the businesses of the CDBLs and Capitol.  These other risks associated with the business of Capitol can be found in Capitol’s Annual Report on Form 10-K for the year ended December 31, 2008, and Capitol’s documents filed subsequent thereto with the SEC and incorporated by reference into this prospectus.

The shares of the Trust-Preferred Securities and the Series A Preferred that are being offered are not savings accounts or deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in shares of the Trust-Preferred Securities and the Series A Preferred will provide you with an equity ownership interest in Capitol and Capitol Trust XII.  As a Capitol shareholder, your investment may be impacted by risks inherent in its business.  You should carefully consider the following factors, as well as other information contained in this prospectus, before deciding to participate in the Exchange Offer.

This prospectus also contains certain forward-looking statements that involve risks and uncertainties.  These statements relate to Capitol’s future plans, objectives, expectations and intentions.  These statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” and similar expressions.  Actual results could differ materially from those discussed in these statements.  Factors that could contribute to these differences include those discussed below and elsewhere in this prospectus.

Risks Related to the Exchange Offer, Capitol’s Business and the Series A Preferred

Inherent conflicts of interest in the Exchange Offer.

By virtue of the existing relationship between each CDBL and Capitol, the Exchange Offer presents inherent conflicts of interest.  For example, no other merger or exchange transactions are being considered and, if there were any, Capitol would likely vote its shares of Class A voting Common Stock in each CDBL against any other business combination proposals.  Capitol’s proposal to offer units in exchange for a CDBL's common stock at the amounts described in the prospectus is based solely on its judgment in making such proposal.  Accordingly, each CDBL share value and the proposed value of the units have not been determined absent the inherent conflicts of interest between Capitol and the CDBLs.

Unless All of the Conditions to the Exchange Offer Are Either Waived by Capitol, to the Extent Possible, or Satisfied Prior to the Expiration of the Exchange Offer, the Exchange Offer Will Be Taxable to CDBL Shareholders or Will Not Be Consummated.

The Exchange Offer is subject to a number of conditions, all of which must either be waived by Capitol, to the extent possible, or satisfied prior to the expiration of the Exchange Offer.  Because it is uncertain as to whether all the conditions will be satisfied or waived by Capitol, there is no guarantee that Capitol will consummate the Exchange Offer.  These conditions include, without limitation, that:

•	Capitol receives all required regulatory approvals; and

•	no order or decree by any court or agency of competent jurisdiction preventing the completion of the Exchange Offer be in effect.

See “The Exchange Offer-Conditions to the Exchange Offer” beginning on page 57.  Capitol will not be required to accept for exchange or exchange any shares of a CDBL’s common stock if, at the expiration date of the Exchange Offer, the conditions have not been satisfied or have been waived by Capitol.  All of the Exchange Offer conditions are solely for Capitol’s benefit and Capitol may assert them regardless of the circumstances giving rise to any of the conditions (including any action or inaction by Capitol).  The determination as to whether any condition has been satisfied will be in Capitol’s reasonable judgment and will be final and binding on all parties.

Risk Related to Pending Litigation with Humberto S. Lopez, Trustee of the H.S. Lopez Family Trust.

On September 2, 2009, Humberto S. Lopez, Trustee of the H.S. Lopez Family Trust filed a lawsuit against Capitol and CDBL III in the United States District Court for the Western District of Michigan Southern Division (Case No. 1:09-cv-00814).  In his lawsuit, Mr. Lopez initially filed an ex parte motion for temporary restraining order and preliminary injunctive relief requesting the court to issue a temporary restraining order to prevent Capitol from proceeding with the Exchange Offer.  In his complaint, Mr. Lopez has alleged that Capitol misrepresented certain facts about the Amended Articles of Incorporation filed by CDBL III on May 11, 2009, which extended the outside date of the conversion of the shares of Class B Common Stock to Class A Common Stock to May 15, 2010.

On September 4, 2009, the Honorable Robert Holmes Bell issued an order denying Mr. Lopez’s request for a temporary restraining order and ordered a hearing to be held on Mr. Lopez’s motion for preliminary injunction on September 16, 2009, at 3:00 p.m.

On September 21, 2009, the Honorable Robert Holmes Bell issued an order granting a preliminary injunction prohibiting the Exchange Offer from closing until such time as the issue of conversion is resolved.  If this matter is not resolved, Capitol may elect to withdraw the exchange offer as to CDBL III or as to all of the CDBLs.

A protracted litigation could result in the Exchange Offer’s termination.  No guaranty can be made that Capitol or any other party will again offer an opportunity for liquidity to holders of shares of CDBL III’s Class A Common Stock.

On September 23, 2009, CDBL III’s Board of Directors voted to convert all outstanding Class B shares of CDBL III to Class A voting shares of CDBL III on a one for one basis.  This means that all shareholders of CDBL III have the right to vote equally on all matters properly brought before the shareholders under Michigan law.  This change may be considered material in your determination of whether or not to tender your shares of CDBL III or whether or not to exercise your withdrawal rights with respect to CDBL III .

On September 22, 2009, Capitol and CDBL III filed a motion asking the court to dissolve the injunction issued on September 21, 2009.

On September 24, 2009, the court indicated that it saw no reason to enjoin the expiration of the Exchange Offer any longer than necessary and set a briefing schedule for the parties.

On September 30, 2009, the court dissolved the injunction.

Capitol may sell affiliate banks owned by the CDBLs prior to or after the Exchange Offer.

   In April 2009, Capitol announced the retention of Keefe, Bruyette & Woods as a financial advisor to Capitol for the evaluation of current affiliate divestiture opportunities.  Capitol is currently having discussions and negotiations concerning the potential sale of affiliate banks owned by the CDBLs.  It is likely however, that prior to or after the completion of the Exchange Offer Capitol and/or a CDBL will enter into a definitive agreement to sell one or more of its affiliate banks.

On July 10, 2009, CDBL III and Capitol entered into a Stock Purchase Agreement, with The Orfalea Family Foundation, The Hutton Foundation and Eloy Ortega which provides for the sale of fifty one (51%) percent of the issued and outstanding shares of Bank of Santa Barbara for cash in the amount of $4,080,000.

On July 13, 2009, 1st Commerce Bank, a Nevada-chartered non-member bank, CDBL V and Capitol entered into a Merger Agreement with Global Consumer Acquisition Corp., a Delaware corporation (“GCAC”) and WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), which provides for the merger (the “Merger”) of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary.  As a result of the Merger, GCAC will pay the shareholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to certain adjustments at the closing of the Merger in accordance with the terms of the 1st Commerce Merger Agreement.

On July 15, 2009, Community Bank of Rowan, a North Carolina chartered bank (“Rowan”), CDBL III and Capitol entered into an Agreement and Plan of Share Exchange (the “Rowan Share Exchange Agreement”), with First American Financial Management Company, a Delaware corporation (“FAFMC”) which provides for the exchange of shares of Rowan (the “Exchange”) for cash with Rowan becoming FAFMC’s wholly-owned subsidiary. As a result of the Exchange, FAFMC will pay the shareholders of Rowan Exchange consideration calculated as follows: (i) each outstanding share of Rowan Stock will be converted into the right to receive cash in an amount equal to the quotient obtained by dividing (x) 813,083 into 150% (the “Multiple”) of the amount of “Tangible Book Value” (as defined below) of Rowan as of the last day of the month immediately preceding the closing.  For purposes of this Agreement, “Tangible Book Value” shall be the aggregate of the capital accounts of Rowan calculated on the basis of “Generally Accepted Accounting Principles” (“GAAP”) less the supplemental capital contributed by Capitol of $2,130,000 (the “Supplemental Capital”) and (ii) Capitol shall be paid the Supplemental Capital multiplied by the multiple.  Based upon the Tangible Book Value of Rowan as of August 31, 2009, CDBL III would be entitled to $6,732,378 as the aggregate purchase price for the sale of Rowan.

There is no guarantee or assurance that any of the above mentioned transactions will close or that holders of shares of CDBL III or CDBL V will be entitled to any of the proceeds of any of the above mentioned transactions because there is no assurance that CDBL III or CDBL V will be permitted to declare and pay dividends of such proceeds to its shareholders if they are restricted by banking regulators from paying dividends given their retained earnings deficit.

Risks Related to the Conversion of a CDBL’s Class B Common Stock.

Shares of a CDBL’s Class B Common Stock are convertible into shares of such CDBL’s Class A Common Stock.  The power to cause the conversion rests in each CDBL’s Board of Directors.  The outside dates by which the Board of Directors of a CDBL must cause the conversion are not later than the following dates:

Applicable CDBL	Outside Date of Conversion into voting shares of such CDBL’s Class A Common Stock
CDBL III	September 23, 2009
CDBL IV	December 15, 2009
CDBL V	May 26, 2010
CDBL VI	September 27, 2010

When you originally purchased your shares of a CDBL’s common stock, the private placement memorandum disclosed that after a certain date you had an option to convert your shares of Class B Common Stock into shares of Class A Common Stock.

On September 23, 2009, CDBL III’s Board of Directors voted to convert all outstanding Class B shares to Class A voting shares on a one for one basis.  This means that all shareholders have the right to vote equally on all matters properly brought before the shareholders under Michigan law.

Capitol does not currently intend to purchase any additional shares of CDBL III under the terms and conditions of the anti-dilution agreement with CDBL III.  Accordingly, if Capitol does not maintain its voting control by acquiring CBDL III’s Class A shares in the Exchange Offer, CDBL III will likely be required to register with the Federal Reserve as a bank holding company.  Additional important information relating to CDBL III has been attached to this prospectus as Annex B.  Capitol encourages CBDL III shareholders to read Annex B in its entirety.

In the private placement memorandum for CDBL IV, purchasers were told that they had the option to convert their Class B Common Stock into Class A Common Stock after December 15, 2009.  If not converted by the Board of Directors of CDBL IV prior to December 15, 2009, the Board of Directors of CDBL IV will, subject to any regulatory approvals that might be triggered by such conversion, convert shares of CDBL IV’s Class B Common Stock at the request of a holder of shares of Class B Common Stock of CDBL IV after December 15, 2009.

In the private placement memorandum for CDBL V, purchasers were told that they had the option to convert their Class B Common Stock into Class A Common Stock after May 31, 2010. If not converted by the Board of Directors of CDBL V prior to May 31, 2010, the Board of Directors of CDBL V will, subject to any regulatory approvals that might be triggered by such conversion, convert shares of CDBL V’s Class B Common Stock at the request of a holder of shares of Class B Common Stock of CDBL V after May 31, 2010.

In the private placement memorandum for CDBL VI, purchasers were told that they had the option to convert their Class B Common Stock into Class A Common Stock after September 28, 2010.  If not converted by the Board of Directors of CDBL VI prior to September 28, 2010, the Board of Directors of CDBL VI will, subject to any regulatory approvals that might be triggered by such conversion, convert shares of CDBL VI’s Class B Common Stock at the request of a holder of shares of Class B Common Stock of CDBL VI after September 28, 2010.

Young banks are likely to incur significant operating losses that could negatively affect the results of operations.

Many of Capitol’s and the CDBLs’ bank subsidiaries are less than three years old. Capitol engaged in significant new bank development activities until mid-2008.  Young banks are expected to incur operating losses in their early periods of operation because of an inability to generate sufficient net interest income to cover operating costs. Recently formed banks may never become profitable. Those operating losses can be significant and can occur for longer periods than planned depending upon the ability to control operating expenses and generate net interest income, which could negatively affect consolidated results of operations.

If Capitol is unable to manage growth, Capitol’s banks’ ability to provide quality services to customers could be impaired and cause its customer and employee relations to suffer.

Capitol has rapidly and significantly expanded its operations in recent years and has engaged in significant new bank-development activity through mid-2008. Capitol’s rapid growth has placed significant demands on its management and other resources. To manage future growth, Capitol will need to attract, hire and retain highly skilled and motivated officers and employees and improve existing systems and/or implement new systems for:

●	transaction processing;

●	operational and financial management; and

●	training, integrating and managing Capitol’s employee base.

Capitol’s business has been adversely affected by conditions in the financial markets and economic conditions generally.

 Since December 2007, the United States has been in a deepening recession. Business activity across a wide range of industries and regions is greatly reduced and local governments and many businesses are experiencing serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. Unemployment has increased significantly.

Since mid-2007, and particularly during the second half of 2008 and first half of 2009, the financial services industry and securities markets generally were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to all mortgage and real estate asset classes, to leveraged bank loans and to nearly all asset classes, including equity securities. Global markets have been characterized by substantially increased volatility, short-selling and an overall loss of investor confidence, initially in financial institutions, but more recently in companies in a number of other industries and in the broader markets.

Market conditions have also led to the failure or merger of a number of prominent financial institutions. Financial institution failures or near-failures have resulted in further losses as a consequence of defaults on securities issued by them and defaults under contracts entered into with such entities as counterparties. Furthermore, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, as well as other factors, have all combined to increase credit-default swap spreads, to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity, despite very significant declines in Federal Reserve borrowing rates and other government actions. Some banks and other lenders, including Capitol, have suffered significant losses and many institutions have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral. The foregoing has significantly weakened the strength and liquidity of some financial institutions worldwide. In 2008 and the early part of 2009, the U.S. government, the Federal Reserve Board and other regulatory agencies took numerous steps to increase liquidity and to restore investor confidence, including investing billions in the equity of other banking organizations, but asset values have continued to decline and access to liquidity continues to be very limited.

Capitol’s financial performance generally, and in particular the ability of its banks’ borrowers to pay interest on and repay the principal of outstanding loans and the value of collateral securing those loans, is highly dependent on the business environment in the markets where Capitol operates and in the United States as a whole. The current severe recession is characterized by declines in economic growth, business activity or investor or business confidence; limitations on the availability or increases in the cost of credit and capital; falling commercial and residential real estate values; inactive or nonexistent markets for the sale of real estate; or a combination of these or other factors.

Overall, during 2008 and the first half of 2009, the business environment was adverse for many households and businesses in the United States and worldwide. The business environment outside of Michigan and in some other markets in which Capitol operates has been less adverse than in the United States generally but continues to deteriorate. It is expected that the business environment in the United States and worldwide will continue to deteriorate for the foreseeable future. There can be no assurance that these conditions will improve in the near term.  Such conditions have and could continue to adversely affect the credit quality of Capitol’s loans, results of operations and financial condition.

Capitol’s banks’ small size may make it difficult to compete with larger institutions because Capitol is not able to compete with large banks in the offering of significantly larger loans.

Capitol endeavors to capitalize its banks with a moderate amount permitted by regulatory agencies. As a result, legal lending limits of Capitol’s banks severely constrain the size of loans that those banks can make. In addition, many of the banks’ competitors have significantly larger capitalization and, hence, an ability to make significantly larger loans. The inability to offer larger loans limits the revenues that can be earned from interest amounts charged on larger loan balances.

Capitol’s banks are intended to be small in size. Most operate from single locations although some have multiple locations. They are small relative to the markets in which they operate and each of those markets has a variety of large and small competitors that have resources far beyond those of Capitol’s banks. While it is the intention of Capitol’s banks to operate as niche players within their geographic markets, their continued existence is dependent upon being able to attract and retain loan customers in those markets that are dominated by substantially larger regulated and unregulated financial institutions.

If Capitol cannot recruit and retain highly qualified personnel, its banks’ customer service could suffer, causing its customer base to decline.

Capitol’s strategy is also dependent upon its continuing ability to attract and retain other highly qualified personnel. Availability of personnel with appropriate community banking experience varies. If Capitol does not succeed in attracting new employees or retaining and motivating current and future employees, its business could suffer significantly, increasing the possibility of a loss of value in its common stock and shares of the Series A Preferred.

Capitol and its banks operate in an environment highly regulated by state and federal government agencies; changes in federal and state banking laws and regulations could have a negative impact on its business.

As a bank holding company, Capitol is regulated primarily by the Federal Reserve Board. Many of Capitol’s current bank affiliates are regulated primarily by state banking agencies, the FDIC, the Office of the Comptroller of the Currency (“OCC”), in the case of one national bank, and the Office of Thrift Supervision (“OTS”), in the case of Capitol’s federal savings banks.

Various federal and state laws and regulations govern numerous aspects of the banks’ operations, including:

•	adequate capital and financial condition;

•	permissible types and amounts of extensions of credit and investments;

•	permissible nonbanking activities; and

•	restrictions on dividend payments.

Federal and state regulatory agencies have broad discretion and power to prevent or remedy unsafe or unsound practices or violations of law by banks and bank holding companies. Capitol and its banks also undergo periodic examinations by one or more regulatory agencies. Following such examinations, Capitol may be required, among other things, to change its asset valuations or the amounts of required loan loss allowances or to restrict bank operations. Those actions would result from the regulators’ judgments based on information available to them at the time of their examination, and their estimate of future economic conditions.  Judgments of various regulatory agencies vary, and regulatory agencies may change their position and apply new standards retroactively causing institutions to rebalance reserve methodologies and re-state capital positions.

Capitol’s banks’ operations are required to follow a wide variety of state and federal consumer protection and similar statutes and regulations. Federal and state regulatory restrictions limit the manner in which Capitol and its banks may conduct business and obtain financing. Those laws and regulations can and do change significantly from time to time and any such change could adversely affect Capitol and its banks.

Capitol’s banks’ allowances for loan losses may prove inadequate to absorb actual loan losses, which may adversely impact net income or increase operating losses.

Capitol believes that its consolidated allowance for loan losses is maintained at a level adequate to absorb inherent losses in the loan portfolio at the balance sheet date. Management’s determination of the allowance is based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, the volume, amount and composition of the portfolio and other factors. These estimates are subjective and their accuracy depends on the outcome of future events. Actual future losses may differ from current estimates. Depending on changes in economic, operating and other conditions, including changes in fair value of collateral that are generally beyond Capitol’s control, actual loan losses could increase significantly. As a result, such losses could exceed current allowance estimates. No assurance can be provided that the allowance will be sufficient to cover actual future loan losses should such losses be realized.

Loan loss experience, which is helpful in estimating the requirements for the allowance for loan losses at any given balance sheet date, has been minimal at some of Capitol’s younger banks. Conversely, some of Capitol’s mature banks, particularly those located in Michigan and Arizona, have recently experienced significantly elevated levels of loan losses due to adverse economic conditions. Because many of Capitol’s banks are young, they do not have seasoned loan portfolios and it is likely that the ratio of the allowance for loan losses to total loans may need to be increased in future periods as the loan portfolios become more mature and loss experience evolves. If it becomes necessary to increase the ratio of the allowance for loan losses to total loans, such increases would be accomplished through higher provisions for loan losses, which may adversely impact results of operations and could result in larger net losses on a consolidated basis.

The domestic economy is in a severe recession and Capitol’s levels of nonperforming loans have increased significantly. Capitol’s loan losses have increased significantly. It is anticipated that levels of nonperforming loans and related loan losses will continue to increase as economic conditions, locally and nationally, continue to deteriorate for the foreseeable future.

In addition, regulatory agencies, as an integral part of their supervisory functions, periodically review the adequacy of the allowance for loan losses. Regulatory agencies may require Capitol or its banks to increase their provision for loan losses or to recognize further loan charge-offs based upon judgments different from those of management. Any increase in the allowance required by regulatory agencies could have a negative impact on Capitol’s operating results.

Capitol’s commercial loan concentration in small businesses and loans collateralized by commercial real estate increases the risk of defaults by borrowers and substantial credit losses could result, causing shareholders to lose their investment in the units.

Capitol’s banks make various types of loans, including commercial, consumer, residential mortgage and construction loans. Capitol’s strategy emphasizes lending to small businesses and other commercial enterprises. Capitol typically relies upon commercial real estate as a source of collateral for many of its banks’ loans. Recently, regulatory agencies have expressed concern with banks with large concentrations in commercial real estate due to the recent downturn in the real estate markets in certain areas of the country, leading to increased risk of credit loss, incurred losses and extended sale periods. Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower’s ability to repay a loan. Recently, due to borrower performance difficulties and adverse real estate market conditions, levels of nonperforming loans, foreclosures and loan losses increased significantly at Capitol, resulting from the current severe recessionary environment. Substantial further credit losses could result, causing shareholders to lose their entire investment in Capitol’s securities.

Loan origination activities, for both commercial and residential mortgages, involve collateral valuation risks and the risk of the subsequent identification of origination fraud or other losses which could exceed Capitol’s allowance for loan losses.

Capitol’s banks use an enterprise-wide loan policy which provides for conservative loan-to-value guidelines when loans are originated. In today’s difficult real estate economy in many parts of the country, falling property values and significant foreclosure activity of both residential and commercial real estate property are resulting in significant loan losses at many financial institutions. Further, although most residential mortgage loans have been originated and sold away to investors, if it is subsequently determined that such loans were originated with any element of alleged fraud, such as exaggerated borrower income or assets, for example, the originating institution may be liable for any losses with such loans and may have to repurchase those loans. The potential for additional loan losses from valuation issues or fraud is unknown. Fraud risks are particularly difficult to identify and quantify, especially when the duration of the risk is the same as the term of the loan, often as long as 30 years or more. Occurrences of fraud are often more prevalent during an economic downturn or recession. Potential losses from valuation issues or occurrences of fraud could significantly exceed allowances for loan losses, adversely affecting Capitol’s results of operations.

Actions by the Open Market Committee of the Federal Reserve Board (FRBOMC) may adversely affect Capitol’s net interest income.

Changes in Market Interest Rates.    Capitol’s results of operations are significantly dependent on net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans, and interest expense on interest-bearing liabilities, such as deposits. Therefore, any change in general market interest rates, whether as a result of changes in monetary policies of the Federal Reserve Board or otherwise, can have a significant effect on net interest income. Capitol’s assets and liabilities may react differently to changes in overall market rates or conditions because there may be mismatches between the repricing or maturity characteristic of assets and liabilities. As a result, changes in interest rates can affect net interest income in either a positive or negative way.

Recently, the FRBOMC decreased interest rates to near zero. Future stability of interest rates and FRBOMC policy, which impact such rates, are uncertain.

Changes in the Yield Curve.    Changes in the difference between short and long-term interest rates, commonly known as the yield curve, may also harm Capitol’s business. For example, short-term deposits may be used to fund longer-term loans. When differences between short-term and long-term interest rates shrink or disappear, the spread between rates paid on deposits and received on loans could narrow significantly, decreasing net interest income.

Capitol’s bank subsidiaries have decentralized management which could have a negative impact on the rate of growth and profitability of Capitol and its bank subsidiaries.

Capitol’s bank subsidiaries have independent boards of directors and management teams. This decentralized structure gives the banks control over the day-to-day management of their institution, including credit decisions, the selection of personnel, the pricing of loans and deposits, marketing decisions and the strategy in handling problem loans. This decentralized structure may impact Capitol’s ability to uniformly implement corporate or enterprise-wide strategy at the bank level. It may slow Capitol’s ability to react to changes in strategic direction due to outside factors such as rate changes and changing economic conditions. This decentralized structure may cause additional management time to be spent on internal issues and could negatively impact the growth and profitability of the banks individually and the holding company.

New accounting or tax pronouncements or interpretations may be issued by the accounting standard-setters, regulators or other government bodies which could change existing accounting methods. Changes in accounting methods could negatively impact Capitol’s results of operations and financial condition.

Current accounting and tax rules, standards, policies, and interpretations influence the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. These laws, regulations, rules, standards, policies and interpretations are constantly evolving and may change significantly over time. Events that may not have a direct impact on Capitol, such as the bankruptcy of major U.S. companies, have resulted in legislators, regulators, and authoritative bodies, such as the Financial Accounting Standards Board, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, and various taxing authorities responding by adopting and/or proposing substantive revisions to laws, regulations, rules, standards, policies, and interpretations. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. A change in accounting standards may adversely affect reported financial condition and results of operations.

Capitol’s business continuity plans or data security systems could prove to be inadequate, resulting in a material interruption in, or disruption to, Capitol’s business and a negative impact on its results of operations.

Capitol relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems, whether due to severe weather, natural disasters, acts of war or terrorism, criminal activity or other factors, could result in failures or disruptions in general ledger, deposit, loan, customer relationship management and other systems. While Capitol has disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of its information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of Capitol’s information systems could damage the reputation of Capitol and its banks, result in a loss of customer business, subject Capitol and Capitol’s subsidiary banks to additional regulatory scrutiny, or expose Capitol to civil litigation and possible financial liability, any of which could have a material adverse effect on Capitol’s results of operations.

Capitol could face unanticipated environmental liabilities or costs related to real property owned or acquired through foreclosure. Compliance with federal, state and local environmental laws and regulations, including those related to investigation and clean-up of contaminated sites, could have a negative effect on expenses and results of operations.

A significant portion of Capitol’s affiliate banks’ loan portfolios are secured by real property. During the ordinary course of business, Capitol’s affiliate banks may foreclose on and take title to properties securing certain loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous or toxic substances are found, Capitol’s affiliate banks may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require Capitol’s affiliate banks to incur substantial expenses and may materially reduce the affected property’s value or limit Capitol’s affiliate banks’ ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase Capitol’s affiliate banks’ exposure to environmental liability. Although Capitol’s affiliate banks have policies and procedures to perform an environmental review before initiating any foreclosure action on real property, these reviews may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on results of operations.

Capitol relies on dividends from its wholly-owned subsidiaries.

Capitol is a separate and distinct legal entity from its wholly-owned subsidiaries. It receives dividends from its subsidiaries to help pay interest and principal on its debt. Due to adverse operating results and constrained capital levels, many of Capitol’s bank subsidiaries are currently precluded from paying dividends to Capitol.  Capitol does not own, directly or indirectly, all of the equity of all of its subsidiaries. Capitol currently does not rely on dividends from such subsidiaries. To the extent any of those subsidiaries would pay dividends or make distributions, the other holders of equity will participate pro rata with Capitol. Various federal and state laws and regulations limit the amount of dividends that the banks and certain nonbank subsidiaries may pay to Capitol. In the event the banks are unable to pay sufficient dividends to Capitol, it may not be able to service its debt or pay its obligations. The inability to receive dividends from its subsidiaries could have a material adverse effect on Capitol’s business, financial condition and results of operations.

Capitol has trust-preferred securities outstanding which may prohibit future cash dividends on Capitol’s common stock or otherwise adversely affect regulatory capital compliance.

Capitol also has several series of trust-preferred securities outstanding, with a liquidation amount totaling about $194.4 million, (including trust-preferred securities used as consideration in the Exchange Offer and held by subsidiaries of Capitol) which are treated as capital for regulatory ratio compliance purposes. Although these securities are viewed as capital for regulatory purposes, they are debt securities which have numerous covenants and other provisions which, in the event of noncompliance, could have a material adverse effect on Capitol. For example, these securities permit Capitol to defer the periodic payment of interest for various periods; however, if such payments are deferred (as is currently), Capitol is prohibited from paying cash dividends on its preferred or common stock during deferral periods and until accumulated deferred interest is paid.  Future payment of interest is dependent upon Capitol’s bank subsidiaries’ earnings and dividends, which may be inadequate to service the obligations.

In April 2009, Capitol announced that it had elected to defer interest payments on Capitol’s subordinated debentures.  Such debentures are owned by Capitol Trust I through XII (the “Capitol Trusts”) and were funded by the Capitol Trusts’ issuance of trust-preferred securities.  The total estimated annual interest that would be payable on the debentures and the underlying debt securities, if not deferred, is approximately $14 million.

The terms of such debentures and trust indentures allow for Capitol to defer payment of interest on the debt securities at any time or from time to time for up to 20 consecutive quarters provided no event of default (as defined in the indentures) has occurred and is continuing.  Capitol is not in default with respect to such indentures, and the deferral of interest does not constitute an event of default under such indentures.  While Capitol defers the payment of interest, it will continue to accrue the future interest obligation at the applicable interest rate.  Upon the termination of the deferral period, all accrued and unpaid interest is due and payable.  During the deferral period, Capitol, subject to certain exceptions, may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its common stock or shares of the Series A Preferred.  Suspension of the common stock dividend will conserve an additional $3.5 million on an annualized basis.

Capitol’s controls and procedures may fail or be circumvented, which could have a material adverse effect on Capitol’s business, results of operations and financial condition.

Capitol regularly reviews and updates its internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurance that the objectives of the system are met. Any failure or circumvention of controls and procedures, or failure to comply with regulations related to controls and procedures could have a material adverse effect on Capitol’s business, results of operations and financial condition.

Capitol’s banks have restricted investments in Federal Home Loan Banks which may be subject to future impairment.

As of June 30, 2009, Capitol’s banks had investments in several Federal Home Loan Banks approximating $26.7 million. Such investments are restricted securities which may be redeemed only by the issuer. Future redemption of the securities is subject to the issuers’ liquidity and capital adequacy which are, in part, dependent upon valuation of the issuers’ significant mortgage-backed securities portfolios.

Capitol’s bylaws, rights plan, as well as certain banking laws, may have an anti-takeover effect.

Provisions of Capitol’s bylaws, rights plan and certain federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire Capitol, even if doing so would be perceived to be beneficial to shareholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination which, in turn, could adversely affect the market price of the Trust-Preferred Securities, shares of Capitol’s Series A Preferred and common stock.

The subsequent market for the Series A Preferred may be illiquid.

Capitol is unable to predict how the shares of the Series A Preferred will trade or whether the shares will be liquid or illiquid. There is currently no secondary market for shares of the Series A Preferred. Although Capitol has applied to list the Series A Preferred on the NASDAQ Capital Market under the symbol “CBCP.P,” Capitol can give no assurance as to the liquidity of any market that may develop for shares of the Series A Preferred. You should be aware that the listing of shares of the Series A Preferred will not necessarily ensure that an active trading market will be available for shares of the Series A Preferred or that you will be able to sell your shares of the Series A Preferred at the price equal to or greater than the price used for the purposes of the number of shares of the Series A Preferred in connection with the conversion of your CDBL common shares.  If less than 100 persons elect to participate in the Exchange Offer, Capitol may not be able to satisfy the listing requirements to list the shares of the Series A Preferred on the NASDAQ Capital Market.

No participation in dividends declared and paid on shares of Capitol’s common stock.

You should be aware that if you elect to receive shares of the Series A Preferred in the Exchange Offer, that such shares of the Series A Preferred are not entitled to participate in any cash or non-cash dividends declared and paid on shares of Capitol’s common stock, including any distribution relating to the proposed spin-off of MCBL.

Because the subsequent market price of shares of the Series A Preferred, if any, will fluctuate, CDBL shareholders cannot be certain of the value of the shares of the Series A Preferred that will be issued in the Exchange Offer.

Upon completion of the Exchange Offer, each share of CDBL common stock outstanding immediately prior to the Exchange Offer will be converted into the right to receive one unit, with each unit consisting of shares of the Trust-Preferred Securities and shares of the Series A Preferred.  The composition of the units is as described in this prospectus.  If the subsequent market price, if any, of the Series A Preferred declines, CDBL shareholders will receive less immediate value for their shares upon completion of the Exchange Offer than the value calculated in connection with the units. The initial market price of a share of the Series A Preferred on the date of closing of the Exchange Offer is likely to be lower than the $100.00 per share utilized to determine the number of shares of the Series A Preferred included in each unit.  Stock price changes may result from a variety of factors, including general market and economic conditions, changes in the businesses, operations and prospects of Capitol, and regulatory developments or considerations.  Series A Preferred is initially convertible to 6.25 shares of Capitol's common stock for each share of the Series A Preferred.

Subsequent sales of the Series A Preferred by CDBL shareholders may impact the market price of the Series A Preferred.

Capitol is unable to predict the length of time that each CDBL shareholders will hold such securities for investment.  A CDBL shareholder may elect to sell such shares of the Series A Preferred after completion of the Exchange Offer for liquidity or other asset/liability management purposes or for other business reasons.  If a CDBL shareholder sells some or all of the Series A Preferred, other CDBL shareholders may also elect to sell shares of the Series A Preferred, and such sale could have an adverse effect on the trading price and liquidity of the Series A Preferred.

No Dividends are Guaranteed on the Series A Preferred.

There are certain provisions set forth in the Certificate of Designations for the Series A Preferred of which you should closely review with your advisors.  First, the Certificate of Designations provides that the Series A Preferred will rank senior to Junior Stock, which includes common stock, with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Capitol.

The Certificate of Designations also provides that, so long as any share of the Series A Preferred remains outstanding, unless as to a Dividend Payment Date full dividends on all outstanding shares of the Series A Preferred have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the Dividend Period then ending, Capitol will not, during such Dividend Period, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Junior Stock, or make any guarantee payment with respect thereto.

The shares of the Series A Preferred are not entitled to cumulative dividends that accrue.  As defined in the Certificate of Designations, a “Dividend Payment Date” is only triggered if, as and when Capitol’s Board of Directors declares a dividend on shares of the Series A Preferred.  If no dividend is declared on the Series A Preferred then there is no restriction during the Dividend Period for dividends on shares of Junior Stock.

In determining whether or not to participate in the Exchange Offer, you should be aware that there is no requirement that Capitol’s board of directors declare any dividends on the shares of the Series A Preferred. Additionally, shares of the Series A Preferred are not entitled to any dividends declared in respect to shares of Capitol’s common stock. Notwithstanding the language set forth in the Certificate of Designations concerning the dividend rights of the Series A Preferred, Capitol’s board may declare a dividend on shares of Capitol’s common stock or other Junior Stock while not declaring any dividend on the Series A Preferred.

The conversion rate for the Series A Preferred is subject to change upon the occurrence of certain events.

The current conversion rate for the Series A Preferred is 6.25 shares of common stock for each share of the Series A Preferred.  Section 9 of the Certificate of Designations sets forth certain adjustments to the conversion rate for the Series A Preferred upon the for stock dividends, splits, combinations and similar events and as described in Section 9 of the Certificate of Designations.  The purpose of Section 9 is to provide holder’s of the Series A Preferred protection in their conversion rate upon the occurrence of certain events.

Risks Related to the Trust-Preferred Securities

Because the market price of shares of the Trust-Preferred Securities will fluctuate, CDBL shareholders cannot be sure of the market value of the shares of the Trust-Preferred Securities that will be issued in the Exchange Offer.

Upon completion of the Exchange Offer, each share of CDBL common stock outstanding immediately prior to the Exchange Offer will be converted into the right to receive one unit, with each unit consisting of shares of the Trust-Preferred Securities and shares of the Series A Preferred as described in this prospectus.  The composition of the units is fixed. The Trust-Preferred Securities are currently (infrequently) traded on the New York Stock Exchange under the trading symbol “CBC PrB.”  On  September 28 , 2009 the last reported sales price for the Trust-Preferred Securities was $ 2.60 per security.  If the shareholder immediately liquidates their unit, they will receive less than the full value of the unit.

Subsequent sales of the Trust-Preferred Securities by CDBL shareholders may impact the market price of the Trust-Preferred Securities.

Capitol is unable to predict the length of time that each of the CDBL shareholders will hold such securities for investment.  A CDBL shareholder may elect to sell such Trust-Preferred Securities after the completion of the Exchange Offer for liquidity or other asset/liability management purposes or for other business reasons.  If a CDBL shareholder sells some or all of the Trust-Preferred Securities, other CDBL shareholders may also elect to sell Trust-Preferred Securities, and such sale could have an adverse effect on the trading price and liquidity of the Trust-Preferred Securities.

The indenture does not limit the amount of indebtedness for money borrowed that Capitol may issue that ranks senior to the Debentures upon Capitol’s liquidation or in right of payment as to principal or interest.

The debentures issued in connection with the Trust Preferred Securities (the “Debentures”) will be subordinate and junior upon Capitol’s liquidation to its obligations under all of Capitol’s indebtedness for money borrowed that is not by its terms made pari passu with or junior to the debentures upon liquidation. At June 30, 2009, Capitol’s consolidated indebtedness for money borrowed ranking senior to the debentures on liquidation, on a consolidated basis, totaled approximately $362.6 million.

In the event of bankruptcy, liquidation or dissolution of Capitol, its assets would be available to pay obligations under the debentures and the guarantee only after Capitol made all payments on its senior indebtedness. See “Description of the Debentures—Subordinations of the Debentures.”

Capitol has outstanding debt that will rank equally with the Debentures, and the indenture permits Capitol to incur more, subject to a formula limitation.

Capitol has approximately $194.4 million of outstanding junior subordinated debt securities underlying outstanding trust-preferred securities. In addition, the indenture permits Capitol to issue additional junior subordinated indebtedness, subject to a formula limitation. In the event of bankruptcy, liquidation or dissolution of Capitol, assets available to pay obligations under the Debentures and the guarantee (after paying all senior indebtedness, as described in the preceding risk factor) would have to be shared pro rata with the holders of Capitol’s other outstanding junior subordinated debt and any additional junior subordinated indebtedness Capitol issues in the future.

The Debentures beneficially owned by  Capitol Trust XII  will be effectively subordinated to the obligations of Capitol’s subsidiaries.

Capitol receives a significant portion of its revenue from dividends from its subsidiaries. Because Capitol is a holding company, Capitol’s right to participate in any distribution of the assets of its banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that Capitol may be a creditor of that subsidiary and Capitol’s claims are recognized. There are legal limitations on the extent to which some of Capitol’s subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with Capitol or some of Capitol’s other subsidiaries. Capitol’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under Capitol’s contracts or otherwise to make any funds available to Capitol. Accordingly, the payments on Capitol’s Debentures, and therefore the Trust-Preferred Securities, effectively will be subordinated to all existing and future liabilities of Capitol’s subsidiaries. At June 30, 2009, Capitol’s subsidiaries’ direct borrowings and deposit liabilities totaled approximately $5.1 billion.

Capitol’s ability to make distributions on or redeem the Trust-Preferred Securities is restricted.

Federal banking authorities will have the right to examine the Capitol Trust XII and its activities because it is Capitol’s subsidiary. Under certain circumstances, including any determination that Capitol’s relationship to  Capiol Trust XII  would result in an unsafe and unsound banking practice, those banking authorities may issue orders that could restrict  Capitol Trust XII’s ability to make distributions on or to redeem the Trust-Preferred Securities.

Capitol guarantees distributions on the Trust-Preferred Securities only if  Capitol Trust XII  has cash available.

If you hold any of the Trust-Preferred Securities, Capitol will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the Trust-Preferred Securities, to the extent Capitol Trust XII has funds available for the distributions;

•	the redemption price for any Trust-Preferred Securities called for redemption, to the extent Capitol Trust XII has funds available for the redemptions; and

•
upon a voluntary or involuntary dissolution, winding-up or termination of  Capitol Trust XII  (unless the Debentures are distributed to the holders of the Trust-Preferred Securities in exchange for their Trust-Preferred Securities) the lesser of:

■	the liquidation distribution, to the extent Capitol Trust XII has funds available therefore; and

■
the amount of assets of  Capitol Trust XII  remaining available for distribution to holders of the Trust-Preferred Securities after satisfaction of liabilities to creditors of Capitol Trust XII  as required by law.

If Capitol does not make a required interest payment on the Debentures, Capitol Trust XII  will not have sufficient funds to make the related payment on the Trust-Preferred Securities. The guarantee does not cover payments on the Trust-Preferred Securities when Capitol Trust XII  does not have sufficient funds to make them. If Capitol does not pay any amounts on the Debentures when due, holders of a majority in liquidation amount of the Trust-Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or exercising any power conferred upon the guarantee trustee or proceed directly against Capitol for payment of any amounts due on the Debentures.

Capitol’s obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of Capitol’s secured and senior indebtedness, and will rank on parity with any similar guarantees issued by Capitol in the future or that are currently outstanding.

Holders of the Trust-Preferred Securities should not rely on the distributions from the Trust-Preferred Securities through their maturity date—they may be redeemed at Capitol’s option.

The Trust-Preferred Securities may be redeemed, in whole or in part, at Capitol’s option at any time on or after September 30, 2013, at the redemption price set forth herein plus any accrued and unpaid distributions to the date of redemption. If the Debentures are redeemed, Capitol Trust XII  must redeem the Trust-Preferred Securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures to be redeemed.

If the Trust-Preferred Securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Trust-Preferred Securities at the same rate as the rate of return on the Trust-Preferred Securities.

Holders of the Trust-Preferred Securities should not rely on the distributions from the Trust-Preferred Securities through their maturity date—they may be redeemed at any time upon certain triggering events.

If certain changes in tax, investment company or bank regulatory law occur, the Trust-Preferred Securities could be redeemed by the Trust within 180 days of the event at a redemption price described herein. In such an event, you might not be able to invest the money you receive upon redemption of the Trust-Preferred Securities at the same rate of return.

Capitol has the right to defer interest for up to five years without causing an event of default.

Capitol has the right to defer interest on the Debentures for one or more periods of up to 20 consecutive quarterly interest periods, or five years. During any such deferral period, holders of Trust-Preferred Securities will receive limited or no current payments on the Trust-Preferred Securities and, so long as Capitol is otherwise in compliance with its obligations, such holders will have no remedies against Capitol Trust XII  or Capitol for nonpayment unless Capitol fails to pay all deferred interest (including compounded interest) at the end of the deferral period.

In April 2009, Capitol announced the deferral of regularly scheduled interest payments on Capitol’s junior subordinated debentures, including the Debentures.

Deferral of interest payments could adversely affect the market price of the Trust-Preferred Securities and cause you to recognize income for federal tax purposes without the receipt of any cash distribution.

In April 2009, Capitol announced that it elected to exercise its deferral right on the Trust-Preferred Securities.  The market price of the Trust-Preferred Securities is likely to continue to be affected as a result of such deferral. As a result of the existence of Capitol’s deferral right, the market price of the Trust-Preferred Securities, payments on which depend solely on payments being made on the Debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If Capitol does defer interest on the Debentures and you elect to sell Trust-Preferred Securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Trust-Preferred Securities until the payment of interest at the end of the deferral period.

When Capitol defers interest payments on the Debentures, you will be required to recognize interest income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the Debentures, even if you normally report income when received and although you will not currently receive the cash attributable to that income during the deferral period. You also will not receive the cash distribution related to any accrued and unpaid interest from  Capitol Trust XII  if you sell the Trust-Preferred Securities before the record date for any deferred distributions, even if you held the Trust-Preferred Securities on the date that the payments would normally have been paid.

As a result of Capitol’s exercise of its option to defer payment of interest on the Debentures, the Trust-Preferred Securities may likely trade during such period of deferral at a price that does not fully reflect the accrued but unpaid interest relating to the underlying Debentures. In the event of such continued deferral, a holder who disposes of its Trust-Preferred Securities will be required to include in income as ordinary income accrued but unpaid interest on the Debentures to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying Debentures. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss.

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events upon Capitol’s bankruptcy, insolvency or receivership prior to the redemption or repayment of any Debentures, whether voluntary or not, a holder of Debentures will have no claim for or a limited claim for, and thus no right to receive, all or some portion of deferred and unpaid interest (including compounded interest thereon). The reduction in such claims for unpaid interest by holders of the Debentures will, in turn, reduce such claims by holders of the Trust-Preferred Securities.

You must rely on the property trustee to enforce your rights if there is an event of default under the indenture.

 You may not be able to directly enforce your rights against Capitol if an event of default under the indenture occurs. If an event of default under the indenture occurs and is continuing, this event will also be an event of default under the trust agreement. In that case, you must rely on the enforcement by the property trustee of its rights as holder of the Debentures against Capitol. The holders of at least 25% in liquidation amount of outstanding Trust-Preferred Securities will have the right to declare the principal on the Debentures immediately due and payable, if the property trustee fails to do so. If an event of default occurs under the trust agreement that is attributable to Capitol’s failure to pay interest or principal on the debentures, or if Capitol defaults under the guarantee, you may proceed directly against Capitol. You will not be able to exercise directly any other remedies available to the holders of the debentures unless the property trustee fails to do so.

The secondary market for the Trust-Preferred Securities may be illiquid.

Capitol can give you no assurance as to the liquidity of any market that may develop for the Trust-Preferred Securities. You should be aware that the listing of the Trust-Preferred Securities will not necessarily ensure that an active trading market will be available for the Trust-Preferred Securities or that you will be able to sell your Trust-Preferred Securities at the price utilized for calculating the unit that you received for your CDBL shares.

Risk Factors Relating to the Proposed Spin-Off of Michigan Commerce Bancorp Limited (“MCBL”)

Assuming the proposed spin-off of Michigan Commerce Bancorp Limited is consummated, in order for you to participate in the spin-off, you must elect to convert your shares of the Series A Preferred into shares of Capitol’s common stock prior to the record date of the spin-off and remain a holder of record of Capitol’s common stock as of such record date.  The current conversion rate for the Series A Preferred is 6.25 shares of Capitol's common stock for each share of the Series A Preferred.

There is no current trading market for MCBL’s common stock.

There has not been any prior trading market for MCBL’s common stock.  There is no current trading market for MCBL’s common stock, although a when-issued trading market may develop prior to completion of the distribution.  MCBL’s common stock will be listed on the NASDAQ Global Market under the symbol “MCBL” following completion of the distribution.  Until MCBL’s common stock is fully distributed and an orderly market develops, the prices at which MCBL’s common stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue.  Substantial sales of MCBL’s common stock following the distribution may have an adverse impact on the trading price of MCBL’s common stock.

Under the United States federal securities laws, all of the shares of MCBL’s common stock issued in the distribution may be resold immediately in the public market without restriction, except for shares held by MCBL’s affiliates.  Some of the Capitol’s shareholders who receive MCBL’s common stock may decide that they do not want shares in a bank holding company with operations solely in Michigan, and may sell their shares following the spin-off.  MCBL cannot predict whether shareholders will sell large numbers of MCBL’s shares in the public market following the distribution or how quickly they may sell those shares.  If MCBL’s shareholders sell large numbers of MCBL’s shares over a short period of time, or if investors anticipate large sales of MCBL’s shares over a short period of time, the trading price of MCBL’s common stock could be adversely affected.

Substantial sales of Capitol’s common stock following the distribution may have an adverse impact on the trading price of Capitol’s common stock.

MCBL’s Amended and Restated Articles of Incorporation, Bylaws, rights plan and applicable laws may discourage takeovers and business combinations that MCBL shareholders might consider in their best interests.

MCBL’s Amended and Restated Articles of Incorporation and Bylaws, and the laws of the State of Michigan, include provisions which are designed to provide MCBL’s Board of Directors with time to consider whether a hostile takeover offer is in MCBL’s best interest and the best interests of MCBL’s shareholders. These provisions, however, could discourage potential acquisition proposals and could delay or prevent a change in control. The provisions also could diminish the opportunities for a holder of MCBL’s common stock to participate in tender offers, including tender offers at a price above the then-current price for MCBL’s common stock. These provisions could also prevent transactions in which MCBL’s shareholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of MCBL’s shareholders to approve transactions that they may deem to be in their best interests.

The Michigan Business Corporation Act contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. In addition to these provisions and the provisions of MCBL’s Amended and Restated Articles of Incorporation and Bylaws, Federal law requires the Federal Reserve Board’s approval prior to acquisition of “control” of a bank holding company. All of these provisions may have the effect of delaying or preventing a change in control at the company level without action by MCBL’s shareholders, and therefore, could adversely affect the price of MCBL’s common stock.

In addition, MCBL intends to adopt a shareholders’ rights agreement. Under the agreement, if any person or group acquires, or begins a tender or Exchange Offer that could result in such person acquiring, 15% or more of MCBL’s common stock, without approval by MCBL’s Board under specified circumstances, MCBL’s other shareholders will have the right to purchase shares of MCBL’s common stock, or shares of the acquiring MCBL, at a substantial discount to the public market price. See “Description of MCBL Capital Stock—Anti-Takeover Provisions—Rights Agreement.”

Because of MCBL’s size, there may be little institutional interest or trading volume in, or research analyst coverage of, MCBL’s common stock.

Public companies with relatively small market capitalizations have difficulty generating institutional interest or trading volume, which illiquidity can translate into price discounts as compared to industry peers or to the shares’ inherent value. In addition, the smaller size of MCBL’s market capitalization after the spin-off, compared to the market capitalization of Capitol prior to the spin-off may result in the absence of research analyst coverage of MCBL. The absence of research analyst coverage makes it difficult for a company to establish and hold a market following. Accordingly, MCBL’s size could lead to MCBL’s shares trading at prices that are significantly lower than MCBL’s estimate of their inherent value.

Sales of a substantial number of shares of MCBL’s common stock following the spin-off may adversely affect the market price of MCBL’s common stock and the issuance of additional shares will dilute all other stockholdings.

Sales or distributions of a substantial number of shares of MCBL’s common stock in the public market or otherwise following the spin-off, or the perception that such sales could occur, could adversely affect the market price of MCBL’s common stock. After the spin-off, all of the shares of MCBL’s common stock will be eligible for immediate sale in the public market. Investment criteria of certain investment funds and other holders of MCBL’s common stock may result in the immediate sale of MCBL’s common stock after the spin-off to the extent such stock no longer meets these criteria. Substantial selling of MCBL’s common stock, whether as a result of the spin-off or otherwise, could adversely affect the market price of MCBL’s common stock.

MCBL cannot predict the price range or volatility of MCBL’s common stock after the spin-off.

From time to time, the market price and volume of shares traded of companies in the financial institution sector experience periods of significant volatility. The market price of MCBL’s common stock may fluctuate in response to a number of events and factors, including:

•	general economic, market and political conditions;

•	quarterly variations in results of operations or results of operations that could be below the expectations of the public market analysts and investors;

•	changes in financial estimates and recommendations by securities analysts;

•	operating and market price performance of other companies that investors may deem comparable;

•	press releases or publicity relating to MCBL or its competitors or relating to trends in MCBL’s markets; and

•	purchases or sales of common stock or other securities by insiders.

In addition, broad market and industry fluctuations, as well as investor perception and the depth and liquidity of the market for MCBL’s common stock, may adversely affect the trading price of MCBL’s common stock, regardless of actual operating performance.

There can be no assurance as to the price at which MCBL’s common stock will trade after the distribution date. Until an orderly market develops in MCBL’s common stock, the price at which MCBL’s common stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a more seasoned outstanding issue.

There may not be an active trading market for shares of MCBL’s common stock.

Prior to the spin-off, there has been no public trading market for shares of MCBL’s common stock. The shares of MCBL’s common stock have been approved for listing on the NASDAQ Global Market under the symbol “MCBL.” MCBL cannot predict the extent to which investor interest in MCBL will lead to the development of an active trading market in MCBL’s common stock or how liquid such a market might become. It is possible that, after the spin-off, an active trading market will not develop or continue and there can be no assurance as to the price at which MCBL’s common stock will trade. The initial price of shares of MCBL’s common stock may not be indicative of prices that will prevail in any future trading market.

In addition, because of the significant changes that will take place as a result of the spin-off, the trading market for each of MCBL’s common stock and Capitol’s common stock after the spin-off may be significantly different from that for Capitol’s common stock prior to the spin-off. The market may view MCBL and Capitol as “new” companies after the spin-off and it is possible that neither will be the subject of significant research analyst coverage. The absence of significant research analyst coverage of MCBL can adversely affect the market value and liquidity of MCBL’s common stock.

MCBL may not pay dividends on its common stock.

MCBL does not plan on paying cash dividends for the foreseeable future. However, the owners of MCBL’s common stock may receive dividends when declared by MCBL’s Board of Directors from funds legally available for the payment of dividends. All decisions regarding the declaration and payment of dividends will be evaluated from time to time in light of MCBL’s financial condition, earnings, growth prospects, regulatory capitol requirements, other uses of cash, funding requirements, applicable law and other factors that MCBL’s Board of Directors deems relevant. See “Dividend Policy.”

MCBL has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

MCBL does not have an operating history as an independent public company.  Historically, since MCBL’s banking business and Capitol’s banking business have been under one ultimate parent, they have been able to rely, to some degree, on the resources of each other.  Following the spin-off, MCBL will maintain its own financial, accounting and administrative functions.  While MCBL, or its wholly-owned subsidiaries Michigan Commerce Bank and Bank of Auburn Hills, will employ a number of key employees (following the spin-off) that were previously employed by Capitol, there can be no assurance that MCBL will be able to put in place successfully the financial, administrative and managerial structure necessary to operate profitably as an independent public company, or that the development of such structure will not require a significant amount of management’s time and other resources, which could have a material adverse effect on MCBL’s common stock.

MCBL’s historical and pro forma consolidated financial information is not necessarily representative of the results MCBL would have achieved as a stand-alone company and may not be a reliable indicator of MCBL’s future results.

MCBL’s historical consolidated financial information and that of its wholly-owned subsidiary Michigan Commerce Bank included in this information statement does not reflect the financial condition, results of operations or cash flows they would have achieved as a stand-alone company during the periods presented or those MCBL will achieve in the future. This is primarily a result of the following factors:

•
MCBL’s historical financial results reflect allocations of corporate expenses from Capitol, which may be different than the comparable expenses MCBL would have actually incurred or will incur in the future as a stand-alone company;

•	MCBL’s cost of debt and MCBL’s capitalization will be different from that reflected in MCBL’s historical consolidated financial statements; and

•
significant changes may occur in MCBL’s cost structure, management, financing and business operations as a result of MCBL’s separation from Capitol, including the costs for it to establish MCBL’s new operating infrastructure.

MCBL has made adjustments based upon available information and assumptions that MCBL believes are reasonable to reflect these factors, among others, in MCBL’s pro forma financial information. However, MCBL’s assumptions may prove not to be accurate, and accordingly, MCBL’s pro forma financial information should not be assumed to be indicative of what MCBL’s financial condition or results of operations actually would have been as a stand-alone company nor to be a reliable indicator of what MCBL’s financial condition or results of operations actually may be in the future.

The agreements MCBL is entering into with Capitol may involve, or may appear to involve, conflicts of interest.

Because the spin-off involves the separation of Capitol’s existing businesses into two independent companies, MCBL is entering into certain agreements with Capitol to provide a framework for MCBL’s initial relationship with Capitol following the spin-off. MCBL has negotiated these agreements with Capitol while MCBL is still a wholly-owned subsidiary of Capitol. Accordingly, the persons who are expected to become MCBL’s officers are currently employees or officers of Capitol or its subsidiaries and, as such, have an obligation to serve the interests of Capitol and its subsidiaries.  As a result, they could be viewed as having a conflict of interest.

MCBL’s separation from Capitol could increase MCBL’s U.S. federal income tax costs and potentially require recording of a valuation allowance for MCBL’s deferred tax assets.

Due to the separation, MCBL will not be able to file a consolidated U.S. federal income tax return with Capitol. As a result, MCBL and Capitol will no longer be able to offset one another’s net operating and capital gains with net operating and capital losses to the extent available. It is also possible that, due to certain tax rules relating to the treatment of losses in connection with a spin-off, all or a portion of MCBL’s related net operating loss and capital loss carryovers may not be available to MCBL following the spin-off. Additionally, any other benefits relating to taxes arising from being part of Capitol, which is a larger company, may be lost at MCBL. As a result, the aggregate amount of U.S. federal income taxes applicable to MCBL’s business may increase after the distribution and MCBL may be required to record a valuation allowance for its deferred tax assets, which could adversely affect MCBL’s consolidated operating results.

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CAPITALIZATION

The table presented below shows Capitol Bancorp Ltd.’s actual total capitalization as of June 30, 2009 and as adjusted for the Exchange Offer (assuming all shares of each CDBL’s common stock not already owned by Capitol are exchanged in the Exchange Offer), as described in this prospectus.

As of June 30, 2009
(dollars in thousands, except per share data)

	Actual	As Adjusted for the Exchange Offer(3)
Debt obligations:
Notes payable and short-term borrowings-	$362,575	$362,575
Subordinated debentures:
Actual	167,366
As adjusted for the proposed CDBL exchange(3)		175,594
Total Debt Obligations	$529,941	$538,169

Equity(1):
Capitol Bancorp Ltd. stockholders’ equity:
Preferred stock, 20,000,000 shares authorized:
Actual – none issued and outstanding
As adjusted for the proposed CDBL exchange – 666,830 shares no par value per share(3)		$66,683
Common stock, no par value; 50,000,000 shares authorized; issued, and outstanding:
Actual – 17,517,331 shares	$277,000
As adjusted for the proposed CDBL exchange – 17,517,331 shares(3)		232,176
Retained earnings	45,048	45,048
Undistributed common stock held by employee- benefit trust	(569)	(569)
Fair value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income/loss)	106	106

Total Capitol Bancorp Ltd. stockholders’ equity	321,585	343,444

Noncontrolling interests	142,923	112,836

Total equity	$464,508	$456,280

Book value per share of common stock attributable to Capitol Bancorp Ltd.	$18.36	$15.80

Total capital(2)	$631,874	$631,874

Capital ratios:
Total equity to total assets	8.11%	7.97%

Total capital to total assets	11.03%	11.03%

Footnotes to Capitalization Table:

(1)	Does not include approximately 2.4 million shares of Capitol's common stock issuable upon exercise of stock options.
(2)	Total capital includes equity and subordinated debentures.
(3)
Assumes issuance of shares of Capitol's convertible preferred stock and trust-preferred securities upon completion of the proposed CDBL exchange as described in this prospectus and assuming all CDBL shareholders other than Capitol exchange their CDBL shares.  Does not assume conversion of preferred stock into Capitol's common stock in conjunction with the proposed exchange.

DIVIDENDS AND MARKET FOR
SERIES A PREFERRED; THE TRUST-PREFERRED SECURITIES AND CDBL COMMON STOCK

Series A Preferred

Dividends on Series A Preferred

    Holders of shares of the Series A Preferred are entitled to receive dividends, if, as and when declared by Capitol’s Board of Directors, or any other duly authorized committee thereof, but only out of assets legally available therefore, noncumulative cash dividends are payable quarterly in arrears on the last day of each March, June, September and December; provided, however, if any such day is not a business day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a business day, unless that day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding business day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series A Preferred or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each share of Series A Preferred accrue on the liquidation preference of $100.00 per share at a rate per annum equal to 8.0%. The record date for payment of dividends on the Series A Preferred will be such record date fixed by the Board of Directors or any duly authorized committee thereof that is not more than 45 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a business day. The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months.

Noncumulative Nature of Dividends on Series A Preferred

    If Capitol’s Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series A Preferred for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and Capitol will have no obligation to pay, and holders of the Series A Preferred shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series A Preferred or any other series of preferred stock or common stock are declared for any subsequent Dividend Period.  References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Participation in Dividends Declared on Shares of Common Stock of Capitol

Holders of shares of the Series A Preferred are not entitled to participate in any cash or non-cash dividends declared and paid on any shares of Capitol’s common stock, including any distribution relating to the proposed spin-off of MCBL.

    The declaration and payment of dividends on shares of the Series A Preferred depends upon the earnings and financial condition of Capitol, liquidity and capital requirements, the general economic and regulatory climate, Capitol’s ability to service obligations senior to shares of the Series A Preferred and other factors deemed relevant by Capitol’s Board of Directors.  Regulatory authorities impose limitations on the ability of subsidiary banks to pay dividends to Capitol and the ability of Capitol to pay dividends to its shareholders.

    As of the date of this prospectus, no shares of the Series A Preferred were issued or outstanding.

Capitol does not intend to pay any cash dividends on its shares of common stock or shares of the Series A Preferred in the near future.

Trust-Preferred Securities

Distributions

    Holders of shares of the Trust-Preferred Securities are entitled to receive periodic distributions on the stated liquidation amount of $10 per Trust-Preferred Security (the “liquidation amount”) on the same payment dates and in the same amounts as Capitol pays interest to  Capitol Trust XII  on a principal amount of Debentures equal to the liquidation amount of such Trust-Preferred Security.  Distributions have been paid through March 31, 2009.   Capitol Trust XII  will make distribution payments on the Trust-Preferred Securities quarterly in arrears on the last calendar day of March, June, September and December of each year, commencing on September 30, 2008.  In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date.  If, as described below, Capitol defers payment of interest on the Debentures, distributions by  Capitol Trust XII  on the Trust-Preferred Securities will also be deferred.

Deferral of Distributions

     Capitol has the right, on one or more occasions, so long as no event of default under the Debentures has occurred and is continuing, to defer the payment of interest on the Debentures for one or more consecutive interest periods that do not exceed 20 consecutive quarters or five years, without giving rise to an event of default under the terms of the Debentures or the Trust-Preferred Securities.  However, no interest deferral may extend beyond the maturity date of the Debentures.

    When Capitol exercises its right to defer interest payments on the Debentures, Capitol Trust XII  will also defer paying a corresponding amount of distributions on the Trust-Preferred Securities during that period of deferral.

    Although neither Capitol nor Capitol Trust XII  will be required to make any interest or distribution payments during a deferral period, interest on the Debentures will continue to accrue during deferral periods and, as a result, distributions on the Trust-Preferred Securities will continue to accumulate at the interest rate of 10.50% on the Debentures, compounded on each distribution date.

     Following the end of a deferral period, Capitol will be required to calculate and pay all interest accrued and unpaid on the Debentures, and then the applicable amounts will be paid with respect to the Trust-Preferred Securities.

    In April 2009, Capitol announced that it had elected to defer regularly scheduled quarterly interest payments on Capitol’s junior subordinated debentures, including the Debentures.

    The Trust-Preferred Securities are listed on the NYSE under the symbol “CBC PrB.”  The following table shows the high and low sale prices per share of the Trust-Preferred Securities as reported on the NYSE.  The table reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.  The last reported sale price of the Trust-Preferred Securities was $4.45 on August 27, 2009.

	2009		2008
	Low	High	Low	High
Quarter Ended:
March 31	$3.95	$8.40	- -	- -
June 30	$3.20	$5.51	- -	- -
September 30	- -	- -	$7.38	$10.07
December 31	- -	- -	$7.73	$9.39

As of March 17, 2009, there were 515 beneficial holders of the Trust-Preferred Securities based on information supplied by the Trustee of the Trust-Preferred Securities.

Common Stock of the CDBLs

    As of June 30, 2009, there were 100 beneficial holders of CDBL III’s common stock.  There is no market for CDBL III’s common stock.  Any transfers of CDBL III’s common stock have been made privately and are not reported.   CDBL III has never paid a dividend on its common stock.

    As of June 30, 2009, there were 92 beneficial holders of CDBL IV’s common stock.  There is no market for CDBL IV’s common stock.  Any transfers of CDBL IV’s common stock have been made privately and are not reported.   CDBL IV has never paid a dividend on its common stock.

 As of June 30, 2009, there were 116 beneficial holders of CDBL V’s common stock.  There is no market for CDBL V’s common stock.  Any transfers of CDBL V’s common stock have been made privately and are not reported.   CDBL V has never paid a dividend on its common stock.

     As of June 30, 2009, there were 89 beneficial holders of CDBL VI’s common stock.  There is no market for CDBL VI’s common stock.  Any transfers of CDBL VI’s common stock have been made privately and are not reported.   CDBL VI has never paid a dividend on its common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements.  Capitol has based these forward-looking statements on its current expectations and projections about future events.  These forward-looking statements may be impacted by risks, uncertainties and assumptions.  Examples of some of the risks, uncertainties or assumptions that may impact the forward-looking statements are:

•	the results of management’s efforts to implement Capitol’s business strategy including planned expansion into new markets;

•	adverse changes in the banks’ loan portfolios and the resulting credit risk-related losses and expenses;

•	adverse changes in the national, regional and local economy of the banks’ market areas that could increase credit-related losses and expenses;

•	adverse changes in real estate market conditions that could also negatively affect credit risk;

•	the possibility of increased competition for financial services in Capitol’s markets;

•	fluctuations in interest rates and market prices, which could negatively affect net interest margins, asset valuations and expense expectations;

•	Capitol is currently restricted from paying cash dividends and additional regulatory restrictions could be imposed on Capitol; and

•	other factors described in “Risk Factors”.

Additional factors that could cause Capitol’s results to differ materially from those described in the forward-looking statements can be found in Capitol’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site at http://www.sec.gov.  Capitol does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Notwithstanding any statement in this prospectus, Capitol acknowledges that the safe harbor for forward-looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act and added by the Private Securities Litigation Reform Act of 1995, does not apply to forward-looking statements made in connection with the Exchange Offer.  The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference in this prospectus, as applicable.  All future written and oral forward-looking statements attributable to Capitol, any CDBL or any person acting on their respective behalf are expressly qualified by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and Capitol and the CDBLs cannot predict those events or their impact.  Capitol and the CDBLs assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or developments, except as required by the federal securities laws.

THE EXCHANGE OFFER

General

Capitol is making the Exchange Offer in order to acquire shares of common stock of each CDBL not already owned by Capitol.

Capitol’s obligation to exchange the consideration described in this prospectus for shares of a CDBL’s common stock pursuant to the Exchange Offer is subject to the conditions referred to under “Conditions to the Exchange Offer” beginning on page 57.

Transfer taxes on the exchange of a CDBL’s common stock pursuant to Capitol’s Exchange Offer will be paid by Capitol or another party on its behalf unless Capitol discloses otherwise in the instructions to the letter of transmittal.

Background of the Exchange Offer

The concept of a potential share exchange transaction for each of the CDBLs with Capitol has been considered from time to time from the beginning of each CDBL’s operations.  The objectives of the potential transaction would be to enable shareholders of each CDBL to achieve liquidity in their investment. Without the Exchange Offer, shareholders of the CDBLs will continue to hold shares of a CDBL’s common stock which have no market and are illiquid.  On July 7, 2009, the Boards of the CDBLs unanimously approved the Exchange Offer.  The meeting minutes as certified by five of the six Board members reflected unanimous approval of the

Exchange Offer by the CDBL Board members.  Mr. Ash seconded the motion for approval of the Exchange Offer at the meetings of the CDBL Boards of Directors.  Subsequent to the filing of the Pre-Effective Amendment No. 1 to the Form S-4 filed by Capitol on July 31, 2009, Mr. Ash notified the Chairperson of each of the CDBL Boards that he did not believe he approved the Exchange Offer.  Individual members of each CDBL’s Board of Directors (with the exception of Bruce Ash who has not made a decision yet) have indicated to Capitol that they intend to tender their CDBL shares pursuant to the Exchange Offer.

Capitol based its proposal on prior transactions with affiliates and current market conditions.  Although Capitol is under no contractual obligation to make such an offer to acquire the interests in any of its present bank subsidiaries or their development companies, it has made this proposal to each of the CDBLs’ shareholders consistent with its informal discussions with the CDBLs’ Board.

Capitol’s determination of the share value of each CDBL, for purposes of the Exchange Offer, is solely based on its arbitrary valuation as offered by Capitol.  Each unit to be received by CDBL shareholders electing to participate in the Exchange Offer was calculated based on the length of time each investment has been outstanding.  The estimated consideration is based upon 150% of your original investment as of the third anniversary of the applicable CDBL.  Investments in shares of a CDBL’s common stock outstanding after the third anniversary were credited with interest at 9% per annum through June 2009.  CDBL VI has not yet reached its third anniversary and, accordingly, had the base 150% exchange rate reduced to reflect the shortened investment period.

The CDBLs’ Reasons for the Exchange

In reaching its decision to recommend the Exchange Offer to its common shareholders, the CDBL’s board of directors considered a number of factors, including:

•	The value of the consideration the CDBLs’ common shareholders will receive relative to the original investment amount per share of the CDBLs’ common stock;

•	Certain information concerning the financial condition, results of operations and business prospects of Capitol;

•
The projected value of shares of the Trust-Preferred Securities and the Series A Preferred offered to the CDBLs’ shareholders in relation to the estimated market value, book value and earnings per share of the CDBL’s common stock;

•
The financial performance and condition, assets, liabilities, business operations, capital levels and prospects of each of the CDBLs and Capitol and their superior potential future values on a combined basis as compared to the potential future values of the CDBLs;

•	The alternatives to the Exchange Offer, including remaining independent enterprises; and

•	The competitive and regulatory environment for financial institutions generally.

The foregoing information and factors considered by each of the CDBLs’ boards of directors is not exhaustive, but includes all material factors that the CDBLs’ boards of directors considered and discussed in approving and recommending the Exchange Offer. In view of the wide variety of factors considered and discussed by the CDBLs’ boards of directors in connection with its evaluation of the Exchange Offer and the complexity of these factors, the boards of directors did not consider it practical to, nor did they attempt to, quantify, rank, or otherwise assign any specific or relative weights to the specific factors that they considered in reaching their decisions. Rather, they considered all of the factors as a whole. It should be noted that this explanation of the reasoning of the CDBLs’ boards of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “A Cautionary Statement Regarding Forward-Looking Statements” on page 48.

In summary, the CDBLs’ boards of directors believe that the common shareholders of a CDBL will be best served by the Exchange Offer in order to maximize their shareholder value and to provide them: (a) better protection through diversification geographically and by customer base through Capitol’s subsidiary banks rather than dependence upon the resources of a single CDBL’s few subsidiary banks; and (b) the CDBLs’ common shareholders will receive publicly registered shares, providing them with an opportunity for liquidity as opposed to the common stock in each CDBL for which there is no market.

Capitol’s Reasons for the Exchange Offer

Capitol believes that the profitability of the CDBLs’ banks and other subsidiaries will increase over time. As noted elsewhere in this prospectus, while the CDBLs’ assets are reported as part of Capitol’s assets for purposes of its consolidated financial statements, the CDBLs’ income or losses are attributed to Capitol only in the percentage which Capitol owns of the relevant CDBL’s common stock. Capitol desires to acquire the remainder of the CDBLs’ common stock so that Capitol can include 100% of the CDBLs’ results in Capitol’s consolidated income statement.

Certain Considerations for CDBL Shareholders

In determining whether to accept the Exchange Offer the CDBLs’ shareholders should consider:

•	no other exchange proposals will likely be offered either by Capitol or unaffiliated parties;

•
better protection will be realized through diversification geographically and by customer base through Capitol’s subsidiary banks rather than dependence upon the resources of the small number of bank subsidiaries of each CDBL;

•
each CDBL’s shareholders will receive registered shares of the Series A Preferred and the Trust Preferred Securities, providing them with an opportunity for liquidity as opposed to each CDBL’s common stock for which there is no public market and where none is expected to develop;

•	there is no assurance Capitol would ever repeat or improve its exchange offer proposal at any time in the future;

•
definitive agreements have been entered into to sell Bank of Santa Barbara (owned by CDBL III), 1st Commerce Bank (owned by CDBL V) and Community Bank of Rowan (owned by CDBL III).  There is no guarantee or assurance that any of such transactions will close or that holders of shares of CDBL III or CDBL V will be entitled to any of the proceeds of any of such transactions; and

•	there may not be any future opportunities to exchange, sell or otherwise dispose of their shares in a CDBL.

Consideration to be Received

Under the terms of the Exchange Offer, you would receive units, consisting of shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol’s Series A Noncumulative Convertible Perpetual Preferred Stock in accordance with the following table:

One Share of Common Stock of	Shares of the Trust-Preferred Securities (CBC PrB) - Trust XII	Shares of the Series A Preferred	Present Market Value of Units per each one Share of Common Stock of a CDBL(1)	Present Book Value of Units per each one share of Common Stock of a CDBL(2)	Present Book Value per share of each Unit as if exchanged(3)
CDBL III	41.64	11.811	$ 332.67	$915.05	$1,771.73
CDBL IV	40.47	11.478	$ 323.30	$227.71	$1,721.85
CDBL V	39.29	11.146	$ 313.92	$514.56	$1,671.86
CDBL VI	37.29	10.577	$ 297.91	$376.95	$1,586.68

(1)      The value indicated above assumes immediate conversion from Series A Preferred into Capitol’s common stock and is based upon $1,000 originally invested in each share of a CDBL as of  September 28 , 2009 on which date the closing price of the Trust-Preferred Securities was $ 2.60 per share and the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.  The current conversion rate for the Series A Preferred is 6.25 shares of Capitol's common stock for each share of the Series A Preferred.
(2)      Actual book value per share as of June 30, 2009 as if not exchanged.
(3)      Computed using June 30, 2009 book value of Capitol of $18.36 and assuming immediate exchange into common stock, and using par value of $10.00 per share for the Trust Preferred Securities.

The estimated consideration in the table above does not necessarily represent fair value; it is based on the liquidation value of the Trust-Preferred Securities of $10.00 per share and the stated preference value of the Series A Preferred of $100.00 per share.  The Series A Preferred is convertible into 6.25 shares of Capitol’s common stock for each share of the Series A Preferred.  As of  September 28 , 2009, the closing price of the Trust-Preferred Securities was $ 2.60 per share and the closing price of Capitol’s common stock was $ 3.04 per share, as reported by NYSE.

Each unit to be received in the Exchange Offer was calculated based on the length of time each investment has been outstanding.  The estimated consideration is based upon 150% of your original investment as of the third anniversary of the CDBL.  Investments in shares of a CDBL’s common stock outstanding after the third anniversary were credited with interest at 9% per annum through June 2009.  CDBL VI has not yet reached its third anniversary and, accordingly, had the base 150% exchange rate reduced to reflect the shortened investment period.

You will not receive any fractional shares of the Series A Preferred or the Trust Preferred Securities in the Exchange Offer.  Instead, you will receive cash in an amount equal to the value of the fractional share of the Series A Preferred or the Trust Preferred Securities that you would otherwise have been entitled to receive based upon the face value of the shares of the Trust Preferred Securities ($10.00) and the preference value of the Series A Preferred ($100.00).

Timing of the Exchange Offer

The Exchange Offer is scheduled to expire at 11:59 p.m., Michigan Time, on September 30, 2009.  For more information, you should read the discussion below under the caption “Extension, Termination and Amendment”.

The term “expiration date” means 11:59 p.m., Michigan Time, on September 30, 2009, unless Capitol extends the period of time for which the Exchange Offer is open, in which case the term “expiration date” means the latest time and date on which the Exchange Offer, as so extended, expires.

Extension, Termination and Amendment

Capitol expressly reserves the right, in Capitol’s sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer remains open, and Capitol can do so by giving oral or written notice of that extension by public announcement.  Capitol can give you no assurance that Capitol will exercise its right to extend the Exchange Offer, although currently Capitol intends to do so until all conditions have been satisfied or, where permissible, waived.  During any extension, all shares of a CDBL’s common stock previously tendered and not withdrawn will remain subject to the Exchange Offer, subject to each shareholder’s right to withdraw his or her shares of a CDBL’s common stock.  You should read the discussion under the caption “Withdrawal Rights” on page 53 for more details.

Subject to the SEC’s applicable rules and regulations, Capitol also reserves the right, in its sole discretion, at any time or from time to time:

•
to waive any condition, other than the condition that Capitol obtains applicable regulatory approvals, and the conditions relating to the absence of an order or decree of any court or agency of competent jurisdiction preventing the completion of the Exchange Offer, and the effectiveness of the registration statement for the Capitol shares to be issued in the Exchange Offer; or

•	to amend the Exchange Offer in any respect, by giving oral or written notice of such delay, termination or amendment by making a public announcement.

Capitol will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement.  In the case of an extension, the related announcement will be issued no later than 9:00 a.m., Michigan Time, on the next business day after the previously scheduled expiration date.  Subject to applicable law, including the Exchange Act, which requires that any material change in the information published, sent or given to a CDBL’s shareholders in connection with the Exchange Offer be promptly sent to shareholders in a manner reasonably designed to inform shareholders of that change, and without limiting the manner in which Capitol may choose to make any public announcement, Capitol assumes no obligation to publish, advertise or otherwise communicate any public announcement of the type described in this paragraph other than by issuing a press release to PR Newswire or some other similar national news service.

If Capitol makes a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or if Capitol waives a material condition of the Exchange Offer, Capitol will extend the Exchange Offer to the extent required under the Exchange Act.  If, prior to the expiration date, Capitol changes the percentage of shares of a CDBL’s common stock sought in the exchange or the consideration offered to a CDBL’s shareholders, that change will apply to all holders whose shares of a CDBL’s common stock are accepted for exchange pursuant to the Exchange Offer whether or not these shares of a CDBL’s common stock were accepted for exchange prior to the change.  If at the time notice of such a change is first published, sent or given to a CDBL’s shareholders, the Exchange Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the related notice is first so published, sent or given, Capitol will extend the Exchange Offer until the expiration of that ten business-day period.  For purposes of the Exchange Offer, a business day means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 a.m., Michigan Time.

Exchange of CDBL Shares; Delivery of Capitol Common Stock

Upon the terms and subject to the conditions of the Exchange Offer, including, if the Exchange Offer is extended or amended, the terms and conditions of any extension or amendment, Capitol will accept, and will exchange, all of the issued and outstanding shares of each CDBL’s common stock (other than those shares of a CDBL’s common stock already owed by Capitol) validly tendered and not properly withdrawn promptly after the expiration date.  In all cases, exchange of shares of a CDBL’s common stock tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by Capitol of:

•	a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document, and

•	any other required documents.

For purposes of the Exchange Offer (including if the Exchange Offer is extended), Capitol will accept for payment, and will pay for, all shares of a CDBL’s common stock validly tendered and not withdrawn as soon as practicable after the expiration date.  As soon as practicable after Capitol’s acceptance, Capitol will deliver or direct its exchange agent to deliver the Exchange Offer consideration to the CDBLs’ shareholders who tendered their CDBL common stock.  Capitol will act as agent for tendering CDBL shareholders for the purpose of distributing the units, cash component of the Exchange Offer consideration, including cash to be paid in lieu of fractional shares of the Trust Preferred Securities and the Series A Preferred, and transmitting the Exchange Offer consideration, if any, to such shareholders.  You will not receive any interest on any cash that Capitol pays you regardless of any delay in making the exchange.  In all cases, exchange of shares of CDBL common stock tendered and accepted for exchange pursuant to the Exchange Offer will be made only if the holder timely complies with the procedures described in the section “Procedure for Tendering” below.

If Capitol does not accept any tendered shares of a CDBL’s common stock for exchange pursuant to the terms and conditions of the Exchange Offer for any reason, or if certificates are submitted for more shares of a CDBL’s common stock than are tendered, Capitol will return certificates for such shares of a CDBL’s common stock without expense to the tendering shareholder.

Withdrawal Rights

Shares of a CDBL’s common stock tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration date.

For a withdrawal to be effective, Capitol must receive from each withdrawing CDBL shareholder a written notice of withdrawal at its corporate office addressed to Attention: Cristin K. Reid, Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933, and such notice must include the CDBL shareholder’s name, address, social security number, the certificate number(s) and the number of shares of a CDBL’s common stock to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those shares of a CDBL’s common stock.

A financial institution must medallion guarantee all signatures on the notice of withdrawal in order for Capitol to release withdrawn securities.  Most banks, savings and loan associations and brokerage houses are able to affect these medallion signature guarantees for shareholders.  The financial institution must be a participant in the Securities Transfer Agents Medallion Program.

Capitol will decide all questions as to the form and validity, including time of receipt, of any notice of withdrawal in Capitol’s sole discretion, and Capitol’s decision shall be final and binding.  Neither Capitol nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification.  Any shares of a CDBL’s common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer.  However, CDBL shareholders may re-tender withdrawn shares of a CDBL’s common stock by following one of the procedures discussed below under the captions entitled “Procedure for Tendering” or “Guaranteed Delivery” at any time prior to the expiration date.

Shares of a CDBL’s common stock that are either withdrawn or not tendered in the Exchange Offer will remain issued and outstanding subject to the same rights, privileges and restrictions appurtenant to such shares of a CDBL that existed prior the Exchange Offer.

Procedure for Tendering

To validly tender shares of a CDBL’s common stock pursuant to the Exchange Offer, (a) Capitol must receive at its corporate office addressed to Attention: Cristin K. Reid, Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933, (1) a properly completed and duly executed letter of transmittal, along with any required medallion signature guarantees, and any other required documents, and (2) certificates for tendered shares of a CDBL’s common stock or; (b) you must comply with the guaranteed delivery procedures set forth below under “Guaranteed Delivery.”

Signatures.  Signatures on all letters of transmittal must be medallion guaranteed by an eligible institution, except in cases in which shares of a CDBL’s common stock are tendered either by a registered holder of shares of a CDBL’s common stock who has not completed the box entitled “Special Issuance Instructions” on the letter of transmittal.

If the certificates for shares of a CDBL’s common stock are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged shares of a CDBL’s common stock are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers medallion guaranteed in the manner Capitol has described above.

Method of Delivery.  The method of delivery of share certificates and all other required documents is at your option and risk, and the delivery will be deemed made only when actually received by Capitol.  If delivery is by mail, Capitol recommends registered mail with return receipt requested, properly insured.  In all cases, shareholders should allow sufficient time to ensure timely delivery.

Substitute Form W-9.  To prevent backup federal income tax withholding with respect to cash received pursuant to the Exchange Offer, you must provide Capitol with your correct taxpayer identification number and certify whether you are subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal.  Some CDBL shareholders including, among others, all corporations and some foreign individuals, are not subject to these backup withholding and reporting requirements.  In order for a foreign individual to qualify as an exempt recipient, the shareholder must submit a Form W-8, signed under penalty of perjury, attesting to that individual’s exempt status.

Guaranteed Delivery

If you wish to tender shares of a CDBL’s common stock pursuant to the Exchange Offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to Capitol prior to the expiration date, your shares of a CDBL’s common stock may nevertheless be tendered, so long as all of the following conditions are satisfied:

•	you make them tender by or through an eligible institution (see “Withdrawal Rights” above);

•	Capitol receives, as provided below, a properly completed and duly executed notice of guaranteed delivery, substantially in the form Capitol makes available, on or prior to the expiration date; and

•
Capitol receives, within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all tendered shares of a CDBL’s common stock, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees and all other documents required by the letter of transmittal.

You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to Capitol, and you must include a medallion guarantee by an eligible institution in the form set forth in that notice.

In all cases, Capitol will exchange all shares of the CDBL’s common stock tendered and accepted for exchange pursuant to the Exchange Offer only after timely receipt by Capitol of certificates for shares of a CDBL’s common stock, properly completed and duly executed letter(s) of transmittal, and any other required documents.

By executing a letter of transmittal as set forth above, you irrevocably appoint Capitol’s designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of a CDBL’s common stock tendered and accepted for exchange by Capitol and with respect to any and all other shares of a CDBL’s common stock and other securities issued or issuable in respect to the tendered and accepted shares of a CDBL’s common stock on or after September 30, 2009.  That appointment is effective, and voting rights will be affected, when and only to the extent that Capitol accepts your shares for exchange.  All proxies shall be considered coupled with an interest in the tendered shares of a CDBL’s common stock and therefore shall not be revocable once the appointment is effective.  Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies, and, if given, they will not be deemed effective.  Capitol’s designees will, with respect to the shares of a CDBL’s common stock for which the appointment is effective, be empowered, among other things, to exercise all of the CDBL shareholders’ voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of CDBL shareholders or otherwise.  Capitol reserves the right to require that, in order for shares of a CDBL’s common stock to be deemed validly tendered, immediately upon Capitol’s acceptance for exchange of those shares of a CDBL’s common stock, Capitol must be able to exercise full voting rights with respect to those shares of a CDBL’s common stock.  However, prior to acceptance for exchange by Capitol in accordance with terms of the Exchange Offer, the appointment will not be effective, and Capitol will have no voting rights as a result of the tender of shares of a CDBL’s common stock.

Capitol will determine questions as to the validity, form, eligibility, including time of receipt and acceptance for exchange of any tender of shares of a CDBL’s common stock or rights, if any, in Capitol’s sole discretion, and Capitol’s determination shall be final and binding.  Capitol reserves the absolute right to reject any and all tenders of shares of a CDBL’s common stock that Capitol determines are not in proper form or the acceptance of, or exchange for, which may, in the opinion of Capitol’s counsel, be unlawful.  Capitol also reserves the absolute right to waive any of the conditions of the Exchange Offer, other than the condition that Capitol obtains applicable regulatory approvals and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the units to be issued in the Exchange Offer, or to waive any defect or irregularity in the tender of any shares of a CDBL’s common stock.  No tender of shares of a CDBL’s common stock will be deemed to have been validly made until all defects and irregularities in tenders of shares of a CDBL’s common stock have been cured or waived.  Neither Capitol nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of a CDBL’s common stock or rights, if any, or will incur any liability for failure to give any notification.  Capitol’s interpretation of the terms and conditions of the Exchange Offer, including the letter of transmittal and its instructions, will be final and binding.

The tender of shares of a CDBL’s common stock pursuant to any of the procedures described above will constitute a binding agreement between Capitol and the tendering shareholders upon the terms and subject to the conditions of Capitol’s Exchange Offer and the letter of transmittal.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax considerations of the Exchange Offer that are expected to apply generally to U.S. Holders (as defined below) of a CDBL’s common stock upon an exchange of their CDBL stock for a unit in the Exchange Offer.  The following discussion represents the opinion of Capitol's tax counsel, Honigman Miller Schwartz and Cohn LLP.  This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to Capitol, the Capitol shareholders, the CDBLs, or the holders of CDBL stock as described in this summary.

This discussion addresses only CDBL shareholders who are U.S. Holders and hold CDBL stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be relevant to a particular CDBL stockholder in light of that shareholder’s individual circumstances or to a CDBL shareholder who is subject to special treatment under U.S. federal income tax law, including, without limitation:

•	dealers in securities, foreign persons, mutual funds, regulated investment companies, realestate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities;

•	a U.S. expatriate;

•	an entity or arrangement treated as a partnership for U.S. federal income tax purposes or an investor in such partnership;

•	a holder who has a functional currency other than the U.S. dollar;

•	a holder who is subject to the alternative minimum tax provisions of the Code;

•	a trader in securities who elects to apply a mark-to-market method of accounting;

•	a holder who holds a CDBL’s stock as part of a hedge, straddle, constructive sale or conversion transaction or any other risk reduction strategy;

•	a holder whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or

•	a holder who acquired a CDBL’s stock in connection with a stock option, warrant or stock purchase plans or in other compensatory transactions.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of a CDBL’s stock, the tax treatment of a partner in such entity will generally depend upon the status of the partner and the activities of the partnership.  A partner in a partnership holding a CDBL’s stock should consult its tax advisor regarding the tax consequences of the Exchange Offer.

In addition, the following discussion does not address the tax consequences of the Exchange Offer under state, local and foreign tax laws.

HOLDERS OF A CDBL’S COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE EXCHANGE OFFER UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Consequences of the Exchange Offer to U.S. Holders

The following describes the material tax consequences of the Exchange Offer to CDBL shareholders who receive units for their CDBL shares in connection with the Exchange Offer and who are U.S. Holders.  For purposes of this discussion a “U.S. Holder” means:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in the United States or under laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source;

•
a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust; or (B) it has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

The receipt of units pursuant to the Exchange Offer will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, a shareholder will recognize capital gain or loss equal to the difference between (a) the fair market value of the units and the amount of cash in lieu of fractional shares received by the shareholder in the Exchange Offer and (b) the shareholder’s adjusted tax basis in the shares of CDBL’s common stock exchanged for in the Exchange Offer. The capital gain or loss will be long-term if the shareholder’s holding period for the shares of a CDBL’s common stock exceeds one year at the effective time of the Exchange Offer. Capital gains recognized by an individual upon exchange of a share of a CDBL’s common stock that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss are generally determined separately for each block of a CDBL’s common stock (i.e., shares acquired at the same cost in a single transaction) exchanged for units and cash in lieu of fractional shares in the Exchange Offer.

Backup Withholding. A shareholder (other than exempt shareholders, including, among others, all corporations and certain non U.S. Holders) whose shares of a CDBL’s common stock are exchanged for units pursuant to the Exchange Offer may be subject to backup withholding at the backup withholding rate of 28% unless the shareholder provides the shareholder’s taxpayer identification number and otherwise complies with the applicable backup withholding rules and certification requirements. Corporations are generally exempt from backup withholding. Each non-corporate shareholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to shareholders promptly following closing of the Exchange Offer so as to provide the information and certification necessary to avoid backup withholding. In order for a non U.S. Holder to qualify as an exempt recipient, he or she must submit a signed statement (such as a Certificate of Foreign Status on IRS Form W-8 BEN) attesting to his, her or its exempt status. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding if the required information is timely provided to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by filing a U.S. federal income tax return.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE EXCHANGE OFFER’S POTENTIAL TAX EFFECTS. SHAREHOLDERS OF THE CDBLS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE EXCHANGE OFFER, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS.

Purpose of the Exchange Offer; Dissenters’ Rights

The purpose of the Exchange Offer is to acquire up to all shares of the CDBLs not already owned by Capitol.  Capitol is making the Exchange Offer in order to acquire all of the shares of the CDBLs. CDBL shareholders will not have dissenters’ rights as a result of the completion of the Exchange Offer.

Conditions to the Exchange Offer

The Exchange Offer is also subject to a number of conditions, all of which must be satisfied or waived by Capitol prior to the expiration of the Exchange Offer, which are described below.

Regulatory Matters

As a bank holding company, Capitol is subject to regulation by the Federal Reserve Board.  Federal Reserve Board rules require Capitol to obtain the Federal Reserve Board’s permission to acquire at least 51% of a subsidiary.  The rules of the Federal Reserve Board do not differentiate between ownership of 51% and ownership of 100% of the stock of the subsidiary bank.  Capitol will not be required to seek any further approval from the Federal Reserve Board for the Exchange Offer.

Other Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, Capitol:

(1)    is not required to accept for exchange or exchange any tendered shares of a CDBL’s common stock;

(2)    may postpone the acceptance for exchange or exchange of any tendered shares of a CDBL’s common stock; and

(3)    may, in Capitol’s sole discretion, terminate or amend the Exchange Offer as to all shares of a CDBL’s common stock tendered and not accepted by Capitol after the expiration date, if at the expiration date, the regulatory condition, or any of the other conditions to the Exchange Offer set forth in clauses (a) through (f) below have not been satisfied or, in the case of any condition (other than the regulatory condition, or the conditions set forth in clauses (a) or (b) below) not waived; provided, however, a CDBL holder’s withdrawal rights shall remain open for so long as the Exchange Offer remains open.

The other conditions to the Exchange Offer are as follows:

(a)
Capitol’s registration statement, on Form S-4, shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC, and Capitol shall have received all necessary state securities law or blue sky authorizations;

(b)
no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Exchange Offer, or any of the other transactions contemplated by the Exchange Offer shall be in effect, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, restricts or makes illegal the completion of the Exchange Offer;

(c)
there shall not be pending or threatened any suit, action or proceeding by any governmental entity (i) challenging the Exchange Offer, seeking to restrain or prohibit the completion of the Exchange Offer or seeking to obtain from any CDBL or Capitol any damages that are material in relation to any CDBL taken as a whole or Capitol and Capitol’s subsidiaries taken as a whole, or (ii) seeking to prohibit or limit the ownership or operation by any CDBL or Capitol or any of Capitol’s subsidiaries of any material portion of the business or assets of any CDBL or Capitol or any of Capitol’s subsidiaries or to compel any CDBL or any of Capitol’s subsidiaries to dispose of or hold separate any material portion of the business or assets of any CDBL or Capitol or any of Capitol’s subsidiaries as a result of Capitol’s Exchange Offer;

(d)
no change shall have occurred or been threatened in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of any CDBL that, in a reasonable judgment, is or is reasonably likely to have a materially adverse effect to any CDBL nor shall Capitol have become aware of any facts that, in a reasonable judgment, have or are reasonably likely to have material adverse significance with respect to either the value of any CDBL or the value of the common stock of any CDBL to Capitol;

(e)
there shall not have occurred or been threatened (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or abroad or in the market price of the shares of any CDBL’s common stock, (iii) any change in the general political, market, economic or financial conditions in the U.S. or abroad that could, in Capitol’s reasonable judgment, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of any CDBL, (iv) any material change in U.S. currency exchange rates or any other currency exchange rates or a suspension of, or limitation on, the markets therefore, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) any limitation, whether or not mandatory, by any government, domestic, foreign or supranational, or governmental entity on, or other event that, in Capitol’s sole judgment, might affect, the extension of credit by banks or other lending institutions, (vii) a commencement of war or armed hostilities or other national or international calamity directly or indirectly involving the U.S., or (viii) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; and

(f)
no CDBL shall have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing Capitol’s ability to acquire the shares of a CDBL not already owned by Capitol or otherwise diminishing the expected economic value to Capitol of the combination of Capitol and such CDBL including, but not limited to, any material issuance of new securities of a CDBL, the declaration of any extraordinary dividend, or any other transaction not in the ordinary course of a CDBL’s business; provided, however this condition shall not be triggered by any action taken by any CDBL that was approved by Capitol.

The conditions listed above are solely for Capitol’s benefit and Capitol may assert them regardless of the circumstances giving rise to any of the conditions.  Capitol may waive any of these conditions in whole or in part (other than the regulatory condition, and the conditions set forth in clauses (a) and (b) above).  The determination as to whether any condition has been satisfied shall be in Capitol’s reasonable judgment and will be final and binding on all parties, subject to ultimate determination of such matters by a court of law.  The failure by Capitol at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the expiration of the Exchange Offer.

Source and Amount of Funds

Capitol expects to fund the cash component of the Exchange Offer (cash in lieu of fractional shares of the units) through the use of excess working capital.

Certain Relationships with CDBL

Except as set forth in this prospectus, neither Capitol nor, to the best of Capitol’s knowledge, any of Capitol’s directors, executive officers or other affiliates has entered into any contract, arrangement, understanding or relationship with any other person with respect to any securities of any CDBL, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

Since their inception, each CDBL has contracted with Capitol or one of its subsidiaries to purchase certain management and technology services pursuant to a management services contract and a data processing agreement.  All of Capitol’s bank subsidiaries have purchased similar services since their inception.  Except as described in this prospectus, there have been no negotiations, transactions or material contacts since each CDBL’s inception, and no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the past two years, between Capitol or, to the best of Capitol’s knowledge, any of Capitol’s directors, executive officers or other affiliates on the one hand, and a CDBL or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer for or other acquisition of any CDBL’s securities, an election of a CDBL’s directors, or a sale or other transfer of a material amount of assets of a CDBL (other than the agreement and plan of merger dated as of June 25, 2009 among Capitol and the CDBLs which has been subsequently terminated and abandoned).  In the normal course of business, Capitol and each CDBL are parties to transactions and agreements.  Since inception, Capitol believes that no such transaction had an aggregate value in excess of 1% of a CDBL’s consolidated revenues for the fiscal year when the transaction occurred or the past portion of the current fiscal year.  Except as otherwise disclosed in this prospectus, neither Capitol, nor, to the best of Capitol’s knowledge, any of Capitol’s directors, executive officers or other affiliates has, since inception, had any transaction with any CDBL or any of its executive officers, directors or affiliates where the aggregate value of the transaction exceeded $120,000.

Fees and Expenses

Capitol will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of a CDBL’s common stock pursuant to the Exchange Offer.  Capitol will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Accounting Treatment

Capitol expects the Exchange Offer to be treated as an equity transaction consisting of the acquisition of noncontrolling interests.

Pro Forma Data

Because each CDBL is already a controlled subsidiary of Capitol, it is already included in Capitol’s consolidated financial statements. Unaudited pro forma consolidated financial information is presented in this document, adjusted for the Exchange Offer (assuming all shares of each CDBL’s common stock not already owned by Capitol are exchanged in the Exchange Offer), which will be accounted for as an acquisition of noncontrolling interests, as if it had occurred effective June 30, 2009 (shown on page 61) and at the beginning of 2008 (shown on page 62), using the aggregate exchange consideration consideration, and does not give effect to the potential conversion of the Series A Preferred.  The accompanying notes to the unaudited pro forma consolidated financial statements are an integral part of the unaudited pro forma financial information. The unaudited pro forma results of operations for the six months ended June 30, 2009 and year ended December 31, 2008 are not necessarily indicative of results for any subsequent period thereafter.

Public Trading

An application will be filed to list shares of the Series A Preferred to be issued in the Exchange Offer on the NASDAQ Capital Market, if the participation in the Exchange Offer results in the required number of beneficial holders of the Series A Preferred required by NASDAQ listing standards (the application will request listing under the symbol “CBCP.P”).  There will be no restriction on the ability of a former CDBL shareholder to sell in the open market the shares of the Series A Preferred received (unless the CDBL shareholder is also an officer, director or affiliate of either the applicable CDBL or Capitol, in which case Rule 144 and Rule 145 issued by the SEC do impose certain restrictions on the sale of the shares of the Series A Preferred). Shares of the Trust-Preferred Securities are listed on the NYSE under the symbol “CBC PrB.”

Capitol may sell affiliate banks owned by the CDBLs prior to or after the Exchange Offer

In April 2009, Capitol announced the retention of Keefe, Bruyette & Woods as a financial advisor to Capitol for the evaluation of current affiliate divestiture opportunities.  Capitol is currently having discussions and negotiations concerning the potential sale of affiliate banks owned by the CDBLs.  It is likely however, that prior to or after the completion of the Exchange Offer Capitol and/or a CDBL will enter into a definitive agreement to sell one or more of its affiliate banks.

On July 10, 2009, CDBL III and Capitol entered into a Stock Purchase Agreement, with The Orfalea Family Foundation, The Hutton Foundation and Eloy Ortega which provides for the sale of fifty one (51%) percent of the issued and outstanding shares of Bank of Santa Barbara for cash in the amount of $4,080,000.

On July 13, 2009, 1st Commerce Bank, a Nevada-chartered non-member bank, CDBL V and Capitol entered into a Merger Agreement with Global Consumer Acquisition Corp., a Delaware corporation (“GCAC”) and WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), which provides for the merger (the “Merger”) of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary.  As a result of the Merger, GCAC will pay the shareholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to certain adjustments at the closing of the Merger in accordance with the terms of the 1st Commerce Merger Agreement.  Holders representing a majority of shares (with Class A Common and Class B Common voting together as a single class) of CDBL V will be required to approve of the sale of 1st Commerce Bank.  If Capitol does not obtain more than a majority of the shares of CDBL V pursuant to the Exchange Offer then Capitol will be required to solicit consents from holders constituting a majority of the issued and outstanding shares of CDBL V to approve the 1st Commerce Bank transaction.

On July 15, 2009, Community Bank of Rowan, a North Carolina chartered bank (“Rowan”), CDBL III and Capitol entered into an Agreement and Plan of Share Exchange (the “Rowan Share Exchange Agreement”), with First American Financial Management Company, a Delaware corporation (“FAFMC”) which provides for the exchange of shares of Rowan (the “Exchange”) for cash with Rowan becoming FAFMC’s wholly-owned subsidiary. As a result of the Exchange, FAFMC will pay the shareholders of Rowan Exchange consideration calculated as follows: (i) each outstanding share of Rowan Stock will be converted into the right to receive cash in an amount equal to the quotient obtained by dividing (x) 813,083 into 150% (the “Multiple”) of the amount of “Tangible Book Value” (as defined below) of Rowan as of the last day of the month immediately preceding the closing.  For purposes of this Agreement, “Tangible Book Value” shall be the aggregate of the capital accounts of Rowan calculated on the basis of “Generally Accepted Accounting Principles” (“GAAP”) less the supplemental capital contributed by Capitol of $2,130,000 (the “Supplemental Capital”) and (ii) Capitol shall be paid the Supplemental Capital multiplied by the multiple.  Based upon the Tangible Book Value of Rowan as of August 31, 2009, CDBL III would be entitled to $6,732,378 as the aggregate purchase price for the sale of Rowan.

There is no guarantee or assurance that any of the above mentioned transactions will close or that holders of shares of CDBL III or CDBL V will be entitled to any of the proceeds of any of the above mentioned transactions because there is no assurance that CDBL III or CDBL V will be permitted to declare and pay dividends of such proceeds to its shareholders if they are restricted by banking regulators from paying dividends given their retained earnings deficit.

Federal Securities Laws Consequences; Stock Transfer Restrictions

This prospectus does not cover any resales of shares of the Series A Preferred and the Trust-Preferred Securities you will receive in the Exchange Offer, and no person is authorized to make any use of this prospectus in connection with any such resale.

All shares of the Series A Preferred and the Trust-Preferred Securities you will receive in the Exchange Offer will be freely transferable, except that if you are deemed to be an ‘affiliate’ of Capitol or a CDBL under the Securities Act of 1933, you may resell those shares only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be affiliates of Capitol or a CDBL for those purposes generally include individuals or entities that control, are controlled by, or are under common control with, Capitol or a CDBL, and would not include shareholders who are not officers, directors or principal shareholders of Capitol or one of the CDBLs.

The affiliates of Capitol or one of the CDBLs may not offer, sell or otherwise dispose of any of the shares of the Series A Preferred or shares of the Trust-Preferred Securities issued to that affiliate in the merger or otherwise owned or acquired by that affiliate: (a) for a period beginning 30 days prior to the merger and continuing until financial results covering at least 30 days of post-merger combined operations of Capitol and the CDBLs have been publicly filed by Capitol; or (b) in violation of the Securities Act.

Share Ownership Of Management

On the record date, there were approximately 15,745 outstanding shares of CDBL III common stock, each of which is entitled to one vote at the special meeting of the CDBL III shareholders. On that date, the directors and executive officers of CDBL III and their affiliates beneficially owned a total of approximately 1.68% of the outstanding shares of CDBL III common stock. Each of CDBL’s directors and executive officers has indicated that they intend to participate in the Exchange Offer.

On the record date, there were approximately 15,243 outstanding shares of CDBL IV common stock, each of which is entitled to one vote at the special meeting of the CDBL IV shareholders. On that date, the directors and executive officers of CDBL IV and their affiliates beneficially owned a total of approximately 1.51% of the outstanding shares of CDBL IV common stock. Each of CDBL’s directors and executive officers has indicated that they intend to participate in the Exchange Offer.

On the record date, there were approximately 15,518 outstanding shares of CDBL V common stock, each of which is entitled to one vote at the special meeting of the CDBL V shareholders. On that date, the directors and executive officers of CDBL V and their affiliates beneficially owned a total of approximately 4.87% of the outstanding shares of CDBL V common stock. Each of CDBL’s directors and executive officers has indicated that they intend to participate in the Exchange Offer.

On the record date, there were approximately 16,825 outstanding shares of CDBL VI common stock, each of which is entitled to one vote at the special meeting of the CDBL VI shareholders. On that date, the directors and executive officers of CDBL VI and their affiliates beneficially owned a total of approximately 1.19% of the outstanding shares of CDBL VI common stock. Each of CDBL’s directors and executive officers has indicated that they intend to participate in the Exchange Offer.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

As controlled subsidiaries of Capitol, the CDBLs are already included in Capitol’s consolidated financial statements.  Unaudited pro forma consolidated financial information follows, adjusted for the Exchange Offer (assuming all shares of each CDBL’s common stock not already owned by Capitol are exchanged in the Exchange Offer), which will be accounted for as an acquisition of noncontrolling interests (if consummated), as if it had occurred effective June 30, 2009 (shown on page 61) and at the beginning of 2008 (shown on page 62).  The accompanying notes to the unaudited pro forma consolidated financial statements are an integral part of the unaudited pro forma financial information.  The unaudited pro forma results of operations for the periods presented are not necessarily indicative of results for any subsequent period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Ltd. And Subsidiaries
June 30, 2009

(in $1,000s, except share and per-share data)
		Pro Forma		Pro Forma
		Adjustments		Amounts
	Historical	Regarding		After
	Amounts	Exchange		Exchange
	As Reported	Offer		Offer

ASSETS

Cash and cash equivalents	$804,581			$804,581
Loans held for resale	30,843			30,843
Investment securities	47,470			47,470
Portfolio loans	4,580,428			4,580,428
Less allowance for loan losses	(114,215)			(114,215)
Net portfolio loans	4,466,213			4,466,213
Premises and equipment, net	53,669			53,669
Goodwill	71,592			71,592
Other real estate owned	103,739			103,739
Other assets	148,041			148,041

TOTAL ASSETS	$5,726,148	$-		$5,726,148

LIABILITIES AND EQUITY

Liabilities:
Deposits	$4,695,019			$4,695,019
Debt obligations	529,941	$8,228	A	538,169
Other liabilities	36,680			36,680
Total liabilities	5,261,640	8,228		5,269,868

Equity:
Capitol Bancorp Limited stockholders' equity:
Preferred stock	-	66,683	B	66,683
Common stock	277,000	(44,824)	C	232,176
Retained earnings	45,048			45,048
Other, net	(463)			(463)
Total Capitol Bancorp Limited stockholders' equity	321,585	21,859		343,444
Noncontrolling interests	142,923	(30,087)	D	112,836
Total equity	464,508	(8,228)		456,280

TOTAL LIABILITIES AND EQUITY	$5,726,148	$-		$5,726,148

Number of preferred shares issued and outstanding		666,830	B	666,830

Book value per Capitol preferred share		$100		$100

Number of common shares issued and outstanding	17,517,331	-	E	17,517,331

Book value per Capitol common share	$18.36			$15.80

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet:

A--Pro forma issuance of Capitol Trust XII securities in conjunction with the exchange of all of the issued and outstanding Class B common stock of CDBL III, CDBL IV,
CDBL V and CDBL VI, at estimated fair value based on closing price as reported by NYSE on June 30, 2009.

B--Pro forma issuance of Series A Noncumulative Convertible Perpetual Preferred stock in exchange for all of the issued and outstanding Class B common stock of CDBL III,
CDBL IV, CDBL V and CDBL VI, at preference value of $100 per share, which may not necessarily approximate fair value.

C--Difference between value ascribed to Series A Noncumulative Convertible Preferred stock and Capitol Trust XII securities and the underlying amount of noncontrolling interests of
CDBL III, CDBL IV, CDBL V and CDBL VI.

D--Elimination of noncontrolling interests of CDBL III, CDBL IV, CDBL V and CDBL VI.

E--Does not assume conversion of Series A Noncumulative Convertible Preferred stock into shares of Capitol's common stock.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
Capitol Bancorp Ltd. And Subsidiaries

(in $1,000s, except per-share data)
	Six Months Ended June 30, 2009				Year Ended December 31, 2008
	Historical	Pro Forma		Pro Forma	Historical	Pro Forma		Pro Forma
	Amounts	Adjustments		Amounts	Amounts	Adjustments		Amounts
Interest income	$138,188			$138,188	$304,315			$304,315
Interest expense	60,149	$3,868	A	64,017	140,466	$3,868	A	144,334
Net interest income	78,039	(3,868)		74,171	163,849	(3,868)		159,981
Provision for loan losses	63,985			63,985	82,492			82,492
Net interest income after provision for loan losses	14,054	(3,868)		10,186	81,357	(3,868)		77,489
Noninterest income	11,951			11,951	26,432			26,432
Noninterest expense	101,683			101,683	190,388			190,388
Loss before income tax benefit	(75,678)	(3,868)		(79,546)	(82,599)	(3,868)		(86,467)
Income tax benefit	(27,419)	1,354		(28,773)	(30,148)	1,354		(31,502)
NET LOSS	(48,259)	(2,514)		(50,773)	(52,451)	(2,514)		(54,965)
Less net losses attributable to noncontrolling interests	13,889	(5,754)	B	8,135	23,844	(9,193)	B	14,651

NET LOSS ATTRIBUTABLE TO
CAPITOL BANCORP LIMITED	$(34,370)	$(8,268)		$(42,638)	$(28,607)	$(11,707)		$(40,314)

NET LOSS PER COMMON SHARE ATTRIBUTABLE
TO CAPITOL BANCORP LIMITED:
Basic	$(2.00)		C	$(2.48)	$(1.67)		C	$(2.35)
Diluted	$(2.00)		C	$(2.48)	$(1.67)		C	$(2.35)

Elements of net loss attributable to Capitol Bancorp
Limited per common share computations (in 1,000s):
Average number of common shares outstanding
for purposes of computing basic net income per
share--denominator for basic net loss per share	17,203	-	D	17,203	17,147	-	D	17,147
Effect of dilutive securities--stock options and unvested
restricted shares	-			-	-			-
Average number of common shares and dilutive securities
for purposes of computing diluted net loss
attributable to Capitol Bancorp Limited per share--
denominator for diluted net loss per share	17,203	-		17,203	17,147	-		17,147

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations:

A--Amount represents additional interest expense associated with Capitol Trust XII securities and related amortization of difference between liquidation amount of such securities and estimated fair value, in conjunction with proposed exchange of all of the issued and outstanding Class B common stock of CDBL III, CDBL IV, CDBL V and CDBL VI.

B--Amount represents effect on operating results attributable to noncontrolling interests due to proposed exchange of all of the issued and outstanding Class B common stock of CDBL III,
CDBL IV, CDBL V and CDBL VI for shares of Noncumulative Convertible Preferred Stock.

C--Assumes no dividends declared on a pro forma basis regarding the Noncumulative Convertible
Preferred Stock issued in proposed exchange of all of the issued and outstanding Class B common stock of CDBL III, CDBL IV, CDBL V and CDBL VI.

D--Does not assume conversion of Series A Noncumulative Convertible Preferred Stock into common shares of Capitol Bancorp Limited.

INFORMATION ABOUT CAPITOL

About Capitol

    Capitol is a $5.8 billion national community bank company, with a current network of 56 separately chartered banks and bank operations in 17 states.  Capitol is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with principal executive offices located at the Capitol Bancorp Center, 200 Washington Square North, Fourth Floor, Lansing, Michigan 48933.  Capitol’s telephone number is 517-487-6555. Capitol also has executive offices located at 2777 East Camelback Road, Suite 375, Phoenix, Arizona 85016 (telephone number 602-955-6100).

Capitol is a uniquely structured affiliation of community banks.  Each of Capitol’s banks is viewed by its management as being a separate business from the perspective of monitoring performance and allocation of financial resources. Capitol uses a unique strategy of bank ownership and development.

    Capitol’s operating strategy is to provide transactional, processing and administrative support and mentoring to aid in the effective growth and development of its banks.  It provides access to support services and management with significant experience in community banking. These administrative and operational support services do not require a direct interface with the bank customer and therefore can be consolidated more efficiently without affecting the bank customer relationship.  Capitol’s subsidiary banks have full decision-making authority in structuring and approving loans and in the delivery and pricing of other banking services.

    Additional information about Capitol and its subsidiaries is included in documents incorporated by reference in this document.  See “Where You Can Find More Information.”

Recent Developments

    Consolidation of Four Arizona Bank Affiliates.  On February 13, 2009, Capitol announced its plans to consolidate four Arizona affiliate banks. Pending regulatory approval, Arrowhead Community Bank, Camelback Community Bank, Mesa Bank and Sunrise Bank of Arizona will consolidate and operate as one charter, Sunrise Bank of Arizona.

    Consolidation of Nine Michigan Bank Affiliates.  Effective March 31, 2009, Capitol merged nine of its wholly-owned Michigan bank charters into one bank, subsequently named Michigan Commerce Bank.  On March 31, 2009, after receiving regulatory approvals, Michigan Commerce Bank commenced operation resulting from the merger of Ann Arbor Commerce Bank, Brighton Commerce Bank, Detroit Commerce Bank, Grand Haven Bank, Kent Commerce Bank, Macomb Community Bank, Muskegon Commerce Bank, Oakland Commerce Bank and Portage Commerce Bank.

    Retention of Keefe, Bruyette & Woods as Financial Advisor to Evaluate Current Affiliate Divestiture Opportunities.  On April 23, 2009, Capitol announced the retention of Keefe, Bruyette & Woods as a financial advisor to Capitol for the evaluation of current affiliate divestiture opportunities including affiliate banks owned by the CDBLs.  Capitol is currently having discussions and negotiations concerning the potential sale of affiliate banks owned by the CDBLs.  As of the date of this proxy statement/prospectus, neither Capitol nor any CDBL has entered into any definitive agreements to sell any affiliate banks owned by the CDBLs.  It is likely however, that prior to or after the completion of the proposed merger Capitol and/or a CDBL will enter into a definitive agreement to sell one or more of its affiliate banks.

Santa Barbara Stock Purchase Agreement.  On July 10, 2009, CDBL III and Capitol entered into a Stock Purchase Agreement (the “Stock Purchase Agreement “), with The Orfalea Family Foundation, The Hutton Foundation and Eloy Ortega (collectively “Purchasers”), which provides for the sale of fifty one (51%) percent of the issued and outstanding shares of Bank of Santa Barbara (“BSB”) for cash (the “Sale”). The transaction contemplated by the Stock Purchase Agreement is referred to herein as the “BSB Acquisition”.

As a result of the Sale, Purchasers will pay CDBL III aggregate Sale consideration of $4,080,000. In addition, Capitol shall be repaid its supplemental capital contribution of $400,000. In exchange for repaying such capital contribution, BSB shall, at closing, issue Purchasers an additional 40,000 newly-issued shares of BSB common stock. Within the lesser of 30 days of the closing of the transaction or the legally required disclosure date, Purchasers agreed to send a letter to the remaining shareholders of BSB disclosing all of the material terms of the Acquisition.  Such letter is required to include any and all legally required disclosures relative to the transaction contemplated by the Stock Purchase Agreement (the “Investor Letter”). The Investor Letter shall also extend an offer to purchase the shares of the remaining shareholders of BSB on the same financial terms as the BSB Acquisition and shall be in accordance with the requirements all applicable state and federal law.

Following Closing, CDBL III may (depending upon the collection) receive up to an additional 51% of a set aside escrow of $1,088,684 for certain classified loans set forth on an exhibit to the Stock Purchase Agreement. Likewise, any BSB shareholders that sell their shares of BSB stock to the Purchasers will also receive a portion of the remaining amount of the set aside escrow in the same percentage as their proportionate ownership of BSB stock.  In addition, CDBL III and those shareholders that sell their stock to Purchasers shall be paid, in the same percentage as their proportionate ownership of BSB stock, for recoveries of certain charged-off loans totaling $735,690.  However, prior to the distributions contemplated by this paragraph, Capitol will be reimbursed for any and all severance amounts paid by it to the BSB’s President.

The BSB Acquisition is subject to approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the California Department of Financial Institutions.

Pursuant to the Stock Purchase Agreement, either party may terminate the Stock Purchase Agreement in the event the Sale is not consummated by October 31, 2009. The Stock Purchase Agreement also contains customary representations, warranties and covenants made by the respective parties thereto.

The BSB Acquisition is expected to be consummated in the third quarter of 2009 upon the fulfillment of certain conditions, including obtaining the required regulatory approvals. The Stock Purchase Agreement is also subject to the fulfillment of other customary closing conditions.

1st Commerce Merger Agreement.  On July 13, 2009, 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), CDBL V and Capitol entered into a Merger Agreement (the “1st Commerce Merger Agreement”), with Global Consumer Acquisition Corp., a Delaware corporation (“GCAC”) and WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”),  which provides for the merger (the “Merger”) of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary. The transaction contemplated by the 1st Commerce Merger Agreement is referred to herein as the “1ST Commerce Acquisition”.

Pursuant to the 1st Commerce Merger Agreement and subject to the terms and conditions specified therein, 1st Commerce Merger Sub will be merged with and into 1st Commerce Bank, with 1st Commerce Bank as the surviving entity at closing. As a result of the Merger, GCAC will pay the shareholders of 1st Commerce Bank an aggregate merger consideration of $8.25 million, subject to increase or decrease at the closing of the Merger in accordance with the terms of the 1st Commerce Merger Agreement. The shares of those 1st Commerce Bank shareholders who do not exercise their dissenter’s rights under Nevada law will be cancelled and extinguished and automatically converted into the right to certain per share merger consideration, based on the aggregate merger consideration paid. Each share of common stock of 1st Commerce Merger Sub shall be converted into one share of common stock of the surviving corporation. The consummation of the Merger is conditioned upon, among other things, the approval by the holders of shares of common stock of CDBL V of the 1st Commerce Merger Agreement and the Merger. The 1st Commerce Acquisition is subject to approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the Nevada Division of Financial Institutions.

Pursuant to the 1st Commerce Merger Agreement, either party may terminate the 1st Commerce Merger Agreement in the event the Merger is not consummated by October 31, 2009. The 1st Commerce Merger Agreement also contains customary representations, warranties and covenants made by the respective parties thereto.

The 1st Commerce Acquisition is expected to be consummated in the third quarter of 2009 upon the fulfillment of certain conditions, including (a) obtaining the required regulatory approvals, (b) the affirmative vote of GCAC stockholders to adopt the 1st Commerce Merger Agreement; and (c) holders of less than 30% of the shares of GCAC’s common stock issued in GCAC’s initial public offering having (i) voted against the consummation of the 1st Commerce Acquisition and (ii) exercised their rights to convert their shares into a pro rata share rata of GCAC’s trust account in accordance with GCAC’s amended and restated certificate of incorporation. The consummation of the Merger is also conditioned upon the approval of the 1st Commerce Merger Agreement and the Merger by the holders of shares of 1st Commerce’s common stock. The 1st Commerce Merger Agreement is also subject to the fulfillment of other customary closing conditions.

Holders representing a majority of shares (with Class A Common and Class B Common voting together as a single class) of CDBL V will be required to approve of the sale of 1st Commerce Bank.  If Capitol does not obtain more than a majority of the shares of CDBL V pursuant to the Exchange Offer then Capitol will be required to solicit consents from holders constituting a majority of the issued and outstanding shares of CDBL V to approve the 1st Commerce Bank transaction.

Rowan Share Exchange Agreement.  On July 15, 2009, Community Bank of Rowan, a North Carolina chartered bank (“Rowan”), CDBL III and Capitol entered into an Agreement and Plan of Share Exchange (the “Rowan Share Exchange Agreement”), with First American Financial Management Company, a Delaware corporation (“FAFMC”) which provides for the exchange of shares of Rowan (the “Exchange”) for cash with Rowan becoming FAFMC’s wholly-owned subsidiary. The transaction contemplated by the Rowan Share Exchange Agreement is referred to herein as the “Rowan Acquisition”.

As a result of the Exchange, FAFMC will pay the shareholders of Rowan exchange consideration calculated as follows: (i) each outstanding share of Rowan Stock will be converted into the right to receive cash in an amount equal to the quotient obtained by dividing (x) 813,083 into 150% (the “Multiple”) of the amount of “Tangible Book Value” (as defined below) of Rowan as of the last day of the month immediately preceding the closing.  For purposes of this Agreement, “Tangible Book Value” shall be the aggregate of the capital accounts of Rowan calculated on the basis of “Generally Accepted Accounting Principles” (“GAAP”) less the supplemental capital contributed by Capitol of $2,130,000 (the “Supplemental Capital”) and (ii) Capitol shall be paid the Supplemental Capital multiplied by the multiple (collectively, the “Exchange Consideration”). The shares of those Rowan shareholders who do not exercise their dissenter’s rights under North Carolina law will be cancelled and extinguished and automatically converted into the right to certain per share Exchange Consideration. The consummation of the Exchange is conditioned upon, among other things, the approval by the holders of shares of common stock of Rowan of the Rowan Share Exchange Agreement and the Exchange. The Rowan Acquisition is subject to approvals from the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the North Carolina Commissioner of Banks.

Pursuant to the Rowan Share Exchange Agreement, either party may terminate the Rowan Share Exchange Agreement in the event the Exchange is not consummated by October 31, 2009. The Rowan Share Exchange Agreement also contains customary representations, warranties and covenants made by the respective parties thereto.

The Rowan Acquisition is expected to be consummated in the third quarter of 2009 upon the fulfillment of certain conditions, including obtaining the required regulatory approvals. The consummation of the Exchange is also conditioned upon the approval of the Rowan Share Exchange Agreement and the Exchange by the holders of shares of CDBL III’s common stock. The Rowan Share Exchange Agreement is also subject to the fulfillment of other customary closing conditions.  Based upon the Tangible Book Value of Rowan as of August 31, 2009, CDBL III would be entitled to $6,732,378 as the aggregate purchase price for the sale of Rowan.

    Suspension of Dividends on Common Stock and Distributions on Trust-Preferred Securities.    On April 17, 2009, Capitol announced that it had elected to defer regularly scheduled interest payments on Capitol’s junior subordinated debentures.  The debentures are owned by Capitol Trust I through XII and were funded by the trusts’ issuance of trust-preferred securities.  The total estimated annual interest that would be payable on the debentures and the underlying trust-preferred securities, if not deferred, is approximately $14 million.  The terms of the debentures and trust indentures allow for Capitol to defer payment of distributions on the trust-preferred securities at any time or from time to time for up to 20 consecutive quarters , or five years, provided no event of default (as defined in the indentures) has occurred and is continuing.  Capitol is not in default with respect to the indentures, and the deferral of interest does not constitute an event of default under the indentures.  While Capitol defers the payment of interest, it will continue to accrue the interest obligation at the applicable interest rate.  Upon the termination of the deferral period, all accrued and unpaid interest is due and payable.  During the deferral period, Capitol may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (subject to certain exceptions).  Suspension of the common stock dividend will conserve an additional $3.5 million on an annualized basis.

Proposed Spin-off of Michigan Commerce Bancorp Limited.  On July 21, 2009, Capitol announced its intention to formally and legally separate the operations of Michigan Commerce Bancorp Limited (“MCBL”) as an independent publicly-traded company. Upon completion of the spin-off, Capitol will continue to be a bank holding company with national operations and MCBL will be a separate publicly-traded bank holding company consisting of the substantial majority of Capitol’s prior Michigan-based banks.

In the proposed spin-off, Capitol’s shareholders will receive shares of MCBL common stock according to a distribution ratio. The distribution ratio and related record date for the proposed distribution will be determined in the near future. The proposed spin-off is subject to a number of contingencies. The proposed spin-off will enable the two separate publicly-traded companies to focus on maximizing opportunities for the distinct business markets of each, and will allow both Capitol and MCBL to each develop and implement a strategic plan that fits their specific market and operations, resulting in enhanced shareholder value in both companies.

MCBL’s consolidated total assets approximated $1.3 billion or about 22 percent of Capitol’s total assets as of June 30, 2009. If the proposed spin-off had been completed on June 30, 2009, consolidated assets for Capitol would have totaled approximately $4.5 billion, while reflecting a material decline in nonperforming assets and a modest increase in the consolidated total capital ratio.  On July 21, 2009, MCBL filed a Form 10 registration statement with the SEC.

The Form 10 contains a preliminary information statement that includes, among other things, historical financial statements for MCBL for fiscal years 2006-2008 and management’s discussion and analysis of the results of operations and financial condition for such fiscal years, as well as information related to the planned spinoff of MCBL, the business of MCBL, a list of MCBL’s expected executive officers and directors and other customary legal and financial disclosures for MCBL, including risk factors.  The Form 10 is accessible through the SEC’s database of online corporate financial information by searching under Michigan Commerce Bancorp Limited at www.sec.gov. A copy of the Form 10 filing will also be available on the investor page at www.capitolbancorp.com.

If the spin-off is completed, in order for holders of the Series A Preferred to participate in the spin-off, holders of shares of the Series A Preferred must elect to convert their shares of the Series A Preferred into shares of Capitol’s common stock prior to the record date for the spin-off and remain a holder of record of shares of Capitol’s common stock as of such record date.

Adoption of Shareholder Rights Plan. On July 21, 2009, Capitol also announced that it had adopted a Shareholder Rights Plan in which one purchase right will be distributed as a dividend on each share of common stock held of record as of the close of business on July 31, 2009. The rights will be deemed attached to the certificates representing outstanding shares of common stock and no separate rights certificates will be issued at that time.

Withdrawal of TARP Application.  On July 23, 2009, Capitol announced that it had decided to officially withdraw its application for funds under the United States Treasury’s Troubled Asset Relief Program Capital Purchase Program.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Limited and Subsidiaries
June 30, 2009

(in $1,000s, except per share amounts)

		Proposed
		Spin-Off of
	Historical	Michigan Commerce
	Amounts	Bancorp Limited	Pro Forma
	As Reported	(Note A)	Consolidated

ASSETS

Cash and cash equivalents	$804,581	$(115,020)	$689,561
Loans held for resale	30,843	(2,592)	28,251
Investment securities	47,470	(8,374)	39,096
Portfolio loans	4,580,428	(1,087,545)	3,492,883
Less allowance for loan losses	(114,215)	36,958	(77,257)
Net portfolio loans	4,466,213	(1,050,587)	3,415,626
Premises and equipment, net	53,669	(11,932)	41,737
Goodwill	71,592	(2,875)	68,717
Other real estate owned	103,739	(25,116)	78,623
Other assets	148,041	(33,474)	114,567

TOTAL ASSETS	$5,726,148	$(1,249,970)	$4,476,178

LIABILITIES AND EQUITY

Liabilities:
Deposits	$4,695,019	$(1,086,341)	$3,608,678
Debt obligations	529,941	(51,400)	478,541
Other liabilities	36,680	(6,523)	30,157
Total liabilities	5,261,640	(1,144,264)	4,117,376

Equity:
Capitol Bancorp Limited stockholders' equity:
Preferred stock	-	-	-
Common stock	277,000	(118,546)	158,454
Retained earnings	45,048	12,799	57,847
Other, net	(463)	41	(422)
Total Capitol Bancorp Limited stockholders' equity	321,585	(105,706)	215,879
Noncontrolling interests in consolidated subsidiaries	142,923	-	142,923
Total equity	464,508	(105,706)	358,802

TOTAL LIABILITIES AND EQUITY	$5,726,148	$(1,249,970)	$4,476,178

Number of common shares outstanding	17,517,331		17,517,331

Book value per share of Capitol Bancorp Limited
stockholders' equity	$18.36		$12.32

Nonperforming loans	$264,553	$(91,562)	$172,991
Real estate owned and other repossessed assets	103,953	(25,134)	78,819
Total nonperforming assets	$368,506	$(116,696)	$251,810

Selected ratios:
Total equity as a percentage of total assets	8.11%	8.46%	8.02%
Total capital as a percentage of total assets--Note B	11.03%	8.46%	11.75%
Allowance for loan losses as a percentage of portfolio loans	2.49%	3.40%	2.21%
Allowance for loan losses coverage ratio of nonperforming loans	43.17%	40.36%	44.66%
Nonperforming loans as a percentage of portfolio loans	5.78%	8.42%	4.95%
Nonperforming assets as a percentage of total assets	6.44%	9.34%	5.63%

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet:

A--Pro forma spin-off of Michigan Commerce Bancorp Limited (MCBL), previously a wholly-
owned subsidiary of Capitol Bancorp Limited (Capitol). MCBL's amounts include its wholly-owned subsidiaries, Michigan Commerce Bank and Bank of Auburn Hills.

B--Total capital includes trust-preferred securities (subordinated debentures) and total equity.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
Capitol Bancorp Limited and Subsidiaries

(in $1,000s, except per-share data)
	Six Months Ended June 30, 2009			Year Ended December 31, 2008
					Pro Forma Adjustments
		Spin-Off of			Spin-Off of
		Michigan			Michigan	Spin-Off of
		Commerce			Commerce	Bank of
	Historical	Bancorp Limited	Pro Forma	Historical	Bancorp Limited	Auburn Hills	Pro Forma
	Amounts	(Notes A and B)	Consolidated	Amounts	(Note A)	(Note B)	Consolidated

Interest income	$138,188	$(32,344)	$105,844	$304,315	$(75,446)	$(2,674)	$226,195
Interest expense	60,149	(14,813)	45,336	140,466	(36,809)	(1,512)	102,145
Net interest income	78,039	(17,531)	60,508	163,849	(38,637)	(1,162)	124,050
Provision for loan losses	63,985	(18,031)	45,954	82,492	(30,040)	(1,189)	51,263
Net interest income after provision for loan losses	14,054	500	14,554	81,357	(8,597)	27	72,787
Noninterest income	11,951	(2,104)	9,847	26,432	(4,491)	(91)	21,850
Noninterest expense	101,683	(22,446)	79,237	190,388	(33,916)	(1,509)	154,963
Loss before income tax benefit	(75,678)	20,842	(54,836)	(82,599)	20,828	1,445	(60,326)
Income tax benefit	(27,419)	7,075	(20,344)	(30,148)	7,060	487	(22,601)
NET LOSS	(48,259)	13,767	(34,492)	(52,451)	13,768	958	(37,725)
Less net losses attributable to noncontrolling interests	13,889	-	13,889	23,844	-	-	23,844

NET LOSS ATTRIBUTABLE TO CAPITOL BANCORP LIMITED	$(34,370)	$13,767	$(20,603)	$(28,607)	$13,768	$958	$(13,881)

NET LOSS PER SHARE ATTRIBUTABLE TO CAPITOL
BANCORP LIMITED:
Basic	$(2.00)		$(1.20)	$(1.67)			$(0.81)
Diluted	$(2.00)		$(1.20)	$(1.67)			$(0.81)

Elements of net loss per share computations (in 1,000s):
Average number of common shares outstanding
for purposes of computing basic net loss per
share--denominator for basic net loss per share	17,203		17,203	17,147			17,147
Effect of dilutive securities--stock options and unvested
restricted shares	-		-	-			-
Average number of common shares and dilutive securities
for purposes of computing diluted net loss per share	17,203		17,203	17,147			17,147

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations:

A--Pro forma spin-off of Michigan Commerce Bancorp Limited (MCBL), previously a wholly-
owned subsidiary of Capitol Bancorp Limited (Capitol). On March 31, 2009, Capitol transferred its interest in Michigan Commerce Bank (MCB, a wholly-owned subsidiary of Capitol) to MCBL, resulting in MCB becoming a wholly-owned subsidiary of MCBL. The pro forma adjustment removes the operating results of MCB as if the spin-off occurred at the beginning of the period presented.

B--Pro forma spin-off of Bank of Auburn Hills (BAH), previously a wholly-owned subsidiary of Capitol. On June 30, 2009, Capitol transferred its interest in BAH to MCBL, resulting in
BAH becoming a wholly-owned subsidiary of MCBL. The pro forma adjustment removes the operating results of BAH as if the spin-off occurred at the beginning of the period presented.

INFORMATION ABOUT CDBL III

Management’s Discussion and Analysis of Financial Condition and Results of Operations

    Management’s discussion and analysis of financial condition and results of operations for the periods ended June 30, 2009 and 2008 and years ended December 31, 2008, 2007 and 2006 are included in this prospectus as part of Appendix A-1.

Financial Statements

    Audited financial statements of CDBL III as of December 31, 2008 and 2007 and each of the three years in the period ended December 31, 2008 are included in this proxy statement/prospectus as part of Appendix A-1.  Unaudited interim financial statements of CDBL III as of June 30, 2009 and for the six months ended June, 2009 and 2008 are included in this prospectus as part of Appendix A-1.

Executive Officers and Directors of CDBL III

The directors of CDBL III are as follows:

Director Name	Age	Director Since	Present Principal Occupation, Business Experience, and Certain Other Information
Bruce Ash	57	2009	Mr. Ash is the President & CEO of Paul Ash Management Company, LLC. He also serves as a member of the Board of Directors of Bank of Tucson, an affiliate of Capitol.
James H. Hile	65	2009
Mr. Hile is the current owner of JHile Group, which offers consulting in the areas of management, quality systems, sales and marketing.  He previously served as General Manager of IBM for 24 years, and as President, CEO and majority shareholder for Fakespace Corp. for 5 years.  He was also a Captain and Vietnam Company Commander in the U.S. Army.

L. Douglas Johns	65	2005
Mr. Johns is the President of Mid-Michigan Investment Company.  He is a member of the Board of Directors of Capitol Bancorp Ltd. and formerly served as a member of the Board of Directors of Capitol’s affiliate, Nevada Community Bancorp Limited, which was merged with and into Capitol.  Mr. Johns serves as Secretary of Capitol Development Bancorp Limited III, IV, V, VI, VII and VIII.

Mark Kerrins	57	2009
Mr. Kerrins has been employed by the Michigan Chamber of Commerce for 35 years.  He currently serves as Senior Manager of Membership Development.  He also has 30 years of real estate investment experience in residential, commercial and industrial development and rental.

David McSherry	71	2009
Mr. McSherry currently serves as General Partner of Northwind Investment Company.  He is the past President of MPI School & Instructional Supply.  Mr. McSherry is a member of the Board of Directors of McLaren Health Care System and the Ingham Regional Medical Center, and formerly served on the Board of Directors of First California Bancorp, which was merged with and into Capitol.

Cristin K. Reid	40	2005
Ms. Reid is the Corporate President of Capitol and currently serves as Chairman and Chief Executive Officer of CDBL III, IV, V, VI, VII and VIII.  She was previously Chief Operating Officer, Chief Administrative Officer, Executive Vice President, General Counsel and has served in other various executive capacities at Capitol since 1997.  Ms. Reid was appointed to Capitol’s Board of Directors in 2001.  She formerly served on the Board of Capitol’s affiliates Nevada Community Bancorp Limited, which was merged with and into Capitol, Camelback Community Bank, Portage Commerce Bank and Ann Arbor Commerce Bank.  She is currently the Chairman of Capitol’s affiliate, Capitol National Bank.

Securities Ownership of Certain Beneficial Owners and Management of CDBL III

As of June 30, 2009, CDBL III had 15,745 shares of common stock outstanding, which were held by 100 holders of record.  All of the individual members of CDBL III’s Board of Directors have indicated to Capitol that they intend to tender their CDBL shares pursuant to the Exchange Offer.

           Except as otherwise set forth below, the following table sets forth information as of June 30, 2009, with respect to the number of shares of common stock owned by (i) each person known by Capitol to be a beneficial owner of more than 5% of CDBL III’s common stock, (ii) each of CDBL III’s Directors, (iii) each of CDBL III’s executive officers and (iv) all of CDBL III’s Directors and executive officers as a group.

	Amount and Nature of Beneficial Owner of CDBL III Common Stock (1) (2)

Name and Address of Beneficial Owner	Sole Voting or Dispositive Power(4)	Shared Voting or Dispositive Power (3)	Total Beneficial Ownership (4)	Percent of Total
Capitol Bancorp Ltd. Capitol Bancorp Center 200 Washington Square North, 4th Floor Lansing, Michigan 48933	1,000	0	1,000	6.35%
DeVisser Properties 151 Central Ave, Ste 220 Holland, MI 49423	1,000	0	1,000	6.35%
R & M Hamrick Family Trust 1500 Castlewall St. Las Vegas, NV 89117	800	0	800	5.08%
Michael R. Hourani 3120 N. Cambridge Lansing, MI 48911	1,000	0	1,000	6.35%

CDBL III’s Directors and Executive Officers:
Bruce Ash	100	0	100	0.64%
James H. Hile	0	0	0	--
L. Douglas Johns	0	0	0	--
Mark Kerrins	0	100	100	0.64%
David McSherry	0	100	100	0.64%
Cristin K. Reid	0	65	65	0.41%

Total of CDBL III shares held by Directors and Executive Officers	100	265	365	2.32%

(1)	The information shown in this table is based upon information known by Capitol or otherwise furnished to Capitol by the individuals named in the table as of June 30, 2009.

(2)
The number of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in fiduciary capacities by CDBL III are not included unless otherwise indicated.  CDBL III and the directors and officers of CDBL III disclaim beneficial ownership of shares held by CDBL III in fiduciary capacities.

(3)
These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship.  Shares held in fiduciary capacities by CDBL III are not included unless otherwise indicated.  The directors and executive officers of CDBL III, by reason of their positions, may be in a position to influence the voting or disposition of shares held in trust by CDBL III to some degree, but disclaim beneficial ownership of these shares.

Certain Relationships and Related Transactions

    Directors and officers of CDBL III and their associates were customers of, and had transactions with, CDBL III’s bank subsidiaries and or affiliates in the ordinary course of business since CDBL III’s inception.  All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

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INFORMATION ABOUT CDBL IV

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations for the periods ended June 30, 2009 and 2008 and years ended December 31, 2008, 2007 and 2006 are included in this prospectus as part of Appendix A-2.

Financial Statements

Audited financial statements of CDBL IV as of December 31, 2008 and 2007 are included in this prospectus as part of Appendix A-2.  Unaudited interim financial statements of CDBL IV as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 are included in this prospectus as part of Appendix A-2.

Executive Officers and Directors of CDBL IV

The directors of CDBL IV are as follows:

Director Name	Age	Director Since	Present Principal Occupation, Business Experience, and Certain Other Information
Bruce Ash	57	2009	Mr. Ash is the President & CEO of Paul Ash Management Company, LLC. He also serves as a member of the Board of Directors of Bank of Tucson, an affiliate of Capitol.
James H. Hile	65	2009
Mr. Hile is the current owner of JHile Group, which offers consulting in the areas of management, quality systems, sales and marketing.  He previously served as General Manager of IBM for 24 years, and as President, CEO and majority shareholder for Fakespace Corp. for 5 years.  He was also a Captain and Vietnam Company Commander in the U.S. Army.

L. Douglas Johns	65	2005
Mr. Johns is the President of Mid-Michigan Investment Company.  He is a member of the Board of Directors of Capitol Bancorp Ltd. and formerly served as a member of the Board of Directors of Capitol’s affiliate, Nevada Community Bancorp Limited, which was merged with and into Capitol.  Mr. Johns serves as Secretary of Capitol Development Bancorp Limited III, IV, V, VI, VII and VIII.

Mark Kerrins	57	2009
Mr. Kerrins has been employed by the Michigan Chamber of Commerce for 35 years.  He currently serves as Senior Manager of Membership Development.  He also has 30 years of real estate investment experience in residential, commercial and industrial development and rental.

David McSherry	71	2009
Mr. McSherry currently serves as General Partner of Northwind Investment Company.  He is the past President of MPI School & Instructional Supply.  Mr. McSherry is a member of the Board of Directors of McLaren Health Care System and the Ingham Regional Medical Center, and formerly served on the Board of Directors of First California Bancorp, which was merged with and into Capitol.

Cristin K. Reid	40	2005
Ms. Reid is the Corporate President of Capitol and currently serves as Chairman and Chief Executive Officer of CDBL III, IV, V, VI, VII and VIII.  She was previously Chief Operating Officer, Chief Administrative Officer, Executive Vice President, General Counsel and has served in other various executive capacities at Capitol since 1997.  Ms. Reid was appointed to Capitol’s Board of Directors in 2001.  She formerly served on the Board of Capitol’s affiliates Nevada Community Bancorp Limited, which was merged with and into Capitol, Camelback Community Bank, Portage Commerce Bank and Ann Arbor Commerce Bank.  She is currently the Chairman of Capitol’s affiliate, Capitol National Bank.

Securities Ownership of Certain Beneficial Owners and Management of CDBL IV

As of June 30, 2009, CDBL IV had 15,243 shares of common stock outstanding, which were held by 92 holders of record.  All of the individual members of CDBL IV’s Board of Directors have indicated to Capitol that they intend to tender their CDBL shares pursuant to the Exchange Offer.

    Except as otherwise set forth below, the following table sets forth information as of June 30, 2009, with respect to the number of shares of common stock owned by (i) each person known by Capitol to be a beneficial owner of more than 5% of CDBL IV’s common stock, (ii) each of CDBL IV’s Directors, (iii) each of CDBL IV’s executive officers and (iv) all of CDBL IV’s Directors and executive officers as a group.

	Amount and Nature of Beneficial Owner of CDBL IV Common Stock (1) (2)

Name and Address of Beneficial Owner	Sole Voting or Dispositive Power(4)	Shared Voting or Dispositive Power (3)	Total Beneficial Ownership (4)	Percent of Total
Capitol Bancorp Ltd. Capitol Bancorp Center 200 Washington Square North, 4th Floor Lansing, Michigan 48933	1,000	--	1,000	6.56%
Sam X. Eyde and Judith A. Eyde JT TEN 2800 Bryon Circle Lansing, MI 48912	1,000	0	1,000	6.56%
HSL RE Holdings, LLC 3901 E. Broadway Blvd. Tucson, AZ 85711	1,000	0	1,000	6.56%
B.G. Wetherington Farms L.P. P.O. Box 456 Hahira, GA 31632	900	0	900	5.90%

CDBL IV’s Directors and Executive Officers:
Bruce Ash	125	100	225	1.48%
James H. Hile	0	0	0	--
L. Douglas Johns	0	30	30	0.20%
Mark Kerrins	0	200	200	1.31%
David McSherry	0	0	0	--
Cristin K. Reid	0	0	0	--

Total of CDBL IV shares held by Directors and Executive Officers	125	330	455	2.98%

(1)	The information shown in this table is based upon information known by Capitol or otherwise furnished to Capitol by the individuals named in the table as of June 30, 2009.

(2)
The number of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in fiduciary capacities by CDBL IV are not included unless otherwise indicated.  CDBL IV and the directors and officers of CDBL IV disclaim beneficial ownership of shares held by CDBL IV in fiduciary capacities.

(3)
These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship.  Shares held in fiduciary capacities by CDBL IV are not included unless otherwise indicated.  The directors and executive officers of CDBL IV, by reason of their positions, may be in a position to influence the voting or disposition of shares held in trust by CDBL IV to some degree, but disclaim beneficial ownership of these shares.

Certain Relationships and Related Transactions

Directors and officers of CDBL IV and their associates were customers of, and had transactions with, CDBL IV’S bank subsidiaries and or affiliates in the ordinary course of business since CDBL IV’s inception.  All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

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INFORMATION ABOUT CDBL V

Management’s Discussion and Analysis of Financial Condition and Results of Operations

    Management’s discussion and analysis of financial condition and results of operations for the periods ended June 30, 2009 and 2008 and December 31, 2008, 2007 and 2006 are included in this prospectus as part of Appendix A-3.

Financial Statements

    Audited financial statements of CDBL V as of December 31, 2008 and 2007 are included in this prospectus as part of Appendix A-3.  Unaudited interim financial statements of CDBL V as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 are included in this prospectus as part of Appendix A-3.

Executive Officers and Directors of CDBL V

    The directors of CDBL V are as follows:

Director Name	Age	Director Since	Present Principal Occupation, Business Experience, and Certain Other Information
Bruce Ash	57	2009	Mr. Ash is the President & CEO of Paul Ash Management Company, LLC. He also serves as a member of the Board of Directors of Bank of Tucson, an affiliate of Capitol.
James H. Hile	65	2009
Mr. Hile is the current owner of JHile Group, which offers consulting in the areas of management, quality systems, sales and marketing.  He previously served as General Manager of IBM for 24 years, and as President, CEO and majority shareholder for Fakespace Corp. for 5 years.  He was also a Captain and Vietnam Company Commander in the U.S. Army.

L. Douglas Johns	65	2006
Mr. Johns is the President of Mid-Michigan Investment Company.  He is a member of the Board of Directors of Capitol Bancorp Ltd. and formerly served as a member of the Board of Directors of Capitol’s affiliate, Nevada Community Bancorp Limited, which was merged with and into Capitol.  Mr. Johns serves as Secretary of Capitol Development Bancorp Limited III, IV, V, VI, VII and VIII.

Mark Kerrins	57	2009
Mr. Kerrins has been employed by the Michigan Chamber of Commerce for 35 years.  He currently serves as Senior Manager of Membership Development.  He also has 30 years of real estate investment experience in residential, commercial and industrial development and rental.

David McSherry	71	2009
Mr. McSherry currently serves as General Partner of Northwind Investment Company.  He is the past President of MPI School & Instructional Supply.  Mr. McSherry is a member of the Board of Directors of McLaren Health Care System and the Ingham Regional Medical Center, and formerly served on the Board of Directors of First California Bancorp, which was merged with and into Capitol.

Cristin K. Reid	40	2006
Ms. Reid is the Corporate President of Capitol and currently serves as Chairman and Chief Executive Officer of CDBL III, IV, V, VI, VII and VIII.  She was previously Chief Operating Officer, Chief Administrative Officer, Executive Vice President, General Counsel and has served in other various executive capacities at Capitol since 1997.  Ms. Reid was appointed to Capitol’s Board of Directors in 2001.  She formerly served on the Board of Capitol’s affiliates Nevada Community Bancorp Limited, which was merged with and into Capitol, Camelback Community Bank, Portage Commerce Bank and Ann Arbor Commerce Bank.  She is currently the Chairman of Capitol’s affiliate, Capitol National Bank.

Securities Ownership of Certain Beneficial Owners and Management of CDBL V

As of June 30, 2009, CDBL V had 15,518 shares of common stock outstanding, which were held by 116 holders of record.  All of the individual members of CDBL V’s Board of Directors have indicated to Capitol that they intend to tender their CDBL shares pursuant to the Exchange Offer.

    Except as otherwise set forth below, the following table sets forth information as of June 30, 2009, with respect to the number of shares of common stock owned by (i) each person known by Capitol to be a beneficial owner of more than 5% of CDBL V’s common stock, (ii) each of CDBL V’s Directors, (iii) each of CDBL V’s executive officers and (iv) all of CDBL V’s Directors and executive officers as a group.

	Amount and Nature of Beneficial Owner of CDBL V common Stock (1) (2)

Name and Address of Beneficial Owner	Sole Voting or Dispositive Power(4)	Shared Voting or Dispositive Power (3)	Total Beneficial Ownership (4)	Percent of Total
Capitol Bancorp Ltd. Capitol Bancorp Center 200 Washington Square North, 4th Floor Lansing, Michigan 48933	1,000	--	1,000	6.44%
DeVisser Properties, LLC 151 Central Ave., Ste 220 Holland, MI 49423	1,000	0	1,000	6.44%
HSL RE Holdings, LLC 3901 E. Broadway Tucson, AZ 85716	1,500	0	1,500	9.67%

CDBL V’s Directors and Executive Officers:
Bruce Ash	100	250	350	2.26%
James H. Hile	720	0	720	4.64%
L. Douglas Johns	0	0	0	--
Mark Kerrins	0	0	0	--
David McSherry	0	0	0	--
Cristin K. Reid	0	35	35	0.23%

Total of CDBL V shares held by Directors and Executive Officers	820	285	1,105	7.12%

(1)	The information shown in this table is based upon information known by Capitol or otherwise furnished to Capitol by the individuals named in the table as of June 30, 2009.

(2)
The number of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in fiduciary capacities by CDBL V are not included unless otherwise indicated.  CDBL V and the directors and officers of CDBL V disclaim beneficial ownership of shares held by CDBL V in fiduciary capacities.

(3)
These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship.  Shares held in fiduciary capacities by CDBL V are not included unless otherwise indicated.  The directors and executive officers of CDBL V, by reason of their positions, may be in a position to influence the voting or disposition of shares held in trust by CDBL V to some degree, but disclaim beneficial ownership of these shares.

Certain Relationships and Related Transactions

    Directors and officers of CDBL V and their associates were customers of, and had transactions with, CDBL V’s bank subsidiaries and or affiliates in the ordinary course of business since CDBL V’s inception.  All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

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INFORMATION ABOUT CDBL VI

Management’s Discussion and Analysis of Financial Condition and Results of Operations

    Management’s discussion and analysis of financial condition and results of operations for the periods ended June 30, 2009 and 2008 and years ended December 31, 2008, 2007 and 2006 are included in this prospectus as part of Appendix A-4.

Financial Statements

    Audited financial statements of CDBL VI as of December 31, 2008 and 2007 are included in this prospectus as part of Appendix A-4.  Unaudited interim financial statements of CDBL VI as of June 30, 2009 and for the six months ended June, 2009 and 2008 are included in this prospectus as part of Appendix A-4.

Executive Officers and Directors of CDBL VI

    The directors of CDBL VI are as follows:

Director Name	Age	Director Since	Present Principal Occupation, Business Experience, and Certain Other Information
Bruce Ash	57	2009	Mr. Ash is the President & CEO of Paul Ash Management Company, LLC. He also serves as a member of the Board of Directors of Bank of Tucson, an affiliate of Capitol.
James H. Hile	65	2009
Mr. Hile is the current owner of JHile Group, which offers consulting in the areas of management, quality systems, sales and marketing.  He previously served as General Manager of IBM for 24 years, and as President, CEO and majority shareholder for Fakespace Corp. for 5 years.  He was also a Captain and Vietnam Company Commander in the U.S. Army.

L. Douglas Johns	65	2006
Mr. Johns is the President of Mid-Michigan Investment Company.  He is a member of the Board of Directors of Capitol Bancorp Ltd. and formerly served as a member of the Board of Directors of Capitol’s affiliate, Nevada Community Bancorp Limited, which was merged with and into Capitol.  Mr. Johns serves as Secretary of Capitol Development Bancorp Limited III, IV, V, VI, VII and VIII.

Mark Kerrins	57	2009
Mr. Kerrins has been employed by the Michigan Chamber of Commerce for 35 years.  He currently serves as Senior Manager of Membership Development.  He also has 30 years of real estate investment experience in residential, commercial and industrial development and rental.

David McSherry	71	2009
Mr. McSherry currently serves as General Partner of Northwind Investment Company.  He is the past President of MPI School & Instructional Supply.  Mr. McSherry is a member of the Board of Directors of McLaren Health Care System and the Ingham Regional Medical Center, and formerly served on the Board of Directors of First California Bancorp, which was merged with and into Capitol.

Cristin K. Reid	40	2006
Ms. Reid is the Corporate President of Capitol and currently serves as Chairman and Chief Executive Officer of CDBL III, IV, V, VI, VII and VIII.  She was previously Chief Operating Officer, Chief Administrative Officer, Executive Vice President, General Counsel and has served in other various executive capacities at Capitol since 1997.  Ms. Reid was appointed to Capitol’s Board of Directors in 2001.  She formerly served on the Board of Capitol’s affiliates Nevada Community Bancorp Limited, which was merged with and into Capitol, Camelback Community Bank, Portage Commerce Bank and Ann Arbor Commerce Bank.  She is currently the Chairman of Capitol’s affiliate, Capitol National Bank.

Securities Ownership of Certain Beneficial Owners and Management of CDBL VI

As of June 30, 2009, CDBL VI had 16,825 shares of its common stock outstanding, which were held by 89 holders of record.  All of the individual members of CDBL III’s Board of Directors have indicated to Capitol that they intend to tender their CDBL shares pursuant to the Exchange Offer.

    Except as otherwise set forth below, the following table sets forth information as of June 30, 2009, with respect to the number of shares of common stock owned by (i) each person known by Capitol to be a beneficial owner of more than 5% of CDBL VI’s common stock, (ii) each of CDBL VI’s Directors, (iii) each of CDBL VI’s executive officers and (iv) all of CDBL VI’s Directors and executive officers as a group.

	Amount and Nature of Beneficial Owner of CDBL VI common Stock (1) (2)

Name and Address of Beneficial Owner	Sole Voting or Dispositive Power(4)	Shared Voting or Dispositive Power (3)	Total Beneficial Ownership (4)	Percent of Total
Capitol Bancorp Ltd. Capitol Bancorp Center 200 Washington Square North, 4th Floor Lansing, Michigan 48933	1,000	--	1,000	5.94%
Donnelly Penman Financial Services Fund LP 17160 Kercheval Ave. Grosse Pointe, MI 48230	1,000	0	1,000	5.94%
Joel I. Ferguson Trust Dtd 2/11/1999 1223 Turner St., Ste 300 Lansing, MI 48906	3,000	0	3,000	17.83%

CDBL VI’s Directors and Executive Officers:
Bruce Ash	150	0	150	0.89%
James H. Hile	0	0	0	--
L. Douglas Johns	0	0	0	--
Mark Kerrins	0	200	200	1.19%
David McSherry	0	0	0	--
Cristin K. Reid	0	0	0	--

Total of CDBL VI shares held by Directors and Executive Officers	150	200	350	2.08%

(1)	The information shown in this table is based upon information known by Capitol or otherwise furnished to Capitol by the individuals named in the table as of June 30, 2009.

(2)
The number of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in fiduciary capacities by CDBL VI are not included unless otherwise indicated.  CDBL VI and the directors and officers of CDBL VI disclaim beneficial ownership of shares held by CDBL VI in fiduciary capacities.

(3)
These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship.  Shares held in fiduciary capacities by CDBL VI are not included unless otherwise indicated.  The directors and executive officers of CDBL VI, by reason of their positions, may be in a position to influence the voting or disposition of shares held in trust by CDBL VI to some degree, but disclaim beneficial ownership of these shares.

Certain Relationships and Related Transactions

    Directors and officers of CDBL VI and their associates were customers of, and had transactions with, CDBL VI’s bank subsidiaries and or affiliates in the ordinary course of business since CDBL VI’s inception.  All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

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COMPARISON OF SHAREHOLDER RIGHTS

Holders of shares of a CDBL’s common stock who elect to accept and participate in the Exchange Offer will become holders of shares of the Series A Preferred which are convertible into shares of Capitol’s common stock.  Capitol and each of the CDBLs are organized under the laws of the State of Michigan.  The following is a summary of the material differences between (a) the current rights of the CDBLs’ common shareholders under Michigan law and the applicable articles of incorporation and bylaws, each as amended to date and (b) the current rights of shares of the Series A Preferred and common stock under Michigan law and Capitol’s articles of incorporation and bylaws.  The following summary is not a complete statement of the rights of shareholders of the companies or a complete description of the specific provisions referred to below.  For additional information which may be relevant, see the Michigan Business Corporation Act and Capitol and the CDBLs’ constituent documents, which the CDBLs’ common shareholders should read.  Copies of Capitol’s constituent documents have been filed with the SEC.  Copies of the CDBLs’ constituent documents are available upon written request from the CDBLs.  To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”

	CDBL Common Stock	Capitol Series A Preferred Stock	Capitol Common Stock
Authorized Capital Stock	51,000 shares of Common Stock 36,000 shares of Class A Voting 15,000 shares of Class B Non-Voting (CDBL III,-V) 15,825 shares of Class B Non-Voting (CDBLVI)	700,000	50,000,000
Voting Rights	Class B Common Stock (limited voting rights) Class A Common Stock (full voting rights)	None, except as required by Michigan law	50,000,000
Preemptive Rights	None	None	None
Quorum Requirements	Majority	Majority	Majority
Annual Meetings of Shareholders	Called by Board (for purposes of the Class A Common Stock)	Called by CEO, majority of the Board or shareholders representing 25% of the shares entitled to vote	Called by the Board
Shareholder Action by Written Consent	Yes, by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take action at a shareholder meeting	No	Yes, if unanimous
Inspection of Voting List of Shareholders	Inspector may be appointed by the Board, by the person presiding at shareholders’ meeting or by the request of a shareholder	Not Applicable	Inspector may be appointed by the Board, by the person presiding at shareholders’ meeting or by the request of a shareholder
Classification of the Board of Directors	No	No	Yes
Election of the Board of Directors	Elected Annually by the holders of shares of the Class A Common Stock	Nonvoting	One class is elected annually by shareholders to serve a term of three years; the board is divided into three classes
Cumulative Voting	No	No	No
Number of Directors	1-25	5-25	5-25
Removal of Directors	By a majority of the outstanding shares of stock entitled to vote	By a majority of the outstanding shares of stock entitled to vote	By a majority of the outstanding shares of stock entitled to vote
Vacancies on the Board of Directors	May be filled by a majority of the Board of Directors	Nonvoting	May be filled by shareholders or by a majority of the Board of Directors
Liability of Directors	Eliminated to the fullest extent provided by law	Eliminated to the fullest extent provided by law	Eliminated to the fullest extent provided by law
Indemnification of Directors, Officers, Employees or Agents	Yes	Yes	Yes
Amendments to Articles of Incorporation	By a majority of the outstanding shares of the Class A Common Stock	Nonvoting	By a majority of the outstanding shares of stock entitled to vote
Amendments to Bylaws	By a majority of the outstanding shares entitled to vote or a majority of directors	Nonvoting	By majority of the outstanding shares or a majority of directors

COMPARISON OF RIGHTS BETWEEN THE TRUST-PREFERRED
SECURITIES AND SHARES OF A CDBL’S COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of a CDBL’s Class B Common Stock as currently in effect and of holders of the Trust Preferred Securities to be issued in the Exchange Offer. You are encouraged to read the applicable CDBL’s articles of incorporation and bylaws, the amended and restated trust agreement of  Capitol Trust XII , the Statutory Trust Act of the State of Delaware, the Trust Indenture Act, applicable Michigan and Delaware law and other documents referred to herein.

Governing Documents

Trust Preferred Securities: Holders of Trust Preferred Securities have their rights set forth in the Amended and Restated Trust Agreement, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

Shares of a CDBL’s Class B Common Stock:  Holders of shares of a CDBL’s common stock have their rights set forth in the applicable articles of incorporation (as amended), the bylaws and Michigan law.

Dividends and Distributions

Trust Preferred Securities:  Holders of the Trust Preferred Securities are entitled to receive cumulative distributions at the annual rate of 10.50% of their liquidation amount payable quarterly in arrears.

The funds available to Capitol Trust XII  for distributions on the Trust Preferred Securities are limited to payments received from us on the underlying Debentures held by  Capitol Trust XII . Capitol may defer interest payments on the Debentures for up to twenty (20) consecutive quarters, provided no deferral period will extend beyond the maturity date of the underlying Debentures. If Capitol elects to defer interest payments on the Debentures, distributions on the Trust Preferred Securities will also be deferred. Interest payments on the Debentures continue to accrue during deferral periods and, as a result, deferred interest payments on the Trust Preferred Securities will accrue additional interest at 10.5%, to the extent permitted by applicable law. During a deferral period, Capitol cannot pay any dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock, except in some circumstances.

Shares of a CDBL’s Class B Common Stock:  Holders of shares of Class B Common Stock of a CDBL are entitled to receive dividends when, as and if declared by such CDBL’s board of directors.

Ranking

Trust Preferred Securities: The Trust Preferred Securities rank senior to shares of Capitol’s common stock with respect to rights upon Capitol’s liquidation, dissolution or winding up.  The liquidation amount of the Trust Preferred Securities is $10 per security, plus any accrued and unpaid distributions on such Trust Preferred Security.

Shares of a CDBL’s Class B Common Stock:  Shares of each CDBL’s Class B Common are on parity with all such CDBL’s other securities and indebtedness with respect to dividend rights and rights upon such CDBL’s liquidation, dissolution and winding up.

Conversion Rights

Trust Preferred Securities: The Trust Preferred Securities are not convertible into shares of Capitol’s common stock or other securities.

Shares of a CDBL’s Class B Common Stock:  Shares of a CDBL’s Class B Common Stock are convertible on a one share for one share basis into shares of such CDBL’s Class A Common Stock (which only differs from the Class B Common Stock of each CDBL in the full voting rights that are attributable to the shares of the Class A Common Stock).

Voting Rights

Trust Preferred Securities:  Generally, holders of the Trust Preferred Securities do not have any voting rights with respect to Capitol, but do have the right to vote on modifications to certain documents governing the Trust Preferred Securities.

Shares of a CDBL’s Class B Common Stock:  Generally, holders of shares of a CDBL’s Class B Common Stock do not have any voting rights with respect to such CDBL except in limited circumstances related to certain business combination transactions related to such CDBL.

Redemption

Trust Preferred Securities:  Capitol may redeem the Debentures issued to Capitol Trust XII  at any time, on or after September 30, 2013, in whole or in part. Capitol may redeem the Debentures issued to Capitol Trust XII  in whole, but not in part, at any time if certain changes occur in tax or investment company laws or regulations, or in the treatment of the Trust Preferred Securities as Tier 1 capital of Capitol under the applicable capital guidelines of the Federal Reserve.

Capitol may redeem the Debentures issued to Capitol Trust XII  at 100% of their principal amount plus accrued and unpaid interest through the redemption date.

Capitol Trust XII  will redeem the Trust Preferred Securities and Capitol Trust XII’s common securities on the dates and to the extent Capitol redeems the Debentures. The redemption price for the Trust Preferred Securities will be the total liquidation amount of $10 per trust preferred security plus accumulated and unpaid distributions to the date of redemption. If  Capitol Trust XII  redeems less than all the outstanding Trust Preferred Securities and common securities then Capitol Trust XII  will redeem each on  a pro rata  basis.

The Trust Preferred Securities are not redeemable at the option of the holders.

Shares of a CDBL’s Class B Common Stock: No CDBL has obligation or right to redeem shares of its common stock.

Listing

Trust Preferred Securities: The Trust Preferred Securities are listed for trading on the NYSE under the symbol “CBC PrB.”

Shares of a CDBL’s Class B Common Stock: The shares of a CDBL’s common stock are not listed for trading on any exchange.

DESCRIPTION OF THE CAPITAL STOCK OF CAPITOL

    Capitol’s Articles of Incorporation, as amended, authorize the issuance of up to 50,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, 700,000 of which are designated as Series A Noncumulative Convertible Perpetual Preferred Stock and 20,000 of which are designated as Series X Junior Participating Preferred Stock.  Capitol’s Articles of Incorporation do not authorize the issuance of any other class of stock.  As of June 30, 2009, 17,517,331 shares of common stock were outstanding, no shares of Series A Preferred or Series X Junior Participating Preferred Stock were outstanding and no other shares of preferred stock were outstanding.  BNY Mellon Shareowner Services serves as transfer agent and registrar for Capitol’s common stock.

Preferred Stock

    Capitol’s board of directors is authorized to issue preferred stock in one or more series, from time to time, with full or limited voting powers, or without voting powers, and with all designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions upon the preferred stock, as may be provided in the resolution or resolutions adopted by Capitol’s board of directors.  The authority of Capitol’s board of directors includes, but is not limited to, the determination or fixing of the following with respect to shares of any class or series of preferred stock:

•	the number of shares (up to the number of shares authorized) and designation of any series of preferred stock;

•	the dividend rate and whether dividends are to be cumulative;

•	whether shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the rights to which the holders of shares shall be entitled, and the preferences, if any, over any other series;

•	whether the shares shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, upon what conditions;

•
whether the shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the voting powers, full or limited, if any, of the shares;

•
whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

    The actual effect of the issuance of any shares of the preferred stock upon the rights of holders of common stock cannot be stated until the board of directors determines the specific rights of any shares of the preferred stock.  However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the shareholders.  Holders of Capitol’s common stock will not have preemptive rights with respect to the preferred stock.

    Although Capitol may consider issuing shares of the preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, there are currently no binding agreements or commitments with respect to the issuance of the preferred stock.

Series A Preferred

    Holders of shares of the Series A Preferred will generally have no voting rights, except as specifically required by Michigan law. If the shares of the Series A Preferred are converted into shares of Capitol’s common stock, the common stock will have the same voting rights as all other shares of Capitol’s common stock.

    If declared by Capitol’s board of directors, cash dividends at an annual rate of 8.0% will be paid quarterly in arrears on the last day of March, June, September and December commencing December 31, 2009. Dividends will not be paid on Capitol common stock in any quarter until the dividend on the shares of the Series A Preferred, if a dividend on the Series A Preferred is declared, has been paid for such quarter; however, there is no requirement that Capitol’s board of directors declare any dividends on the shares of the Series A Preferred and any unpaid dividends shall not be cumulative.  The shares of the Series A Preferred will not participate in any dividends or distributions on Capitol’s common stock.  Capitol's Board may declare a dividend on shares of Capitol's common stock while not declaring any dividend on the Series A Preferred.

Each share of the Series A Preferred is immediately convertible at the option of the holder into 6.25 shares of Capitol common stock, subject to adjustment upon certain corporate events as set forth in Section 9 of the Certificate of Designations for the Series A Preferred. The initial conversion rate is 6.25 shares of Capitol's common stock for each share of Series A Preferred. At the option of Capitol, on and after December 31, 2013, at any time and from time to time, some or all of the shares of the Series A Preferred may be converted into shares of Capitol's common stock at the then-applicable conversion rate.  After December 31, 2013, shares of the Series A Preferred will also remain convertible at the option of the holder of such shares of the Series A Preferred at then applicable conversation ratio.  As of August 27, 2009, the closing price of Capitol’s common stock was $5.30 as reported by NYSE.  Capitol has historically paid dividends on its common stock.  Most recently, Capitol has suspended its common stock dividends.  There can be no assurance that Capitol will pay dividends on its common stock in the future.

Adjustments to the Conversion Rate of the Series A Preferred. The conversion rate for the Series A Preferred will be subject to adjustment, without duplication, under the following circumstances:

(i) the issuance of Capitol’s Common Stock as a dividend or distribution to all holders of Capitol’s common stock, or a subdivision or combination of Capitol’s common stock, in which event the conversion rate for the Series A Preferred will be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0	=	the conversion rate for the Series A Preferred in effect at the close of business on the applicable record date.
CR1	=	the conversion rate for the Series A Preferred in effect immediately after the record date.
OS0	=	the number of shares of Capitol’s common stock outstanding at the close of business on the record date prior to giving effect to such event.
OS1	=	the number of shares of Capitol’s common stock that would be outstanding immediately after, and solely as a result of, such event.

(ii) the issuance to all holders of Capitol’s common stock of certain rights or warrants entitling them for a period expiring 90 days or less from the date of issuance of such rights or warrants to purchase shares of Capitol’s common stock (or securities convertible into Capitol’s common stock) at less than (or having a conversion price per share less than) the current market price as of the record date, in which event the conversion rate for the Series A Preferred will be adjusted based on the following formula:

CR1 = CR0 x (OS0 + X) / (OS0 + Y)

where,

CR0	=	the conversion rate for the Series A Preferred in effect at the close of business on the record date.
CR1	=	the conversion rate for the Series A Preferred in effect immediately after the record date.
OS0	=	the number of shares of Capitol’s common stock outstanding at the close of business on the record date prior to giving effect to such event.
X	=	the total number of shares of Capitol’s common stock issuable pursuant to such rights (or upon conversion of such securities).
Y	=
the number of shares of Capitol’s common stock equal to the aggregate price payable to exercise such rights (or the conversion price for such securities paid upon conversion) divided by the average of the current market price of Capitol’s common stock over each of the five consecutive trading says prior to the business day immediately preceding the announcement of the issuance of such rights.

However, the conversion rate for the Series A Preferred will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

(iii) the payment of a dividend or other distribution to all holders of Capitol’s common stock of shares of capital stock Capitol (other than common stock) or evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clauses (i) or (ii) above and excluding cash dividends) in which event the conversion rate for the Series A Preferred will be adjusted based on the following formula:

CR1 = CR0 x SP0 / (SP0 – FMV)

where,

CR0	=	the conversion rate for the Series A Preferred in effect at the close of business on the record date.
CR1	=	the conversion rate for the Series A Preferred in effect immediately after the record date.
SP0	=	the current market price as of the record date.
FMV	=
the fair market value (as determined by Capitol’s Board of Directors) on the record date of the shares of capital stock of Capitol, evidences of indebtedness or assets so distributed, expressed as an amount per share of Capitol’s Common Stock.

    The Series A Preferred will rank senior to Capitol’s common stock and any other stock that is expressly made junior to the Series A Preferred as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of Capitol.  Upon the occurrence of certain reorganization events, each share of the Series A Preferred outstanding immediately prior to such reorganization event will, without the consent of the holders of the Series A Preferred, become convertible into the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable conversion date) per share of Capitol common stock by a holder of Capitol common stock.

    Capitol will apply to list the shares of the Series A Preferred on the NASDAQ Capital Market under the symbol “CBCP.P.”

Common Stock

    Michigan law allows Capitol’s board of directors to issue additional shares of stock up to the total amount of common stock authorized without obtaining the prior approval of the shareholders.  Capitol’s board of directors has authorized the issuance of the shares of common stock upon future conversion of Series A Preferred as described in this prospectus.  All shares of common stock offered will be, when issued, fully paid and nonassessable.

    The following description of the terms of the common stock of Capitol may not contain all of the information relevant to you.  For additional information, please see Capitol’s articles of incorporation, as amended, and its bylaws, each of which have been previously filed with the SEC, and the Michigan Business Corporation Act (the “MBCA”).  To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”

Rights of Common Stock

    All voting rights are vested in the holders of shares of common stock.  Each share of common stock is entitled to one vote.  The shares of common stock do not have cumulative voting rights, which means that a shareholder is entitled to vote each of his or her shares once for each director to be elected at any election of directors and may not cumulate shares in order to cast more than one vote per share for any one director.  The holders of the common stock do not have any preemptive, conversion or redemption rights.  Holders of common stock are entitled to receive dividends if and when declared by Capitol’s board of directors out of funds legally available.  Under the MBCA, dividends may be legally declared or paid only if after the distribution the corporation can pay its debts as they come due in the usual course of business and the corporation’s total assets equal or exceed the sum of its liabilities.  In the event of liquidation, the holders of common stock will be entitled, after payment of amounts due to creditors and senior security holders, to share ratably in the remaining assets.

Shares Available for Issuance

    The availability for issuance of a substantial number of shares of common stock at the discretion of the board of directors provides Capitol with the flexibility to take advantage of opportunities to issue additional stock in order to obtain capital as consideration for possible acquisitions and for other purposes (including, without limitation, the issuance of additional shares through stock splits and stock dividends in appropriate circumstances).  There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock, except as described in this prospectus and for the shares of common stock reserved for issuance under Capitol’s stock option program.

    Uncommitted authorized but unissued shares of common stock may be issued from time to time to persons and in amounts the board of directors of Capitol may determine and holders of the then outstanding shares of common stock may or may not be given the opportunity to vote thereon, depending upon the nature of those transactions, applicable law and the judgment of the board of directors of Capitol regarding the submission of an issuance to or vote by Capitol’s shareholders.  As noted, Capitol’s shareholders have no preemptive rights to subscribe to newly issued shares.

Moreover, it will be possible that additional shares of common stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Capitol more difficult, time consuming or costly or would otherwise discourage an attempt to acquire control of Capitol.  Under such circumstances, the availability of authorized and unissued shares of common stock may make it more difficult for shareholders to obtain a premium for their shares.  Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Capitol by means of a merger, tender offer, proxy contest or other means.  Such shares could be privately placed with purchasers who might cooperate with the board of directors of Capitol in opposing such an attempt by a third party to gain control of Capitol.  The issuance of new shares of common stock could also be used to dilute ownership of a person or entity seeking to obtain control of Capitol.  Although Capitol does not currently contemplate taking that action, shares of Capitol common stock could be issued for the purposes and effects described above, and the board of directors reserves its rights (if consistent with its fiduciary responsibilities) to issue shares for such purposes.

Capitol’s Trust-Preferred Securities

    Capitol has issued debentures to Capitol Trust I and Capitol Trust XII, Delaware business trust subsidiaries of Capitol.  Capitol Trust I and Capitol Trust XII purchased the debentures with the proceeds of preferred securities (which are traded on the New York Stock Exchange under the symbol “CBCPrA” and “CBCPrB”, respectively).  Capitol also has additional trust-preferred securities which were privately placed.  Capitol has guaranteed the preferred securities.  The documents governing these securities, including the indenture under which the debentures were issued, restrict Capitol’s right to pay a dividend on its common stock under certain circumstances and give the holders of the preferred securities preference on liquidation over the holders of Capitol’s common stock.  Specifically, Capitol may not declare or pay a cash dividend on its common stock if (a) an event of default has occurred as defined in the indenture, (b) Capitol is in default under its guarantee, or (c) Capitol has exercised its right under the debentures and the preferred securities to extend the interest payment period.  In addition, if any of these conditions have occurred and until they are cured, Capitol is restricted from redeeming or purchasing any shares of its common stock except under very limited circumstances.  Capitol’s obligation under the debentures, the preferred securities and the guarantee approximates [$170.8] million (excluding trust-preferred securities held by subsidiaries of Capitol) at an average interest rate currently approximating [6.3%] per annum, payable quarterly.

Anti-Takeover Provisions

    In addition to the utilization of authorized but unissued shares as described above, the MBCA contains other provisions which could be utilized by Capitol to impede efforts to acquire control of Capitol.  Those provisions include the following:

    Fair Price Act.  Certain provisions of the MBCA establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters.  The act provides that a super majority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a “business combination.”  The act defines a “business combination” to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an “interested shareholder” or certain “affiliates.”  An “interested shareholder” is generally any person who owns 10% or more of the outstanding voting shares of the company.  An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

    As of February 9, 2009 Capitol’s directors and executive officers beneficially owned (including immediately exercisable stock options and warrants) control of approximately 26.77% of Capitol’s outstanding common stock.  It is now unknown what percentage will be owned by management upon completion of the Exchange Offer.  If management’s shares are voted as a block, management will be able to prevent the attainment of the required supermajority approval.

    The supermajority vote required by the act does not apply to business combinations that satisfy certain conditions.  These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

    The requirements of the act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

Share Purchase Rights Plan.  On July 20, 2009, Capitol adopted a Share Purchase Rights Plan (the “Rights Plan”). Terms of the Rights Plan provide for a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock, no par value per share (the “Common Shares”), of Capitol. The dividend is payable on July 31, 2009 (the “Record Date”) to the shareholders of record as of the close of business on that date. Common Shares that are newly issued after the Record Date will also carry Rights.

Each Right entitles the registered holder to purchase from Capitol one one-thousandth of a share of newly designated Series X Junior Participating Preferred Stock, no par value per share (the “Preferred Shares”), at a price of $5.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each Preferred Share has the designations, powers, preferences and rights set forth in the Certificate of Designations of Series X Junior Participating Preferred Stock filed on July 21, 2009 with the Department of Labor and Economic Growth of the State of Michigan (the “Certificate of Designations”). The description and terms of the Rights are set forth in the Rights Agreement (the “Rights Agreement”), dated as of July 21, 2009, between Capitol and Mellon Investor Services LLC as Rights Agent (the “Rights Agent”). A Summary of the terms of the Rights (the “Summary of Rights”) is included in the Rights Agreement as Exhibit C thereto.

Until the earlier to occur of (i) the date of a public announcement that a person, entity, or group of affiliated or associated persons have acquired beneficial ownership of 10% or more of the outstanding Common Shares (an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or Exchange Offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by the stock certificates representing the Common Shares then outstanding (with or without a copy of the Summary of Rights). Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a legend incorporating the Rights Agreement by reference.

Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares, and the surrender or transfer of any Common Share certificates, even without a notation or a copy of the Summary of Rights attached, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights will expire as of the close of business on July 21, 2014 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by Capitol, in each case, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon distribution to holders of the Preferred Shares of evidence of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. The exercise of Rights for Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common Shares occurring, in any case, prior to the Distribution Date. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-thousandths of a Preferred Share issuable upon the exercise of one Right, which may, at the election of Capitol, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $1,000 per share, but would also be entitled to receive an aggregate payment equal to 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount of consideration received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of Capitol’s preferred stock.

In the event that any person, entity or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, Capitol may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

Generally, under the Rights Plan, an “Acquiring Person” shall not be deemed to include (i) Capitol, (ii) a subsidiary of Capitol, (iii) any employee benefit or compensation plan of Capitol, or (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan.  Except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of Common Shares by Capitol which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 10% or more of the Common Shares then outstanding, and no person shall become an Acquiring Person due to the acquisition of Common Shares directly from Capitol.

In the event that Capitol is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of Capitol may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share, per Right (or, at the election of Capitol, Capitol may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person, or (ii) the Final Expiration Date, the Board of Directors of Capitol may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of Capitol without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interests of the holders of the Rights (excluding the interest of any Acquiring Person).

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Capitol, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person, entity or group that attempts to acquire Capitol on terms not approved by Capitol’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of Capitol since the Rights may be amended to permit such acquisition or redeemed by Capitol at $0.01 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 10% or more of the Common Shares or (ii) the Final Expiration Date.

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DESCRIPTION OF THE TRUST-PREFERRED SECURITIES AND RELATED INSTRUMENTS

     The following description summarizes the material provisions of the Trust-Preferred Securities and the amended and restated trust agreement, which is sometimes referred to herein as the trust agreement.  This description is not complete and is subject to, and is qualified in its entirety by reference to, the amended and restated trust agreement.  Whenever particular defined terms of the amended and restated trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus.

General

    Pursuant to the terms of the trust agreement, Capitol Trust XII  sold the Trust-Preferred Securities to the public and common securities to Capitol.  The Trust-Preferred Securities represent preferred beneficial interests in Capitol Trust XII .  Holders of the Trust-Preferred Securities will be entitled to receive distributions and amounts payable on redemption or liquidation pro-rata with the holders of the common securities unless there is an event of default under the trust agreement resulting from an event of default under the indenture, in which case payments to the holders of the Trust-Preferred Securities will have priority.  See “—Subordination of Common Securities.”  Holders of the Trust-Preferred Securities will also be entitled to other benefits as described in the trust agreement.

    The Trust-Preferred Securities rank on a parity, and payments on them will be made pro rata, with the common securities of Capitol Trust XII  except as described under “—Subordination of Common Securities.”  Legal title to the Debentures are held and administered by the property trustee in trust for the benefit of the holders of the Trust-Preferred Securities and common securities.

    The guarantee agreement executed by Capitol for the benefit of the holders of the Trust-Preferred Securities is a guarantee on a subordinated basis with respect to the Trust-Preferred Securities but does not guarantee payment of distributions or amounts payable on redemption or liquidation of the Trust-Preferred Securities when Capitol Trust XII  does not have funds on hand available to make the payments.  See “Description of the Guarantee.”

Distributions

    Distributions on the Trust-Preferred Securities will be cumulative, will accumulate from the date of original issuance, scheduled to be payable quarterly in arrears on the last calendar day of March, June, September and December of each year, commencing on September 30, 2008.  In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date.  Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date.”  A “business day” means any day other than a Saturday or a Sunday, or a day on which federal banking institutions in the City of New York are authorized or required by law, executive order or regulation to remain closed or a day on which the corporate trust office of the property trustee or the indenture trustee, as applicable, is closed for business.

    The Trust-Preferred Securities represent preferred beneficial interests in Capitol Trust XII , and the distributions on each Trust-Preferred Security will be payable at a rate equal to 10.50% per annum of the liquidation amount, however such payments are currently being deferred.

    When a deferral period occurs with respect to the Debentures, distributions on the Trust-Preferred Securities will be correspondingly deferred (but will continue to accumulate additional distributions at a rate of 10.50% per annum).  See “Description of the Debentures—Option to Defer Interest Payments.”

    The revenue of Capitol Trust XII  available for distribution to holders of the Trust-Preferred Securities will be limited to payments under the Debentures, which Capitol Trust XII  will acquire with the proceeds from the issuance and sale of its Trust-Preferred Securities and common securities.  See “Description of the Debentures.”  If Capitol does not make interest payments on the Debentures, the property trustee will not have funds available to pay distributions on the Trust-Preferred Securities.  The payment of distributions (if and to the extent Capitol Trust XII  has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by Capitol on a limited basis as described under the heading “Description of the Guarantee.”

    Distributions on the Trust-Preferred Securities will be payable to the holders of the Trust-Preferred Securities as they appear on the register of Capitol Trust XII  at the close of business on the relevant record date, which, as long as the Trust-Preferred Securities remain in global form, will be one business day prior to the distribution date.  Subject to any applicable laws and regulations and the provisions of the trust agreement, each such payment will be made as described under the heading “Book-Entry System.”  In the event any Trust-Preferred Securities are not in global form, the relevant record date for such Trust-Preferred Securities will be the 15th day of March, June, September or December for distributions payable on the last calendar day of the respective month.

Redemption or Exchange

Mandatory Redemption

    Upon the repayment or redemption, in whole or in part, of the Debentures, whether at maturity or upon earlier redemption as provided in the indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount of the Trust-Preferred Securities and common securities, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the aggregate liquidation amount of those Trust-Preferred Securities and common securities plus accumulated but unpaid distributions to the date of redemption. See “Description of the Debentures—Redemption.”  If less than all of the Debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption, pro rata, of the Trust-Preferred Securities and the common securities based upon the liquidation amounts of these classes. The amount of premium, if any, paid by Capitol upon the redemption of all or any part of the Debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the Trust-Preferred Securities and the common securities. The redemption price will be payable on each redemption date only to the extent that  Capitol Trust XII  has funds then on hand and available in the payment account for the payment of the redemption price.

Optional Redemption

    Capitol will have the right to redeem the Debentures:

•	on or after September 30, 2013, in whole at any time or in part from time to time, or

•	at any time, in whole or in part, upon the occurrence of a capital treatment event, tax event or investment company event (as described below),

in each case in accordance with the indenture and subject to receipt of prior approval by the Federal Reserve Board if then required under applicable capital guidelines or policies of the Federal Reserve Board.

Distribution of the Debentures

    Subject to Capitol’s having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, Capitol has the right at any time to terminate Capitol Trust XII  and, after satisfaction of the liabilities of creditors of Capitol Trust XII  as provided by applicable law, cause the Debentures in respect of the Trust-Preferred Securities and common securities issued by Capitol Trust XII  to be distributed to the holders of the Trust-Preferred Securities and common securities in liquidation of Capitol Trust XII .

Capital Treatment Event, Tax Event or Investment Company Event Redemption

    If a capital treatment event, tax event or investment company event in respect of the Trust-Preferred Securities and common securities has occurred and is continuing, Capitol has the right to redeem the Debentures in whole or in part and thereby cause a mandatory redemption of the Trust-Preferred Securities and common securities in whole or in part within 180 days following the occurrence of the capital treatment event, tax event or investment company event. If a capital treatment event, tax event or investment company event has occurred and is continuing in respect of the Trust-Preferred Securities and common securities and Capitol does not elect to redeem the Debentures and thereby cause a mandatory redemption of the Trust-Preferred Securities or to liquidate Capitol Trust XII  and cause the Debentures to be distributed to holders of the Trust-Preferred Securities and common securities in liquidation of Capitol Trust XII  as described above, those Trust-Preferred Securities will remain outstanding and additional sums (as defined below) may be payable on the Debentures. See “Description of the Debentures—Redemption.”

    The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by Capitol Trust XII  on the outstanding Trust-Preferred Securities and common securities of Capitol Trust XII  will not be reduced as a result of any additional taxes, duties and other governmental charges to which Capitol Trust XII  has become subject as a result of a tax event.

    The term “liquidation amount” means the stated amount per Trust-Preferred Security and common security of $10.

    After the liquidation date is fixed for any distribution of Debentures for the Trust-Preferred Securities:

•	the Trust-Preferred Securities will no longer be deemed to be outstanding;

•
The Depository Trust Company, commonly referred to as DTC, or its nominee, as the record holder of the Trust-Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon the distribution; and

•
any Trust-Preferred Securities certificates not held by DTC or its nominee will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of the Trust-Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the Trust-Preferred Securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

    Any distribution of Debentures to holders of Trust-Preferred Securities will be made to the applicable record holders as they appear on the register for the Trust-Preferred Securities on the relevant record date, which will be not more than 45 business days prior to the liquidation date.

    There can be no assurance as to the market prices for the Trust-Preferred Securities or the Debentures that may be distributed in exchange for Trust-Preferred Securities if a dissolution and liquidation of Capitol Trust XII  were to occur. Accordingly, the Trust-Preferred Securities that an investor may purchase, or the Debentures that the investor may receive on dissolution and liquidation of Capitol Trust XII , may trade at a discount to the price that the investor paid to purchase the Trust-Preferred Securities being offered in connection with this prospectus.

Redemption Procedures

    Trust-Preferred Securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Trust-Preferred Securities will be made and the redemption price will be payable on each redemption date only to the extent that Capitol Trust XII  has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

    If the property trustee gives a notice of redemption in respect of the Trust-Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, with respect to Trust-Preferred Securities held in global form, deposit irrevocably with DTC funds sufficient to pay the applicable redemption price. If the Trust-Preferred Securities are no longer in global form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust-Preferred Securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the Trust-Preferred Securities upon surrender of their Trust-Preferred Securities certificates. Notwithstanding the above, distributions payable on or prior to the redemption date for Trust-Preferred Securities called for redemption will be payable to the holders of the Trust-Preferred Securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the Trust-Preferred Securities so called for redemption will cease, except the right of the holders of the Trust-Preferred Securities to receive the redemption price and any distribution payable in respect of the Trust-Preferred Securities on or prior to the redemption date, but without interest on the redemption price, and the Trust-Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Trust-Preferred Securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of the Trust-Preferred Securities called for redemption is improperly withheld or refused and not paid either by Capitol Trust XII  or by Capitol pursuant to the related guarantee as described under “Description of the Guarantee,” distributions on the Trust-Preferred Securities will continue to accrue at the then applicable rate from the redemption date originally established by Capitol Trust XII  for the Trust-Preferred Securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

    Subject to applicable law (including, without limitation, U.S. federal securities law), Capitol or its subsidiaries may at any time and from time to time purchase outstanding Trust-Preferred Securities by tender, in the open market or by private agreement.

    Payment of the redemption price on the Trust-Preferred Securities and any distribution of Debentures to holders of Trust-Preferred Securities will be made to the applicable record holders as they appear on the register for the Trust-Preferred Securities on the relevant record date.

    If less than all of the Trust-Preferred Securities and common securities issued by Capitol Trust XII  are to be redeemed on a redemption date, then the aggregate liquidation amount of the Trust-Preferred Securities and common securities to be redeemed will be allocated pro rata to the Trust-Preferred Securities and the common securities based upon the relative liquidation amounts of these classes. The particular Trust-Preferred Securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding Trust-Preferred Securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $10 or an integral multiple of $10) of the liquidation amount of Trust-Preferred Securities or a denomination larger than $10. The property trustee will promptly notify the securities registrar in writing of the Trust-Preferred Securities selected for redemption and, in the case of any Trust-Preferred Securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust-Preferred Securities will relate, in the case of any Trust-Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust-Preferred Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Trust-Preferred Securities and common securities to be redeemed at its registered address. Unless Capitol defaults in payment of the redemption price on the Debentures, on and after the redemption date interest will cease to accrue on Debentures or portions thereof (and distributions will cease to accrue on the Trust-Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities

    Payment of distributions on, and the redemption price of, the Trust-Preferred Securities and common securities, as applicable, will be made pro rata based on the liquidation amount of the Trust-Preferred Securities and common securities; provided, however, that if on any distribution date, redemption date or liquidation date a debenture event of default has occurred and is continuing as a result of any failure by Capitol to pay any amounts in respect of the Debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Trust’s outstanding Trust-Preferred Securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Trust’s outstanding Trust-Preferred Securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding Trust-Preferred Securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, or liquidation distribution in respect of, the Trust-Preferred Securities then due and payable. The existence of an event of default does not entitle the holders of the Trust-Preferred Securities to accelerate the maturity thereof.

     In the case of any event of default under the trust agreement resulting from a debenture event of default, Capitol as holder of the Trust’s common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to the Trust-Preferred Securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the Trust-Preferred Securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the Trust-Preferred Securities and not on behalf of Capitol as holder of the Trust’s common securities, and only the holders of the Trust-Preferred Securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

    Pursuant to the trust agreement, the Trust will terminate on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of the common securities;

•
the distribution of a like amount of the Debentures to the holders of its Trust-Preferred Securities, if Capitol, as depositor, has given written direction to the administrative trustees and property trustee to terminate the Trust (subject to Capitol receiving prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies). Such written direction by Capitol is optional and solely within Capitol’s discretion;

•	redemption of all of the Trust-Preferred Securities as described under “—Redemption or Exchange;” and

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If an early dissolution occurs as described in the second, third and fifth bullet points above, the Trust will be liquidated by the trustees as expeditiously as the administrative trustees determine to be possible by instructing the property trustee to deliver, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust-Preferred Securities and common securities a like amount of the Debentures in exchange for their Trust-Preferred Securities and common securities, unless the distribution is determined not to be practical, in which event the holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Trust-Preferred Securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment (an amount referred to as the “liquidation distribution” ). If the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust-Preferred Securities will be paid on a pro rata basis.  The holder of the Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its Trust-Preferred Securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by Capitol to pay any amounts in respect of the Debentures when due, the Trust-Preferred Securities will have a priority over the common securities.

Events of Default; Notice

    The following events will be “events of default” with respect to Trust-Preferred Securities issued under the trust agreement:

•	any debenture event of default (see “Description of the Debentures—Events of Default”);

•	default for 30 days by the Trust in the payment of any distribution;

•	default by the Trust in the payment of any redemption price of any Trust-Preferred Security or common security;

•
failure by the Trust trustees for 60 days in performing, in any material respect, any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding Trust-Preferred Securities of the Trust give written notice to Capitol and the Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by Capitol to appoint a successor property trustee within 60 days.

    Within 30 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the Trust-Preferred Securities, the administrative trustees and Capitol, unless the event of default has been cured or waived.

    Capitol, as depositor, and the administrative trustees on behalf of the Trust are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

    If a debenture event of default has occurred and is continuing, the Trust-Preferred Securities will have a preference over the common securities as described above.  See “—Liquidation Distribution Upon Dissolution.”  The existence of an event of default does not entitle the holders of Trust-Preferred Securities to accelerate the maturity of the Trust-Preferred Securities; provided that the holders of Trust-Preferred Securities are entitled, under certain circumstances, to accelerate the maturity of the Debentures.

Removal of Trust Trustees

    Unless a debenture event of default has occurred and is continuing, any Trust trustee may be removed at any time by the holder of the common securities.  If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust-Preferred Securities.  In no event will the holders of the Trust-Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees.  Such voting rights are vested exclusively in Capitol as the holder of the common securities.  No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

    Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, the Depositor will have power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement.

Merger or Consolidation of Trustees

    Any person into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any person succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will automatically become the successor of the trustee under the trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

    The Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below.  The Trust may, at Capitol’s request, with the consent of the administrative trustees, but without the consent of the holders of the Trust-Preferred Securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

■	expressly assumes all of the obligations of the Trust with respect to the Trust-Preferred Securities; or

■
substitutes for the Trust-Preferred Securities other securities having substantially the same terms as the Trust-Preferred Securities (referred to as the “successor Trust-Preferred Securities”) so long as the successor Trust-Preferred Securities rank the same as the Trust-Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Capitol expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee and as the holder of the Debentures;

•	the successor Trust-Preferred Securities are listed or traded on a national securities exchange or other organization on which the Trust-Preferred Securities are then listed;

•
the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust-Preferred Securities (including any successor Trust-Preferred Securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•
prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Capitol has received an opinion of independent counsel to the Trust experienced in such matters to the effect that:

■
the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust-Preferred Securities (including any successor Trust-Preferred Securities) in any material respect; and

■
following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•
Capitol or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor Trust-Preferred Securities at least to the extent provided by the related guarantee, Debentures, trust agreement and expense agreement.

    For the purposes of the foregoing, any consolidation, conversion, merger, sale, conveyance, transfer or other disposition involving Capitol, the result of which Capitol is not the surviving entity and the surviving entity is not both the obligor in respect of the Debentures and the guarantee, shall be deemed to constitute a replacement trust, unless the parent company of such surviving entity is a bank holding company or other regulated holding company that provides the same guaranty as Capitol did before such transaction.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust-Preferred Securities, consolidate, convert, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, convert, amalgamate, merge with or into, or replace it if the consolidation, conversion, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

    There are no provisions that afford holders of any Trust-Preferred Securities protection in the event of a sudden and dramatic decline in credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of Capitol, nor are there any provisions that require the repurchase of any Trust-Preferred Securities upon a change in control of Capitol.

Voting Rights; Amendment of Trust Agreement

     Except as provided below and under “Description of the Guarantee—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of the Trust-Preferred Securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the Trust.

    The trust agreement may be amended from time to time by the property trustee, the administrative trustees and the Depositor without the consent of the holders of the Trust-Preferred Securities:

•
to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the Trust:

■
will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust-Preferred Securities or common securities are outstanding; and

■	will not be required to register as an “investment company” under the Investment Company Act; or

•	to effect a split or reverse split of the Trust-Preferred Securities for the purpose of maintaining their eligibility for listing or quoting on an exchange or quotation system;

provided that:

•	no such amendment may adversely affect in any material respect the rights of the holders of the Trust-Preferred Securities; and

•	any such amendment will become effective when notice of the amendment is given to the holders of Trust-Preferred Securities and common securities.

    The trust agreement may be amended by the property trustee, the administrative trustees and the Depositor with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding Trust-Preferred Securities and common securities; and

•
receipt by the Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Trust trustees in accordance with the amendment will not cause the Trust to be taxable as a corporation or affect the Trust’s status as a grantor trust for U.S. federal income tax purposes or the Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of each holder of Trust-Preferred Securities and common securities, the trust agreement may not be amended to:

•
change the amount or timing of any distribution on the Trust-Preferred Securities or common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust-Preferred Securities or common securities as of a specified date; or

•	restrict the right of a holder of Trust-Preferred Securities or common securities to institute suit for the enforcement of any such payment on or after such date.

     So long as the Debentures are held by the property trustee on behalf of the Trust, the property trustee may not:

•
direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee with respect to the Debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the Debentures will be due and payable; or

•
consent to any amendment, modification or termination of the indenture or the Debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Trust-Preferred Securities;

provided, however, that where a consent under the indenture would require the consent of each holder of Debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the Trust-Preferred Securities.  The property trustee will not revoke any action previously authorized or approved by a vote of the holders of the Trust-Preferred Securities except by subsequent vote of the holders of those Trust-Preferred Securities.  The property trustee will notify each holder of Trust-Preferred Securities of any notice of default with respect to the Debentures.  In addition to obtaining the foregoing approvals of the holders of the Trust-Preferred Securities, prior to taking any of the foregoing actions, the property trustee must obtain an opinion of counsel to the effect that:

•	the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action will not cause the Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

    Any required approval of holders of Trust-Preferred Securities may be given at a meeting of holders of Trust-Preferred Securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Trust-Preferred Securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be given to each holder of record of Trust-Preferred Securities in the manner set forth in the trust agreement.

    No vote or consent of the holders of Trust-Preferred Securities will be required for the Trust to redeem and cancel its Trust-Preferred Securities in accordance with the trust agreement.

    Notwithstanding that holders of Trust-Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust-Preferred Securities that are owned by Capitol, the Trust trustees or any affiliate of Capitol (including Capitol’s bank subsidiaries) or any Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Trust-Preferred Securities

    The Trust-Preferred Securities are represented by fully registered global certificates issued as global Trust-Preferred Securities that were deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on Trust-Preferred Securities and other payments will be payable, are discussed in more detail under the heading “Book-Entry System.”

Payment and Paying Agency

    Payments in respect of Trust-Preferred Securities will be made to DTC.  If any Trust-Preferred Securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register.  The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees and Capitol. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and Capitol.  In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the property trustee and Capitol) to act as paying agent.

Registrar and Transfer Agent

    The property trustee, Wells Fargo Bank, N.A., will act as registrar and transfer agent for the Trust-Preferred Securities.

    Registration of transfers of Trust-Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of Trust-Preferred Securities after the Trust-Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

    The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in the trust agreement and, after an event of default, must also exercise any rights and powers imposed on it under applicable law. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of Trust-Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of Trust-Preferred Securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by Capitol and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the Trust-Preferred Securities and common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

    The administrative trustees and the property trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the Debentures will be treated as indebtedness of Capitol for U.S. federal income tax purposes. In addition, Capitol, the administrative trustees and the property trustee are authorized to take any action not inconsistent with applicable law, the certificate of trust of the Trust or the trust agreement, that Capitol and the administrative trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the Trust-Preferred Securities.

    Holders of the Trust-Preferred Securities have no preemptive or similar rights.

    The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF THE DEBENTURES

    The following description summarizes the material provisions of the indenture and the 10.50% Junior Subordinated Debentures (the “Debentures”) issued under the indenture.  This description is not complete and is qualified in its entirety by reference to the indenture and the Trust Indenture Act.  The indenture was qualified under the Trust Indenture Act and has been incorporated by reference as an exhibit to Capitol’s registration statement to which this proxy statement/prospectus relates.  Whenever particular defined terms of the indenture are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference.

General

    The Debentures were issued under the indenture, entered into between Capitol and Wells Fargo Bank, N.A., as indenture trustee.  The Debentures are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all of Capitol’s senior and subordinated indebtedness, including any senior debt securities and any subordinated debt securities.  Because Capitol is a holding company and a legal entity separate and distinct from Capitol’s subsidiaries, Capitol’s right to participate in any distribution of assets of a subsidiary upon its liquidation, reorganization or otherwise, and the holders of the Debentures’ ability to benefit indirectly from that distribution, would be subject to prior creditor’s claims, except to the extent Capitol may ourselves be recognized as a creditor of that subsidiary.  Accordingly, the Debentures will be effectively subordinated to all existing and future liabilities of Capitol’s subsidiaries, and holders of Debentures should look only to Capitol’s assets for payments on the Debentures.  The indenture does not limit the incurrence or issuance of other secured or unsecured debt of Capitol, including senior debt, whether under any existing indenture or any other indenture that Capitol may enter into in the future or otherwise, except that it does limit Capitol’s right to incur additional junior indebtedness that is equal in right of payment to the Debentures.  See “—Limitation on Additional Junior Indebtedness” and “—Subordination of the Debentures.”

The Debentures are limited in aggregate principal amount to $39,226,820.  This amount represents the sum of the aggregate stated liquidation amounts of the Trust-Preferred Securities and common securities.  The Debentures bear interest at the rate of 10.50% per annum.  The interest will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2008, to the person in whose name such Debenture is registered at the close of business on the record date for such interest installment, which will be the 15th day of the last month of each calendar quarter.

    The amount of interest payable for any period ending on or prior to March 31, 2038 will be computed on the basis of a 360-day year of twelve 30-day months.  The amount of interest payable for any period commencing on or after March 31, 2038 will be computed on the basis of a 360-day year and the actual number of days elapsed during the relevant period. In the event that any date on which interest is payable on the Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on the date such payment was originally payable.

    The Debentures will mature on September 30, 2038, the stated maturity date.  Capitol may at any time before the day which is 90 days before the stated maturity date and after September 30, 2013, shorten the maturity date only once, provided that Capitol receives prior approval of the Federal Reserve Board, if then required under applicable capital guidelines, policies or regulations of the Federal Reserve Board.

    Capitol will give notice to the indenture trustee and the holders of the Debentures at least 35 days and no more than 180 days prior to the effectiveness of any change in the stated maturity date; provided, however, in accordance with the indenture, Capitol retains the right to redeem all or a portion of the Debentures at such time or times on or after September 30, 2013, or at any time upon the occurrence of a “capital treatment event,” a “tax event” or an “investment company event.”  See “—Redemption” for a description of what constitutes a “capital treatment event,” a “tax event” or an “investment company event.”

    Principal and interest, if any, on the Debentures will be payable, and the Debentures will be transferable, at the office of the indenture trustee, which will be the initial paying agent, except that interest may be paid at Capitol’s option by check mailed to the address of the holder entitled to it as it appears on the security register.

    The indenture does not contain any provisions that would provide protection to holders of the Debentures against any highly leveraged or other transaction involving Capitol that may adversely affect holders of the Debentures.

    The indenture allows Capitol to merge or consolidate with another company, or to sell all or substantially all of Capitol’s assets to another company.  If these events occur, the other company will be required to assume Capitol’s responsibilities relating to the Debentures, and Capitol will be released from all liabilities and obligations.  See “—Consolidation, Merger, Sale of Assets and Other Transactions” below for a more detailed discussion.  The indenture provides that Capitol and the indenture trustee may change certain of Capitol’s obligations or certain rights of holders of the Debentures. However, to change the amount or timing of principal, interest or other payments under the Debentures, every holder in the series must consent.  See “—Modification of the Indenture” below for a more detailed discussion.

Denominations, Registration and Transfer

    The Debentures are issued only in registered form, without coupons, in denominations of $10 and any integral multiple thereof.  Subject to restrictions relating to Debentures represented by global securities, the Debentures will be exchangeable for other debentures in denominations of integral multiples of $10, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Subject to restrictions relating to Debentures represented by global securities, the Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by Capitol for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The registrar for the purpose of registering and transferring Debentures shall initially be the indenture trustee.

    In the event of any redemption, neither Capitol nor the indenture trustee will be required to:

•
issue, register the transfer of or exchange the Debentures during the period beginning at the opening of business 15 days before the day of selection for redemption of the Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any of the Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not being redeemed.

Option to Defer Interest Payments

    So long as no debenture event of default (as defined below) has occurred and is continuing, Capitol will have the right at any time and from time to time during the term of the Debentures to defer payment of interest for up to 20 consecutive quarters, referred to as an “extension period.” During the extension period, no interest will be due and payable, and no extension period may extend beyond the maturity date of the Debentures or end on a date other than an interest payment date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension period, will bear interest at a rate of 10.50% compounded quarterly for each quarter of the extension period. At the end of the extension period, Capitol must calculate and pay all interest accrued and unpaid on the Debentures, including any additional interest and compounded interest. Upon the termination of any extension period and upon the payment of all interest then due, Capitol may commence a new extension period, subject to the foregoing requirements. No interest will be due and payable during an extension period, except at the end thereof.

    As a consequence of any such deferral, distributions on the Trust-Preferred Securities would be deferred (but would continue to accumulate additional distributions at a rate of 10.50% per annum) by the Trust during the extension period. During any applicable extension period, Capitol may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Capitol’s capital stock other than:

■
dividends or distributions in Capitol’s common stock or a declaration of a non-cash dividend in connection with implementing a shareholder rights plan, or the issuance or redemption of stock pursuant to a shareholder rights plan,

■	purchases of Capitol’s common stock under officer, director or employee benefit plans, or

■	as a result of reclassifying Capitol’s stock;

•
make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of Capitol’s debt securities that rank on a parity in all respects with or junior in interest to the Debentures, or make any payment under a guarantee of any subsidiary’s securities if the guarantee ranks on a parity in all respects with or junior in interest to the Debentures; or

•	acquire any of the Trust-Preferred Securities or redeem or acquire less than all of the Debentures.

    The above prohibitions will also apply if the Debentures are held by the Trust and:

•	an event of default under the indenture with respect to the Debentures occurs, or

    On April 17, 2009, Capitol announced that it had elected to defer regularly scheduled interest payments on its junior subordinated debentures, including the Debentures.

Redemption

    The Debentures will not be subject to any sinking fund.

    Capitol may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the Debentures in whole or in part, from time to time, on or after September 30, 2013. If the Debentures are only partially redeemed, the Debentures will be redeemed pro rata or by lot or in such other manner as the indenture trustee deems appropriate and fair in its discretion. Unless otherwise indicated in the form of security, Debentures in denominations larger than the liquidation amount may be redeemed in part but only in integral multiples of the liquidation amount. The redemption price for any Debenture will equal any accrued and unpaid interest (including any additional interest) to the redemption date, plus 100% of the principal amount.

In addition, Capitol has the right to redeem Debentures at any time and from time to time in a principal amount equal to the liquidation amount of Trust-Preferred Securities purchased and beneficially owned by Capitol, plus an additional principal amount of Debentures equal to the liquidation amount of that number of common securities that bears the same proportion to the total number of common securities then outstanding as the number of Trust-Preferred Securities to be redeemed bears to the total number of Trust-Preferred Securities then outstanding.

    If a partial redemption of the Debentures would result in the delisting of the Trust-Preferred Securities from the New York Stock Exchange or any other national securities exchange or other organization on which the Trust-Preferred Securities are then listed or quoted, Capitol will not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

    If a tax event (as defined below), a capital treatment event (as defined below) or an investment company event (as defined below) has occurred and is continuing, Capitol may, at its option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the Debentures in whole or in part at any time within 180 days following the occurrence of the tax event, capital treatment event or investment company event, at a redemption price equal to 100% of the principal amount of the Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

    A “capital treatment event” means, in respect of the Trust, the receipt by Capitol and the Trust of an opinion of counsel, experienced in such matters, to the effect that as a result of:

•
any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the Trust-Preferred Securities of the Trust are issued; or

•
any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws or regulations, if the pronouncement, action or decision is announced on or after the date the Trust-Preferred Securities of the Trust are issued;

there is more than an insubstantial risk that Capitol will not be entitled to treat the liquidation amount of the Trust-Preferred Securities as “Tier 1 Capital” for purposes of the applicable Federal Reserve risk-based capital adequacy guidelines as then in effect.

    A “tax event” means the receipt by Capitol and the Trust of an opinion of counsel, experienced in such matters, to the effect that, as a result of any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States effective or announced on or after the date the Debentures are issued, or as a result of any official administrative pronouncement or any judicial decision interpreting or applying such laws or regulations effective or announced on or after the date the Debentures are issued, there is more than an insubstantial risk that any of the following will occur:

•	the Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the Debentures;

•
interest payable by Capitol on the Debentures is not, or within 90 days of the delivery of the opinion of counsel will not be, deductible by Capitol, in whole or in part, for U.S. federal income tax purposes; or

•	the Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    An “investment company event” means the receipt by Capitol and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority and, the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Trust-Preferred Securities.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Debentures to be redeemed at its registered address. Unless Capitol defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Debentures or portions thereof called for redemption.

Modification of the Indenture

    From time to time Capitol and the indenture trustee may, without the consent of the holders of the Debentures, amend, waive or supplement the provisions of the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Debentures or, in the case of the Debentures, the holders of the Trust-Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act. The indenture contains provisions permitting Capitol and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the Debentures affected, to modify the indenture in a manner adversely affecting the rights of the holders of the Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Debenture so affected:

•	extend the fixed maturity of the Debentures, reduce their principal amount or reduce the amount or extend the time for payment of interest; or

•	reduce the above-stated percentage of outstanding Debentures necessary to modify or amend the indenture.

    Where an amendment or supplement requires the consent of a majority of the outstanding Debentures, it will not be effective until it is consented to by a majority in liquidation preference of the Trust-Preferred Securities. Where an amendment or supplement requires the consent of each holder of the Debentures, it will not be effective until consented to by each holder of the Trust-Preferred Securities.

Events of Default

    The following events will be “debenture events of default” with respect to the Debentures:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding Trust-Preferred Securities and common securities;

•	default for 30 days in interest payment upon any of the Debentures, including any additional interest (subject to the deferral of any due date in the case of an extension period);

•	default in any principal payment on the Debentures at the stated maturity, upon redemption, by declaration or otherwise;

•	failure by Capitol for 90 days in performing any other covenant or agreement in the indenture after:

▪	Capitol is given written notice by the indenture trustee; or

▪	the holders of at least 25% in aggregate principal amount of the outstanding Debentures give written notice to Capitol and the indenture trustee;

▪	Capitol’s bankruptcy, insolvency or reorganization; or

•
the Trust dissolves, winds up its business or otherwise terminates its existence, except in connection with the distribution of Debentures to holders of Trust-Preferred Securities or common securities in liquidation of their interests, the redemption of all of the Trust’s outstanding Trust-Preferred Securities and common securities or certain permitted mergers, consolidations or amalgamations.

    The holders of a majority in aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.  The principal will become due and payable immediately upon a debenture event of default resulting from Capitol’s bankruptcy, insolvency or reorganization.  The indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the Debentures may declare the principal due and payable immediately upon any other debenture event of default.  Should the indenture trustee or the holders of such Debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the Trust-Preferred Securities will have the right to make this declaration.  The holders of a majority in aggregate outstanding principal amount of the Debentures may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current.  Should the holders of such Debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the Trust-Preferred Securities will have the right to do so.  In the event of Capitol’s bankruptcy, insolvency or reorganization, the Debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

    The holders of a majority in aggregate outstanding principal amount of the Debentures affected may, on behalf of the holders of all the Debentures, waive any default, except a default in the payment of principal or premium, if any, or interest (including any additional interest) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (including any additional interest) and principal due otherwise than by acceleration has been deposited with the indenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. Should the holders of such Debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the Trust-Preferred Securities will have the right to do so.  Capitol is required to file annually with the indenture trustee a certificate as to whether or not Capitol is in compliance with all the conditions and covenants applicable to Capitol under the indenture.

    In case a debenture event of default has occurred and is continuing as to the Debentures, if neither the indenture trustee nor the holders of the Debentures accelerate the Debentures, the holders of the Trust-Preferred Securities will have the right to declare the principal of and the interest on the Debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce their other rights as creditors with respect to the Debentures.

Enforcement of Certain Rights by Holders of Trust-Preferred Securities

    If a debenture event of default has occurred and is continuing and the event is attributable to Capitol’s failure to pay interest or principal on the Debentures on the date the interest or principal is due and payable, a holder of the Trust-Preferred Securities may institute a legal proceeding directly against Capitol for enforcement of payment to that holder of the principal of or interest (including any additional interest) on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust-Preferred Securities of that holder (a “direct action”). Capitol may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the Trust-Preferred Securities outstanding.  If the right to bring a direct action is removed, the Trust may become subject to reporting obligations under the Exchange Act.  Capitol will have the right under the indenture to set-off any payment made to the holder of the Trust-Preferred Securities by Capitol in connection with a direct action.

    The holders of Trust-Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Debentures unless there has occurred an event of default under the trust agreement.  See “Description of the Trust-Preferred Securities and Related Instruments—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

    The indenture allows Capitol to consolidate or merge with or into another corporation or to sell, convey, transfer or otherwise dispose of its property as an entirety, or substantially as an entirety, to another corporation. In the indenture, however, Capitol covenants and agrees that:

•
upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of and premium, if any and interest on all of the Debentures, and the due and punctual performance and observance of all of Capitol’s covenants under the indenture, will be expressly assumed by the entity formed by the consolidation or into which Capitol is merged, or by the entity that acquires Capitol’s property, and, if applicable, the ultimate parent entity of the successor entity will expressly assume Capitol’s obligations under the related guarantee;

•	the successor will be organized under the laws of the United States or any state or the District of Columbia; and

•
immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing.

    The general provisions of the indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving Capitol that may adversely affect holders of the Debentures.

Satisfaction and Discharge

    The indenture provides that when, among other things, all Debentures not previously delivered to the indenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee;

and Capitol deposits or causes to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the indenture trustee for cancellation, for the principal, premium, if any, and interest (including any additional interest) to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect (except as to Capitol’s obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described therein), and Capitol will be deemed to have satisfied and discharged the indenture.

Subordination of the Debentures

    The Debentures will be subordinate in right of payment, to the extent set forth in the indenture, to all of Capitol’s senior and subordinated indebtedness.  As used in this prospectus with respect to the Debentures, the term “senior and subordinated indebtedness” means:

•
senior debt, which means all debt (as defined in the indenture) incurred before or after the date of the indenture unless the instrument evidencing the debts provides that it is not superior in right of payment to the Debentures or to other debt which ranks equally with, or is subordinate to, the Debentures, except that senior debt does not include:

■	non-recourse debt;

■	debt Capitol owes to its subsidiaries;

■	debt Capitol owes to any employee;

■	debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business; or

■	subordinated debt (as defined below);

•
subordinated debt, which means debt incurred before or after the date of the indenture which is by its terms expressly provided to be junior and subordinate to Capitol’s senior debt (other than the Debentures), except that subordinated debt does not include:

■	non-recourse debt;

■	debt Capitol owes to its subsidiaries;

■	debt Capitol owes to any employee;

■	debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business;

■	senior debt (as defined above); and

■
debt under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, partnership or other entity affiliated with Capitol that is, directly or indirectly, Capitol’s financing vehicle in connection with the issuance by that entity of Trust-Preferred securities or other securities which are intended to qualify for Tier 1 capital treatment; and

•
additional senior obligations, which means all of Capitol’s indebtedness incurred before or after the date of the indenture for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except that additional senior obligations do not include:

■	claims in respect of senior debt or subordinated debt; or

■	obligations which, by their terms, are expressly stated to be not superior in right of payment to the Debentures or to rank pari passu in right of payment with the Debentures.

    If Capitol defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior or subordinated indebtedness when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then Capitol may not make any payment on the Debentures.  With some limitations, if the indenture trustee receives a prohibited payment, it must pay it over to the holders of senior or subordinated indebtedness.

    In any distribution to creditors upon Capitol’s dissolution or winding-up or liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all senior or subordinated indebtedness must first be paid in full before Capitol makes any payment of the principal (and premium, if any) or interest on the Debentures.  Upon any such dissolution or winding-up or liquidation or reorganization, any payment by Capitol, or distribution of Capitol’s assets to which the holders of Debentures or the indenture trustee would be entitled to receive must instead be paid by Capitol or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making the payment or distribution, or by the holders of the Debentures or the indenture trustee if received by them, directly to the holders of Capitol’s senior or subordinated indebtedness to the extent necessary to pay the senior or subordinated indebtedness in full before any payment or distribution is made to the holders of the Debentures or the indenture trustee.

    The indenture places no limitation on the amount of additional senior or subordinated indebtedness that may be incurred by Capitol.  Capitol expects from time to time to incur additional indebtedness constituting senior or subordinated indebtedness.

Limitation on Additional Junior Indebtedness

    Under the indenture, Capitol agreed not to issue or incur, directly or indirectly, any additional junior indebtedness that is equal in right of payment to the Debentures unless: the pro forma sum of all outstanding debt issued by Capitol or any of Capitol’s subsidiaries in connection with any Trust-Preferred securities issued by any of Capitol’s financing subsidiaries, including the Debentures and the maximum liquidation amount of the additional Trust-Preferred or similar securities that Capitol or its financing subsidiaries are then issuing, plus Capitol’s total long-term debt, excluding any long-term debt which, by its terms, is expressly stated to be junior and subordinate to the Debentures, is less than 60% of the sum of Capitol’s equity, any perpetual preferred stock and minority interest, calculated in accordance with applicable capital adequacy guidelines, plus any long-term debt which, by its terms, is expressly stated to be junior and subordinate to the Debentures, in each case on a consolidated basis at the time of issuance.

Trust Expenses

    Pursuant to the guarantee and the expense agreement, entered into between Capitol and the Trust, Capitol, as borrower, agreed to pay all debts and other obligations (other than with respect to the Trust-Preferred Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees of the Trust and the cost and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject.

Governing Law

    The indenture and the Debentures is governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

    The indenture trustee has, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of Debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF THE GUARANTEE

    The following description summarizes the material provisions of the guarantee.  This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the guarantee, including the definitions therein, and the Trust Indenture Act.  The form of the guarantee has been filed as an exhibit to Capitol’s registration statement to which this prospectus relates.  Whenever particular defined terms of the guarantee are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference.

General

    The guarantee was executed and delivered by Capitol at the same time the Trust issued its Trust-Preferred Securities.  The guarantee is for the benefit of the holders from time to time of the Trust-Preferred Securities.  Wells Fargo Bank, N.A. acts as trustee (referred to below as the “guarantee trustee”) under the guarantee for the purposes of compliance with the Trust Indenture Act and the guarantee is qualified under the Trust Indenture Act.  The guarantee trustee holds the guarantee for the benefit of the holders of the Trust-Preferred Securities.

    Capitol irrevocably and unconditionally agreed to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the Trust-Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment.  The following payments or distributions with respect to the Trust-Preferred Securities, to the extent not paid by or on behalf of the Issuer Trust (referred to as the “guarantee payments”), will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the Trust-Preferred Securities, to the extent that the Trust has funds on hand available for the distributions;

•	the redemption price with respect to Trust-Preferred Securities called for redemption, to the extent that the Trust has funds on hand available for the redemptions; or

•
upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Debentures are distributed to holders of such Trust-Preferred Securities in exchange for their Trust-Preferred Securities), the lesser of:

■	the liquidation distribution to the extent the Trust has funds available therefor; and

■
the amount of assets of the Trust remaining available for distribution to holders of Trust-Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

    Capitol’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Capitol to the holders of the Trust-Preferred Securities or by causing the Trust to pay these amounts to the holders.

    The guarantee is an irrevocable and unconditional guarantee on a subordinated basis of the Trust’s obligations under the Trust-Preferred Securities, but will apply only to the extent the Trust has funds sufficient to make such payments, and is not a guarantee of collection.  See “—Status of the Guarantee.”

    If Capitol does not make interest payments on the Debentures held by the Trust, the Trust will not be able to pay distributions on the Trust-Preferred Securities and will not have funds legally available for the distributions.  The guarantee constitutes an unsecured obligation of Capitol and will rank subordinate and junior in right of payment to all of Capitol’s senior or subordinated indebtedness.  See “—Status of the Guarantee.”  Because Capitol is a holding company, Capitol’s right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent Capitol may ourselves be recognized as a creditor of that subsidiary.  Accordingly, Capitol’s obligations under the guarantee will be effectively subordinated to all existing and future liabilities of Capitol’s subsidiaries, and claimants should look only to Capitol’s assets for payments.  The guarantee does not limit the incurrence or issuance of other secured or unsecured debt of Capitol’s, including senior or subordinated indebtedness, whether under any other existing indenture or any other indenture that Capitol may enter into in the future or otherwise.

    Capitol has, through the guarantee, the trust agreement, the Debentures and indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust’s obligations under the Trust-Preferred Securities.  No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee.  It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under its Trust-Preferred Securities.  See “Relationship Among the Trust-Preferred Securities, Debentures and Guarantee.”  In addition, pursuant to the expense agreement entered into between Capitol and the Trust, Capitol agreed to pay all debts and other obligations (other than with respect to the Trust-Preferred Securities) and all costs and expenses of the Trust.

Status of the Guarantee

    The guarantee constitutes an unsecured obligation of Capitol and ranks subordinate and junior in right of payment to all of Capitol’s senior or subordinated indebtedness in the same manner as the Debentures.

    The guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Capitol to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).  The guarantee is held for the benefit of the holders of the Trust-Preferred Securities.  The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust-Preferred Securities of the Debentures.  The guarantee does not place a limitation on the amount of additional senior or subordinated indebtedness that may be incurred by Capitol.  Capitol expects from time to time to incur additional indebtedness constituting senior or subordinated indebtedness.

Amendments and Assignment

    Except with respect to any changes which do not adversely affect the material rights of holders of the Trust-Preferred Securities (in which case no vote of the holders will be required), the guarantee may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the Trust-Preferred Securities.  The manner of obtaining any such approval will be as described under “Description of the Trust-Preferred Securities and Related Instruments—Voting Rights; Amendment of Trust Agreement.”  All guarantees and agreements contained in the guarantee bind Capitol’s successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the Trust-Preferred Securities then outstanding.

Events of Default

    An event of default under the guarantee will occur upon Capitol’s failure to perform any of Capitol’s payment obligations under the guarantee or to perform any non-payment obligations.  The holders of at least a majority in aggregate liquidation amount of the Trust-Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

    The holders of at least a majority in aggregate liquidation amount of the Trust-Preferred Securities have the right, by vote, to waive any past events of default and its consequences under the guarantee.  If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the guarantee.

    Any holder of the Trust-Preferred Securities may, to the extent permissible under applicable law, institute a legal proceeding directly against Capitol to enforce its rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

     Capitol, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not Capitol is in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

    The guarantee trustee, other than during the occurrence and continuance of a default by Capitol in performance of the guarantee, undertakes to perform only those duties specifically set forth in the guarantee and, after default with respect to the guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the Trust-Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result.  However, such a requirement does not relieve the guarantee trustee of its obligations to exercise its rights and powers under the guarantee upon the occurrence of an event of default.

Termination of the Guarantee

    The guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the Trust-Preferred Securities;

•	full payment of the amounts payable upon liquidation of the Trust; or

•	the distribution of the Debentures to the holders of the Trust-Preferred Securities in exchange for their Trust-Preferred Securities.

    The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust-Preferred Securities must restore payment of any sums paid under the Trust-Preferred Securities or the guarantee.

Governing Law

    The guarantee is governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST-PREFERRED SECURITIES, DEBENTURES AND GUARANTEE

    The following description of the relationship among the Trust-Preferred Securities, the Debentures and the guarantee is not complete and is subject to, and is qualified in its entirety by reference to, the trust agreement, the indenture and the guarantee, forms of each of which has been filed as an exhibit to Capitol’s registration statement to which this prospectus relates.

Full and Unconditional Guarantee

    Payments of distributions and other amounts due on the Trust-Preferred Securities (to the extent the Trust has funds available for the payment of such distributions) are irrevocably guaranteed by Capitol as described under “Description of the Guarantee.”  Taken together, Capitol’s obligations under the Debentures, the indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust-Preferred Securities.  No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee.  It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the Trust-Preferred Securities.  If and to the extent that Capitol does not make payments on the Debentures, the Trust will not pay distributions or other amounts due on its Trust-Preferred Securities.  The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions.  In such an event, the remedy of a holder of any Trust-Preferred Securities is to institute a legal proceeding directly against Capitol pursuant to the terms of the indenture for enforcement of payment of amounts of such distributions to such holder.  Capitol’s obligations under the guarantee are subordinate and junior in right of payment to all of Capitol’s senior or subordinated indebtedness.

Sufficiency of Payments

    As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and other payments due on the Trust-Preferred Securities, primarily because:

•	the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust-Preferred Securities and common securities;

•	the interest rate and interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust-Preferred Securities; and

•	the trust agreement provides that the Trust will not engage in any activity that is inconsistent with the limited purposes of the Trust.

    Notwithstanding anything to the contrary in the indenture, Capitol has the right to set-off any payment Capitol is otherwise required to make under the indenture with a payment Capitol makes under the guarantee.

Enforcement Rights of Holders of Trust-Preferred Securities

    A holder of any Trust-Preferred Security may, to the extent permissible under applicable law, institute a legal proceeding directly against Capitol to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

    A default or event of default under any of Capitol’s senior or subordinated indebtedness would not constitute a default or event of default under the indenture. However, in the event of payment defaults under, or acceleration of, Capitol’s senior or subordinated indebtedness, the subordination provisions of the indenture provide that no payments may be made in respect of the Debentures until the senior or subordinated indebtedness has been paid in full or any payment default has been cured or waived. Failure to make required payments on the Debentures would constitute an event of default under the indenture.

Limited Purpose of the Trust

    The Trust-Preferred Securities evidence a preferred and undivided beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing its Trust-Preferred Securities and common securities and investing the proceeds thereof in Debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a Trust-Preferred Security and a holder of a Debenture is that a holder of a Debenture is entitled to receive from Capitol the principal amount of and interest accrued on Debentures held, while a holder of Trust-Preferred Securities is entitled to receive distributions from the Trust (or from Capitol under the applicable guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Termination

    Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving Capitol’s liquidation, the holders of the Trust-Preferred Securities will be entitled to receive, out of the assets held by the Trust, the liquidation distribution in cash.  See “Description of the Trust-Preferred Securities and Related Instruments—Liquidation Distribution Upon Dissolution.”  Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the Debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior or subordinated indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and interest, before any shareholders of ours receive payments or distributions.  Since Capitol is the guarantor under the guarantee, the positions of a holder of Trust-Preferred Securities and a holder of Debentures relative to other creditors and to Capitol’s shareholders in the event of Capitol’s liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY SYSTEM

    The Depository Trust Company, which Capitol refers to along with its successors in this capacity as “DTC,” acts as securities depository for the Trust-Preferred Securities.  The Trust-Preferred Securities were issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.  One or more fully registered global security certificates, representing the total aggregate number of each class of Trust-Preferred Securities has been issued and deposited with DTC.  At any time when the Debentures may be held by persons other than the property trustee, one or more fully registered global security certificates, representing the total aggregate principal amount of Debentures, will be issued and will be deposited with DTC.

    The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form.  These laws may impair the ability to transfer beneficial interests in Trust-Preferred Securities or Debentures, so long as the corresponding securities are represented by global security certificates.

     DTC has advised Capitol that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that its direct participants deposit with DTC.  DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts.  This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and Financial Industry Regulatory Authority Inc. (“FINRA” ).  Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant.  The rules applicable to DTC and its participants are on file with the SEC.

    Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records.  Beneficial owners will not receive written confirmation from DTC of their purchase.  Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depository to Cede & Co., as nominee for DTC.  DTC will forward the payments to its participants, who will then forward them to indirect participants or holders.  Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Trust Agreement and the guarantee or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

    To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners.  The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

    Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

    DTC may discontinue providing its services as securities depository with respect to the Trust-Preferred Securities at any time by giving reasonable notice to the issuer or its agent.  Under these circumstances, in the event that a successor securities depository is not obtained, certificates for the Trust-Preferred Securities are required to be printed and delivered.  Capitol may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event, certificates for the Trust-Preferred Securities will be printed and delivered to DTC.

    As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities.  Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•
will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

    All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depository, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

    Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee.  Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf.  Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time.  None of Capitol, the Trust, the trustees of the Trust or any agent for Capitol or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

    Although DTC has agreed to the foregoing procedures in order to facilitate the transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.  Capitol will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

    Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

     DTC has advised Capitol that it will take any action permitted to be taken by a registered holder of any securities under the Trust Agreement, the guarantee, the indenture or Capitol’s Articles of Incorporation, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

    The information in this section concerning DTC and its book-entry system has been obtained from sources that Capitol and the trustees of the Trust believe to be accurate, but Capitol assumes no responsibility for the accuracy thereof.

WHERE YOU CAN FIND MORE INFORMATION

    Capitol has filed a registration statement on Form S-4 to register with the SEC the units to be issued to shareholders of the CDBLs in the Exchange Offer.  This prospectus is a part of that registration statement and constitutes a prospectus of Capitol in addition to being a proxy statement of the CDBLs for the special meetings.  As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    In addition, Capitol files reports, proxy statements and other information with the SEC under the Exchange Act.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may read and copy this information at the following locations of the SEC:

Public Reference Room 100 F Street Washington, D.C. 20549	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, Washington, D.C. 20549, at prescribed rates.  The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Capitol, who file electronically with the SEC.  The address of that site is www.sec.gov.  You can also inspect reports, proxy statements and other information about Capitol at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The SEC allows Capitol to “incorporate by reference” the information it files with the SEC.  This permits Capitol to disclose important information to you by referring to these filed documents.  Any information referred to in this way is considered part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus. Capitol incorporates by reference the documents listed below and any documents Capitol files with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until Capitol’s offering is completed.  Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus or another such document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or another such document or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

•	Capitol’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	Capitol’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Capitol’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

•
Capitol’s Current Reports on Form 8-K filed with the SEC on January 29, 2009, February 3, 2009, February 6, 2009, February 17, 2009, February 27, 2009, March 31, 2009, April 17, 2009, April 23, 2009, May 6, 2009, June 19, 2009, July 7, 2009, July 21, 2009, July 23, 2009, August 6, 2009, August 12, 2009, August 13, 2009, September 11, 2009 and September 22, 2009;

•	the description of Capitol’s common stock contained in Capitol’s Registration Statement on Form 8-A filed April 19, 1990;

•	the description of the shares of the Series A Preferred Stock contained in Capitol’s Registration Statement on Form 8-A filed on August 12, 2009;

•	the description of the shares of Capitol's Series X Junior Participating Preferred Stock contained in Capitol's Registration Statement on Form 8-A filed on July 21, 2009; and

•	the description of the Trust-Preferred Securities contained in Capitol’s Registration Statement on Form 8-A filed on June 12, 2008.

    Information furnished under Item 2.02 or 7.01 of Capitol’s Current Reports on Form 8-K is not incorporated by reference.

    You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning Capitol at the following address:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933
Attention: Investor Relations
Telephone: (517) 487-6555
Internet website: www.capitolbancorp.com

IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE REQUESTS NO LATER THAN SEPTEMBER 25, 2009 (FIVE BUSINESS DAYS BEFORE THE INITIALLY SCHEDULED EXPIRATION DATE OF THE EXCHANGE OFFER).  If you request exhibits to any incorporated documents, Capitol will mail them to you by first class mail, or another equally prompt means, within one business day after Capitol receives your request.

No one has been authorized to give any information or make any representation about the CDBLs, Capitol or the Exchange Offer that differs from, or adds to, the information in this document or in documents that are publicly filed with the SEC.  Therefore, if anyone gives you different or additional information, you should not rely on it.

If you are in a jurisdiction where it is unlawful to offer the units, or to ask for offer the securities offered by this prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this prospectus does not extend to you.

The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.  Information in this document about Capitol has been supplied by Capitol, and information about each CDBL has been supplied by each such CDBL.

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of the Series A Preferred and Trust-Preferred Securities offered by this prospectus will be passed upon for Capitol by Brian English, Capitol’s General Counsel.  Certain federal income tax matters relating to the Exchange Offer will be passed upon for Capitol by Honigman Miller Schwartz and Cohn LLP.

EXPERTS

The consolidated financial statements of Capitol and the effectiveness of internal control over financial reporting incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of each of the CDBLs attached to this prospectus as Appendix A have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports, which is attached as part of Appendix A, given on the authority of said firm as experts in accounting and auditing.

ANNEX A-1

FINANCIAL INFORMATION REGARDING CAPITOL DEVELOPMENT BANCORP LIMITED III

Management's discussion and analysis of financial condition and results of operations	A1-2
Condensed interim consolidated financial statements as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 (unaudited)	A1-5
Audited consolidated financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006	A1-18

A1-1

Management's Discussion and Analysis of Financial Condition
and Results of Operations
Capitol Development Bancorp Limited III
Periods Ended June 30, 2009 and 2008 and
December 31, 2008, 2007 and 2006

Financial Condition
Capitol Development Bancorp Limited III ("CDBL III") is a bank-development company engaged in commercial banking activities through its subsidiaries (collectively, the "Banks"), Community Bank of Rowan (located in Salisbury, North Carolina) which is 51% owned, Bank of Santa Barbara (located in Santa Barbara, California) which is 51% owned and Summit Bank of Kansas City (located in Lee's Summit, Missouri) which is 55% owned.  CDBL III's Banks provide a full array of banking services, principally loans and deposits, to entrepreneurs, professionals and other high net worth individuals in their respective communities.

Total assets approximated $262.7 million at June 30, 2009, a decrease from $264.8 million at December 31, 2008.  Total assets approximated $227.3 million at year-end 2007.  Decreased assets in the six-month 2009 period resulted from lower levels of portfolio loans.  Increased assets from 2007 to 2008 resulted mainly from higher levels of portfolio loans at the Banks, funded by growth in deposits.

Total portfolio loans approximated $210.5 million at June 30, 2009 compared to $213.9 million at December 31, 2008 ($193.8 million at December 31, 2007).

The allowance for loan losses at June 30, 2009 approximated $3.8 million or 1.79% of total portfolio loans, compared to the December 31, 2008 ratio of 1.6% (1.5% at December 31, 2007).

The allowance for loan losses, which is considered a critical accounting policy of CDBL III, is maintained at a level believed adequate by management to absorb potential losses inherent in the loan portfolio at the balance sheet date.  Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including volume, amount and composition, potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, loan commitments outstanding and other factors.

Accounting for income taxes is considered a critical accounting policy of CDBL III and requires significant estimates and management judgments.  At December 31, 2008 and June 30, 2009, it had a deferred tax asset approximating $3.7 million.  The deferred tax asset is composed primarily of net operating loss carryforwards and temporary differences relating to the allowance for loan losses and start-up expenses of the Banks.  If it is determined that realization of the deferred tax asset is in doubt, a valuation reserve is required to reduce the deferred tax asset to the amount which is more-likely-than-not realizable.  No valuation reserve has been deemed necessary by management, inasmuch as it is believed that it is more-likely-than-not that the deferred tax asset will be realized.  Such conclusion is based on Capitol's prior experience with de novo banks which incur operating losses and large provisions for loan losses in their most early periods of operation and ultimately become profitable.  If the Banks do not ultimately become profitable in the manner anticipated, a valuation allowance against the deferred tax asset may be necessary in the future which would adversely affect CDBL III's results of operations in that period.

Total deposits approximated $203.8 million at June 30, 2009, a decrease of approximately $3.6 million from the $207.4 million level at December 31, 2008 ($184.7 million at December 31, 2007).

The Banks seek to obtain noninterest-bearing deposits as a means to reduce their cost of funds.  Noninterest-bearing deposits approximated $25.4 million at June 30, 2009 or about 12.49% of total deposits, a decrease of approximately $194,000 from December 31, 2008 compared to an increase of $6.5 million during 2008.  Noninterest-bearing deposits can fluctuate significantly from day to day, depending upon customer account activity.

CDBL III's stockholders' equity approximated $14.4 million at June 30, 2009 or approximately 5.48% of total assets.  Total equity approximated $24.5 million and $25.0 million at June 30, 2009 and December 31, 2008, respectively, or 9.34% and 9.4% of total assets.  Capital adequacy is discussed elsewhere in this narrative.

A1-2

Results of Operations
The net loss attributable to CDBL III for the six months ended June 30, 2009 approximated $174,000, compared with net income of approximately $137,000 in the corresponding 2008 period.  Net income attributable to CDBL III for the year ended December 31, 2008 approximated $186,000, compared with a net loss of approximately $706,000 for 2007 and a net loss of $2.7 million in 2006.  Net losses in 2007 and 2006 related to the expected early-period operations of the Banks.

The principal source of operating revenues is interest income.  Total interest income for the six months ended June 30, 2009 approximated $6.2 million, compared with $6.9 million for the six-month 2008 period.  Total interest income for the year ended December 31, 2008 approximated $13.5 million, compared with $13 million in 2007 and $4.6 million in 2006.  The interim decrease in interest income in 2009 relates primarily to decreased rates in the current environment, coupled with a slight decrease in portfolio loans during the period.  Increased interest income in 2008 and 2007 resulted primarily from higher levels of portfolio loans and other earning assets associated with the Banks' growth.

Total interest expense approximated $2.5 million for the six months ended June 30, 2009 and $3.6 million for the corresponding 2008 period.  For the year ended December 31, 2008, total interest expense approximated $6.8 million ($6.6 million at December 31, 2007).  Increases in interest expense correlate with growth in interest-bearing deposits during the periods.

Net interest income approximated $3.7 million for the six months ended June 30, 2009, compared with $3.3 million for the 2008 corresponding period.  Net interest income for the year ended December 31, 2008 approximated $6.8 million, compared with $6.4 million in 2007.

The provision for loan losses was $1.3 million for the six months ended June 30, 2009, compared with $429,000 in the corresponding 2008 period.  The provision for loan losses was $967,000 for the year ended December 31, 2008 ($1.5 million in 2007 and $1.2 million in 2006).  The increased provision for loan losses for these periods related primarily to portfolio loan growth.  The provision for loan losses is based upon amounts necessary to maintain the allowance for loan losses based on management's analysis of allowance requirements, as discussed previously.

Total noninterest income approximated $653,000 for the six months ended June 30, 2009, compared with $484,000 for the corresponding 2008 period.  Noninterest income for the year ended December 31, 2008 approximated $921,000 ($977,000 in 2007 and $328,000 in 2006).  Noninterest income is generated by fees from syndication and placement of non-portfolio residential mortgage and commercial loans and gains on sales of government-guaranteed loans.  These revenue sources may fluctuate due to interest rates, real estate values, and the variability of loan purchasers and related pricing of potential loan sales which can influence the decision on whether loans will be sold.

Total noninterest expense approximated $3.6 million for the six months ended June 30, 2009, compared with $2.9 million for the corresponding 2008 period.  For the year ended December 31, 2008, total noninterest expense approximated $6 million, compared with $7.6 million in 2007 and $8.5 million in 2006.  The significant decrease in operating expense in 2008 was mainly attributable to the deferral of compensation costs related to loan origination activities.  Noninterest expense in 2006 included $589,000 of nonrecurring start-up and preopening costs related to new bank activity.

Liquidity and Capital Resources
The principal funding source for asset growth and loan origination activities is deposits.  Changes in deposits and loans were previously discussed in this narrative.  Most of the deposit growth has been deployed into commercial loans, consistent with the Banks' emphasis on commercial lending activities.

Cash and cash equivalents approximated $39.0 million at June 30, 2009, $34.6 million at December 31, 2008 and $25.9 million at December 31, 2007.  As liquidity levels vary continuously based upon customer activities, amounts of cash and cash equivalents can vary widely at any given point in time.  Management believes the Banks' liquidity position at June 30, 2009 is adequate to fund loan demand and to meet depositor needs.

A1-3

All banks are subject to a complex series of capital ratio requirements which are imposed by state and federal banking agencies.  In the case of CDBL III, its Banks are subject to a more restrictive requirement than is applicable to most banks inasmuch as the Banks must maintain a capital-to-asset ratio of not less than 8% for their first three years of operation.  In the opinion of management, CDBL III and its Banks meet or exceed regulatory capital requirements to which they are subject.

Impact of New Accounting Standards
There are certain new accounting standards either becoming effective or being issued in 2009 and 2008.  They are discussed in Note E of the accompanying condensed consolidated interim financial statements and Note B of the accompanying annual consolidated financial statements.

As discussed in Note B of the annual consolidated annual financial statements, Financial Accounting Standards Statement No. 160 (FAS 160), Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, became effective January 1, 2009.  FAS 160 revises the classification of noncontrolling interests (previously described as minority interests in consolidated subsidiaries) to the equity section of the balance sheet and revises certain line items within the consolidated statement of operations.  The accompanying consolidated financial statements for periods prior to January 1, 2009 have been adjusted to reflect the implementation of FAS 160 as if it had occurred at the beginning of the periods presented.

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A1-4

CAPITOL DEVELOPMENT BANCORP LIMITED III

------

Condensed Interim Consolidated Financial Statements

Six months ended June 30, 2009 and 2008

A1-5

CONDENSED CONSOLIDATED BALANCE SHEETS

Capitol Development Bancorp Limited III

	June 30, 2009 (Unaudited)	December 31, 2008
		(as adjusted)
ASSETS
Cash and due from banks	$3,401,733	$3,616,711
Money-market funds and interest-bearing deposits	25,049,149	10,132,462
Federal funds sold	10,570,000	20,849,000
Cash and cash equivalents	39,020,882	34,598,173
Loans held for sale		192,000
Investment securities—Note B:
Available for sale, carried at fair value	4,587,257	8,238,752
Held for long-term investment, carried at amortized
cost which approximates fair value	1,978,300	1,800,964
Total investment securities	6,565,557	10,039,716
Portfolio loans, less allowance for loan losses of
$3,760,000 in 2009 and $3,481,000 in 2008	206,740,612	210,411,917
Premises and equipment	3,528,032	3,709,639
Accrued interest income	838,192	840,426
Goodwill	300,000	300,000
Other real estate owned	1,342,497	648,955
Other assets	4,396,528	4,026,313

TOTAL ASSETS	$262,732,300	$264,767,139

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$25,442,403	$25,248,494
Interest-bearing	178,330,073	182,135,961
Total deposits	203,772,476	207,384,455
Debt obligations	33,860,000	31,810,000
Accrued interest on deposits and other liabilities	550,633	558,724
Total liabilities	238,183,109	239,753,179

EQUITY:
CDBL III stockholders' equity:
Common stock, no par value,
51,000 shares authorized;
15,745 shares issued and outstanding	18,275,000	18,275,000
Retained-earnings deficit	(3,766,446)	(3,592,061)
Fair value adjustment (net of tax effect) for investment
securities available for sale (accumulated other
comprehensive income)	(101,087)	33,404
Total CDBL III stockholders' equity	14,407,467	14,716,343
Noncontrolling interests	10,141,724	10,297,617
Total equity	24,549,191	25,013,960

TOTAL LIABILITIES AND EQUITY	$262,732,300	$264,767,139

See notes to condensed interim consolidated financial statements.

A1-6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

Capitol Development Bancorp Limited III

	Six Months Ended June 30
	2009	2008
		(as adjusted)
Interest income:
Portfolio loans (including fees)	$6,081,021	$6,622,480
Loans held for sale	6,777	3,285
Taxable investment securities	129,455	2,252
Federal funds sold	14,170	195,749
Money market and interest bearing deposits	11,967	9,340
Other	3,221	37,603
Total interest income	6,246,611	6,870,709
Interest expense:
Deposits	2,357,602	3,149,378
Debt obligations and other	185,364	411,718
Total interest expense	2,542,966	3,561,096
Net interest income	3,703,645	3,309,613
Provision for loan losses	1,292,116	428,698
Net interest income after provision
for loan losses	2,411,529	2,880,915

Noninterest income:
Service charges on deposit accounts	90,061	43,273
Fees from origination of non-portfolio residential
mortgage loans	112,045	107,489
Fees from servicing government-guaranteed loans	38,602	31,980
Gain on sales of government-guaranteed loans	342,666	214,083
Other	69,311	86,999
Total noninterest income	652,685	483,824

Noninterest expense:
Salaries and employee benefits	1,379,642	1,182,935
Occupancy	301,029	316,057
Equipment rent, depreciation and maintenance	182,113	228,236
Other	1,748,008	1,170,986
Total noninterest expense	3,610,792	2,898,214
Income (loss) before income taxes	(546,578)	466,525
Income taxes (benefit)	(216,300)	185,600
NET INCOME (LOSS)	(330,278)	280,925
Less net losses (income) attributable to noncontrolling
interests	155,893	(143,547)

NET INCOME (LOSS) ATTRIBUTABLE TO
CDBL III	$(174,385)	$137,378

NET INCOME (LOSS) PER SHARE
ATTRIBUTABLE TO CDBL III—Note C	$(11.08)	$8.73

See notes to condensed interim consolidated financial statements.

A1-7

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (Unaudited)

Capitol Development Bancorp Limited III

	Capitol Development Bancorp Limited III Stockholders' Equity
	Common Stock	Retained- Earnings Deficit	Accumulated Other Comprehensive Income (Loss)	Total CDBL III Stockholders' Equity	Noncontrolling Interests	Total Equity

Six Months Ended June 30, 2008
Balances at January 1, 2008	$17,745,000	$(3,778,299)		$13,966,701	$10,084,030	$24,050,731

Cash capital contribution from
majority shareholder	230,000			230,000		230,000

Components of comprehensive
income:
Net income for 2008 period		137,378		137,378	143,547	280,925
Fair value adjustment for
investment securities
available for sale (net of
tax effect)			$16,645	16,645		16,645
Comprehensive income
for the 2008 period				154,023	143,547	297,570

BALANCES AT JUNE 30, 2008	$17,975,000	$(3,640,921)	$16,645	$14,350,724	$10,227,577	$24,578,301

Six Months Ended June 30, 2009
Balances at January 1, 2009	$18,275,000	$(3,592,061)	$33,404	$14,716,343	$10,297,617	$25,013,960

Components of comprehensive
loss:
Net loss for 2009 period		(174,385)		(174,385)	(155,893)	(330,278)
Fair value adjustment for
investment securities
available for sale (net of
tax effect)			(134,491)	(134,491)		(134,491)
Comprehensive loss
for the 2009 period				(308,876)		(464,769)

BALANCES AT JUNE 30, 2009	$18,275,000	$(3,766,446)	$(101,087)	$14,407,467	$10,141,724	$24,549,191

See notes to condensed interim consolidated financial statements.

A1-8

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Capitol Development Bancorp Limited III

	Six Months Ended June 30
	2009	2008
		(as adjusted)
OPERATING ACTIVITIES
Net income (loss) for the period	$(330,278)	$280,925
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	1,292,116	428,698
Depreciation of premises and equipment	207,592	264,498
Net accretion of investment security
premiums discounts	(53,413)
Gain on sales of government-guaranteed loans	(342,666)	(214,083)
Write-down on other real estate owned	30,000
Originations and purchases of loans held for sale	(1,962,925)	(1,112,832)
Proceeds from sales of loans held for sale	2,154,925	1,616,032
Increase in accrued interest income and other assets	(299,634)	(64,187)
Decrease in accrued interest expense and other liabilities	(8,091)	(199,430)

NET CASH PROVIDED BY OPERATING ACTIVITIES	687,626	999,621

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment
securities	5,442,134	2,552,901
Purchase of securities available for sale	(1,978,400)	(6,630,763)
Purchase of securities held for long-term investment	(139,000)	(542,300)
Net increase in portfolio loans	1,998,313	(12,185,111)
Purchases of premises and equipment	(25,985)	(52,390)

NET CASH USED BY INVESTING ACTIVITIES	5,297,062	(16,857,663)

FINANCING ACTIVITIES
Net increase in demand deposits, NOW accounts and
savings accounts	64,102,132	19,027,047
Net decrease in certificates of deposit	(67,714,111)	(1,669,656)
Net borrowings from debt obligations	2,050,000	1,561,000
Capital contribution from majority shareholder		230,000

NET CASH PROVIDED (USED) BY FINANCING
ACTIVITIES	(1,561,979)	19,148,391

INCREASE IN CASH AND CASH EQUIVALENTS	4,422,709	3,290,349
Cash and cash equivalents at beginning of period	34,598,173	25,858,332

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$39,020,882	$29,148,681

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,674,147	$3,876,168
Transfers of loans to other real estate owned	723,542

See notes to condensed interim consolidated financial statements.

A1-9

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited III

NOTE A—BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of Capitol Development Bancorp Limited III ("CDBL III") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, they do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

The statements do, however, include all adjustments of a normal recurring nature which CDBL III considers necessary for a fair presentation of the interim periods.

The consolidated financial statements include the accounts of CDBL III and its majority-owned subsidiaries after elimination of intercompany accounts and transactions and giving effect to applicable noncontrolling interests.

The results of operations for the six-month period ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009.

NOTE B—INVESTMENT SECURITIES

Investment securities consisted of the following (in $1,000s):

	June 30, 2009		December 31, 2008
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Available for sale:
United States government agency securities	$3,500	$3,500	$6,746	$6,831
Mortgage backed securities	941	982	1,142	1,175
Trust-preferred securities	300	105	300	233
	4,741	4,587	8,188	8,239
Held for long-term investment:
Federal Home Loan Bank stock	1,926	1,926	1,750	1,750
Other	52	52	51	51
	1,978	1,978	1,801	1,801

	$6,719	$6,565	$9,989	$10,040

Investments in Federal Home Loan Bank stock are restricted and may only be resold to, or redeemed by, the issuer.  The trust-preferred securities were issued by a subsidiary of Capitol Bancorp Limited.

Gross unrealized gains and losses on investment securities available for sale were as follows (in $1,000s):

	June 30, 2009		December 31, 2008
	Gains	Losses	Gains	Losses
United States government agency securities			$85
Mortgage backed securities	$41		33
Trust-preferred securities		$195		$67

	$41	$195	$118	$67

A1-10

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited III

NOTE B—INVESTMENT SECURITIES—Continued

Management does not believe any individual unrealized loss as of June 30, 2009 represents an other-than-temporary loss (primarily due to such amounts being attributable to changes in interest rates).  Further, it does not intend to sell such securities and believes it is unlikely sale would become required before the amortized cost can be recovered.

Gross realized gains and losses from sales and maturities of investment securities were insignificant for the periods presented.

Scheduled maturities of investment securities held as of June 30, 2009 were as follows (in $1,000s):

	Amortized Cost	Estimated Fair Value

Due in one year or less	$3,500	$3,500
After ten years	1,241	1,087
Securities held for long-term investment, without standard maturities	1,978	1,978
	$6,719	$6,565

NOTE C—NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO CDBL III

Net income (loss) per share attributable to CDBL III is based on the weighted average number of common shares outstanding (15,745 shares).  There were no common stock equivalents or other forms of dilutive instruments outstanding during the periods presented.

NOTE D—FAIR VALUE

FAS No. 157 establishes a hierarchy that prioritizes the use of fair value inputs used in valuation methodologies into the following three levels:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of CDBL III's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis.  Fair value measurement is based on quoted prices, when available.  If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis.  Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

A1-11

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited III

NOTE D—FAIR VALUE—Continued

Loans:  CDBL III does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Other real estate owned:  At the time of foreclosure, foreclosed properties are adjusted to fair value less estimated costs to sell upon transfer from portfolio loans to other real estate owned, establishing a new accounting basis.  CDBL III subsequently adjusts fair value on other real estate owned on a nonrecurring basis to reflect partial write-downs based on the observable market price, current appraised value of the asset or other estimates of fair value.

The balances of assets and liabilities measured at fair value on a recurring basis as of June 30, 2009 were as follows (in $1,000s):

	Total	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)

Securities available for sale:
United State government agency securities	$3,500		$3,500
Mortgage backed securities	982		982
Trust-preferred securities	105	$105
	$4,587	$105	$4,482

The balances of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 were as follows:

	Total	Significant Other Observable Inputs (Level 2)

Securities available for sale
United State government agency securities	$6,831	$6,831
Mortgage backed securities	1,175	1,175
Trust-preferred securities	233	233
	$8,239	$8,239

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of June 30, 2009 were as follows (in $1,000s):

	Total	Significant Unobservable Inputs (Level 3)

Impaired loans (1)	$2,126	$2,126

Other real estate owned (1)	$1,342	$1,342

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the applicable collateral or foreclosed property or other estimates of fair value.

A1-12

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited III

NOTE D—FAIR VALUE—Continued

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2008, other than mortgage loans held for sale, were as follows (in $1,000's):

	Total	Significant Other Observable Inputs (Level 2)

Impaired loans (1)	$3,476	$3,476

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the collateral.

CDBL III began applying the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis which did not have a material effect on CDBL III's consolidated financial position upon implementation.  CDBL III measures the fair value of the following on a nonrecurring basis:  (1) long-lived assets and (2) foreclosed assets.

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A1-13

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited III

NOTE D—FAIR VALUE—Continued

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows (in $1,000s):

	June 30, 2009		December 31, 2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$39,021	$39,021	$34,598	$34,598
Loans held for sale			192	192
Investment securities:
Available for sale	4,587	4,587	8,239	8,239
Held for long-term investment	1,978	1,978	1,801	1,801
	6,565	6,565	10,040	10,040
Portfolio loans:
Loans secured by real estate:
Commercial	60,515	60,329	61,644	62,441
Residential (including multi-family)	68,093	68,245	60,826	60,562
Construction, land development and other land	43,421	41,651	51,584	50,186
Total loans secured by real estate	172,029	170,225	174,054	173,189
Commercial and other business-purpose loans	32,161	31,700	33,469	33,243
Consumer	5,687	5,756	6,002	5,988
Other	624	600	368	44
Total portfolio loans	210,501	208,281	213,893	212,464
Less allowance for loan losses	(3,760)	(3,760)	(3,481)	(3,481)
Net portfolio loans	206,741	204,521	210,412	208,983

Financial Liabilities:
Deposits:
Noninterest-bearing	25,442	25,442	25,248	25,248
Interest-bearing:
Demand accounts	55,800	55,484	54,896	54,896
Time certificates of less than $100,000	58,548	58,557	76,346	76,504
Time certificates of $100,000 or more	63,982	63,993	50,894	50,991
Total interest-bearing	178,330	178,034	182,136	182,391
Total deposits	203,772	203,476	207,384	207,639
Debt obligations	33,860	33,958	31,810	31,858

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available).  For example, the estimated fair value of portfolio loans is based on discounted cash flow computations.  Similarly, the estimated fair value of time deposits, debt obligations and subordinated debentures were determined through discounted cash flow computations.  Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair value based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist.  CDBL III has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157.  Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations.  Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time.  Accordingly, the fair value measurements for loans included in the table above are unlikely to represent the instruments' liquidation values.

A1-14

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited III

NOTE E—NEW ACCOUNTING STANDARDS

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures.  In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which deferred the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis.  The implementation of previously deferred aspects of Statement No. 157 in 2009 (as permitted by FSP FAS 157-2) did not have a material effect on CDBL III's results of operations or financial position.  Fair value disclosures are set forth in Note D to the condensed interim financial statements.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations.  Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  The effects of CDBL III's adoption of Statement No. 141(R) had no impact upon implementation and its subsequent impact will depend upon the extent and magnitude of acquisitions in the future.

Also in December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, to create accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Statement No. 160 establishes accounting and reporting standards that require (1) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (2) the amount of consolidated net income (loss) attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income, (3) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently, (4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary to be initially measured at fair value and (5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  Statement No. 160 became effective for CDBL III on January 1, 2009 and the accompanying condensed consolidated financial statements reflect implementation of the new accounting standard as if it occurred as of the beginning of the periods presented.

On April 9, 2009, the FASB issued the following three FASB Staff Positions (FSP), which become effective for second quarter reporting, with earlier implementation permitted for the first quarter of 2009.  CDBL III elected to implement the new guidance effective January 1, 2009.

FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, and APB Opinion No. 28, Interim Financial Reporting, to require interim disclosures about fair value of financial instruments in addition to annual reporting.  The required disclosures are included in Note D to the condensed consolidated financial statements.

FSP FAS 115-2 and FAS 124-2 amends the other-than-temporary impairment guidance for debt securities to make it more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in financial statements.  Implementation of this new guidance did not have a material effect on CDBL III's consolidated financial statements.  The expanded interim disclosures about investment securities are set forth in Note B to the condensed consolidated financial statements.

A1-15

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited III

NOTE E—NEW ACCOUNTING STANDARDS—Continued

FSP FAS 157-4 amends prior fair value guidance to aid in determining fair value when the volume and level of activity for an asset or liability have significantly decreased and identifying transactions that are not orderly.  This new guidance is intended to clarify that significant adjustments to quoted prices may be necessary to estimate fair value when there has been a significant decrease in the volume and activity for the asset/liability in relation to normal market activity.  Fair value is the price that would be received to sell an asset (or paid to transfer a liability) in an orderly transaction (that is, not a forced liquidation or distressed sale) between willing market participants under current market conditions.  CDBL III's implementation of FSP FAS 157-4 and related disclosures are set forth in Note D to the condensed consolidated financial statements.

In March 2008 the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  This new guidance revises the presentation and disclosure of derivatives and hedging activities, became effective for CDBL III on January 1, 2009 and did not have a material impact on CDBL III's condensed consolidated financial statements upon implementation.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.  The new guidance clarifies transfers and certain transactions' accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009.  This new guidance did not have a material impact on CDBL III's consolidated financial position or results of operations upon implementation.

In May 2009, the FASB issued Statement No. 165, Subsequent Events.  This new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and became effective June 30, 2009.  This new guidance did not have a material impact on the Corporation's financial statements and related disclosures are set forth in Note F of the condensed consolidated financial statements.

In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.  This new guidance revises the presentation and disclosure of transfers of financial assets and the effects of a transfer on an entity's financial position, operating results and cash flows.  Statement No. 166 applies to annual financial statements and interim periods beginning on or after November 15, 2009.  Management has not completed its review of this new guidance.

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification™ and The Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162.  On the effective date of this statement, the FASB Accounting Standards Codification™ (Codification) will supersede all then-existing non-Securities and Exchange Commission (SEC) accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009 and will not have a material impact to the Corporation's consolidated financial statements.

In June 2009, the FASB issued Statements No. 166 and 167 which relate to consolidation of variable-interest entities and to amend existing guidance for when a company 'derecognizes' transfers of financial assets, respectively.  Both new standards require a number of additional disclosures upon implementation January 1, 2010.  These new standards are not expected to have a material impact on CDBL III's consolidated financial statements upon implementation.

The FASB has also recently issued several proposals to amend, supersede or interpret existing accounting standards which may impact CDBL III's financial statements at a later date, such as a proposed amendment to Statement No. 128, Earnings per Share, among other things.

CDBL III's management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to CDBL III's consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to CDBL III's consolidated financial statements.

A1-16

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited III

NOTE F—SUBSEQUENT EVENTS

Management has reviewed subsequent events through the time of filing these condensed consolidated financial statements with the Securities and Exchange Commission on  September 30 , 2009.

In July 2009, definitive agreements were entered into to sell CDBL III's interests in Bank of Santa Barbara and Community Bank of Rowan, subject to regulatory approval and other contingencies.  Sale proceeds of the divestiture of these two institutions are estimated to approximate $14.8 million.

[The remainder of this page intentionally left blank]

A1-17

Capitol Development Bancorp Limited III
______

Consolidated Financial Statements

Years ended December 31, 2008, 2007 and 2006

A1-18

Capitol Development Bancorp Limited III

Page
Report of Independent Registered Public Accounting Firm	A1-20
Consolidated Balance Sheets	A1-21
Consolidated Statements of Operations	A1-22
Consolidated Statements of Changes in Stockholders' Equity	A1-23
Consolidated Statements of Cash Flows	A1-24
Notes to Consolidated Financial Statements	A1-25 – A1-44

A1-19

BDO Seidman, LLP Accountants and Consultants	99 Monroe Avenue N.W., Suite 800 Grand Rapids, Michigan 49503-2654 Telephone: (616) 774-7000 Fax: (616) 776-3680

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Capitol Development Bancorp Limited III

We have audited the accompanying consolidated balance sheets of Capitol Development Bancorp Limited III and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2008.  These financial statements are the responsibility of the Corporation's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The consolidated financial statements include retrospective adjustments associated with a new accounting pronouncement that became effective for the Corporation on January 1, 2009—specifically, Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51, which resulted in the reclassification of the Corporation's prior minority interests in consolidated subsidiaries to a new noncontrolling interests component of total equity.  Note B to the consolidated financial statements describes the retrospective application of this new accounting method in greater detail.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Capitol Development Bancorp Limited III and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Grand Rapids, Michigan
May 26, 2009
(July 6, 2009 as to the retrospective adoption of
Financial Accounting Standards Statement No. 160 as described in Note B of the consolidated financial statements)

A1-20

CONSOLIDATED BALANCE SHEETS

Capitol Development Bancorp Limited III

	December 31
	2008	2007
	(as adjusted)	(as adjusted)
ASSETS
Cash and due from banks	$3,616,711	$20,081,619
Money-market and interest-bearing deposits	10,132,462	483,713
Federal funds sold	20,849,000	5,293,000
Cash and cash equivalents	34,598,173	25,858,332
Loans held for sale	192,000	639,600
Investment securities available for sale, carried at fair value—Note C	8,238,752
Investment securities held for long-term investment, carried at amortized cost which approximates fair value—Note C	1,800,964	1,008,000
Total investment securities	10,039,716	1,008,000
Portfolio loans, less allowance for loan losses of $3,481,000 in 2008 and $2,826,000 in 2007—Note D	210,411,917	190,950,366
Premises and equipment—Note F	3,709,639	4,114,852
Accrued interest income	840,426	816,009
Goodwill	300,000	300,000
Other real estate owned	648,955
Other assets	4,026,313	3,654,330

TOTAL ASSETS	$264,767,139	$227,341,489

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$25,248,494	$18,796,166
Interest-bearing—Note G	182,135,961	165,920,416
Total deposits	207,384,455	184,716,582
Debt obligations—Note H	31,810,000	17,679,000
Accrued interest on deposits and other liabilities	558,724	895,176
Total liabilities	239,753,179	203,290,758

EQUITY—Notes I and O:
CDBL III stockholders' equity:
Common stock, no par value, 51,000 shares authorized; 15,745 shares issued and outstanding	18,275,000	17,745,000
Retained-earnings deficit	(3,592,061)	(3,778,299)
Fair value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	33,404
Total CDBL III stockholders' equity	14,716,343	13,966,701
Noncontrolling interests	10,297,617	10,084,030
Total equity	25,013,960	24,050,731

TOTAL LIABILITIES AND EQUITY	$264,767,139	$227,341,489

See notes to consolidated financial statements.

A1-21

CONSOLIDATED STATEMENTS OF OPERATIONS

Capitol Development Bancorp Limited III

	Year Ended December 31
	2008	2007	2006
	(as adjusted)	(as adjusted)	(as adjusted)
Interest income:
Portfolio loans (including fees)	$12,965,760	$11,744,111	$3,885,370
Loans held for sale	8,330	185,927	7,819
Taxable investment securities	154,668
Federal funds sold	276,161	997,914	594,507
Money market and interest-bearing deposits	36,788	12,825	104,202
Other	79,363	24,530	3,664
Total interest income	13,521,070	12,965,307	4,595,562
Interest expense:
Deposits	6,143,791	6,298,505	1,494,876
Debt obligations	616,257	271,807
Total interest expense	6,760,048	6,570,312	1,494,876
Net interest income	6,761,022	6,394,995	3,100,686
Provision for loan losses—Note D	966,994	1,524,000	1,238,000
Net interest income after provision for loan losses	5,794,028	4,870,995	1,862,686
Noninterest income:
Service charges on deposit accts	116,799	35,565	9,774
Fees from origination of non-portfolio residential
mortgage loans	198,827	264,943	151,581
Fees from syndication and placement of non- portfolio commercial loans		35,700
Fees from servicing government-guaranteed loans	77,922	31,652
Gain on sales of government-guaranteed loans	341,125	486,370	23,358
Other	186,773	122,520	143,435
Total noninterest income	921,446	976,750	328,148
Noninterest expense:
Salaries and employee benefits	2,587,804	3,952,009	4,421,352
Occupancy	628,251	600,425	494,773
Equipment rent, depreciation and maintenance	468,339	472,481	413,200
Preopening and start-up costs			589,156
Other—Note K	2,364,455	2,565,541	2,582,331
Total noninterest expense	6,048,849	7,590,456	8,500,812
Income (loss) before income tax benefit	666,625	(1,742,711)	(6,309,978)
Income taxes (benefit)—Note L	266,800	(670,500)	(2,468,900)
NET INCOME (LOSS)	399,825	(1,072,211)	(3,841,078)
Less net losses (income) attributable to noncontrolling interests	(213,587)	366,185	1,113,941

NET INCOME (LOSS) ATTRIBUTABLE
TO CDBL III	$186,238	$(706,026)	$(2,727,137)

NET INCOME (LOSS) PER SHARE
ATTRIBUTABLE TO CDBL III	$11.83	$(44.84)	$(173.21)

See notes to consolidated financial statements.

A1-22

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Capitol Development Bancorp Limited III

	Capitol Development Bancorp Limited III Stockholders' Equity				As Adjusted
	Common Stock	Retained- Earnings Deficit	Accumulated Other Comprehensive Income	Total CDBL III Stockholders' Equity	Noncontrolling Interests	Total Equity

Balances at January 1, 2006	$15,745,000	$(345,136)		$15,399,864	$7,281,237	$22,681,101

Noncontrolling interests' investment in formation of banks					4,282,919	4,282,919

Net loss for 2006		(2,727,137)		(2,727,137)	(1,113,941)	(3,841,078)

BALANCES AT DECEMBER 31, 2006	15,745,000	(3,072,273)		12,672,727	10,450,215	23,122,942

Cash capital contribution from majority shareholder—Note E	2,000,000			2,000,000		2,000,000

Net loss for 2007		(706,026)		(706,026)	(366,185)	(1,072,211)

BALANCES AT DECEMBER 31, 2007	17,745,000	(3,778,299)		13,966,701	10,084,030	24,050,731

Cash capital contribution from majority shareholder—Note E	530,000			530,000		530,000

Components of comprehensive income:
Net income for 2008		186,238		186,238	213,587	399,825
Fair value adjustment for investment securities available for sale (net of tax income tax effect)			$ 33,404	33,404		33,404
Comprehensive income for 2008				219,642		433,229

BALANCES AT DECEMBER 31, 2008	$18,275,000	$(3,592,061)	$ 33,404	$14,716,343	$10,297,617	$25,013,960
See notes to consolidated financial statements.

A1-23

CONSOLIDATED STATEMENTS OF CASH FLOWS

Capitol Development Bancorp Limited III

	Year Ended December 31
	2008	2007	2006
	(as adjusted)	(as adjusted)	(as adjusted)
OPERATING ACTIVITIES
Net income (loss)	$399,825	$(1,072,211)	$(3,841,078)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Provision for loan losses	966,994	1,524,000	1,238,000
Depreciation of premises and equipment	529,513	507,217	392,824
Net amortization (accretion) of investment security premiums (discounts)	(29,029)
Loss (gain) on sale of premises and equipment	(771)	1,702
Gain on sales of government-guaranteed loans	(341,125)	(486,370)	(23,358)
Write-down of other real estate owned	2,039
Deferred income tax credit	(204,900)	(670,500)	(2,404,900)
Originations and purchases of loans held for sale	(2,652,357)	(21,174,024)	(2,625,885)
Proceeds from sales of loans held for sale	3,099,957	20,922,624	2,237,685
Increase in accrued interest income and other assets	(215,772)	(317,871)	(286,234)
Increase (decrease) in accrued interest expense and other liabilities	(336,452)	590,185	(1,686,951)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	1,217,922	(175,248)	(6,999,897)

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment securities	8,911,307
Purchase of securities available for sale	(17,050,218)
Purchase of securities held for long-term investment	(805,600)	(873,600)	(54,000)
Net increase in portfolio loans	(20,808,314)	(100,913,529)	(88,163,225)
Proceeds from sales of other real estate owned	69,400
Proceeds from sales of premises and equipment	5,353	5,338
Purchases of premises and equipment	(128,882)	(210,541)	(3,809,924)

NET CASH USED BY INVESTING ACTIVITIES	(29,806,954)	(101,992,332)	(92,027,149)

FINANCING ACTIVITIES
Net increase in demand deposits, NOW accounts and savings accounts	15,203,259	28,353,647	30,900,168
Net increase in certificates of deposit	7,464,614	70,948,582	48,407,169
Net borrowings from debt obligations	14,131,000	17,679,000
Resources provided by noncontrolling interests			4,282,919
Capital contribution from majority shareholder	530,000	2,000,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	37,328,873	118,981,229	83,590,256
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,739,841	16,813,649	(15,436,790)
Cash and cash equivalents at beginning of year	25,858,332	9,044,683	24,481,473

CASH AND CASH EQUIVALENTS AT END OF YEAR	$34,598,173	$25,858,332	$9,044,683

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$7,017,830	$6,184,349	$1,298,179
Transfers of loans to other real estate owned	720,894

See notes to consolidated financial statements.

A1-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE A—NATURE OF OPERATIONS, BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

Capitol Development Bancorp Limited III (the "Corporation" or "CDBL III") is a bank development company.  At December 31, 2008, it had three majority-owned subsidiaries (collectively, the “Banks”), Community Bank of Rowan (51% owned), which commenced operations in February 2006, in Salisbury, North Carolina; Bank of Santa Barbara (51% owned), which commenced operations in December 2005, in Santa Barbara, California; and Summit Bank of Kansas City (55% owned), which commenced operations in November 2005, in Lee's Summit, Missouri.

The Corporation is a controlled subsidiary of Capitol Bancorp Limited (“Capitol”), a national community-bank development company.

The Corporation and the Banks are engaged in a single business activity--banking.  The Banks provide a full range of banking services to individuals, businesses and other customers located in their communities.  The Banks focus their activities on meeting the various credit and other banking needs of entrepreneurs, professionals and other high net-worth individuals.  A variety of deposit products are offered, including checking, savings, money-market, individual retirement accounts and certificates of deposit.  The principal markets for the Banks' financial services are the communities in which the Banks are located and the areas immediately surrounding those communities.

The consolidated financial statements include the accounts of the Corporation and its majority-owned subsidiaries, after elimination of intercompany accounts and transactions, and after giving effect to applicable noncontrolling interests.

NOTE B—SIGNIFICANT ACCOUNTING POLICIES

Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates because of the inherent subjectivity and inaccuracy of any estimation.

Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing), money-market funds and federal funds sold.  Generally, federal funds transactions are entered into for a one-day period.

Loans Held for Sale:  Loans held for sale represent residential real estate mortgage loans held for sale into the secondary market.  Loans held for sale are stated at the aggregate lower of cost or market.  Fees from the origination of loans held for sale are recognized in the period the loans are originated.

A1-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Investment Securities:  Investment securities available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax effect (accumulated other comprehensive income).  All other investment securities are classified as held for long-term investment and are carried at amortized cost which approximates fair value.  Investments are classified at the date of purchase based on management's analysis of liquidity and other factors.  The adjusted cost of the specific securities sold is used to compute realized gains or losses.  Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans, Credit Risk and Allowance for Loan Losses:  Portfolio loans are carried at their principal balance based on management's intent and ability to hold such loans for the foreseeable future until maturity or repayment.

Credit risk arises from making loans and loan commitments in the ordinary course of business.  Substantially all portfolio loans are made to borrowers in the Banks' geographic area.  Consistent with the Banks' emphasis on business lending, there are concentrations of credit in loans secured by commercial real estate and less significant concentrations exist in loans secured by equipment and other business assets.  The maximum potential credit risk to the Banks and the Corporation, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding.  The Banks' management reduces exposure to losses from credit risk by requiring collateral and/or guarantees for loans granted and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance sheet date.  Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors.  The allowance is increased by provisions charged to operations and reduced by net charge-offs.

Credit risk also arises from amounts of funds on deposit at other financial institutions (i.e., due from banks) to the extent balances exceed the limits of federal deposit insurance.  The Corporation monitors the financial position of such financial institutions to evaluate credit risk periodically.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales when control over the transferred asset has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the bank does not maintain effective control over the transferred asset through an agreement to repurchase it before its maturity.  Transfers of financial assets are generally limited to commercial loans sold, which were

A1-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

insignificant for the periods presented, and the sale of residential mortgage loans into the secondary market, the extent of which is disclosed in the statements of cash flows.

Interest and Fees on Loans:  Interest income on loans is recognized based upon the principal balance of loans outstanding.  Direct costs of successful origination of portfolio loans generally exceed fees from loan originations (net deferred costs approximated $367,000 at December 31, 2008).

The accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest.  When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed.  Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in process of collection.

Premises and Equipment:  Premises and equipment are stated on the basis of cost.  Depreciation of equipment, furniture and software, which have estimated useful lives of three to seven years, is computed principally by the straight-line method.  Leasehold improvements are generally depreciated over the shorter of the respective lease term or estimated useful life.  Buildings are generally depreciated on a straight-line basis with estimated useful lives of approximately 40 years.

Other Real Estate Owned:  Other real estate owned is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure.  These properties held for sale are carried at estimated fair value (net of estimated selling cost) at the date acquired and are periodically reviewed for subsequent changes in fair value.

Preopening and Start-up Costs:  Costs incurred prior to commencement of the banks' operations were charged to expense on the related opening date.  Such costs consisted primarily of salaries, wages and employee benefits.

Trust Assets and Related Income:  Customer property, other than funds on deposit, held in a fiduciary or agency capacity by the Banks are not included in the consolidated balance sheet because it is not an asset of the Banks or the Corporation.  Trust fee income is recorded on the accrual method.

Income Taxes:  Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.  If it is determined that realization of deferred tax assets is in doubt, a valuation allowance is required to reduce deferred tax assets to the amount which is more-likely-than-not realizable.  The effect on deferred income taxes of a change in tax laws or rates is recognized in income in the period that includes the enactment date.

A1-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Net Income (Loss) Per Share Attributable to CDBL III:  Net income (loss) per share attributable to CDBL III is based on the weighted average number of common shares outstanding (15,745 shares).  There were no common stock equivalents or other forms of dilutive instruments for the periods presented.

Comprehensive Income (Loss):  Comprehensive income (loss) is the sum of net income (loss) and certain other items which are charged or credited to stockholders' equity.  For the periods presented, the Corporation's only element of comprehensive income (loss) other than net income (loss) from operations was the net change in the fair value adjustment for investment securities.

New Accounting Standards:  In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures.  Statement No. 157 does not require any new fair value measurements and was initially effective for the Corporation beginning January 1, 2008.  In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which defers the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis.  The partial implementation of Statement No. 157 in 2008 (as permitted by FSP FAS 157-2) did not have a material effect on the Corporation's results of operations or financial position.  Fair value disclosures are set forth in Note M to the consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in results of operations at each reporting date.  Statement No. 159 was applied prospectively and implemented by the Corporation effective January 1, 2008.  As of December 31, 2008, the Corporation has not elected the fair value option.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations.  Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  The effects of the Corporation's adoption of Statement No. 141(R) will depend upon the extent and magnitude of acquisitions after December 31, 2008.

A1-28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Also in December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, to create accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Statement No. 160 establishes accounting and reporting standards that require (1) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (2) the amount of consolidated net income (loss) attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income, (3) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently, (4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary to be initially measured at fair value and (5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  Statement No. 160 applies to years beginning on or after December 15, 2008.  This new guidance has been retrospectively adopted and the accompanying consolidated financial statements have been adjusted to reflect its implementation as of the beginning of the periods presented.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities about Transfers of Financial Assets and Variable Interest Entities.  This new guidance expands on disclosures regarding financial assets transferred in a securitization or asset-backed financing arrangement, servicing assets and information about variable-interest entities and became effective for the Corporation on December 31, 2008.  The new disclosure requirements had no material effect on the Corporation's consolidated financial statements, inasmuch as the Corporation has not engaged in securitizations or asset-backed financing arrangements, has no servicing assets or investments in variable-interest entities.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.  The new guidance clarifies transfers and certain transactions' accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009.  Management does not expect this new guidance to have a material impact on the Corporation's financial position or results of operations upon implementation.

Also recently, the FASB has issued several proposals to amend, supersede or interpret existing accounting standards which may impact the Corporation's consolidated financial statements at a later date:

•	Proposed amendment to Statement No. 128, Earnings per Share; and
•	FASB FSP to require recalculation of leveraged leases if the timing of tax benefits affect cash flows.

A1-29

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

The Corporation's management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to the Corporation's consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Corporation's consolidated financial statements.

NOTE C—INVESTMENT SECURITIES

Investment securities consisted of the following at December 31:

	2008			2007
	Amortized Cost	Estimated Fair Value	Gross Unrealized Gain (Loss)	Amortized Cost	Estimated Fair Value	Gross Unrealized Gain (Loss)
Available for sale:
United States government agency securities	$6,745,737	$6,830,094	$84,357
Mortgage backed securities	1,142,403	1,175,258	32,855
Trust-preferred securities	300,000	233,400	(66,600)
	8,188,140	8,238,752	50,612
Held for long-term investment:
Federal Home Loan Bank stock	1,750,100	1,750,100	--	$958,000	$958,000	$--
Common stock	50,864	50,864	--	50,000	50,000
	1,800,964	1,800,964	--	1,008,000	1,008,000	--

	$9,989,104	$10,039,716	$50,612	$1,008,000	$1,008,000	$--

Investment securities available for sale are scheduled to mature at varying dates up to 30 years.  The trust-preferred securities were issued by Capitol Trust XII, a subsidiary of Capitol.  The gross unrealized loss at December 31, 2008 has been outstanding for less than one year.  Management has both the intent and ability to hold these securities for a time period necessary to recover the amortized costs.

Investments in Federal Home Loan Bank stock are restricted and may only be resold to or redeemed by the issuer.

A1-30

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE D—LOANS

Portfolio loans consisted of the following at December 31:

	2008	2007
Loans secured by real estate:
Commercial	$61,644,530	$61,243,931
Residential (including multi-family)	60,826,730	50,997,933
Construction, land development and other land	51,582,948	44,093,528
Total loans secured by real estate	174,054,208	156,335,392
Commercial and other business-purpose loans	33,468,695	31,244,570
Consumer	6,001,305	4,172,230
Other	368,709	2,024,174
Total portfolio loans	213,892,917	193,776,366
Less allowance for loan losses	(3,481,000)	(2,826,000)
Net portfolio loans	$210,411,917	$190,950,366

Transactions in the allowance for loan losses are summarized below:

	2008	2007	2006
Balance at beginning of period	$2,826,000	$1,302,000	$64,000
Provision charged to operations	966,994	1,524,000	1,238,000
Loans charged off (deduction)	(311,994)	--	--
Recoveries	--	--	--

Balance at December 31	$3,481,000	$2,826,000	$1,302,000

Nonperforming loans (i.e., loans which are 90 days or more past due and loans on nonaccrual status) as of December 31, 2008 (none as of December 31, 2007) are summarized below:

Nonaccrual loans:
Loans secured by real estate:
Residential (including multi-family)	$813,000
Construction, land development and other land	2,895,000
Commercial and other business-purpose loans	600,000
Total nonaccrual loans	4,308,000

Past due (>90 days) loans and accruing interest	--

Total nonperforming loans	$4,308,000

If nonperforming loans had performed in accordance with their contractual terms during 2008, additional interest income of $209,000 would have been recorded.  At December 31, 2008, there were no material amounts of loans which were restructured or otherwise renegotiated as a concession to troubled borrowers.

A1-31

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE D—LOANS—Continued

Loans are considered impaired when it is probable that all amounts due according to the contractual terms of a loan agreement will not be collected, including contractually scheduled interest and principal payments.  Impaired loans, which are included in nonperforming loans, as of December 31, 2008 (none as of December 31, 2007) are summarized below:

Impaired loans:
Loans which have an allowance requirement	$484,000
Loans which do not have an allowance requirement	3,824,000

Total impaired loans	$4,308,000

Allowance for loan losses related to impaired loans	$68,000

Impaired loans which do not have an allowance requirement include collateral-dependent loans for which direct write-downs have been made (when necessary) and, accordingly, no allowance requirement or allocation is necessary.  During 2008, the average recorded investment in impaired loans approximated $1.5 million.  Interest income is recorded on impaired loans if not on nonaccrual status, or may be recorded on a cash basis in some circumstances, if such payments are not credited to principal.  In 2008, interest income recorded on impaired loans approximated $1,000.

The amounts of the allowance for loan losses allocated in the following table are based on management's estimate of losses inherent in the portfolio at the balance sheet date, and should not be interpreted as an indication of future charge-offs:

	December 31, 2008		December 31, 2007
	Amount	Percentage of Total Portfolio Loans	Amount	Percentage of Total Portfolio Loans

Loans secured by real estate:
Commercial	$816,000	0.38%	$879,000	0.45%
Residential (including multi-family)	924,000	0.43	651,000	0.34
Construction, land development and other land	776,000	0.37	714,000	0.37
Total loans secured by real estate	2,516,000	1.18	2,244,000	1.16
Commercial and other business-purpose loans	864,000	0.40	512,000	0.26
Consumer	97,000	0.05	70,000	0.04
Other	4,000

Total allowance for loan losses	$3,481,000	1.63%	$2,826,000	1.46%

A1-32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE E—RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Banks make loans to officers and directors of the Corporation and its subsidiaries including their immediate families and companies in which they are principal owners.  At December 31, 2008 total loans to these persons approximated $8,439,000 ($11,535,000 as of December 31, 2007).  During 2008, $4,010,000 of new loans were made to these persons and repayments totaled $7,106,000.  Such loans are made at the Banks' normal credit terms.

Such officers and directors of the Banks (and their associates, family and/or affiliates) are also depositors of the Banks and those deposits, as of December 31, 2008 and 2007, approximated $17.1 million and $17.7 million, respectively.  Such deposits are similarly made at the Banks' normal terms as to interest rate, term and deposit insurance.

The Banks purchase certain data processing and management services from Capitol.  Amounts paid for such services aggregated $902,000 in 2008 ($866,000 and $785,000 in 2007 and 2006, respectively).

During 2008, Capitol made cash capital contributions of $400,000 and $130,000 to assist Bank of Santa Barbara and Community Bank of Rowan, respectively, in meeting interim regulatory capital ratio requirements (a similar contribution in the amount of $2,000,000 was made to the Community Bank of Rowan in 2007).  Such additional investment in the respective banks by the Corporation did not alter the Corporation's ownership percentage of the respective banks, however, it creates a future claim on the respective banks' equity in the event of a share exchange transaction or other future capital event.

NOTE F—PREMISES AND EQUIPMENT

Major classes of premises and equipment consisted of the following at December 31:

	2008	2007
Land, building and improvements	$2,641,320	$2,622,399
Leasehold improvements	637,175	630,899
Equipment, furniture and software	1,859,392	1,764,930
	5,137,887	5,018,228
Less accumulated depreciation	(1,428,248)	(903,376)

	$3,709,639	$4,114,852

The Banks rent office space under operating leases.  Rent expense under these lease agreements approximated $346,000, $328,000 and $279,000 in 2008, 2007 and 2006, respectively, net of sublease income of approximately $34,000 and $29,000 in 2008 and 2007, respectively (none in 2006).

A1-33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE F—PREMISES AND EQUIPMENT—Continued

At December 31, 2008 future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year were as follows:

2009	$350,000
2010	358,000
2011	365,000
2012	318,000
2013	169,000
2014 and thereafter	485,000

Total	$2,045,000

NOTE G—DEPOSITS

The aggregate amount of time deposits of $100,000 or more approximated $50.9 million as of December 31, 2008 ($46.4 million as of December 31, 2007).

At December 31, 2008, the scheduled maturities of time deposits were as follows:

2009	$119,745,000
2010	6,799,000
2011	585,000
2012	60,000
2014 and thereafter	51,000

Total	$127,240,000

NOTE H—DEBT OBLIGATIONS

Debt obligations ($31,810,000 and $17,679,000 at December 31, 2008 and 2007, respectively) consisted of borrowings from a Federal Home Loan Bank (FHLB) which represent advances secured by certain portfolio residential real estate mortgage loans and other eligible collateral.  Such FHLB advances become due at varying dates and bear interest at market short-term rates (approximately 2.19% at December 31, 2008).  At December 31, 2008, assets pledged to secure these credit facilities approximated $41.0 million and unused lines of credit under these facilities approximated $9.2 million.

At December 31, 2008, scheduled debt maturities of debt obligations were as follows:

2009	$25,620,000
2010	4,190,000
2011	2,000,000

Total	$31,810,000

A1-34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE I—STOCKHOLDERS' EQUITY

The Corporation's common stock consists of two classes outstanding at December 31, 2008 and 2007:

Class A	1,000
Class B	14,745

Total shares issued and outstanding	15,745

All of the outstanding Class A shares are voting and are owned by Capitol.  All of the Class B shares are owned by accredited investors and are nonvoting, except in certain limited circumstances.

Each share of Class B common stock is convertible, on or after March 31, 2009, into Class A common stock of the Corporation on a share-for-share basis.

In conjunction with Capitol's purchase of the Corporation's Class A common stock, warrants were issued to Capitol in a number sufficient to ensure it will retain at least 51% voting control of the Corporation in the event the Corporation's outstanding Class B common stock is converted into Class A common stock.  Each warrant permits the holder to purchase one share of Class A common stock for $2,000 per share and expire in June 2009.

The Corporation has entered into an antidilution agreement with Capitol which obligates Capitol to maintain 51% voting control of the Corporation.

NOTE J—EMPLOYEE RETIREMENT PLAN

Eligible employees participate in a multi-employer employee 401(k) retirement plan.  The Plan provides for employer contributions in amounts determined annually by the Corporation's board of directors.  Eligible employees make voluntary contributions to the Plan.  Contributions to the Plan charged to expense approximated $73,000, $76,000 and $30,000 in 2008, 2007 and 2006, respectively.

NOTE K—OTHER NONINTEREST EXPENSE

The more significant elements of other noninterest expense consisted of the following:

	2008	2007	2006
Contracted data processing and administrative services	$911,106	$874,724	$792,517
Bank services (ATMs, telephone banking and Internet banking)	135,014	109,546	54,679
Advertising	271,901	307,812	211,312
FDIC insurance premiums and other regulatory fees	178,992	133,419
Paper, printing and supplies	139,778	143,460	180,482
Other	727,664	996,580	1,343,341

	$2,364,455	$2,565,541	$2,582,331

A1-35

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE L—INCOME TAXES

Income taxes include the following components:

	2008	2007	2006
Federal:
Current expense (credit)	$386,000	$-0-	$(64,000)
Deferred (credit)	(157,000)	(529,000)	(1,869,000)
	229,000	(529,000)	(1,933,000)
State:
Current expense	85,700
Deferred (credit)	(47,900)	(141,500)	(535,900)
	37,800	(141,500)	(535,900)

	$266,800	$(670,500)	$(2,468,900)

Net federal deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007
Allowance for loan losses	$1,184,000	$961,000
Net operating loss carryforwards	1,832,000	1,701,000
Organizational costs	449,000	485,000
Other, net	(470,000)	(309,000)

	$2,995,000	$2,838,000

Net state deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007
Allowance for loan losses	$285,700	$264,900
Net operating loss carryforwards	247,200	298,100
Organizational costs	111,800	142,200
Other, net	80,600	(27,800)

	$725,300	$677,400

The Corporation and the Banks have net operating loss carryforwards, which may reduce income taxes payable in future periods.  Such carryforwards for federal income tax purposes approximated $5,387,000 at December 31, 2008, $145,000 of which expires in 2025, $3,742,000 of which expires in 2026, $903,000 of which expires in 2027 and $597,000 of which expires in 2028.  The Corporation and the Banks also have net operating loss carryforwards for state income tax purposes of approximately $2,886,000, $58,000 of which expires in 2015, $697,000 of which expires in 2016, $102,000 of which expires in 2017, $320,000 of which expires in 2018, $86,000 of which expires in 2025, $974,000 of which expires in 2026, $372,000 of which expires in 2027 and $277,000 of which expires in 2028.  Management believes that, based on its tax planning strategies and estimate of future taxable income, it is more likely than not the Corporation will generate sufficient taxable income to fully utilize the net deferred tax assets.

A1-36

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE L—INCOME TAXES—Continued

In conjunction with its annual review, management concluded that there were no significant uncertain tax positions requiring recognition in the financial statements.  The evaluation was performed for the tax years ended 2005, 2006, 2007 and 2008, the tax years which remain subject to examination by major tax jurisdictions and was updated as of December 31, 2008.

The Corporation may from time to time be assessed interest or penalties associated with tax liabilities by major tax jurisdictions, although any such assessments are estimated to be minimal and immaterial.  To the extent the Corporation has received an assessment for interest and/or penalties, it has been classified in the statements of operations as a component of other noninterest expense.

NOTE M—FAIR VALUE

Effective January 1, 2008, the Corporation implemented FAS No. 157, as discussed in Note B.  FAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  A fair value measurement assumes that a transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability.  The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability is not to be adjusted for transaction costs.  An orderly transaction is one that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

FAS No. 157 requires the use of valuation techniques which are consistent with a market approach, income approach and/or cost method.  The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.  The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis.  The cost method is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).  Valuation techniques are to be consistently applied.  Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability.  Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  In that regard, FAS No. 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The fair value hierarchy follows:

A1-37

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE M—FAIR VALUE—Continued

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of the Corporation's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis.  Fair value measurement is based on quoted prices, when available.  If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis.  Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Loans:  The Corporation does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors.  Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability.  Additionally, there may be inherent weaknesses in any calculation technique and, further, changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.

The balances of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 were as follows:

	Total	Significant Other Observable Inputs (Level 2)

Securities available for sale	$8,238,752	$8,238,752

A1-38

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE M—FAIR VALUE—Continued

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2008, other than mortgage loans held for sale, were as follows:

	Total	Significant Other Observable Inputs (Level 2)	Total Gain (Losses)

Impaired loans (1)	$3,476,000	$ 3,476,000	$ 203,000

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the collateral.

The Corporation will apply the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis.  The Corporation measures the fair value of the following on a nonrecurring basis:  (1) long-lived assets and (2) foreclosed assets.

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows at December 31 (in $1,000s):

	2008		2007
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$34,598	$34,598	$25,858	$25,858
Investment securities available for sale	8,239	8,239
Investment securities held for long-term investment	1,801	1,801	1,008	1,008
Loans held for sale	192	192	640	640
Portfolio loans:
Loans secured by real estate:
Commercial	61,644	62,441	61,244	61,309
Residential (including multi-family)	60,826	60,562	50,998	51,110
Construction, land development and other land	51,584	50,186	44,093	43,982
Total loans secured by real estate	174,054	173,189	156,335	156,401
Commercial and other business-purpose loans	33,469	33,243	31,245	31,390
Consumer	6,002	5,988	4,172	4,157
Other	368	44	2,024	2,023
Total portfolio loans	213,893	212,464	193,776	193,971
Less allowance for loan losses	(3,481)	(3,481)	(2,826)	(2,826)
Net portfolio loans	210,412	208,983	190,950	191,145

Financial Liabilities:
Deposits:
Noninterest-bearing	25,248	25,248	18,796	18,796
Interest-bearing:
Demand accounts	54,896	54,896	46,147	46,146
Time certificates of less than $100,000	76,346	76,504	73,331	73,398
Time certificates of $100,000 or more	50,894	50,991	46,443	46,457
Total interest-bearing	182,136	182,391	165,921	166,001
Total deposits	207,384	207,639	184,717	184,797
Debt obligations	31,810	31,858	17,679	17,645

A1-39

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE M—FAIR VALUE—Continued

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available).  For example, the estimated fair values of portfolio loans, time deposits and debt obligations were determined through discounted cash flow computations.  Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair values based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist.  The Corporation has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157.  Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations.  Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time.  Accordingly, the fair value measurements for loans included in the preceding table above are unlikely to represent the instruments' liquidation values.

NOTE N—COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, loan commitments are made to accommodate the financial needs of bank customers.  Loan commitments include stand-by letters of credit, lines of credit, and other commitments for commercial, installment and mortgage loans.  Stand-by letters of credit, when issued, commit the Banks to make payments on behalf of customers if certain specified future events occur and are used infrequently by the Banks ($19,000 and $49,000 at December 31, 2008 and 2007, respectively).  Other loan commitments outstanding consist of unused lines of credit and approved, but unfunded, specific loan commitments ($45.6 million and $48.4 million at December 31, 2008 and 2007, respectively).  These loan commitments (stand-by letters of credit and unfunded loans) generally expire within one year and are reviewed periodically for continuance or renewal.

All loan commitments have credit risk essentially the same as that involved in routinely making loans to customers and are made subject to the Banks' normal credit policies.  In making these loan commitments, collateral and/or personal guarantees of the borrowers are generally obtained based on management's credit assessment.

The Banks are required to maintain an average reserve balance in the form of cash on hand and balances due from the Federal Reserve Bank and certain correspondent banks.  The amount of reserve balance required as of December 31, 2008 and 2007 was $172,000 and $25,000, respectively.

Deposits at the Banks are insured up to the maximum amount covered by FDIC insurance.

A1-40

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE O—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS

Current banking regulations restrict the ability to transfer funds from subsidiaries to their parent in the form of cash dividends, loans or advances.  Subject to various regulatory capital requirements, bank subsidiaries' current and retained earnings are available for distribution as dividends to the Corporation (and other bank shareholders, as applicable) without prior approval from regulatory authorities.  Substantially all of the remaining net assets of the subsidiary are restricted as to payments to the Corporation.

Federal financial institution regulatory agencies have established certain risk-based capital guidelines for banks and bank holding companies.  Those guidelines require all banks and bank holding companies to maintain certain minimum ratios and related amounts based on “Tier 1” and “Tier 2” capital and “risk-weighted assets” as defined and periodically prescribed by the respective regulatory agencies.  Failure to meet these capital requirements can result in severe regulatory enforcement action or other adverse consequences for a depository institution and, accordingly, could have a material impact on the Corporation's consolidated financial statements.

Under the regulatory capital adequacy guidelines and related framework for prompt corrective action, the specific capital requirements involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices.  The capital amounts and classifications are also subject to qualitative judgments by regulatory agencies with regard to components, risk weighting and other factors.

As a condition of their charter approval, de novo banks are generally required to maintain a core capital (Tier 1) to average total assets ratio of not less than 8% (4% for other banks) and an allowance for loan losses of not less than 1% for the first three years of operations.

As of December 31, 2008, the most recent notifications received by the Banks from regulatory agencies have advised that the Banks are classified as “well capitalized” as defined by the applicable agencies.  There are no conditions or events since those notifications that management believes would change the regulatory classification of the Banks.

Management believes, as of December 31, 2008, that the Corporation and the Banks meet all capital adequacy requirements to which the entities are subject.

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A1-41

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE O—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS—Continued

The following table summarizes the amounts (in thousands) and related ratios of the Corporation's consolidated regulatory capital position:

	December 31
	2008		2007

Tier 1 capital to average total assets:
Minimum required amount	$	≥ 21,319	$	≥ 17,822
Actual amount		$24,681		$23,740
Ratio		9.27%		10.67%

Tier 1 capital to risk-weighted assets:
Minimum required amount(1)	$	≥ 8,572	$	≥ 7,840
Actual amount		$24,681		$23,740
Ratio		11.52%		12.11%

Combined Tier 1 and Tier 2 capital to risk- weighted assets:
Minimum required amount(2)	$	≥ 17,144	$	≥ 15,680
Amount required to meet “Well-Capitalized” category(3)	$	≥ 21,430	$	≥ 19,600
Actual amount		$27,370		$26,195
Ratio		12.77%		13.36%

(1)	The minimum required ratio of Tier 1 capital to risk-weighted assets is 4%.
(2)	The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets is 8%.
(3)	In order to be classified as a ‘well-capitalized’ institution, the ratio of Tier 1 and Tier 2 capital to risk-weighted assets must be 10% or more.

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A1-42

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE P—PARENT COMPANY FINANCIAL INFORMATION

Condensed Balance Sheets

	December 31
	2008	2007
ASSETS
Money market funds on deposit with affiliated banks	$43,525	$98,453
Premises and equipment		4,810
Investments in subsidiaries	13,771,614	13,026,688
Other assets	911,404	863,000

TOTAL ASSETS	$14,726,543	$13,992,951

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, accrued expenses and other liabilities	$10,200	$26,250
Stockholders' equity attributable to CDBL III	14,716,343	13,966,701

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$14,726,543	$13,992,951

Condensed Statements of Operations

	Year Ended December 31
	2008	2007	2006
Interest income	$1,590	$12,825	$74,464
Expenses:
Salary and employee benefits		74,754	1,433,018
Equipment expense and depreciation	4,810	10,947
Other	40,468	373,276	922,106
Total expenses	45,278	458,977	2,355,124
Loss before equity in net losses (income) of consolidated subsidiaries and federal income taxes	(43,688)	(446,152)	(2,280,660)
Equity in undistributed net losses (income) of consolidated subsidiaries	(214,926)	411,874	1,204,477
Income (loss) before federal income tax benefit	171,238	(858,026)	(3,485,137)
Federal income tax credit	(15,000)	(152,000)	(758,000)

NET INCOME (LOSS) ATTRIBUTABLE TO CDBL III	$186,238	$(706,026)	$(2,727,137)

A1-43

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited III

NOTE P—PARENT COMPANY FINANCIAL INFORMATION—Continued

Condensed Statements of Cash Flows

	Year Ended December 31
	2008	2007	2006
OPERATING ACTIVITIES
Net income (loss) for the period	$186,238	$(706,026)	$(2,727,137)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Equity in undistributed net losses (income) of subsidiaries	(214,926)	411,874	1,204,477
Depreciation expense	4,810	1,804
Increase in other assets	(15,000)	(57,000)	(789,000)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(16,050)	8,750	(9,000)
NET CASH USED BY OPERATING ACTIVITIES	(54,928)	(340,598)	(2,320,660)

INVESTING ACTIVITIES
Net cash investments in subsidiaries	(530,000)	(2,000,000)	(4,457,723)
Purchase of software		(6,614)
NET CASH USED BY INVESTING ACTIVITIES	(530,000)	(2,006,614)	(4,457,723)

FINANCING ACTIVITIES
Capital contribution from majority shareholder	530,000	2,000,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	530,000	2,000,000

DECREASE IN CASH AND CASH EQUIVALENTS	(54,928)	(347,212)	(6,778,383)
Cash and cash equivalents at beginning of year	98,453	445,665	7,224,048

CASH AND CASH EQUIVALENTS AT END OF YEAR	$43,525	$98,453	$445,665

NOTE Q—SUBSEQUENT EVENT

On May 22, 2009, the FDIC adopted a final rule imposing a 5 basis-point special assessment on each insured depository institution's assets minus Tier 1 capital as of June 30, subject to a maximum amount based on 10 basis-points applied to the institution's assessment base for the second quarter of 2009.  The amount of the special assessment for the Corporation's bank subsidiaries is estimated to approximate $111,000.  The special assessment is payable September 30, 2009 and the FDIC has announced that an additional special assessment of up to 5 basis-points later in 2009 is probable, but the amount is uncertain.

A1-44

ANNEX A-2

FINANCIAL INFORMATION REGARDING CAPITOL DEVELOPMENT BANCORP LIMITED IV

Management's discussion and analysis of financial condition and results of operations	A2-2
Condensed interim consolidated financial statements as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 (unaudited)	A2-5
Audited consolidated financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006	A2-15

A2-1

Management's Discussion and Analysis of Financial Condition
and Results of Operations
Capitol Development Bancorp Limited IV
Periods Ended June 30, 2009 and 2008 and
December 31, 2008, 2007 and 2006

Financial Condition
Capitol Development Bancorp Limited IV ("CDBL IV") is a bank-development company engaged in commercial banking activities and wealth management services through its subsidiaries, Sunrise Bank of Atlanta (located in Atlanta, Georgia) which is 51% owned, Bank of Valdosta (located in Valdosta, Georgia) which is 56% owned, Evansville Commerce Bank (located in Evansville, Indiana) which is 51% owned, Asian Bank of Arizona (located in Phoenix, Arizona) which is 51% owned (collectively, the “Banks”) and Capitol Wealth, Incorporated (located in Charlotte, North Carolina) which is 100% owned.  CDBL IV's Banks provide a full array of banking services, principally loans and deposits, to entrepreneurs, professionals and other high net worth individuals in their respective communities.  Through Capitol Wealth Incorporated, CDBL IV offers various wealth products, including investment management, brokerage, insurance, trusts and estate and tax planning.

Total assets approximated $226 million at June 30, 2009, a slight decrease from $229 million at December 31, 2008.  Total assets approximated $172.9 million at December 31, 2007.  Increased assets in 2008 resulted mainly from higher levels of portfolio loans at the Banks, funded by growth in deposits.  Assets and, in particular, portfolio loans decreased in early 2009.

Total portfolio loans approximated $176.3 million at June 30, 2009 compared to $193.2 million at December 31, 2008 ($156.3 million at December 31, 2007).

The allowance for loan losses at June 30, 2009 approximated $4.1 million or 2.3% of total portfolio loans, compared to the December 31, 2008 ratio of 1.8% (1.6% at December 31, 2007).

The allowance for loan losses, which is considered a critical accounting policy of CDBL IV, is maintained at a level believed adequate by management to absorb potential losses inherent in the loan portfolio at the balance sheet date.  Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including volume, amount and composition, potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, loan commitments outstanding and other factors.

Accounting for income taxes is considered a critical accounting policy of CDBL IV and requires significant estimates and management judgments.  At December 31, 2008 and June 30, 2009, it had a deferred tax asset approximating $7.8 million.  The deferred tax asset is composed primarily of net operating loss carryforwards and temporary differences relating to the allowance for loan losses and start-up expenses of the Banks.  If it is determined that realization of the deferred tax asset is in doubt, a valuation reserve is required to reduce the deferred tax asset to the amount which is more-likely-than-not realizable.  No valuation reserve has been deemed necessary by management, inasmuch as it is believed that it is more-likely-than-not that the deferred tax asset will be realized.  Such conclusion is based on Capitol's prior experience with de novo banks which incur operating losses and large provisions for loan losses in their most early periods of operation and ultimately become profitable.  If the Banks do not ultimately become profitable in the manner anticipated, a valuation allowance against the deferred tax asset may be necessary in the future which would adversely affect CDBL IV's results of operations in that period.

Total deposits approximated $185.2 million at June 30, 2009, an increase of approximately $2.8 million from the $182.4 million level at December 31, 2008 ($128.4 million at December 31, 2007) resulting from higher levels of noninterest-bearing deposits at the Banks.  Increases in deposits in 2008 and 2007 relate to the Banks' early-period growth.

The Banks seek to obtain noninterest-bearing deposits as a means to reduce their cost of funds.  Noninterest-bearing deposits approximated $16.8 million at June 30, 2009 or about 9.1%
of total deposits, an increase of approximately $6.2 million from December 31, 2008 compared to an increase of $1.9 million during 2008.  Noninterest-bearing deposits can fluctuate significantly from day to day, depending upon customer account activity.

A2-2

CDBL IV stockholders' equity approximated $3.5 million at June 30, 2009 or approximately 1.5% of total assets.  Total equity approximated $14.4 million and $16.4 million at June 30, 2009 and December 31, 2008, respectively, or 6.4% and 7.2% of total assets.  Capital adequacy is discussed elsewhere in this narrative.

Results of Operations
The net loss attributable to CDBL IV for the six months ended June 30, 2009 approximated $1.6 million, compared with $2.0 million in the corresponding 2008 period.  The net loss attributable to CDBL IV for the year ended December 31, 2008 approximated $3.7 million, compared with $4.1 million for 2007 and $3.1 million in 2006.  The net losses for these periods relates to the expected early-period operations of the subsidiaries.

The principal source of operating revenues is interest income.  Total interest income for the six months ended June 30, 2009 approximated $5.7 million, compared with $6.3 million for the six-month 2008 period.  Total interest income for the year ended December 31, 2008 approximated $12.8 million, compared with $10.3 million in 2007 and $2.7 million in 2006.  The interim decrease in interest income in 2009 related primarily to decreased rates in the current environment, coupled with lower levels of portfolio loans during the period.  Increased interest income in 2008 and 2007 resulted from higher levels of portfolio loans and other earning assets associated with the Banks' growth.

Total interest expense approximated $2.9 million for the six months ended June 30, 2009 and $3.5 million for the corresponding 2008 period; the lower interim 2009 interest expense resulted primarily from decreased interest rates.  For the year ended December 31, 2008, total interest expense approximated $7.1 million ($4.7 million for the year ended December 31, 2007 and $730,000 in 2006).  Increases in interest expense correlate with growth in interest-bearing deposits during the periods.

Net interest income approximated $2.7 million for the six months ended June 30, 2009, compared with $2.8 million for the 2008 corresponding period.  Net interest income for the year ended December 31, 2008 approximated $5.7 million, compared with $5.5 million in 2007 and $2.0 million in 2006.  Changes in net interest income during these periods resulted from the Banks' growth and, in 2009, lower interest rates.

The provision for loan losses was approximately $1.8 million for the six months ended June 30, 2009, compared with $1.5 million in the corresponding 2008 period.  The provision for loan losses was $2.5 million for the year ended December 31, 2008 ($1.8 million in 2007 and $930,000 in 2006).  The provisions for loan losses for these periods related primarily to portfolio loan growth and, in 2009, changes in asset quality.  The provision for loan losses is based upon amounts necessary to maintain the allowance for loan losses based on management's analysis of allowance requirements, as discussed previously.

Total noninterest income approximated $3.1 million for the six months ended June 30, 2009, compared with $3.4 million for the corresponding 2008 period.  Noninterest income for the year ended December 31, 2008 approximated $6.5 million ($5.1 million in 2007 and $2.7 million in 2006).  Noninterest income in 2008 increased significantly due to wealth-management revenue and placement of non-portfolio residential mortgages.  Wealth-management revenue also decreased significantly during the interim 2009 period, due to adverse changes in market conditions for wealth-management products.  Revenues from residential mortgage loan originations and gain on sales of government-guaranteed loans may fluctuate due to market volatility, interest rates, real estate values, and the variability of loan purchasers and related pricing of potential sales of government-guaranteed loans which can influence the decision on whether loans will be sold.

Total noninterest expense approximated $7.7 million for the six months ended June 30, 2009, compared with $8.6 million for the corresponding 2008 period.  For the year ended December 31, 2008, total noninterest expense approximated $16.9 million, compared with $16.3 million in 2007 and $10.9 million in 2006.  The largest component of noninterest expense is salaries and employee benefits which decreased in early 2009 due to decreased staffing levels at Capitol Wealth.  Salaries and benefits increased significantly from 2006 to 2008 due to early-period growth at the subsidiaries.

Liquidity and Capital Resources
The principal funding source for asset growth and loan origination activities is deposits.  Changes in deposits and loans were previously discussed in this narrative.  Most of the deposit growth has been deployed into commercial loans, consistent with the Banks' emphasis on commercial lending activities.

A2-3

Cash and cash equivalents approximated $31.4 million at June 30, 2009, $23.9 million at December 31, 2008 and $6.1 million at December 31, 2007.  As liquidity levels vary continuously based upon customer activities, amounts of cash and cash equivalents can vary widely at any given point in time.  Management believes the Banks' liquidity position at June 30, 2009 is adequate to fund loan demand and to meet depositor needs.

All banks are subject to a complex series of capital ratio requirements which are imposed by state and federal banking agencies.  In the case of CDBL IV, its Banks are subject to a more restrictive requirement than is applicable to most banks inasmuch as the Banks must maintain a capital-to-asset ratio of not less than 8% for their first three years of operation.  In the opinion of management, CDBL IV and its Banks meet or exceed regulatory capital requirements to which they are subject.

Impact of New Accounting Standards
There are certain new accounting standards either becoming effective or being issued in 2009 and 2008.  They are discussed in Note E of the accompanying condensed consolidated interim financial statements and Note B of the accompanying annual consolidated financial statements.

As discussed in Note B of the annual consolidated financial statements, Financial Accounting Standards Statement No. 160 (FAS 160), Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, became effective January 1, 2009.  FAS 160 revises the classification of noncontrolling interests (previously described as minority interests in consolidated subsidiaries) to the equity section of the balance sheet and revises certain line items within the consolidated statement of operations.  The accompanying consolidated financial statements for periods prior to January 1, 2009 have been adjusted to reflect the implementation of FAS 160 as if it had occurred at the beginning of the periods presented.

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A2-4

CAPITOL DEVELOPMENT BANCORP LIMITED IV

------

Condensed Interim Consolidated Financial Statements

Six months ended June 30, 2009 and 2008

A2-5

CONDENSED CONSOLIDATED BALANCE SHEETS

Capitol Development Bancorp Limited IV

	June 30, 2009 (Unaudited)	December 31, 2008
		(as adjusted)
ASSETS
Cash and due from banks	$4,502,888	$4,286,151
Money-market funds and interest-bearing deposits	26,574,298	13,769,498
Federal funds sold	296,000	5,862,000
Cash and cash equivalents	31,373,186	23,917,649
Loans held for sale	2,100,405	667,901
Investment securities held for long-term investment,
carried at amortized cost which approximates
fair value	906,200	869,200
Portfolio loans, less allowance for loan losses of
$4,127,000 in 2009 and $3,535,000 in 2008	172,198,494	189,658,176
Premises and equipment	1,863,636	2,157,804
Accrued interest income	779,090	863,973
Goodwill	210,000	210,000
Other intangibles	697,833	1,445,757
Other real estate owned	4,750,849	537,065
Other assets	11,075,020	8,631,825

TOTAL ASSETS	$225,954,713	$228,959,350

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$16,792,535	$10,547,718
Interest-bearing	168,387,406	171,870,431
Total deposits	185,179,941	182,418,149
Debt obligations	16,131,989	21,032,548
Accrued interest on deposits and other liabilities	10,232,140	9,124,515
Total liabilities	211,544,070	212,575,212

EQUITY:
CDBL IV stockholders’ equity:
Common stock, no par value,
51,000 shares authorized;
15,243 shares issued and outstanding	16,279,000	15,938,000
Retained-earnings deficit	(12,807,956)	(11,224,296)
Total CDBL IV stockholders’ equity	3,471,044	4,713,704
Noncontrolling interests in consolidated subsidiaries	10,939,599	11,670,434
Total equity	14,410,643	16,384,138

TOTAL LIABILITIES AND EQUITY	$225,954,713	$228,959,350

See notes to condensed interim consolidated financial statements.

A2-6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

Capitol Development Bancorp Limited IV

	Six Months Ended June 30
	2009	2008
		(as adjusted)
Interest income:
Portfolio loans (including fees)	$5,599,454	$6,103,467
Loans held for sale	29,878	23,252
Federal funds sold	3,805	161,706
Money market and interest bearing deposits	32,303	12,298
Other		24,395
Total interest income	5,665,440	6,325,118
Interest expense:
Deposits	2,509,539	3,028,023
Debt obligations and other	434,827	499,078
Total interest expense	2,944,366	3,527,101
Net interest income	2,721,074	2,798,017
Provision for loan losses	1,834,073	1,537,378
Net interest income after provision
for loan losses	887,001	1,260,639

Noninterest income:
Trust and wealth-management revenue	1,906,854	2,624,174
Service charges on deposit accounts	113,197	76,222
Fees from origination of non-portfolio residential
mortgage loans	188,831	143,654
Fees from syndication and placement of non-
portfolio commercial loans	55,666	13,705
Fees from servicing government-guaranteed loans	8,615	111,323
Gain on sales of government-guaranteed loans	73,561	160,229
Other	739,902	312,595
Total noninterest income	3,086,626	3,441,901

Noninterest expense:
Salaries and employee benefits	4,446,348	5,412,721
Occupancy	447,879	452,737
Equipment rent, depreciation and maintenance	285,353	287,864
Other	2,471,042	2,400,916
Total noninterest expense	7,650,622	8,554,238
Loss before income tax benefit	(3,676,995)	(3,851,698)
Income tax benefit	(1,362,500)	(1,377,500)
NET LOSS	(2,314,495)	(2,474,198)
Less net losses attributable to noncontrolling interests	730,835	463,020

NET LOSS ATTRIBUTABLE TO CDBL IV	$(1,583,660)	$(2,011,178)

NET LOSS PER SHARE ATTRIBUTABLE
TO CDBL IV—Note C	$(103.89)	$(131.94)

See notes to condensed interim consolidated financial statements.

A2-7

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (Unaudited)

Capitol Development Bancorp Limited IV

	Capitol Development Bancorp Limited IV Stockholders' Equity
	Common Stock	Retained- Earnings Deficit	Total CDBL IV Stockholders' Equity	Noncontrolling Interests	Total Equity

Six Months Ended June 30, 2008
Balances at January 1, 2008	$15,243,000	$(7,499,939)	$7,743,061	$12,117,811	$19,860,872

Investment in consolidated subsidiaries
by noncontrolling interests				490,000	490,000

Cash capital contribution from
majority shareholder	415,000		415,000		415,000

Net loss for the 2008 period		(2,011,178)	(2,011,178)	(463,020)	(2,474,198)

BALANCES AT JUNE 30, 2008	$15,658,000	$(9,511,117)	$6,146,883	$12,144,791	$18,291,674

Six Months Ended June 30, 2009
Balances at January 1, 2009	$15,938,000	$(11,224,296)	$4,713,704	$11,670,434	$16,384,138

Cash capital contribution from
majority shareholder	341,000		341,000		341,000

Net loss for the 2009 period		(1,583,660)	(1,583,660)	(730,835)	(2,314,495)

BALANCES AT JUNE 30, 2009	$16,279,000	$(12,807,956)	$3,471,044	$10,939,599	$14,410,643

See notes to condensed interim consolidated financial statements.

A2-8

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Capitol Development Bancorp Limited IV

	Six Months Ended June 30
	2009	2008
		(as adjusted)
OPERATING ACTIVITIES
Net loss for the period	$(2,314,495)	$(2,474,198)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Provision for loan losses	1,834,073	1,537,378
Depreciation of premises and equipment	282,535	297,350
Amortization of goodwill and intangibles	133,565	131,560
Loss on sale of premises and equipment	4,811	375
Gain on sales of government-guaranteed loans	(73,561)	(160,229)
Reductions to other real estate owned	83,280	415,000
Originations and purchases of loans held for sale	(11,552,854)	(7,565,665)
Proceeds from sales of loans held for sale	10,120,350	8,478,181
Increase in accrued interest income and other assets	(1,743,953)	(3,056,412)
Increase in accrued interest expense and other liabilities	1,107,625	2,400,883

NET CASH PROVIDED (USED) BY OPERATING
ACTIVITIES	(2,118,624)	4,223

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment
securities	87,800
Purchase of securities held for long-term investment	(124,800)	(377,000)
Net decrease (increase) in portfolio loans	11,402,106	(34,982,732)
Proceeds from sales of premises and equipment	25,020
Purchases of premises and equipment	(18,198)	(77,186)

NET CASH PROVIDED (USED) BY INVESTING
ACTIVITIES	11,371,928	(35,436,918)

FINANCING ACTIVITIES
Net increase in demand deposits, NOW accounts and
savings accounts	9,373,354	3,179,448
Net increase (decrease) in certificates of deposit	(6,611,562)	39,152,228
Net borrowings from (payments on) debt obligations	(4,900,559)	9,574,000
Resources provided by noncontrolling interests		490,000
Capital contribution from majority shareholder	341,000	415,000

NET CASH PROVIDED (USED) BY FINANCING
ACTIVITIES	(1,797,767)	52,810,676

INCREASE IN CASH AND CASH EQUIVALENTS	7,455,537	17,377,982
Cash and cash equivalents at beginning of period	23,917,649	6,099,714

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$31,373,186	$23,477,696

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,090,159	$3,560,993
Transfers of loans to other real estate owned	4,297,064

See notes to condensed interim consolidated financial statements.

A2-9

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited IV

NOTE A—BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of Capitol Development Bancorp Limited IV ("CDBL IV") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, they do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

The statements do, however, include all adjustments of a normal recurring nature which CDBL IV considers necessary for a fair presentation of the interim periods.

The consolidated financial statements include the accounts of CDBL IV and its majority-owned subsidiaries after elimination of intercompany accounts and transactions and giving effect to applicable noncontrolling interests.

The results of operations for the six-month period ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009.

NOTE B—INVESTMENT SECURITIES

Investment securities consisted of Federal Home Loan Bank stock at June 30, 2009 and December 31, 2008.  Such investment is restricted and may only be resold to or redeemed by the issuer.

NOTE C—NET LOSS PER SHARE ATTRIBUTABLE TO CDBL IV

Net loss per share attributable to CDBL IV is based on the weighted average number of common shares outstanding (15,243 shares).  There were no common stock equivalents or other forms of dilutive instruments outstanding during the periods presented.

NOTE D—FAIR VALUE

FAS No. 157 establishes a hierarchy that prioritizes the use of fair value inputs used in valuation methodologies into the following three levels:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of CDBL IV's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis.  Fair value measurement is based on quoted prices, when available.  If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis.  Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

A2-10

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited IV

NOTE D—FAIR VALUE—Continued

Loans:  CDBL IV does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Other real estate owned:  At the time of foreclosure, foreclosed properties are adjusted to fair value less estimated costs to sell upon transfer from portfolio loans to other real estate owned, establishing a new accounting basis.  CDBL IV subsequently adjusts fair value on other real estate owned on a nonrecurring basis to reflect partial write-downs based on the observable market price, current appraised value of the asset or other estimates of fair value.

There were no assets and liabilities measured at fair value on a recurring basis as of June 30, 2009 and December 31, 2008.

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of June 30, 2009 were as follows (in $1,000s):

	Total	Significant Unobservable Inputs (Level 3)

Impaired loans (1)	$2,380	$2,380

Other real estate owned (1)	$4,751	$4,751

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the applicable collateral or foreclosed property or other estimates of fair value.

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2008, other than mortgage loans held for sale, were as follows (in $1,000's):

	Total	Significant Other Observable Inputs (Level 2)

Impaired loans (1)	$371	$371

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the collateral.

CDBL IV began applying the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis; which did not have a material effect on CDBL IV's consolidated financial position upon implementation.  CDBL IV measures the fair value of the following on a nonrecurring basis:  (1) long-lived assets and (2) foreclosed assets.

A2-11

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited IV

NOTE D—FAIR VALUE—Continued

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows (in $1,000s):

	June 30, 2009		December 31, 2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$31,373	$31,373	$23,918	$23,918
Loans held for sale	2,100	2,100	667	667
Investment securities held for long-term investment	906	906	870	870
Portfolio loans:
Loans secured by real estate:
Commercial	74,672	75,621	74,768	76,354
Residential (including multi-family)	47,360	48,262	48,608	48,796
Construction, land development and other land	31,754	30,708	41,213	40,155
Total loans secured by real estate	153,786	154,591	164,589	165,305
Commercial and other business-purpose loans	18,695	18,666	24,443	24,147
Consumer	2,952	2,964	3,230	3,213
Other	892	811	932	691
Total portfolio loans	176,325	177,032	193,194	193,356
Less allowance for loan losses	(4,127)	(4,127)	(3,535)	(3,535)
Net portfolio loans	172,198	172,905	189,659	189,821

Financial Liabilities:
Deposits:
Noninterest-bearing	16,793	16,793	10,547	10,547
Interest-bearing:
Demand accounts	40,070	40,045	36,941	36,941
Time certificates of less than $100,000	73,669	73,655	86,258	86,452
Time certificates of $100,000 or more	54,648	54,605	48,672	48,770
Total interest-bearing	168,387	168,305	171,871	172,163
Total deposits	185,180	185,098	182,418	182,710
Debt obligations	16,132	16,159	21,033	20,974

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available).  For example, the estimated fair value of portfolio loans is based on discounted cash flow computations.  Similarly, the estimated fair value of time deposits, debt obligations and subordinated debentures were determined through discounted cash flow computations.  Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair value based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist.  CDBL IV has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157.  Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations.  Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time.  Accordingly, the fair value measurements for loans included in the table above are unlikely to represent the instruments' liquidation values.

A2-12

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited IV

NOTE E—NEW ACCOUNTING STANDARDS

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures.  In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which deferred the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis.  The implementation of previously deferred aspects of Statement No. 157 in 2009 (as permitted by FSP FAS 157-2) did not have a material effect on CDBL IV's results of operations or financial position.  Fair value disclosures are set forth in Note D to the condensed interim financial statements.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations.  Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  The effects of CDBL IV's adoption of Statement No. 141(R) had no impact upon implementation and its subsequent impact will depend upon the extent and magnitude of acquisitions in the future.

Also in December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, to create accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Statement No. 160 establishes accounting and reporting standards that require (1) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (2) the amount of consolidated net income (loss) attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income, (3) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently, (4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary to be initially measured at fair value and (5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  Statement No. 160 became effective for CDBL IV on January 1, 2009 and the accompanying condensed consolidated financial statements reflect implementation of the new accounting standard as if it occurred as of the beginning of the periods presented.

On April 9, 2009, the FASB issued three FASB Staff Positions (FSP), which become effective for second quarter reporting, with earlier implementation permitted for the first calendar quarter of 2009.  CDBL IV elected to implement the new guidance effective January 1, 2009.

FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, and APB Opinion No. 28, Interim Financial Reporting, to require interim disclosures about fair value of financial instruments in addition to annual reporting.  The required disclosures are included in Note D to the condensed consolidated financial statements.

FSP FAS 115-2 and FAS 124-2 amends the other-than-temporary impairment guidance for debt securities to make it more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in financial statements.  Implementation of this new guidance did not have a material effect on CDBL IV's consolidated financial statements.  The expanded interim disclosures about investment securities are set forth in Note B to the condensed consolidated financial statements.

A2-13

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited IV

NOTE E—NEW ACCOUNTING STANDARDS—Continued

FSP FAS 157-4 amends prior fair value guidance to aid in determining fair value when the volume and level of activity for an asset or liability have significantly decreased and identifying transactions that are not orderly.  This new guidance is intended to clarify that significant adjustments to quoted prices may be necessary to estimate fair value when there has been a significant decrease in the volume and activity for the asset/liability in relation to normal market activity.  Fair value is the price that would be received to sell an asset (or paid to transfer a liability) in an orderly transaction (that is, not a forced liquidation or distressed sale) between willing market participants under current market conditions.  CDBL IV's implementation of FSP FAS 157-4 and related disclosures are set forth in Note D to the condensed consolidated financial statements.

In March 2008 the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  This new guidance revises the presentation and disclosure of derivatives and hedging activities, became effective for CDBL IV on January 1, 2009 and did not have a material impact on CDBL IV's condensed consolidated financial statements upon implementation.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.  The new guidance clarifies transfers and certain transactions' accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009.  This new guidance did not have a material impact on CDBL IV's consolidated financial position or results of operations upon implementation.

In May 2009, the FASB issued Statement No. 165, Subsequent Events.  This new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and became effective June 30, 2009.  This new guidance did not have a material impact on the Corporation's financial statements.  For purposes of the Corporation's June 30, 2009 condensed consolidated financial statements, management has reviewed subsequent events through the time of filing these condensed consolidated financial statements with the Securities and Exchange Commission on  September 30 , 2009.

In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.  This new guidance revises the presentation and disclosure of transfers of financial assets and the effects of a transfer on an entity's financial position, operating results and cash flows.  Statement No. 166 applies to annual financial statements and interim periods beginning on or after November 15, 2009.  Management has not completed its review of this new guidance.

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification™ and The Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162.  On the effective date of this statement, the FASB Accounting Standards Codification™ (Codification) will supersede all then-existing non-Securities and Exchange Commission (SEC) accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009 and will not have a material impact to the Corporation's consolidated financial statements.

The FASB has also recently issued several proposals to amend, supersede or interpret existing accounting standards which may impact CDBL IV's financial statements at a later date, such as a proposed amendment to Statement No. 128, Earnings per Share, among other things.

CDBL IV's management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to CDBL IV's consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to CDBL IV's consolidated financial statements.

A2-14

Capitol Development Bancorp Limited IV
______

Consolidated Financial Statements

Years ended December 31, 2008, 2007 and 2006

A2-15

Capitol Development Bancorp Limited IV

Page
Report of Independent Registered Public Accounting Firm	A2-17
Consolidated Balance Sheets	A2-18
Consolidated Statements of Operations	A2-19
Consolidated Statements of Changes in Stockholders' Equity	A2-20
Consolidated Statements of Cash Flows	A2-21
Notes to Consolidated Financial Statements	A2-22 – A2-43

A2-16

BDO Seidman, LLP Accountants and Consultants	99 Monroe Avenue N.W., Suite 800 Grand Rapids, Michigan 49503-2654 Telephone: (616) 774-7000 Fax: (616) 776-3680

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Capitol Development Bancorp Limited IV

We have audited the accompanying consolidated balance sheets of Capitol Development Bancorp Limited IV and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2008.  These financial statements are the responsibility of the Corporation's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The consolidated financial statements include retrospective adjustments associated with a new accounting pronouncement that became effective for the Corporation on January 1, 2009—specifically, Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51, which resulted in the reclassification of the Corporation's prior minority interests in consolidated subsidiaries to a new noncontrolling interests component of total equity.  Note B to the consolidated financial statements describes the retrospective application of this new accounting method in greater detail.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Capitol Development Bancorp Limited IV and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Grand Rapids, Michigan
June 2, 2009
(July 7, 2009 as to the retrospective adoption of
Financial Accounting Standards Statement No. 160 as described in Note B to the consolidated financial statements)

A2-17

CONSOLIDATED BALANCE SHEETS

Capitol Development Bancorp Limited IV

	December 31
	2008	2007
	(as adjusted)	(as adjusted)
ASSETS
Cash and due from banks	$4,286,151	$3,498,766
Money-market and interest-bearing deposits	13,769,498	540,948
Federal funds sold	5,862,000	2,060,000
Cash and cash equivalents	23,917,649	6,099,714
Loans held for sale	667,901	1,498,000
Investment securities held for long-term investment, carried at amortized cost which approximates fair value—Note C	869,200	671,800
Portfolio loans, less allowance for loan losses of
$3,535,000 in 2008 and $2,504,000 in 2007—Note D	189,658,176	153,776,897
Premises and equipment—Note F	2,157,804	2,659,722
Accrued interest income	863,973	795,093
Goodwill—Note B	210,000
Other intangibles—Note G	1,445,757	1,285,804
Other real estate owned	537,065	194,206
Other assets	8,631,825	5,956,936

TOTAL ASSETS	$228,959,350	$172,938,172

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$10,547,718	$8,614,619
Interest-bearing—Note H	171,870,431	119,749,834
Total deposits	182,418,149	128,364,453
Debt obligations—Note I	21,032,548	17,651,000
Accrued interest on deposits and other liabilities	9,124,515	7,061,847
Total liabilities	212,575,212	153,077,300

EQUITY—Notes J and P:
CDBL IV stockholders' equity:
Common stock, no par value, 51,000 shares authorized; 15,243 shares issued and outstanding	15,938,000	15,243,000
Retained-earnings deficit	(11,224,296)	(7,499,939)
Total CDBL IV stockholders' equity	4,713,704	7,743,061
Noncontrolling interests	11,670,434	12,117,811
Total equity	16,384,138	19,860,872

TOTAL LIABILITIES AND EQUITY	$228,959,350	$172,938,172

See notes to consolidated financial statements.

A2-18

CONSOLIDATED STATEMENTS OF OPERATIONS

Capitol Development Bancorp Limited IV

	Year Ended December 31
	2008	2007	2006
	(as adjusted)	(as adjusted)	(as adjusted)
Interest income:
Portfolio loans (including fees)	$12,449,984	$9,714,397	$2,029,247
Loans held for sale	45,969	26,655	11,140
Federal funds sold	256,298	480,854	476,263
Money market and interest-bearing deposits	31,055	13,980	188,171
Other	43,905	15,933	243
Total interest income	12,827,211	10,251,819	2,705,064
Interest expense:
Deposits	6,117,056	4,334,907	654,036
Debt obligations and other	1,017,457	371,281	76,379
Total interest expense	7,134,513	4,706,188	730,415
Net interest income	5,692,698	5,545,631	1,974,649
Provision for loan losses—Note D	2,509,026	1,849,919	930,000
Net interest income after provision for loan losses	3,183,672	3,695,712	1,044,649
Noninterest income:
Trust income and wealth-management revenue	4,960,086	4,045,500	2,274,440
Service charges on deposit accounts	183,813	65,720	9,992
Fees from origination of non-portfolio residential mortgage loans	282,238	195,455	147,691
Fees from syndication and placement of non- portfolio commercial loans	13,705	5,372
Fees from servicing government-guaranteed loans	191,762	190,015
Gain on sales of government-guaranteed loans	160,228	243,624
Other	670,478	401,151	296,139
Total noninterest income	6,462,310	5,146,837	2,728,262
Noninterest expense:
Salaries and employee benefits	10,342,533	10,880,591	5,311,322
Occupancy	926,163	784,397	411,766
Equipment rent, depreciation and maintenance	595,980	555,162	316,853
Preopening and start-up costs			2,122,335
Other—Note L	5,021,740	4,073,007	2,778,095
Total noninterest expense	16,886,416	16,293,157	10,940,371
Loss before income tax benefit	(7,240,434)	(7,450,608)	(7,167,460)
Income tax benefit—Note M	(2,578,700)	(2,442,700)	(2,611,000)
NET LOSS	(4,661,734)	(5,007,908)	(4,556,460)
Less net losses attributable to noncontrolling interests	937,377	939,472	1,462,887

NET LOSS ATTRIBUTABLE TO
CDBL IV	$(3,724,357)	$(4,068,436)	$(3,093,573)

NET LOSS PER SHARE
ATTRIBUTABLE TO CDBL IV	$(244.33)	$(266.91)	$(203.74)

See notes to consolidated financial statements.

A2-19

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Capitol Development Bancorp Limited IV

	Capitol Development Bancorp Limited IV Stockholders' Equity			As Adjusted
	Common Stock	Retained- Earnings Deficit	Total CDBL IV Stockholders' Equity	Noncontrolling Interests	Total Equity

Balances at January 1, 2006	$13,253,000	$(337,930)	$12,915,070	$-0-	$12,915,070

Noncontrolling interests' investment in formation of subsidiaries				14,520,170	14,520,170

Issuance of 1,990 shares of common common stock for cash consideration of $1,000 per share	1,990,000		1,990,000		1,990,000

Net loss for 2006		(3,093,573)	(3,093,573)	(1,462,887)	(4,556,460)

BALANCES AT DECEMBER 31, 2006	15,243,000	(3,431,503)	11,811,497	13,057,283	24,868,780

Net loss for 2007		(4,068,436)	(4,068,436)	(939,472)	(5,007,908)

BALANCES AT DECEMBER 31, 2007	15,243,000	(7,499,939)	7,743,061	12,117,811	19,860,872

Noncontrolling interests' investment in formation of subsidiaries				490,000	490,000

Cash capital contribution from majority stockholder—Note E	695,000		695,000		695,000

Net loss for 2008		(3,724,357)	(3,724,357)	(937,377)	(4,661,734)

BALANCES AT DECEMBER 31, 2008	$15,938,000	$(11,224,296)	$4,713,704	$11,670,434	$16,384,138

See notes to consolidated financial statements.

A2-20

CONSOLIDATED STATEMENTS OF CASH FLOWS

Capitol Development Bancorp Limited IV

	Year Ended December 31
	2008	2007	2006
	(as adjusted)	(as adjusted)	(as adjusted)
OPERATING ACTIVITIES
Net loss	$(4,661,734)	$(5,007,908)	$(4,556,460)
Adjustments to reconcile net loss to net cash used by operating activities:
Provision for loan losses	2,509,026	1,849,919	930,000
Depreciation of premises and equipment	604,552	544,625	286,612
Amortization of intangibles	289,452	59,196
Loss on sale of premises and equipment	14,320	22,074	2,077
Loss on sales of other real estate owned	241,358
Gain on sales of government-guaranteed loans	(160,228)	(243,624)
Deferred income tax credit	(2,593,700)	(2,443,700)	(2,611,000)
Originations and purchases of loans held for sale	(15,018,365)	(10,116,163)	(2,627,215)
Proceeds from sales of loans held for sale	15,848,464	9,428,163	1,817,215
Increase in accrued interest income and other assets	(809,474)	(2,166,476)	(589,623)
Increase in accrued interest expense on deposits and other liabilities	2,062,668	4,818,538	2,242,109

NET CASH USED BY OPERATING ACTIVITIES	(1,673,661)	(3,254,356)	(5,106,285)

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment securities	247,100
Purchase of securities held for long-term investment	(444,500)	(659,800)	(12,000)
Net increase in portfolio loans	(39,693,248)	(93,874,047)	(62,633,351)
Proceeds from sales of other real estate owned	878,954
Purchases of premises and equipment	(116,954)	(655,875)	(2,859,235)

NET CASH USED BY INVESTING ACTIVITIES	(39,128,648)	(95,189,722)	(65,504,586)

FINANCING ACTIVITIES
Net increase in demand deposits, NOW accounts and savings accounts	10,287,934	19,205,746	17,995,101
Net increase in certificates of deposit	43,765,762	57,893,061	33,270,545
Net borrowings from debt obligations	3,381,548	14,776,000	2,875,000
Resources provided by minority interests	490,000		14,520,170
Net proceeds from issuance of common stock			1,990,000
Capital contribution from majority stockholder	695,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	58,620,244	91,874,807	70,650,816
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17,817,935	(6,569,271)	39,945
Cash and cash equivalents at beginning of period	6,099,714	12,668,985	12,629,040

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$23,917,649	$6,099,714	$12,668,985

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$7,186,808	$4,436,799	$524,715
Transfers of loans to other real estate owned	1,463,171	194,206

See notes to consolidated financial statements.

A2-21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE A—NATURE OF OPERATIONS, BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

Capitol Development Bancorp Limited IV (the "Corporation" or "CDBL IV") is a bank development company.  At December 31, 2008, it had five majority-owned subsidiaries, Sunrise Bank of Atlanta (51% owned), which commenced operations in June 2006, in Atlanta, Georgia; Bank of Valdosta (56% owned), which commenced operations in June 2006, in Valdosta, Georgia; Evansville Commerce Bank (51% owned), which commenced operations in May 2006, in Evansville, Indiana; Asian Bank of Arizona (51% owned), which commenced operations in April 2006, in Phoenix, Arizona (collectively, the “Banks”); and Capitol Wealth Incorporated (100% owned), which commenced operations in January 2006, in Charlotte, North Carolina.

The Corporation is a controlled subsidiary of Capitol Bancorp Limited (“Capitol”), a national community-bank development company.

The Corporation is engaged in a two business activities—banking and wealth management services.  The Banks provide a full range of banking services to individuals, businesses and other customers located in its community.  The Banks focus their activities on meeting the various credit and other banking needs of entrepreneurs, professionals and other high net-worth individuals.  A variety of deposit products are offered, including checking, savings, money-market, individual retirement accounts and certificates of deposit.  The principal markets for the Banks' financial services are the communities in which the Banks are located and the areas immediately surrounding those communities.

Capitol Wealth Incorporated provides a variety of wealth management services through a single advisory relationship to assist clients, their families and their businesses in meeting their wealth management needs.  Through these relationships, clients have access to a complete suite of wealth products, including investment management, brokerage, insurance, trusts and estate and tax planning, which are currently offered throughout Capitol's national network of community banks.

The consolidated financial statements include the accounts of the Corporation and its majority-owned subsidiaries, after elimination of intercompany accounts and transactions, and after giving effect to applicable noncontrolling interests.

NOTE B—SIGNIFICANT ACCOUNTING POLICIES

Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates because of the inherent subjectivity and inaccuracy of any estimation.

Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing), money-market funds and federal funds sold.  Generally, federal funds transactions are entered into for a one-day period.

A2-22

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Loans Held for Sale:  Loans held for sale represent residential real estate mortgage loans held for sale into the secondary market.  Loans held for sale are stated at the aggregate lower of cost or market.  Fees from the origination of loans held for sale are recognized in the period the loans are originated.

Investment Securities:  Investment securities available for sale (none at December 31, 2008 and 2007) are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax effect (accumulated other comprehensive income).  All other investment securities are classified as held for long-term investment and are carried at amortized cost.  Investments are classified at the date of purchase based on management's analysis of liquidity and other factors.  The adjusted cost of the specific securities sold is used to compute realized gains or losses.  Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans, Credit Risk and Allowance for Loan Losses:  Portfolio loans are carried at their principal balance based on management's intent and ability to hold such loans for the foreseeable future until maturity or repayment.

Credit risk arises from making loans and loan commitments in the ordinary course of business.  Substantially all portfolio loans are made to borrowers in the Banks' geographic area.  Consistent with the Banks' emphasis on business lending, there are concentrations of credit in loans secured by commercial real estate and less significant concentrations exist in loans secured by equipment and other business assets.  The maximum potential credit risk to the Banks and the Corporation, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding.  The Banks' management reduces exposure to losses from credit risk by requiring collateral and/or guarantees for loans granted and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance sheet date.  Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors.  The allowance is increased by provisions charged to operations and reduced by net charge-offs.

Credit risk also arises from amounts of funds on deposit at other financial institutions (i.e., due from banks) to the extent balances exceed the limits of federal deposit insurance.  The Corporation monitors the financial position of such financial institutions to evaluate credit risk periodically.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales when control over the transferred asset has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the bank, (2) the

A2-23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the bank does not maintain effective control over the transferred asset through an agreement to repurchase it before its maturity.  Transfers of financial assets are generally limited to commercial loans sold, which were insignificant for the periods presented, and the sale of residential mortgage loans into the secondary market, the extent of which is disclosed in the statements of cash flows.

Interest and Fees on Loans:  Interest income on loans is recognized based upon the principal balance of loans outstanding.  Direct costs of successful origination of portfolio loans generally exceed fees from loan originations (net deferred costs approximated $304,000 at December 31, 2008).

The accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest.  When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed.  Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in process of collection.

Premises and Equipment:  Premises and equipment are stated on the basis of cost.  Depreciation of equipment, furniture and software, which have estimated useful lives of three to seven years, is computed principally by the straight-line method.  Leasehold improvements are generally depreciated over the shorter of the respective lease term or estimated useful life.

Goodwill and Other Intangibles:  Goodwill is reviewed annually by management for impairment by comparing estimated entity fair value to net assets of the entity.  This review is performed at the applicable subsidiary reporting-unit level which has recorded goodwill resulting from acquisitions.  Impairment adjustments of goodwill (none through December 31, 2008) are charged against earnings, when determined.  Other intangibles, which generally consist of acquired customer lists, are amortized over varying periods of 10 years or less.

Other Real Estate Owned:  Other real estate owned comprises properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure.  These properties held for sale are carried at the lower of cost or estimated fair value (net of estimated selling cost) at the date acquired and are periodically reviewed for subsequent changes in fair value.

Preopening and Start-up Costs:  Costs incurred prior to commencement of bank operations are charged to expense on the related opening date.  Such costs consisted primarily of salaries, wages and employee benefits.

Trust Assets and Related Income:  Customer property, other than funds on deposit, held in a fiduciary or agency capacity by the subsidiaries are not included in the consolidated balance sheet because it is not an asset of the subsidiaries or the Corporation.  Trust and wealth management revenue are recorded on an accrual basis.

A2-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Income Taxes:  Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.  If it is determined that realization of deferred tax assets is in doubt, a valuation allowance is required to reduce deferred tax assets to the amount which is more-likely-than-not realizable.  The effect on deferred income taxes of a change in tax laws or rates is recognized in income in the period that includes the enactment date.

Net Loss Per Share Attributable to CDBL IV:  Net loss per share attributable to CDBL IV is based on the weighted average number of common shares outstanding (15,243 shares in 2008 and 2007; 15,184 shares in 2006).  There were no common stock equivalents or other forms of dilutive instruments for the periods presented.

Comprehensive Loss:  Comprehensive loss is the sum of net loss and certain other items which are charged or credited to stockholders' equity.  For the periods presented, the Corporation had no element of comprehensive loss other than net loss.

New Accounting Standards:  In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures.  Statement No. 157 does not require any new fair value measurements and was initially effective for the Corporation beginning January 1, 2008.  In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which defers the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis.  The partial implementation of Statement No. 157 in 2008 (as permitted by FSP FAS 157-2) did not have a material effect on the Corporation's results of operations or financial position.  Fair value disclosures are set forth in Note N to the consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in results of operations at each reporting date.  Statement No. 159 was applied prospectively and implemented by the Corporation effective January 1, 2008.  As of December 31, 2008, the Corporation has not elected the fair value option.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations.  Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires

A2-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  The effects of the Corporation's adoption of Statement No. 141(R) will depend upon the extent and magnitude of acquisitions after December 31, 2008.

Also in December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, to create accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Statement No. 160 establishes accounting and reporting standards that require (1) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (2) the amount of consolidated net income (loss) attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income, (3) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently, (4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary to be initially measured at fair value and (5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  Statement No. 160 applies to years beginning on or after December 15, 2008.  This new guidance has been retrospectively adopted and the accompanying consolidated financial statements have been adjusted to reflect its implementation as of the beginning of the periods presented.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities about Transfers of Financial Assets and Variable Interest Entities.  This new guidance expands on disclosures regarding financial assets transferred in a securitization or asset-backed financing arrangement, servicing assets and information about variable-interest entities and became effective for the Corporation on December 31, 2008.  The new disclosure requirements had no material effect on the Corporation's consolidated financial statements, inasmuch as the Corporation has not engaged in securitizations or asset-backed financing arrangements, has no servicing assets or investments in variable-interest entities.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.  The new guidance clarifies transfers and certain transactions' accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009.  Management does not expect this new guidance to have a material impact on the Corporation's financial position or results of operations upon implementation.

Also recently, the FASB has issued several proposals to amend, supersede or interpret existing accounting standards which may impact the Corporation's consolidated financial statements at a later date:

A2-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

•	Proposed amendment to Statement No. 128, Earnings per Share; and
•	FASB FSP to require recalculation of leveraged leases if the timing of tax benefits affect cash flows.

The Corporation's management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to the Corporation's consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Corporation's consolidated financial statements.

NOTE C—INVESTMENT SECURITIES

Investment securities held for long-term investment at December 31, 2008 and 2007 consisted of Federal Home Loan Bank stock.  Such investments are restricted and may only be resold to or redeemed by the issuer.

NOTE D—LOANS

Portfolio loans consisted of the following at December 31:

	2008	2007
Loans secured by real estate:
Commercial	$74,768,316	$55,338,889
Residential (including multi-family)	48,608,925	35,564,556
Construction, land development and other land	41,212,216	37,916,490
Total loans secured by real estate	164,589,457	128,819,935
Commercial and other business-purpose loans	24,441,533	20,499,610
Consumer	3,230,273	3,226,264
Other	931,913	3,735,088
Total portfolio loans	193,193,176	156,280,897
Less allowance for loan losses	(3,535,000)	(2,504,000)
Net portfolio loans	$189,658,176	$153,776,897

Transactions in the allowance for loan losses are summarized below:

	2008	2007
Balance at beginning of period	$2,504,000	$930,000
Provision charged to operations	2,509,026	1,849,919
Loans charged off (deduction)	(1,699,012)	(333,149)
Recoveries	220,986	57,230

Balance at December 31	$3,535,000	$2,504,000

A2-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE D—LOANS—Continued

Nonperforming loans (i.e., loans which are 90 days or more past due and loans on nonaccrual status) as of December 31, 2008 and 2007 are summarized below:

	December 31
	2008	2007
Nonaccrual loans:
Loans secured by real estate:
Residential (including multi-family)	$116,000	$300,000
Construction, land development and other land	1,891,000	80,000
Total loans secured by real estate	2,007,000	380,000
Commercial and other business-purpose loans	318,000	14,000
Total nonaccrual loans	2,325,000	394,000
Past due (>90 days) loans	--	--

Total nonperforming loans	$2,325,000	$394,000

If nonperforming loans had performed in accordance with their contractual terms during 2008, additional interest income of $198,000 would have been recorded.  At December 31, 2008, there were no material amounts of loans which were restructured or otherwise renegotiated as a concession to troubled borrowers.

Loans are considered impaired when it is probable that all amounts due according to the contractual terms of a loan agreement will not be collected, including contractually scheduled interest and principal payments.  Impaired loans, which are included in nonperforming loans, are summarized below:

	December 31
	2008	2007
Impaired loans:
Loans which have an allowance requirement	$689,000	$394,000
Loans which do not have an allowance requirement	1,209,000

Total impaired loans	$1,898,000	$394,000

Allowance for loan losses related to impaired loans	$108,000	$59,000

Impaired loans which do not have an allowance requirement include collateral-dependent loans for which direct write-downs have been made (when necessary) and, accordingly, no allowance requirement or allocation is necessary.  During 2008, the average recorded investment in impaired loans approximated $1.3 million.  Interest income is recorded on impaired loans if not on nonaccrual status, or may be recorded on a cash basis in some circumstances, if such payments are not credited to principal.  In 2008, no interest income was recorded on impaired loans.

A2-28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE D—LOANS—Continued

The amounts of the allowance for loan losses allocated in the following table are based on management's estimate of losses inherent in the portfolio at the balance sheet date, and should not be interpreted as an indication of future charge-offs:

	December 31, 2008		December 31, 2007
	Amount	Percentage of Total Portfolio Loans	Amount	Percentage of Total Portfolio Loans

Loans secured by real estate:
Commercial	$1,215,000	0.63%	$786,000	0.50%
Residential (including multi-family)	862,000	0.45	738,000	0.47
Construction, land development and other land	814,000	0.42	523,000	0.34
Total loans secured by real estate	2,891,000	1.50	2,047,000	1.31
Commercial and other business-purpose loans	597,000	0.30	404,000	0.26
Consumer	34,000	0.02	39,000	0.02
Other	13,000	0.01	14,000	0.01

Total allowance for loan losses	$3,535,000	1.83%	$2,504,000	1.60%

NOTE E—RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Banks make loans to officers and directors of the Corporation and its subsidiaries including their immediate families and companies in which they are principal owners.  At December 31, 2008 total loans to these persons approximated $7,840,000 ($7,373,000 as of December 31, 2007).  During 2008, $5,311,000 of new loans were made to these persons and repayments totaled $4,844,000.  Such loans are made at the Banks' normal credit terms.

Such officers and directors of the Banks (and their associates, family and/or affiliates) are also depositors of the Banks and those deposits as of December 31, 2008 and 2007 approximated $8.4 million and $7.1 million, respectively.  Such deposits are similarly made at the Banks' normal terms as to interest rate, term and deposit insurance.

The Banks purchase certain data processing and management services from Capitol.  Amounts paid for such services aggregated $1,256,000, $1,318,000 and $760,000 in 2008, 2007 and 2006, respectively.

During 2008, Capitol made cash capital contributions of $650,000 and $45,000 to assist Bank of Valdosta and Evansville Commerce Bank, respectively, in meeting interim regulatory capital ratio requirements.  Such additional investment in the respective banks by the Corporation did not alter the Corporation's ownership percentage of the respective banks, however, it creates a future claim on the respective banks' equity in the event of a share exchange transaction or other future capital event.

A2-29

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE F—PREMISES AND EQUIPMENT

Major classes of premises and equipment consisted of the following at December 31:

	2008	2007
Leasehold improvements	$1,367,585	$1,359,517
Equipment, furniture and software	2,192,592	2,107,087
	3,560,177	3,466,604
Less accumulated depreciation	(1,402,373)	(806,882)

	$2,157,804	$2,659,722

The subsidiaries rent office space under operating leases.  Rent expense under these lease agreements approximated $704,000, $604,000 and $335,000 in 2008, 2007 and 2006, respectively, net of sublease income of $10,000 and $7,000 in 2008 and 2007, respectively (none in 2006).

At December 31, 2008 future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess on one year were as follows:

2009	$527,000
2010	532,000
2011	526,000
2012	456,000
2013 and thereafter	68,000

Total	$2,109,000

NOTE G—INTANGIBLE ASSETS

Major classes of intangible assets consisted of the following at December 31:

	2008			2007
	Gross Carrying Amount	Accumulated Amortization	Total	Gross Carrying Amount	Accumulated Amortization	Total

Customer lists	$1,669,405	$(270,523)	$1,398,882	$1,220,000	$(43,571)	$1,176,429
Noncompete agreements	125,000	(78,125)	46,875	125,000	(15,625)	109,375

	$1,794,405	$(348,648)	$1,445,757	$1,345,000	$(59,196)	$1,285,804

All intangible assets are currently being amortized.  As of December 31, 2008, future estimated amortization expense for each of the succeeding five years follows:

2009	$252,000
2010	205,000
2011	205,000
2012	205,000
2013	205,000

A2-30

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE H—DEPOSITS

The aggregate amount of time deposits of $100,000 or more approximated $48.7 million and $45.0 million as of December 31, 2008 and 2007, respectively.

At December 31, 2008, the scheduled maturities of time deposits were as follows:

2009	$120,347,000
2010	12,001,000
2011	2,077,000
2012	152,000
2013	353,000

Total	$134,930,000

NOTE I—DEBT OBLIGATIONS

Debt obligations consisted of the following at December 31:

	2008	2007
Borrowings from Federal Home Loan Banks	$13,407,548	$12,600,000
Federal funds purchased	2,000,000	1,426,000
Notes payable to Capitol	5,625,000	3,625,000

	$21,032,548	$17,651,000

Federal funds transactions are generally entered into for a one-day period.  Borrowings from the Federal Home Loan Banks (FHLB) represent advances secured by certain portfolio residential real estate mortgage loans and other eligible collateral.  Such FHLB advances become due at varying dates and bear interest at market short-term rates (approximately 3.51% at December 31, 2008).  At December 31, 2008, assets pledged to secure these credit facilities approximated $14.7 million and unused lines of credit under these facilities approximated $1.3 million.

Notes payable to Capitol are due on demand and bear interest from 6.75% to 9.0%, payable monthly.

At December 31, 2008, scheduled debt maturities of debt obligations were as follows:

2009	$11,025,000
2010	5,000,000
2011	3,000,000
2012	1,900,000
2013	107,548

Total	$21,032,548

A2-31

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE J—STOCKHOLDERS' EQUITY

The Corporation's common stock consists of two classes outstanding at December 31, 2008 and 2007:

Class A	1,000
Class B	14,243

Total shares issued and outstanding	15,243

All of the outstanding Class A shares are voting and are owned by Capitol.  All of the Class B shares are owned by accredited investors and are nonvoting, except in certain limited circumstances.

Each share of Class B common stock is convertible, on or after March 31, 2009, into Class A common stock of the Corporation on a share-for-share basis.

In conjunction with Capitol's purchase of the Corporation's Class A common stock, warrants were issued to Capitol in a number sufficient to ensure it will retain at least 51% voting control of the Corporation in the event the Corporation's outstanding Class B common stock is converted into Class A common stock.  Each warrant permits the holder to purchase one share of Class A common stock for $2,000 per share and expire in December 2009.

The Corporation has entered into an antidilution agreement with Capitol which permits Capitol to maintain 51% voting control of the Corporation.

NOTE K—EMPLOYEE RETIREMENT PLAN

Eligible employees participate in a multi-employer employee 401(k) retirement plan.  The Plan provides for employer contributions in amounts determined annually by the Corporation's board of directors.  Eligible employees make voluntary contributions to the Plan.  Contributions to the Plan charged to expense approximated $198,000, $170,000 and $59,000 in 2008, 2007 and 2006, respectively.

NOTE L—OTHER NONINTEREST EXPENSE

The more significant elements of other noninterest expense consisted of the following:

	2008	2007	2006
Brokerage	$841,776	$664,642	$428,466
Contracted data processing and administrative services	1,278,475	1,327,412	772,077
Amortization of intangibles	289,452	59,196
Loss on sale of other real estate owned	241,358
Advertising	251,885	246,345	133,498
Professional fees	199,135	130,022	180,328
Travel, lodging and meals	388,585	388,709	202,563
Other	1,531,074	1,256,681	1,061,163

	$5,021,740	$4,073,007	$2,778,095

A2-32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE M—INCOME TAXES

The credit for income taxes consisted of the following components:

	2008	2007	2006
Federal:
Current expense	$(15,000)	$(1,000)
Deferred credit	2,381,000	2,214,000	$2,281,000
	2,366,000	2,213,000	2,281,000
State deferred credit	212,700	229,700	330,000

	$2,578,700	$2,442,700	$2,611,000

Net federal deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007
Allowance for loan losses	$1,202,000	$851,000
Net operating loss carryforwards	5,369,000	3,230,000
Organizational costs	814,000	789,000
Other, net	(336,000)	(202,000)

	$7,049,000	$4,668,000

Net state deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007
Allowance for loan losses	$242,500	$172,100
Net operating loss carryforwards	445,500	289,000
Organizational costs	119,500	129,000
Other, net	(35,100)	(30,400)

	$772,400	$559,700

The Corporation and subsidiaries have net operating loss carryforwards, which may reduce income taxes payable in future periods.  Federal carryforwards approximate $15,765,000 at December 31, 2008, $3,488,000 of which expires in 2026, $5,995,000 of which expires in 2027 and $6,282,000 of which expires in 2028.  State income tax loss carryforwards approximate $6,318,000 at December 31, 2008, $424,000 of which expires in 2011, $698,000 of which expires in 2012, $1,337,000 of which expires in 2014, $1,528,000 of which expires in 2026, $1,210,000 of which expires in 2027 and $1,121,000 of which expires in 2028.  Management believes that, based on its tax planning strategies and estimate of future taxable income, it is more likely than not the Corporation will generate sufficient taxable income to fully utilize the net deferred tax assets.

In conjunction with its annual review, management concluded that there were no significant uncertain tax positions requiring recognition in the financial statements.  The evaluation was performed for the tax years of 2005, 2006, 2007 and 2008, the tax years which remain subject to examination by major tax jurisdictions and was updated as of December 31, 2008.

A2-33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE M—INCOME TAXES—Continued

The Corporation may from time to time be assessed interest or penalties associated with tax liabilities by major tax jurisdictions, although any such assessments are estimated to be minimal and immaterial.  To the extent the Corporation has received an assessment for interest and/or penalties, it has been classified in the statements of operations as a component of other noninterest expense.

NOTE N—FAIR VALUE

Effective January 1, 2008, the Corporation implemented FAS No. 157, as discussed in Note B.  FAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  A fair value measurement assumes that a transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability.  The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability is not to be adjusted for transaction costs.  An orderly transaction is one that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

FAS No. 157 requires the use of valuation techniques which are consistent with a market approach, income approach and/or cost method.  The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.  The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis.  The cost method is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).  Valuation techniques are to be consistently applied.  Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability.  Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  In that regard, FAS No. 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The fair value hierarchy follows:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

A2-34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE N—FAIR VALUE—Continued

Level 3:  Significant unobservable inputs that reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of the Corporation's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis (none at December 31, 2008).  Fair value measurement is based on quoted prices, when available.  If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis.  Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Loans:  The Corporation does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors.  Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability.  Additionally, there may be inherent weaknesses in any calculation technique and, further, changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.

There were no assets and liabilities measured at fair value on a recurring basis as of December 31, 2008.

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2008, other than mortgage loans held for sale, were as follows:

	Total	Significant Other Observable Inputs (Level 2)

Impaired loans (1)	$371,000	$371,000

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the collateral.

The Corporation will apply the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis.  The Corporation measures the fair value of the following on a nonrecurring basis:  (1) long-lived assets and (2) foreclosed assets.

A2-35

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE N—FAIR VALUE—Continued

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows at December 31 (in $1,000s):

	2008		2007
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$23,918	$23,918	$6,100	$6,100
Loans held for sale	667	667	1,498	1,498
Investment securities held for long-term investment	870	870	672	672
Portfolio loans:
Loans secured by real estate:
Commercial	74,768	76,354	55,339	55,596
Residential (including multi-family)	48,608	48,796	35,565	35,734
Construction, land development and other land	41,213	40,155	37,916	38,075
Total loans secured by real estate	164,589	165,305	128,820	129,405
Commercial and other business-purpose loans	24,443	24,147	20,500	20,519
Consumer	3,230	3,213	3,226	3,216
Other	932	691	3,735	3,734
Total portfolio loans	193,194	193,356	156,280	156,874
Less allowance for loan losses	(3,535)	(3,535)	(2,504)	(2,504)
Net portfolio loans	189,659	189,821	153,776	154,370

Financial Liabilities:
Deposits:
Noninterest-bearing	10,547	10,547	8,615	8,615
Interest-bearing:
Demand accounts	36,941	36,941	28,586	28,586
Time certificates of less than $100,000	86,258	86,452	46,139	46,202
Time certificates of $100,000 or more	48,672	48,770	45,024	45,077
Total interest-bearing	171,871	172,163	119,749	119,865
Total deposits	182,418	182,710	128,364	128,480
Debt obligations	21,033	20,974	17,651	17,618

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available).  For example, the estimated fair values of portfolio loans, time deposits and debt obligations were determined through discounted cash flow computations.  Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair values based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist.  The Corporation has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157.  Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations.

A2-36

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE N—FAIR VALUE—Continued

Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time.  Accordingly, the fair value measurements for loans included in the preceding table above are unlikely to represent the instruments' liquidation values.

NOTE O—COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, loan commitments are made to accommodate the financial needs of bank customers.  Loan commitments include stand-by letters of credit, lines of credit, and other commitments for commercial, installment and mortgage loans.  Stand-by letters of credit, when issued, commit the Banks to make payments on behalf of customers if certain specified future events occur and are used infrequently by the Banks (none at December 31, 2008 and 2007).  Other loan commitments outstanding consist of unused lines of credit and approved, but unfunded, specific loan commitments ($19.6 million and $28.1 million at December 31, 2008 and 2007, respectively).  These loan commitments (stand-by letters of credit and unfunded loans) generally expire within one year and are reviewed periodically for continuance or renewal.

All loan commitments have credit risk essentially the same as that involved in routinely making loans to customers and are made subject to the Banks' normal credit policies.  In making these loan commitments, collateral and/or personal guarantees of the borrowers are generally obtained based on management's credit assessment.

The Banks are required to maintain an average reserve balance in the form of cash on hand and balances due from the Federal Reserve Bank and certain correspondent banks.  The amount of reserve balances required as of December 31, 2008 and 2007 was $100,000.

Deposits at the Banks are insured up to the maximum amount covered by FDIC insurance.

NOTE P—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS

Current banking regulations restrict the ability to transfer funds from subsidiaries to their parent in the form of cash dividends, loans or advances.  Subject to various regulatory capital requirements, bank subsidiaries' current and retained earnings are available for distribution as dividends to the Corporation (and other bank shareholders, as applicable) without prior approval from regulatory authorities.  Substantially all of the remaining net assets of the subsidiary are restricted as to payments to the Corporation.

Federal financial institution regulatory agencies have established certain risk-based capital guidelines for banks and bank holding companies.  Those guidelines require all banks and bank holding companies to maintain certain minimum ratios and related amounts based on “Tier 1” and “Tier 2” capital and “risk-weighted assets” as defined and periodically prescribed by the respective regulatory agencies.  Failure to meet these capital requirements can result in severe regulatory enforcement action or other adverse consequences for a depository institution and, accordingly, could have a material impact on the Corporation's consolidated financial statements.

A2-37

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE P—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS—Continued

Under the regulatory capital adequacy guidelines and related framework for prompt corrective action, the specific capital requirements involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices.  The capital amounts and classifications are also subject to qualitative judgments by regulatory agencies with regard to components, risk weighting and other factors.

As a condition of their charter approval, de novo banks are generally required to maintain a core capital (Tier 1) to average total assets ratio of not less than 8% (4% for other banks) and an allowance for loan losses of not less than 1% for the first three years of operations.

As of December 31, 2008, the most recent notifications received by the Banks from regulatory agencies have advised that the Banks are classified as “well capitalized” as defined by the applicable agencies.  There are no conditions or events since those notifications that management believes would change the regulatory classification of the Banks.

Management believes, as of December 31, 2008, that the Corporation and the Banks meet all capital adequacy requirements to which the entities are subject.

The following table summarizes the amounts (in thousands) and related ratios of the Corporation's consolidated regulatory capital position:

	December 31
	2008		2007

Tier 1 capital to average total assets:
Minimum required amount	$	≥ 9,311	$	≥ 13,286
Actual amount		$14,728		$21,789
Ratio		6.37%		12.97%

Tier 1 capital to risk-weighted assets:
Minimum required amount(1)	$	≥ 7,381	$	≥ 6,357
Actual amount		$14,728		$21,789
Ratio		7.98%		13.71%

Combined Tier 1 and Tier 2 capital to risk- weighted assets:
Minimum required amount(2)	$	≥ 14,762	$	≥ 12,713
Amount required to meet “Well-Capitalized” category(3)	$	≥ 18,453	$	≥ 15,892
Actual amount		$17,050		$23,782
Ratio		9.24%		14.96%

(1)	The minimum required ratio of Tier 1 capital to risk-weighted assets is 4%.
(2)	The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets is 8%.
(3)	In order to be classified as a ‘well-capitalized’ institution, the ratio of Tier 1 and Tier 2 capital to risk-weighted assets must be 10% or more.
.

A2-38

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE Q—PARENT COMPANY FINANCIAL INFORMATION

Condensed Balance Sheets

	December 31
	2008	2007
ASSETS
Money market funds on deposit with affiliated banks	$373,653	$163,948
Investments in subsidiaries	9,319,323	10,613,917
Other assets	666,778	606,446

TOTAL ASSETS	$10,359,754	$11,384,311

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, accrued expenses and other liabilities	$21,050	$16,250
Debt obligations	5,625,000	3,625,000
Stockholders' equity attributable to CDBL IV	4,713,704	7,743,061

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$10,359,754	$11,384,311

Condensed Statements of Operations

	Year Ended December 31
	2008	2007	2006
Interest income	$13,628	$7,283	$188,168
Expenses:
Interest	384,889	164,262	75,849
Salary and employee benefits	1,398,000	1,618,000	300,000
Other	30,502	(16,288)	519,434
Total expenses	1,813,391	1,765,974	895,283
Loss before equity in net losses of consolidated subsidiaries and federal income taxes	(1,799,763)	(1,758,691)	(707,115)
Equity in undistributed net losses of consolidated subsidiaries	1,989,594	2,676,745	2,609,458
Loss before federal income tax credit	(3,789,357)	(4,435,436)	(3,316,573)
Federal income tax credit	(65,000)	(367,000)	(223,000)

NET LOSS ATTRIBUTABLE TO CDBL IV	$(3,724,357)	$(4,068,436)	$(3,093,573)

A2-39

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE Q—PARENT COMPANY FINANCIAL INFORMATION—Continued

Condensed Statements of Cash Flows

	Year Ended December 31
	2008	2007	2006
OPERATING ACTIVITIES
Net loss	$(3,724,357)	$(4,068,436)	$(3,093,573)
Adjustments to reconcile net loss to net cash used by operating activities:
Equity in undistributed net losses of subsidiaries	1,989,594	2,676,745	2,609,458
Depreciation of premises and equipment	4,668	1,167
Deferred federal income tax credit	(65,000)	(367,000)	(223,000)
Decrease in other assets		15,002	99,227
Increase in accounts payable, accrued expenses and other liabilities	4,800	8,750	6,300
NET CASH USED BY OPERATING ACTIVITIES	(1,790,295)	(1,733,772)	(601,588)

INVESTING ACTIVITIES
Net cash investments in subsidiaries	(695,000)		(15,738,119)
Purchase of premises and equipment		(6,613)
NET CASH USED BY INVESTING ACTIVITIES	(695,000)	(6,613)	(15,738,119)

FINANCING ACTIVITIES
Proceeds from debt obligations	2,000,000	1,625,000	2,000,000
Net proceeds from issuance of common stock			1,990,000
Capital contribution from majority shareholders	695,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,695,000	1,625,000	3,990,000
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	209,705	(115,385)	(12,349,707)
Cash and cash equivalents at beginning of year	163,948	279,333	12,629,040

CASH AND CASH EQUIVALENTS AT END OF YEAR	$373,653	$163,948	$279,333

NOTE R—SEGMENT INFORMATION

Reportable segments have been determined based upon the Corporation's results of operations of its two business activities, Banking Services and Wealth Management Services.  The Banks have been combined under the Banking Services reportable segment as the nature of their products and services and type of customers are similar.  Capitol Wealth Incorporated is reported under the Wealth Management Services segment.

The financial information of the Corporation's segments has been compiled utilizing the accounting policies described in Note B.  Total business segment results differ from total consolidated results due to other activities including general corporate activities and intercompany eliminations which reflect activities among the businesses that are eliminated upon consolidation.

A2-40

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE R—SEGMENT INFORMATION—Continued

Results of operations and total assets by segment for each of the three years ended December 31 are as follows (in $1,000s):

	2008 (as adjusted)
	Banking Services	Wealth Management Services	Other	Total

Net interest income (expense)	$6,064		$(371)	$5,693
Provision for loan losses	2,509			2,509
Net interest income after provision for loan losses	3,555		(371)	3,184
Noninterest income:
Trust income and wealth-management revenue		$4,960		4,960
Other	1,022	480		1,502
Total noninterest income	1,022	5,440		6,462
Noninterest expense:
Salaries and employee benefits	3,635	5,309	1,398	10,342
Occupancy	620	306		926
Equipment rent, depreciation and maintenance	493	98	5	596
Other	2,902	2,094	26	5,022
Total noninterest expense	7,650	7,807	1,429	16,886
Loss before income tax benefit	(3,073)	(2,367)	(1,800)	(7,240)
Income tax benefit	(1,177)	(1,337)	(65)	(2,579)
NET LOSS	(1,896)	(1,030)	(1,735)	(4,661)
Less net losses attributable to noncontrolling interests	925	12		937

NET LOSS ATTRIBUTABLE TO CDBL IV	$(971)	$(1,018)	$(1,735)	$(3,724)

Total assets at December 31	$222,549	$5,370	$1,040	$228,959

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A2-41

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE R—SEGMENT INFORMATION—Continued

	2007 (as adjusted)
	Banking Services	Wealth Management Services	Other	Total

Net interest income (expense)	$5,703		$(157)	$5,546
Provision for loan losses	1,850			1,850
Net interest income after provision for loan losses	3,853		(157)	3,696
Noninterest income:
Trust income and wealth-management revenue		$4,046		4,046
Other	800	301		1,101
Total noninterest income	800	4,347		5,147
Noninterest expense:
Salaries and employee benefits	4,446	4,817	1,618	10,881
Occupancy	567	217		784
Equipment rent, depreciation and maintenance	468	77	10	555
Other	2,361	1,738	(26)	4,073
Total noninterest expense	7,842	6,849	1,602	16,293
Loss before income tax benefit	(3,189)	(2,502)	(1,759)	(7,450)
Income tax benefit	(1,233)	(843)	(367)	(2,443)
NET LOSS	(1,956)	(1,659)	(1,392)	(5,007)
Less net losses attributable to noncontrolling interests	939			939

NET LOSS ATTRIBUTABLE TO CDBL IV	$(1,017)	$(1,659)	$(1,392)	$(4,068)

Total assets at December 31	$168,343	$4,468	$770	$173,581

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A2-42

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited IV

NOTE R—SEGMENT INFORMATION—Continued

	2006 (as adjusted)
	Banking Services	Wealth Management Services	Other	Total

Net interest income	$1,862		$112	$1,974
Provision for loan losses	930			930
Net interest income after provision for loan losses	932		112	1,044
Noninterest income:
Trust income and wealth-management revenue		$2,274		2,274
Other	328	126		454
Total noninterest income	328	2,400		2,728
Noninterest expense:
Salaries and employee benefits	2,225	2,786	300	5,311
Occupancy	297	115		412
Equipment rent, depreciation and maintenance	261	48	8	317
Other	3,412	977	511	4,900
Total noninterest expense	6,195	3,926	819	10,940
Loss before income tax benefit	(4,935)	(1,526)	(707)	(7,168)
Income tax benefit	(1,874)	(514)	(223)	(2,611)
NET LOSS	(3,061)	(1,012)	(484)	(4,557)
Less net losses attributable to noncontrolling interests	1,463			1,463

NET INCOME (LOSS) ATTRIBUTABLE TO CDBL IV	$(1,598)	$(1,012)	$(484)	$(3,094)

Total assets at December 31	$79,637	$1,088	$528	$81,253

NOTE S—SUBSEQUENT EVENT

On May 22, 2009, the FDIC adopted a final rule imposing a 5 basis-point special assessment on each insured depository institution's assets minus Tier 1 capital as of June 30, subject to a maximum amount based on 10 basis-points applied to the institution's assessment base for the second quarter of 2009.  The amount of the special assessment for the Corporation's bank subsidiaries is estimated to approximate $101,000.  The special assessment is payable September 30, 2009 and the FDIC has announced that an additional special assessment of up to 5 basis-points later in 2009 is probable, but the amount is uncertain.

A2-43

ANNEX A-3

FINANCIAL INFORMATION REGARDING CAPITOL DEVELOPMENT BANCORP LIMITED V

Management's discussion and analysis of financial condition and results of operations	A3-2
Condensed interim consolidated financial statements as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 (unaudited)	A3-5
Audited consolidated financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006	A3-17

A3-1

Management's Discussion and Analysis of Financial Condition
and Results of Operations
Capitol Development Bancorp Limited V
Periods Ended June 30, 2009 and 2008 and
December 31, 2008, 2007 and 2006

Financial Condition
Capitol Development Bancorp Limited V ("CDBL V") is a bank-development company engaged in commercial banking activities through its subsidiaries (collectively, the “Banks”), Bank of Everett (located in Everett, Washington) which is 51% owned, Bank of Maumee (located in Maumee, Ohio) which is 51% owned, 1st Commerce Bank (located in North Las Vegas, Nevada) which is 51% owned, Ohio Commerce Bank (located in Beachwood, Ohio) which is 51% owned, Bank of Feather River (located in Yuba City, California) which is 51% owned and Adams Dairy Bank (located in Blue Springs, Missouri) which is 51% owned.  CDBL V's Banks provide a full array of banking services, principally loans and deposits, to entrepreneurs, professionals and other high net worth individuals in their respective communities.

Total assets approximated $274.3 million at June 30, 2009, a slight decrease from $278.5 million at December 31, 2008.  Total assets approximated $149.9 million at year-end 2007.  Increased assets in 2008 and 2007 resulted mainly from higher levels of portfolio loans at the Banks, funded by growth in deposits.  Asset growth slowed in early 2009.

Total portfolio loans approximated $229.5 million at June 30, 2009 compared to $213.5 million at December 31, 2008 ($125.8 million at December 31, 2007).

The allowance for loan losses at June 30, 2009 approximated $5.2 million or 2.24% of total portfolio loans, compared to the December 31, 2008 ratio of 1.7% (1.5% at December 31, 2007).

The allowance for loan losses, which is considered a critical accounting policy of CDBL V, is maintained at a level believed adequate by management to absorb potential losses inherent in the loan portfolio at the balance sheet date.  Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including volume, amount and composition, potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, loan commitments outstanding and other factors.

Accounting for income taxes is considered a critical accounting policy of CDBL V and requires significant estimates and management judgments.  At December 31, 2008 and June 30, 2009, it had a deferred tax asset approximating $5.8 million.  The deferred tax asset is composed primarily of net operating loss carryforwards and temporary differences relating to the allowance for loan losses and start-up expenses of the Banks.  If it is determined that realization of the deferred tax asset is in doubt, a valuation reserve is required to reduce the deferred tax asset to the amount which is more-likely-than-not realizable.  No valuation reserve has been deemed necessary by management, inasmuch as it is believed that it is more-likely-than-not that the deferred tax asset will be realized.  Such conclusion is based on Capitol's prior experience with de novo banks which incur operating losses and large provisions for loan losses in their most early periods of operation and ultimately become profitable.  If the Banks do not ultimately become profitable in the manner anticipated, a valuation allowance against the deferred tax asset may be necessary in the future which would adversely affect CDBL V's results of operations in that period.

Total deposits approximated $219.4 million at June 30, 2009 and $224 million at December 31, 2008 ($109.7 million at December 31, 2007).  The interim 2009 decrease resulted from lower levels of time deposits at the Banks.  The increase in deposits in 2008 related to the Banks' early-period growth.

The Banks seek to obtain noninterest-bearing deposits as a means to reduce their cost of funds.  Noninterest-bearing deposits approximated $33.7 million at June 30, 2009 or about 15.3% of total deposits, a decrease of approximately $15 million from December 31, 2008 compared to an increase of $29.1 million during 2008.  Noninterest-bearing deposits can fluctuate significantly from day to day, depending upon customer account activity.

CDBL V stockholders' equity approximated $8 million at June 30, 2009 or approximately 2.91% of total assets.  Total equity approximated $28.1 million and $30 million at June 30, 2009 and December 31, 2008, respectively, or 10.25% and 10.8% of total assets.  Capital adequacy is discussed elsewhere in this narrative.

A3-2

Results of Operations
The net loss attributable to CDBL V for the six months ended June 30, 2009 approximated $1.1 million, compared with approximately $1.5 million in the corresponding 2008 period.  The net loss attributable for CDBL V for the year ended December 31, 2008 approximated $2.8 million, compared with $2.2 million for 2007 and $1.3 million in 2006.  The net losses related to the expected early-period operations of the Banks.

The principal source of operating revenues is interest income.  Total interest income for the six months ended June 30, 2009 approximated $6.8 million, compared with $5.6 million for the six-month 2008 period.  Total interest income for the year ended December 31, 2008 approximated $12.1 million, compared with $6.7 million in 2007 and $1.1 million in 2006.  The increases in interest income relate primarily to higher levels of portfolio loans and other earning assets associated with the Banks' growth.

Total interest expense approximated $2.7 million for the six months ended June 30, 2009 and for the corresponding 2008 period.  For the year ended December 31, 2008, total interest expense approximated $5.8 million ($2.5 million at December 31, 2007 and $291,000 at December 31, 2006).  Increases in interest expense correlate with growth in interest-bearing deposits during the periods.

Net interest income approximated $4.1 million for the six months ended June 30, 2009, compared with $2.9 million for the 2008 corresponding period.  Net interest income for the year ended December 31, 2008 approximated $6.3 million, compared with $4.2 million in 2007 and $763,000 in 2006.  Increases in net interest income during the periods resulted from the Banks' growth.

The provision for loan losses was $1.7 million for the six months ended June 30, 2009, compared with $2 million in the corresponding 2008 period.  The provision for loan losses was $3.5 million for the year ended December 31, 2008 ($1.6 million in 2007 and $308,000 in 2006).  The provisions for loan losses for these periods related primarily to portfolio loan growth.  The provision for loan losses is based upon amounts necessary to maintain the allowance for loan losses based on management's analysis of allowance requirements, as discussed previously.

Total noninterest income approximated $452,000 for the six months ended June 30, 2009, compared with $430,000 for the corresponding 2008 period.  Noninterest income for the year ended December 31, 2008 approximated $856,000 ($250,000 in 2007 and $110,000 in 2006).  Noninterest income in 2008 increased significantly due to fees from origination of non-portfolio residential mortgage loans, services charges on deposit accounts and gain on sales of government-guaranteed loans.  These revenue sources may fluctuate due to interest rates, real estate values, and the variability of loan purchasers and related pricing of potential sales of government loans which can influence the decision on whether loans will be sold.

Total noninterest expense approximated $5.8 million for the six months ended June 30, 2009, compared with $5.6 million for the corresponding 2008 period.  For the year ended December 31, 2008, total noninterest expense approximated $11.2 million, compared with $8.7 million in 2007 and $4.2 million in 2006.  The significant increases in total noninterest expense each year were the result of the start-up and early period growth of the Banks.  A major component of noninterest expense is salaries and employee benefits.

Liquidity and Capital Resources
The principal funding source for asset growth and loan origination activities is deposits.  Changes in deposits and loans were previously discussed in this narrative.  Most of the deposit growth has been deployed into commercial loans, consistent with the Banks' emphasis on commercial lending activities.

Cash and cash equivalents approximated $32.1 million at June 30, 2009, $55.7 million at December 31, 2008 and $19 million at December 31, 2007.  As liquidity levels vary continuously based upon customer activities, amounts of cash and cash equivalents can vary widely at any given point in time.  Management believes the Banks' liquidity position at June 30, 2009 is adequate to fund loan demand and to meet depositor needs.

All banks are subject to a complex series of capital ratio requirements which are imposed by state and federal banking agencies.  In the case of CDBL V, its Banks are subject to a more restrictive requirement than is applicable to most banks inasmuch as the Banks must maintain a capital-to-asset ratio of not less than 8% for their first three years of operation.  In the opinion of management, CDBL V and its Banks meet or exceed regulatory capital requirements to which they are subject.

A3-3

Impact of New Accounting Standards
There are certain new accounting standards either becoming effective or being issued in 2009 and 2008.  They are discussed in Note E of the accompanying condensed consolidated interim financial statements and Note B of the accompanying annual consolidated financial statements.

As discussed in Note B of the annual consolidated financial statements, Financial Accounting Standards Statement No. 160 (FAS 160), Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, became effective January 1, 2009.  FAS 160 revises the classification of noncontrolling interests (previously described as minority interests in consolidated subsidiaries) to the equity section of the balance sheet and revises certain line items within the consolidated statement of operations.  The accompanying consolidated financial statements for periods prior to January 1, 2009 have been adjusted to reflect the implementation of FAS 160 as if it had occurred at the beginning of the periods presented.

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A3-4

CAPITOL DEVELOPMENT BANCORP LIMITED V

------

Condensed Interim Consolidated Financial Statements

Six months ended June 30, 2009 and 2008

A3-5

CONDENSED CONSOLIDATED BALANCE SHEETS

Capitol Development Bancorp Limited V

	June 30, 2009 (Unaudited)	December 31, 2008
		(as adjusted)
ASSETS
Cash and due from banks	$7,194,091	$6,080,814
Money-market funds and interest-bearing deposits	21,293,191	44,561,750
Federal funds sold	3,658,482	5,023,013
Cash and cash equivalents	32,145,764	55,665,577
Loans held for sale	4,951,932	1,411,965
Investment securities—Note B:
Available for sale, carried at fair value	320,265	398,914
Held for long-term investment, carried at
amortized cost which approximates fair value	969,700	566,700
Total investment securities	1,289,965	965,614
Portfolio loans, less allowance for loan losses of
$5,150,000 in 2009 and $3,671,000 in 2008	224,388,164	209,823,275
Premises and equipment	2,745,359	2,888,994
Accrued interest income	1,037,011	745,713
Other real estate owned	555,000	555,000
Other assets	7,192,262	6,445,557

TOTAL ASSETS	$274,305,457	$278,501,695

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$33,684,406	$48,186,667
Interest-bearing	185,696,659	175,858,944
Total deposits	219,381,065	224,045,611
Debt obligations	25,580,000	23,580,000
Accrued interest on deposits and other liabilities	1,224,292	827,627
Total liabilities	246,185,357	248,453,238

EQUITY:
CDBL V stockholders' equity:
Common stock, no par value,
51,000 shares authorized;
15,518 shares issued and outstanding	15,443,000	15,443,000
Retained-earnings deficit	(7,458,140)	(6,315,630)
Fair value adjustment (net of tax effect) for investment
securities available for sale (accumulated other
comprehensive income)	144	1,859
Total CDBL V stockholders' equity	7,985,004	9,129,229
Noncontrolling interests in consolidated subsidiaries	20,135,096	20,919,228
Total equity	28,120,100	30,048,457

TOTAL LIABILITIES AND EQUITY	$274,305,457	$278,501,695

See notes to condensed interim consolidated financial statements.

A3-6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

Capitol Development Bancorp Limited V

	Six Months Ended June 30
	2009	2008
		(as adjusted)
Interest income:
Portfolio loans (including fees)	$6,557,489	$5,354,613
Loans held for sale	101,234	19,557
Taxable investment securities	4,105	4,898
Federal funds sold	6,626	218,504
Money market and interest bearing deposits	94,149	3,954
Other	3,935	6,543
Total interest income	6,767,538	5,608,069
Interest expense:
Deposits	2,046,389	2,180,844
Debt obligations and other	638,455	524,894
Total interest expense	2,684,844	2,705,738
Net interest income	4,082,694	2,902,331
Provision for loan losses	1,658,701	1,950,331
Net interest income after provision
for loan losses	2,423,993	952,000

Noninterest income:
Service charges on deposit accounts	138,680	76,947
Fees from origination of non-portfolio residential
mortgage loans	135,865	100,889
Fees from syndication and placement of non-
portfolio commercial loans	44,906	74,708
Gain on sales of other non-portfolio commercial loans	16,150	11,249
Gain on sales of government-guaranteed loans	35,033	130,995
Other	80,924	35,419
Total noninterest income	451,558	430,207

Noninterest expense:
Salaries and employee benefits	2,646,009	2,718,726
Occupancy	488,682	437,491
Equipment rent, depreciation and maintenance	295,573	265,101
Preopening and start-up costs		402,194
Other	2,365,229	1,824,504
Total noninterest expense	5,795,493	5,648,016
Loss before income tax benefit	(2,919,942)	(4,265,809)
Income tax benefit	(993,300)	(1,562,500)
NET LOSS	(1,926,642)	(2,703,309)
Less net losses attributable to noncontrolling interests	784,132	1,177,838

NET LOSS ATTRIBUTABLE TO CDBL V	$(1,142,510)	$(1,525,471)

NET LOSS PER SHARE ATTRIBUTABLE TO
CDBL V—Note C	$(73.62)	$(98.30)

See notes to condensed interim consolidated financial statements.

A3-7

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (Unaudited)

Capitol Development Bancorp Limited V

	Capitol Development Bancorp Limited V Stockholders’ Equity
	Common Stock	Retained- Earnings Deficit	Accumulated Other Comprehensive Income (Loss)	Total CDBL V Stockholders’ Equity	Noncontrolling Interests	Total Equity

Six Months Ended June 30, 2008
Balances at January 1, 2008	$15,443,000	$(3,481,528)	$39	$11,961,511	$19,054,221	$31,015,732

Noncontrolling interests'
investment in formation
of subsidiary					3,920,000	3,920,000

Components of comprehensive
loss:
Net loss for the 2008 period		(1,525,471)		(1,525,471)	(1,177,838)	(2,703,309)
Fair value adjustment for
investment securities
available for sale (net of
tax effect)			(1,275)	(1,275)		(1,275)
Comprehensive loss
for the 2008 period				(1,526,746)		(2,704,584)

BALANCES AT JUNE 30, 2008	$15,443,000	$(5,006,999)	$(1,236)	$10,434,765	$21,796,383	$32,231,148

Six Months Ended June 30, 2009
Balances at January 1, 2009	$15,443,000	$(6,315,630)	$1,859	$9,129,229	$20,919,228	$30,048,457

Components of comprehensive
loss:
Net loss for the 2009 period		(1,142,510)		(1,142,510)	(784,131)	(1,926,641)
Fair value adjustment for
investment securities
available for sale (net of
tax effect)			(1,715)	(1,715)		(1,715)
Comprehensive loss
for the 2009 period				(1,144,225)		(1,928,356)

BALANCES AT JUNE 30, 2009	$15,443,000	$(7,458,140)	$144	$7,985,004	$20,135,097	$28,120,101

See notes to condensed interim consolidated financial statements.

A3-8

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Capitol Development Bancorp Limited V

	Six Months Ended June 30
	2009	2008
		(as adjusted)
OPERATING ACTIVITIES
Net loss for the period	$(1,926,642)	$(2,703,309)
Adjustments to reconcile net loss to net cash used by operating activities:
Provision for loan losses	1,658,701	1,950,331
Depreciation of premises and equipment	305,113	284,315
Net amortization of investment security
premiums	1,051	214
Loss on sale of premises and equipment	1,367	3,413
Gain on sales of government-guaranteed loans	(35,033)	(130,995)
Originations and purchases of loans held for sale	(32,066,069)	(8,384,710)
Proceeds from sales of loans held for sale	28,526,102	7,095,460
Increase in accrued interest income and other assets	(1,037,120)	(2,186,375)
Increase (decrease) in accrued interest expense on deposits and
other liabilities	396,665	(172,366)

NET CASH USED BY OPERATING ACTIVITIES	(4,175,865)	(4,244,022)

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment
securities	75,000	500,000
Purchase of securities available for sale		(572,500)
Purchase of securities held for long-term investment	(403,000)	(372,100)
Net increase in portfolio loans	(16,188,557)	(63,876,964)
Proceeds from sales of premises and equipment	4,619
Purchases of premises and equipment	(167,464)	(378,646)
NET CASH USED BY INVESTING ACTIVITIES	16,679,402	64,700,210

FINANCING ACTIVITIES
Net increase (decrease) in demand deposits, NOW accounts
and savings accounts	(1,377,590)	16,470,972
Net increase (decrease) in certificates of deposit	(3,286,956)	40,695,288
Net borrowings from debt obligations	2,000,000	12,500,000
Resources provided by noncontrolling interests		3,920,000

NET CASH PROVIDED (USED) BY FINANCING
ACTIVITIES	(2,664,546)	73,586,260

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	(23,519,813)	4,642,028
Cash and cash equivalents at beginning of period	55,665,577	19,118,339

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$32,145,764	$23,760,367

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,827,553	$2,533,574

See notes to condensed interim consolidated financial statements.

A3-9

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited V

NOTE A—BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of Capitol Development Bancorp Limited V ("CDBL V") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, they do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

The statements do, however, include all adjustments of a normal recurring nature which CDBL V considers necessary for a fair presentation of the interim periods.

The consolidated financial statements include the accounts of CDBL V and its majority-owned subsidiaries after elimination of intercompany accounts and transactions and giving effect to applicable noncontrolling interests.

The results of operations for the six-month period ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009.

NOTE B—INVESTMENT SECURITIES

Investment securities consisted of the following (in $1,000s):

	June 30, 2009		December 31, 2008
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Available for sale:
United States government agency securities	$320	$320	$396	$399

Held for long-term investment:
Federal Home Loan Bank stock	970	970	567	567
	970	970	567	567

	$1,290	$1,290	$963	$966

Investments in Federal Home Loan Bank stock are restricted and may only be resold to, or redeemed by, the issuer.

Gross unrealized gains on investment securities available for sale were $3,000 at December 31, 2008 (none at June 30, 2009).

Gross realized gains and losses from sales and maturities of investment securities were insignificant for the periods presented.

Scheduled maturities of investment securities held as of June 30, 2009 were as follows (in $1,000s):

	Amortized Cost	Estimated Fair Value

Due in one year or less	$250	$250
After ten years	70	70
Securities held for long-term investment, without standard maturities	970	970
	$1,290	$1,290

A3-10

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited V

NOTE C—NET LOSS PER SHARE ATTRIBUTABLE TO CDBL V

Net loss per share attributable to CDBL V is based on the weighted average number of common shares outstanding (15,518 shares).  There were no common stock equivalents or other forms of dilutive instruments outstanding during the periods presented.

NOTE D—FAIR VALUE

FAS No. 157 establishes a hierarchy that prioritizes the use of fair value inputs used in valuation methodologies into the following three levels:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of CDBL V's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis.  Fair value measurement is based on quoted prices, when available.  If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis.  Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Loans:  CDBL V does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Other real estate owned:  At the time of foreclosure, foreclosed properties are adjusted to fair value less estimated costs to sell upon transfer from portfolio loans to other real estate owned, establishing a new accounting basis.  CDBL V subsequently adjusts fair value on other real estate owned on a nonrecurring basis to reflect partial write-downs based on the observable market price, current appraised value of the asset or other estimates of fair value.

The balances of assets and liabilities measured at fair value on a recurring basis as of June 30, 2009 were as follows (in $1,000s):

	Total	Significant Other Observable Inputs (Level 2)

Securities available for sale:
United State government agency securities	$320	$320

A3-11

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited V

NOTE D—FAIR VALUE—Continued

The balances of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 were as follows (in $1,000's):

	Total	Significant Other Observable Inputs (Level 2)

Securities available for sale:
United State government agency securities	$399	$399

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of June 30, 2009 were as follows (in $1,000s):

	Total	Significant Unobservable Inputs (Level 3)

Impaired loans (1)	$768	$768

Other real estate owned (1)	$555	$555

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the applicable collateral or foreclosed property or other estimates of fair value.

The balances of assets and liabilities, other than mortgage loans held for sale, measured at fair value on a nonrecurring basis as of December 31, 2008 were immaterial.

CDBL V began applying the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis; which did not have a material effect on CDBL V's consolidated financial position upon implementation.  CDBL V measures the fair value of the following on a nonrecurring basis:  (1) long-lived assets and (2) foreclosed assets.

[The remainder of this page intentionally left blank]

A3-12

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited V

NOTE D—FAIR VALUE—Continued

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows (in $1,000s):

	June 30, 2009		December 31, 2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$32,146	$32,146	$55,666	$55,666
Loans held for sale	4,952	4,952	1,412	1,412
Investment securities:
Available for sale	320	320	399	399
Held for long-term investment	970	970	567	567
Total investment securities	1,290	1,290	966	966
Portfolio loans:
Loans secured by real estate:
Commercial	97,788	97,965	87,691	87,731
Residential (including multi-family)	43,497	43,196	39,443	40,091
Construction, land development and other land	32,205	31,742	30,990	31,394
Total loans secured by real estate	173,490	172,903	158,124	159,216
Commercial and other business-purpose loans	39,555	39,177	40,641	40,750
Consumer	3,762	3,782	5,271	5,294
Other	12,731	12,714	9,458	9,375
Total portfolio loans	229,538	228,576	213,494	214,635
Less allowance for loan losses	(5,150)	(5,150)	(3,671)	(3,671)
Net portfolio loans	224,388	223,426	209,823	210,964

Financial Liabilities:
Deposits:
Noninterest-bearing	33,684	33,684	48,187	48,187
Interest-bearing:
Demand accounts	62,394	62,320	49,269	49,269
Time certificates of less than $100,000	59,879	60,034	79,312	79,488
Time certificates of $100,000 or more	63,424	63,571	47,278	47,372
Total interest-bearing	185,697	185,925	175,859	176,129
Total deposits	219,381	219,609	224,046	224,316
Debt obligations	25,580	25,577	23,580	23,565

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available).  For example, the estimated fair value of portfolio loans is based on discounted cash flow computations.  Similarly, the estimated fair value of time deposits, debt obligations and subordinated debentures were determined through discounted cash flow computations.  Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair value based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist.  CDBL V has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157.  Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations.  Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time.  Accordingly, the fair value measurements for loans included in the table above are unlikely to represent the instruments' liquidation values.

A3-13

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited V

NOTE E—NEW ACCOUNTING STANDARDS

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures.  In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which deferred the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis.  The implementation of previously deferred aspects of Statement No. 157 in 2009 (as permitted by FSP FAS 157-2) did not have a material effect on CDBL V's results of operations or financial position.  Fair value disclosures are set forth in Note D to the condensed interim financial statements.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations.  Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  The effects of CDBL V's adoption of Statement No. 141(R) had no impact upon implementation and its subsequent impact will depend upon the extent and magnitude of acquisitions in the future.

Also in December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, to create accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Statement No. 160 establishes accounting and reporting standards that require (1) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (2) the amount of consolidated net income (loss) attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income, (3) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently, (4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary to be initially measured at fair value and (5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  Statement No. 160 became effective for CDBL V on January 1, 2009 and the accompanying condensed consolidated financial statements reflect implementation of the new accounting standard as if it occurred as of the beginning of the periods presented.

On April 9, 2009, the FASB issued three FASB Staff Positions (FSP), which become effective for second quarter reporting, with earlier implementation permitted for the first calendar quarter of 2009.  CDBL V elected to implement the new guidance effective January 1, 2009.

FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, and APB Opinion No. 28, Interim Financial Reporting, to require interim disclosures about fair value of financial instruments in addition to annual reporting.  The required disclosures are included in Note D to the condensed consolidated financial statements.

FSP FAS 115-2 and FAS 124-2 amends the other-than-temporary impairment guidance for debt securities to make it more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in financial statements.  Implementation of this new guidance did not have a material effect on CDBL V's consolidated financial statements.  The expanded interim disclosures about investment securities are set forth in Note B to the condensed consolidated financial statements.

A3-14

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited V

NOTE E—NEW ACCOUNTING STANDARDS—Continued

FSP FAS 157-4 amends prior fair value guidance to aid in determining fair value when the volume and level of activity for an asset or liability have significantly decreased and identifying transactions that are not orderly.  This new guidance is intended to clarify that significant adjustments to quoted prices may be necessary to estimate fair value when there has been a significant decrease in the volume and activity for the asset/liability in relation to normal market activity.  Fair value is the price that would be received to sell an asset (or paid to transfer a liability) in an orderly transaction (that is, not a forced liquidation or distressed sale) between willing market participants under current market conditions.  CDBL V's implementation of FSP FAS 157-4 and related disclosures are set forth in Note D to the condensed consolidated financial statements.

In March 2008 the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  This new guidance revises the presentation and disclosure of derivatives and hedging activities, became effective for CDBL V on January 1, 2009 and did not have a material impact on CDBL V's condensed consolidated financial statements upon implementation.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.  The new guidance clarifies transfers and certain transactions' accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009.  This new guidance did not have a material impact on CDBL V's consolidated financial position or results of operations upon implementation.

In May 2009, the FASB issued Statement No. 165, Subsequent Events.  This new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and became effective June 30, 2009.  This new guidance did not have a material impact on the Corporation's financial statements and related disclosures are set forth in Note F of the condensed consolidated financial statements.

In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.  This new guidance revises the presentation and disclosure of transfers of financial assets and the effects of a transfer on an entity's financial position, operating results and cash flows.  Statement No. 166 applies to annual financial statements and interim periods beginning on or after November 15, 2009.  Management has not completed its review of this new guidance.

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification™ and The Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162.  On the effective date of this statement, the FASB Accounting Standards Codification™ (Codification) will supersede all then-existing non-Securities and Exchange Commission (SEC) accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009 and will not have a material impact to the Corporation's consolidated financial statements.

The FASB has also recently issued several proposals to amend, supersede or interpret existing accounting standards which may impact CDBL V's financial statements at a later date, such as a proposed amendment to Statement No. 128, Earnings per Share, among other things.

CDBL V's management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to CDBL V's consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to CDBL V's consolidated financial statements.

A3-15

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited V

NOTE F—SUBSEQUENT EVENTS

Management has reviewed subsequent events through the time of filing these condensed consolidated financial statements with the Securities and Exchange Commission on  September 30 , 2009.

In July 2009, a definitive agreement was entered into to sell CDBL V's interest in 1st Commerce Bank subject to regulatory approval and other contingencies.  Sale proceeds of this divestiture are estimated to approximate $4.1 million.

[The remainder of this page intentionally left blank]

A3-16

Capitol Development Bancorp Limited V
______

Consolidated Financial Statements

Periods ended December 31, 2008, 2007 and 2006

A3-17

Capitol Development Bancorp Limited V

Page
Report of Independent Registered Public Accounting Firm	A3-19
Consolidated Balance Sheets	A3-20
Consolidated Statements of Operations	A3-21
Consolidated Statements of Changes in Stockholders' Equity	A3-22
Consolidated Statements of Cash Flows	A3-23
Notes to Consolidated Financial Statements	A3-24 – A3-43

A3-18

BDO Seidman, LLP Accountants and Consultants	99 Monroe Avenue N.W., Suite 800 Grand Rapids, Michigan 49503-2654 Telephone: (616) 774-7000 Fax: (616) 776-3680

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Capitol Development Bancorp Limited V

We have audited the accompanying consolidated balance sheets of Capitol Development Bancorp Limited V and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2008 and 2007, and the period from June 1, 2006 (date of inception) to December 31, 2006.  These financial statements are the responsibility of the Corporation's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The consolidated financial statements include retrospective adjustments associated with a new accounting pronouncement that became effective for the Corporation on January 1, 2009—specifically, Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51, which resulted in the reclassification of the Corporation's prior minority interests in consolidated subsidiaries to a new noncontrolling interests component of total equity.  Note B to the consolidated financial statements describes the retrospective application of this new accounting method in greater detail.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Capitol Development Bancorp Limited V and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the three years ended December 31, 2008 and 2007, and the period from June 1, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Grand Rapids, Michigan
June 2, 2009
(July 7, 2009 as to the retrospective adoption of
Financial Accounting Standards Statement No. 160 as described in Note B to the consolidated financial statements)

A3-19

CONSOLIDATED BALANCE SHEETS

Capitol Development Bancorp Limited V

	December 31
	2008	2007
	(as adjusted)	(as adjusted)
ASSETS
Cash and due from banks	$6,080,814	$4,157,557
Money-market and interest-bearing deposits	44,561,750	202,064
Federal funds sold	5,023,013	14,758,718
Cash and cash equivalents	55,665,577	19,118,339
Loans held for sale	1,411,965
Investment securities available for sale, carried at fair value—Note C	398,914	249,922
Investment securities held for long-term investment carried at amortized cost which approximates fair value—Note C	566,700	25,700
Total investment securities	965,614	275,622
Portfolio loans, less allowance for loan losses of
$3,671,000 in 2008 and $1,917,000 in 2007—Note D	209,823,275	123,838,740
Premises and equipment—Note F	2,888,994	2,803,473
Accrued interest income	745,713	487,696
Other real estate owned	555,000
Other assets	6,445,557	3,379,684

TOTAL ASSETS	$278,501,695	$149,903,554

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$48,186,667	$19,072,786
Interest-bearing—Note G	175,858,944	90,646,476
Total deposits	224,045,611	109,719,262
Debt obligations—Note H	23,580,000	8,080,000
Accrued interest on deposits and other liabilities	827,627	1,088,560
Total liabilities	248,453,238	118,887,822

EQUITY—Notes I and O:
CDBL V stockholders' equity:
Common stock, no par value, 51,000 shares authorized; 15,518 shares issued and outstanding	15,443,000	15,443,000
Retained-earnings deficit	(6,315,630)	(3,481,528)
Fair value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	1,859	39
Total CDBL V stockholders' equity	9,129,229	11,961,511
Noncontrolling interests	20,919,228	19,054,221
Total equity	30,048,457	31,015,732

TOTAL LIABILITIES AND EQUITY	$278,501,695	$149,903,554

See notes to consolidated financial statements.

A3-20

CONSOLIDATED STATEMENTS OF OPERATIONS

Capitol Development Bancorp Limited V

	Year Ended December 31		Period Ended December 31,
	2008	2007	2006
	(as adjusted)	(as adjusted)	(as adjusted)
Interest income:
Portfolio loans (including fees)	$11,640,408	$5,481,397	$375,287
Loans held for sale	44,170
Taxable investment securities	10,186	12,603
Federal funds sold	331,439	1,167,821	512,489
Money-market and interest-bearing deposits	76,347	17,091	162,275
Other	16,311	9,965	3,473
Total interest income	12,118,861	6,688,877	1,053,524
Interest expense:
Deposits	4,698,202	2,140,621	228,751
Debt obligations and other	1,144,654	351,191	62,232
Total interest expense	5,842,856	2,491,812	290,983
Net interest income	6,276,005	4,197,065	762,541
Provision for loan losses—Note D	3,505,112	1,609,000	308,000
Net interest income after provision for loan losses	2,770,893	2,588,065	454,541
Noninterest income:
Service charges on deposit accounts	221,779	28,609	679
Fees from origination of non-portfolio residential mortgage loans	218,142	74,150	10,402
Fees from syndication and placement of non-portfolio commercial loans	95,310	90,984
Fees from servicing government-guaranteed loans	22,704
Gain on sales of government-guaranteed loans	183,552	16,104
Other	114,918	40,231	98,695
Total noninterest income	856,405	250,078	109,776
Noninterest expense:
Salaries and employee benefits	5,718,269	4,621,337	1,364,034
Occupancy	928,602	674,770	175,278
Equipment rent, depreciation and maintenance	546,662	421,150	105,974
Preopening and start-up costs	292,220	631,147	1,750,602
Other—Note K	3,695,140	2,374,550	770,875
Total noninterest expense	11,180,893	8,722,954	4,166,763
Loss before income tax benefit	(7,553,595)	(5,884,811)	(3,602,446)
Income tax benefit—Note L	(2,664,500)	(1,945,300)	(1,218,000)
NET LOSS	(4,889,095)	(3,939,511)	(2,384,446)
Less net losses attributable to noncontrolling interests	2,054,993	1,778,643	1,063,786

NET LOSS ATTRIBUTABLE TO CDBL V	$(2,834,102)	$(2,160,868)	$(1,320,660)

NET LOSS PER SHARE
ATTRIBUTABLE TO CDBL V—Note C	$(182.63)	$(139.25)	$(85.11)

See notes to consolidated financial statements.

A3-21

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Capitol Development Bancorp Limited V

	Capitol Development Bancorp Limited V Stockholders' Equity				As Adjusted
	Common Stock	Retained- Earnings Deficit	Accumulated Other Comprehensive Income (Loss)	Total CDBL V Stockholders' Equity	Noncontrolling Interests	Total Equity

Balances at June 1, 2006, beginning of period	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Noncontrolling interests' investment in formation of banks					17,976,650	17,976,650

Issuance of 15,518 shares of common stock for cash consideration of $1,000 per share net of offering expenses	15,443,000			15,443,000	15,443,000	15,443,000

Components of comprehensive loss:
Net loss for the 2006 period		(1,320,660)		(1,320,660)	(1,063,786)	(2,384,446)
Fair value adjustment for investment securities available for sale (net of income tax effect)			(202)	(202)		(202)
Comprehensive loss for the 2006 period				(1,320,862)		(2,384,648)

BALANCES AT DECEMBER 31, 2006	15,443,000	(1,320,660)	(202)	14,122,138	16,912,864	31,035,002

Noncontrolling interests' investment in formation of banks					3,920,000	3,920,000

Components of comprehensive loss:
Net loss for 2007		(2,160,868)		(2,160,868)	(1,778,643)	(3,939,511)
Fair value adjustment for investment securities available for sale (net of income tax effect)			241	241		241
Comprehensive loss for 2007				(2,160,627)		(3,939,270)

BALANCES AT DECEMBER 31, 2007	15,443,000	(3,481,528)	39	11,961,511	19,054,221	31,015,732

Noncontrolling interests' investment in formation of banks					3,920,000	3,920,000

Components of comprehensive loss:
Net loss for 2008		(2,834,102)		(2,834,102)	(2,054,993)	(4,889,095)
Fair value adjustment for investment securities available for sale (net of income tax effect)			1,820	1,820		1,820
Comprehensive loss for 2008				(2,832,282)		(4,887,275)

BALANCES AT DECEMBER 31, 2008	$15,443,000	$(6,315,630)	$1,859	$9,129,229	$20,919,228	$30,048,457

See notes to consolidated financial statements.

A3-22

CONSOLIDATED STATEMENTS OF CASH FLOWS

Capitol Development Bancorp Limited V

	Year Ended December 31		Period Ended December 31
	2008	2007	2006
	(as adjusted)	(as adjusted)	(as adjusted)
OPERATING ACTIVITIES
Net loss for the period	$(4,889,095)	$(3,939,511)	$(2,384,446)
Adjustments to reconcile net loss to net cash used by operating activities:
Provision for loan losses	3,505,112	1,609,000	308,000
Depreciation of premises and equipment	591,687	430,552	89,757
Net amortization (accretion) of investment security premiums (discounts)	1,265	(3,541)	(98)
Loss on sale of premises and equipment	3,414	2,872
Gain on sales of government-guaranteed loans	(183,552)	(16,104)
Deferred income taxes credit	(2,664,500)	(1,945,300)	(1,218,000)
Originations and purchases of loans held for sale	(15,606,270)
Proceeds from sales of loans held for sale	14,194,305
Decrease (increase) in accrued interest income and other assets	(661,827)	51,326	(755,426)
Increase (decrease) in accrued interest expense on deposits and other liabilities	(260,933)	968,996	119,564

NET CASH USED BY OPERATING ACTIVITIES	(5,970,394)	(2,841,710)	(3,840,649)

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment securities	500,000	317,550
Purchase of securities available for sale	(647,500)		(246,224)
Purchase of securities held for long-term investment	(539,500)	(25,700)	(317,550)
Net increase in portfolio loans	(89,861,095)	(103,817,149)	(21,922,487)
Proceeds from sales of premises and equipment		8,785
Purchase of premises and equipment	(680,622)	(1,575,393)	(1,760,046)

NET CASH USED BY INVESTING ACTIVITIES	(91,228,717)	(105,091,907)	(24,246,307)

FINANCING ACTIVITIES
Net increase in demand deposits, NOW accounts and savings accounts	45,885,992	31,692,168	19,877,094
Net increase in certificates of deposit	68,440,357	53,286,964	4,863,036
Net borrowings from debt obligations	15,500,000	4,000,000	4,080,000
Resources provided by noncontrolling interests	3,920,000	3,920,000	17,976,650
Net proceeds from issuance of common stock			15,443,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	133,746,349	92,899,132	62,239,780
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	36,547,238	(15,034,485)	34,152,824
Cash and cash equivalents at beginning of period	19,118,339	34,152,824	-0-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$55,665,577	$19,118,339	$34,152,824

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$5,598,527	$2,285,126	$261,684
Transfers of loans to other real estate owned	555,000

See notes to consolidated financial statements.

A3-23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE A—NATURE OF OPERATIONS, BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

Capitol Development Bancorp Limited V (the "Corporation" or "CDBL V") is a bank development company.  At December 31, 2008, it had six majority-owned bank subsidiaries (collectively, the "Banks"), Bank of Everett (51% owned), which commenced operations in July 2006, in Everett, Washington; Bank of Maumee (51%-owned) which commenced operations in September 2006 in Maumee, Ohio; 1st Commerce Bank (51% owned), which commenced operations in October 2006 in North Las Vegas, Nevada; Ohio Commerce Bank (51% owned), which commenced operations in November 2006 in Beachwood, Ohio; Bank of Feather River (51% owned), which commenced operations in November 2007 in Yuba City, California; and Adams Dairy Bank (51% owned), which commenced operations in January 2008 in Blue Springs, Missouri.

The Corporation is a controlled subsidiary of Capitol Bancorp Limited ("Capitol"), a national community-bank development company.

The Corporation and the Banks are engaged in a single business activity—banking.  The Banks provide a full range of banking services to individuals, businesses and other customers located in their communities.  The Banks focus their activities on meeting the various credit and other banking needs of entrepreneurs, professionals and other high net-worth individuals.  A variety of deposit products are offered, including checking, savings, money-market, individual retirement accounts and certificates of deposit.  The principal markets for the Banks' financial services are the communities in which the Banks are located and the areas immediately surrounding those communities.

The consolidated financial statements include the accounts of the Corporation and its majority-owned subsidiaries, after elimination of intercompany accounts and transactions, and after giving effect to applicable noncontrolling interests.

NOTE B—SIGNIFICANT ACCOUNTING POLICIES

Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates because of the inherent subjectivity and inaccuracy of any estimation.

Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing), money-market funds and federal funds sold.  Generally, federal funds transactions are entered into for a one-day period.

Loans Held for Sale:  Loans held for sale represent residential real estate mortgage loans held for sale into the secondary market.  Loans held for sale are stated at the aggregate lower of cost or market.  Fees from the origination of loans held for sale are recognized in the period the loans are originated.

A3-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Investment Securities:  Investment securities available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax effect (accumulated other comprehensive income).  All other investment securities are classified as held for long-term investment and are carried at amortized cost.  Investments are classified at the date of purchase based on management's analysis of liquidity and other factors.  The adjusted cost of the specific securities sold is used to compute realized gains or losses.  Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans, Credit Risk and Allowance for Loan Losses:  Portfolio loans are carried at their principal balance based on management's intent and ability to hold such loans for the foreseeable future until maturity or repayment.

Credit risk arises from making loans and loan commitments in the ordinary course of business.  Substantially all portfolio loans are made to borrowers in the Banks' geographic area.  Consistent with the Banks' emphasis on business lending, there are concentrations of credit in loans secured by commercial real estate and less significant concentrations exist in loans secured by equipment and other business assets.  The maximum potential credit risk to the Banks and the Corporation, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding.  The Banks' management reduces exposure to losses from credit risk by requiring collateral and/or guarantees for loans granted and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance sheet date.  Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors.  The allowance is increased by provisions charged to operations and reduced by net charge-offs.

Credit risk also arises from amounts of funds on deposit at other financial institutions (i.e., due from banks) to the extent balances exceed the limits of federal deposit insurance.  The Corporation monitors the financial position of such financial institutions to evaluate credit risk periodically.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales when control over the transferred asset has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the bank does not maintain effective control over the transferred asset through an agreement to repurchase it before its maturity.  Transfers of financial assets are generally limited to commercial loans sold, which were insignificant for the periods presented, and the sale of residential mortgage loans into the secondary market, the extent of which is disclosed in the statements of cash flows.

A3-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Interest and Fees on Loans:  Interest income on loans is recognized based upon the principal balance of loans outstanding.  Direct costs of successful originations of portfolio loans generally exceed fees from loan originations (net deferred costs approximated $361,000 at December 31, 2008).

The accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest.  When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed.  Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in process of collection.

Premises and Equipment:  Premises and equipment are stated on the basis of cost.  Depreciation of equipment, furniture and software, which have estimated useful lives of three to seven years, is computed principally by the straight-line method.  Leasehold improvements are generally depreciated over the shorter of the respective lease term or estimated useful life.

Other Real Estate Owned:  Other real estate owned is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure.  These properties held for sale are carried at the lower of cost or estimated fair value (net of estimated selling cost) at the date acquired and are periodically reviewed for subsequent changes in fair value.

Preopening and Start-up Costs:  Costs incurred prior to commencement of bank operations are charged to expense on the related opening date.  Such costs consisted primarily of salaries, wages and employee benefits.

Trust Assets and Related Income:  Customer property, other than funds on deposit, held in a fiduciary or agency capacity by the Banks are not included in the consolidated balance sheet because it is not an asset of the Banks or the Corporation.  Trust fee income is recorded on the accrual method.

Income Taxes:  Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.  If it is determined that realization of deferred tax assets is in doubt, a valuation allowance is required to reduce deferred tax assets to the amount which is more-likely-than-not realizable.  The effect on deferred income taxes of a change in tax laws or rates is recognized in income in the period that includes the enactment date.

Net Loss Per Share Attributable to CDBL V:  Net loss per share attributable to CDBL V is based on the weighted average number of common shares outstanding (15,518 shares).  There were no common stock equivalents or other forms of dilutive instruments for the periods presented.

A3-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Comprehensive Loss:  Comprehensive loss is the sum of net loss and certain other items which are charged or credited to stockholders' equity.  For the periods presented, the Corporation's only element of comprehensive loss other than net loss was the change in fair value adjustment for investment securities available for sale.  Accordingly, the elements and total of comprehensive loss are shown with the statement of changes in stockholders' equity presented herein.

New Accounting Standards:  In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures.  Statement No. 157 does not require any new fair value measurements and was initially effective for the Corporation beginning January 1, 2008.  In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which defers the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis.  The partial implementation of Statement No. 157 in 2008 (as permitted by FSP FAS 157-2) did not have a material effect on the Corporation's results of operations or financial position.  Fair value disclosures are set forth in Note M to the consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in results of operations at each reporting date.  Statement No. 159 was applied prospectively and implemented by the Corporation effective January 1, 2008.  As of December 31, 2008, the Corporation has not elected the fair value option.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations.  Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  The effects of the Corporation's adoption of Statement No. 141(R) will depend upon the extent and magnitude of acquisitions after December 31, 2008.

A3-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Also in December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, to create accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Statement No. 160 establishes accounting and reporting standards that require (1) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (2) the amount of consolidated net income (loss) attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income, (3) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently, (4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary to be initially measured at fair value and (5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  Statement No. 160 applies to years beginning on or after December 15, 2008.  This new guidance has been retrospectively adopted and the accompanying consolidated financial statements have been adjusted to reflect its implementation as of the beginning of the periods presented.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities about Transfers of Financial Assets and Variable Interest Entities.  This new guidance expands on disclosures regarding financial assets transferred in a securitization or asset-backed financing arrangement, servicing assets and information about variable-interest entities and became effective for the Corporation on December 31, 2008.  The new disclosure requirements had no material effect on the Corporation's consolidated financial statements, inasmuch as the Corporation has not engaged in securitizations or asset-backed financing arrangements, has no servicing assets or investments in variable-interest entities.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.  The new guidance clarifies transfers and certain transactions' accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009.  Management does not expect this new guidance to have a material impact on the Corporation's financial position or results of operations upon implementation.

Also recently, the FASB has issued several proposals to amend, supersede or interpret existing accounting standards which may impact the Corporation's consolidated financial statements at a later date:

•	Proposed amendment to Statement No. 128, Earnings per Share; and
•	FASB FSP to require recalculation of leveraged leases if the timing of tax benefits affect cash flows.

A3-28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

The Corporation's management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to the Corporation's consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Corporation's consolidated financial statements.

NOTE C—INVESTMENT SECURITIES

At December 31, 2008 and 2007, investment securities available for sale consisted of United States government agency securities with an amortized cost of $396,098 and $249,862, respectively, and estimated fair value of $398,914 and $249,922, respectively, scheduled to mature within three years.  As of December 31, 2008 and 2007, gross unrealized gain on these securities was $2,816 and $60, respectively.

Investment securities held for long-term investment consisted of Federal Home Loan Bank stock at December 31, 2008 and 2007.  Such investment is restricted and may only be resold to or redeemed by the issuer.

NOTE D—LOANS

Portfolio loans consisted of the following at December 31:

	2008	2007
Loans secured by real estate:
Commercial	$87,690,764	$45,200,733
Residential (including multi-family)	39,443,010	17,681,093
Construction, land development and other land	30,990,128	25,883,635
Total loans secured by real estate	158,123,902	88,765,461
Commercial and other business-purpose loans	40,640,718	29,952,956
Consumer	5,271,079	1,169,801
Other	9,458,576	5,878,522
Total portfolio loans	213,494,275	125,755,740
Less allowance for loan losses	(3,671,000)	(1,917,000)
Net portfolio loans	$209,823,275	$123,838,740

Transactions in the allowance for loan losses are summarized below:

	2008	2007	2006
Balance at beginning of period	$1,917,000	$308,000	$-0-
Provision charged to operations	3,505,112	1,609,000	308,000
Loans charged off (deduction)	(1,751,112)	--	--
Recoveries	--	--	--

Balance at December 31	$3,671,000	$1,917,000	$308,000

A3-29

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE D—LOANS—Continued

Nonperforming loans (i.e., loans which are 90 days or more past due and loans on nonaccrual status) as of December 31, 2008 (none as of December 31, 2007) are summarized below:

Nonaccrual loans:
Loans secured by commercial real estate	$895,000
Commercial and other business-purpose loans	129,000
Total nonaccrual loans	1,024,000
Past due (>90 days) loans and accruing interest:
Commercial and other business-purpose loans	105,000
Total nonperforming loans	$1,129,000

If nonperforming loans had performed in accordance with their contractual terms during 2008, additional interest income of $160,000 would have been recorded.  At December 31, 2008, there were no material amounts of loans which were restructured or otherwise renegotiated as a concession to troubled borrowers.

Loans are considered impaired when it is probable that all amounts due according to the contractual terms of a loan agreement will not be collected, including contractually scheduled interest and principal payments.  Impaired loans, which are included in nonperforming loans, as of December 31, 2008 (none as of December 31, 2007) are summarized below:

Impaired loans:
Loans which have an allowance requirement	$122,000
Loans which do not have an allowance requirement	902,000
Total impaired loans	$1,024,000

Allowance for loan losses related to impaired loans	$29,000

Impaired loans which do not have an allowance requirement include collateral-dependent loans for which direct write-downs have been made (when necessary) and, accordingly, no allowance requirement or allocation is necessary.  During 2008, the average recorded investment in impaired loans approximated $1.1 million.  Interest income is recorded on impaired loans if not on nonaccrual status, or may be recorded on a cash basis in some circumstances, if such payments are not credited to principal.  In 2008, no interest income was recorded on impaired loans.

A3-30

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE D—LOANS—Continued

The amounts of the allowance for loan losses allocated in the following table are based on management's estimate of losses inherent in the portfolio at the balance sheet date, and should not be interpreted as an indication of future charge-offs:

	December 31, 2008		December 31, 2007
	Amount	Percentage of Total Portfolio Loans	Amount	Percentage of Total Portfolio Loans

Loans secured by real estate:
Commercial	$1,253,000	0.59%	$635,000	0.51%
Residential (including multi-family)	560,000	0.26	241,000	0.19
Construction, land development and other land	630,000	0.30	355,000	0.28
Total loans secured by real estate	2,443,000	1.15	1,231,000	0.98
Commercial and other business-purpose loans	1,014,000	0.47	585,000	0.46
Consumer	84,000	0.04	20,000	0.02
Other	130,000	0.06	81,000	0.06

Total allowance for loan losses	$3,671,000	1.72%	$1,917,000	1.52%

NOTE E—RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Banks make loans to officers and directors of the Corporation and its subsidiary including their immediate families and companies in which they are principal owners.  At December 31, 2008 total loans to these persons approximated $12,241,000 ($5,788,000 at December 31, 2007).  During 2008, $13,671,000 of new loans were made to these persons and repayments totaled $7,218,000.  Such loans are made at the Banks' normal credit terms.

Such officers and directors of the Banks (and their associates, family and/or affiliates) are also depositors of the Banks and those deposits, as of December 31, 2008 and 2007, approximated $15.3 million and $14.4 million, respectively.  Such deposits are similarly made at the Banks' normal terms as to interest rate, term and deposit insurance.

The Banks purchase certain data processing and management services from Capitol.  Amounts paid for such services aggregated $1,728,000, $1,139,000 and $301,000 in 2008, 2007 and 2006, respectively.

A3-31

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE F—PREMISES AND EQUIPMENT

Major classes of premises and equipment consisted of the following at December 31:

	2008	2007
Leasehold improvements	$1,875,465	$1,628,979
Equipment, furniture and software	2,123,140	1,692,552
	3,998,605	3,321,531
Less accumulated depreciation	(1,109,611)	(518,058)

	$2,888,994	$2,803,473

The Banks rent office space under operating leases.  Rent expense under these lease agreements approximated $596,000, $458,000 and $105,000 in 2008, 2007 and 2006, respectively.

At December 31, 2008 future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year were as follows:

2009	$675,000
2010	729,000
2011	744,000
2012	599,000
2013	486,000
2014 and thereafter	1,904,000

Total	$5,137,000

NOTE G—DEPOSITS

The aggregate amount of time deposits of $100,000 or more approximated $47.3 million and $23.1 million as of December 31, 2008 and 2007, respectively.

At December 31, 2008, the scheduled maturities of time deposits were as follows:

2009	$111,156,000
2010	13,301,000
2011	1,510,000
2012	433,000
2013	187,000
2014	3,000

$126,590,000

A3-32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE H—DEBT OBLIGATIONS

Debt obligations consisted of the following at December 31:

	2008	2007
Borrowings from Federal Home Loan Banks	$10,500,000	$--
Notes payable to Capitol	13,080,000	8,080,000

	$23,580,000	$8,080,000

Borrowings from Federal Home Loan Banks (FHLB) represent advances secured by certain portfolio residential real estate mortgage loans and other eligible collateral.  Such FHLB advances become due at varying dates and bear interest at market short-term rates (approximately 3.20% at December 31, 2008).  At December 31, 2008, assets pledged to secure these credit facilities approximated $11.2 million and unused lines of credit under these facilities approximated $677,000.  Borrowings include $4.0 million contractually due in 2018, which are callable at the lender's option prior to maturity.

Notes payable to Capitol are due on demand and bear interest from 6.75% to 9.00%, payable monthly.

At December 31, 2008, scheduled debt maturities of debt obligations were as follows:

2009	$13,080,000
2010	4,000,000
2011	1,500,000
2013	1,000,000
2014 and thereafter	4,000,000

Total	$23,580,000

NOTE I—STOCKHOLDERS' EQUITY

The Corporation's common stock consists of two classes outstanding at December 31, 2008 and 2007:

Class A	1,000
Class B	14,518

Total shares issued and outstanding	15,518

All of the outstanding Class A shares are voting and are owned by Capitol.  All of the Class B shares are owned by accredited investors and are nonvoting, except in certain limited circumstances.

Each share of Class B common stock is convertible, on or after March 22, 2010, into Class A common stock of the Corporation on a share-for-share basis.

A3-33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE I—STOCKHOLDERS' EQUITY—Continued

In conjunction with Capitol's purchase of the Corporation's Class A common stock, warrants were issued to Capitol in a number sufficient to ensure it will retain at least 51% voting control of the Corporation in the event the Corporation's outstanding Class B common stock is converted into Class A common stock.  Each warrant permits the holder to purchase one share of Class A common stock for $2,000 per share and expires four years after issuance of the warrant.

The Corporation has entered into an antidilution agreement with Capitol which permits Capitol to maintain 51% voting control of the Corporation.

NOTE J—EMPLOYEE RETIREMENT PLAN

Eligible employees participate in a multi-employer employee 401(k) retirement plan.  The Plan provides for employer contributions in amounts determined annually by the Corporation's board of directors.  Eligible employees make voluntary contributions to the Plan.  Contributions to the Plan charged to expense approximated $135,000, $87,000 and $6,000 in 2008, 2007 and 2006, respectively.
NOTE K—OTHER NONINTEREST EXPENSE

The more significant elements of other noninterest expense consisted of the following:

	2008	2007	2006
Contracted data processing and administrative services	$1,742,657	$1,150,942	$307,389
Bank services (ATMs, telephone banking and Internet banking)	160,235	106,181	24,198
Advertising	179,338	134,846	20,395
Travel, lodging and meals	131,003	90,576	44,977
FDIC insurance premiums and other regulatory fees	190,331	59,059	2,597
Paper, printing and supplies	194,813	134,059	89,489
Taxes other than income taxes	298,771	273,651	12,317
Other	797,992	425,236	269,513

	$3,695,140	$2,374,550	$770,875

NOTE L—INCOME TAXES

The credit for income taxes consisted of the following components:

	2008	2007	2006
Federal:
Current expense	$-0-	$-0-	$-0-
Deferred credit	2,501,000	1,841,000	1,218,000
State deferred credit	163,500	104,300

	$2,664,500	$1,945,300	$1,218,000

A3-34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE L—INCOME TAXES—Continued

Net federal deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007
Allowance for loan losses	$1,249,000	$652,000
Net operating loss carryforwards	3,820,000	1,721,000
Organizational costs	833,000	758,000
Other, net	(342,000)	(72,000)

	$5,560,000	$3,059,000

Net state deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007
Allowance for loan losses	$66,200	$20,300
Net operating loss carryforwards	120,200	16,100
Organizational costs	89,800	67,600
Other, net	(8,400)	300

	$267,800	$104,300

The Corporation and the Banks have net operating loss carryforwards, which may reduce income taxes payable in future periods.  Such carryforwards for federal income tax purposes approximated $11,230,000 at December 31, 2008, $1,267,000 of which expires in 2026, $3,874,000 of which expires in 2027 and $6,089,000 of which expires in 2028.  The Corporation and the Banks also have net operating loss carryforwards for state income tax purposes of approximately $1,276,000, $152,000 of which expires in 2017, $653,000 of which expires in 2018 and $471,000 of which expires in 2028.  Management believes that, based on its tax planning strategies and estimate of future taxable income, it is more likely than not the Corporation will generate sufficient taxable income to fully utilize the net deferred tax assets.

In conjunction with its annual review, management concluded that there were no significant uncertain tax positions requiring recognition in the financial statements.  The evaluation was performed for the tax years of 2006, 2007 an 2008, the tax years which remain subject to examination by major tax jurisdictions and was updated as of December 31, 2008.

The Corporation may from time to time be assessed interest or penalties associated with tax liabilities by major tax jurisdictions, although any such assessments are estimated to be minimal and immaterial.  To the extent the Corporation has received an assessment for interest and/or penalties, it has been classified in the statements of operations as a component of other noninterest expense.

A3-35

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE M—FAIR VALUE

Effective January 1, 2008, the Corporation implemented FAS No. 157, as discussed in Note B.  FAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  A fair value measurement assumes that a transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability.  The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability is not to be adjusted for transaction costs.  An orderly transaction is one that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

FAS No. 157 requires the use of valuation techniques which are consistent with a market approach, income approach and/or cost method.  The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.  The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis.  The cost method is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).  Valuation techniques are to be consistently applied.  Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability.  Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  In that regard, FAS No. 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The fair value hierarchy follows:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

A3-36

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE M—FAIR VALUE—Continued

The following is a description of the Corporation's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis.  Fair value measurement is based on quoted prices, when available.  If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis.  Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Loans:  The Corporation does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors.  Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability.  Additionally, there may be inherent weaknesses in any calculation technique and, further, changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.

The balances of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 were as follows:

	Total	Significant Other Observable Inputs (Level 2)

Securities available for sale	$398,914	$398,914

The balances of assets and liabilities, other than mortgage loans held for sale, measured at fair value on a nonrecurring basis as of December 31, 2008 were immaterial.

The Corporation will apply the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis.  The Corporation measures the fair value of the following on a nonrecurring basis:  (1) long-lived assets and (2) foreclosed assets.

A3-37

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE M—FAIR VALUE—Continued

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows at December 31 (in $1,000s):

	2008		2007
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$55,666	$55,666	$19,118	$19,118
Loans held for sale	1,412	1,412
Investment securities:
Available for sale	399	399	250	250
Held for long-term investment	567	567	26	26
Total investment securities	966	966	276	276
Portfolio loans:
Loans secured by real estate:
Commercial	87,691	87,731	45,201	45,316
Residential (including multi-family)	39,443	40,091	17,681	17,734
Construction, land development and other land	30,990	31,394	25,884	26,010
Total loans secured by real estate	158,124	159,216	88,766	89,060
Commercial and other business-purpose loans	40,641	40,750	29,942	30,141
Consumer	5,271	5,294	1,170	1,174
Other	9,458	9,375	5,878	5,877
Total portfolio loans	213,494	214,635	125,756	126,252
Less allowance for loan losses	(3,671)	(3,671)	(1,917)	(1,917)
Net portfolio loans	209,823	210,964	123,839	124,335

Financial Liabilities:
Deposits:
Noninterest-bearing	48,187	48,187	19,073	19,073
Interest-bearing:
Demand accounts	49,269	49,269	32,496	32,496
Time certificates of less than $100,000	79,312	79,488	35,086	35,078
Time certificates of $100,000 or more	47,278	47,372	23,064	23,086
Total interest-bearing	175,859	176,129	90,646	90,660
Total deposits	224,046	224,316	109,719	109,733
Debt obligations	23,580	23,565	8,080	8,080

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available).  For example, the estimated fair values of portfolio loans, time deposits and debt obligations were determined through discounted cash flow computations.  Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair values based on current financial reporting requirements.

A3-38

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE M—FAIR VALUE—Continued

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist.  The Corporation has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157.  Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations.  Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time.  Accordingly, the fair value measurements for loans included in the preceding table above are unlikely to represent the instruments' liquidation values.

NOTE N—COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, loan commitments are made to accommodate the financial needs of bank customers.  Loan commitments include stand-by letters of credit, lines of credit, and other commitments for commercial, installment and mortgage loans.  Stand-by letters of credit, when issued, commit the Banks to make payments on behalf of customers if certain specified future events occur and are used infrequently by the Banks ($72,000 and $92,000 at December 31, 2008 and 2007, respectively).  Other loan commitments outstanding consist of unused lines of credit and approved, but unfunded, specific loan commitments ($57.0 million and $44.9 million at December 31, 2008 and 2007, respectively).  These loan commitments (stand-by letters of credit and unfunded loans) generally expire within one year and are reviewed periodically for continuance or renewal.

All loan commitments have credit risk essentially the same as that involved in routinely making loans to customers and are made subject to the Banks' normal credit policies.  In making these loan commitments, collateral and/or personal guarantees of the borrowers are generally obtained based on management's credit assessment.

The Banks are required to maintain an average reserve balance in the form of cash on hand and balances due from the Federal Reserve Bank and certain correspondent banks.  The amount of reserve balances required as of December 31, 2008 and 2007 was $150,000 and $75,000, respectively.

Deposits at the Banks are insured up to the maximum amount covered by FDIC insurance.

NOTE O—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS

Current banking regulations restrict the ability to transfer funds from subsidiaries to their parent in the form of cash dividends, loans or advances.  Subject to various regulatory capital requirements, bank subsidiaries' current and retained earnings are available for distribution as dividends to the Corporation (and other bank shareholders, as applicable) without prior approval from regulatory authorities.  Substantially all of the remaining net assets of the subsidiary are restricted as to payments to the Corporation.

A3-39

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE O—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS—Continued

Federal financial institution regulatory agencies have established certain risk-based capital guidelines for banks and bank holding companies.  Those guidelines require all banks and bank holding companies to maintain certain minimum ratios and related amounts based on "Tier 1" and "Tier 2" capital and "risk-weighted assets" as defined and periodically prescribed by the respective regulatory agencies.  Failure to meet these capital requirements can result in severe regulatory enforcement action or other adverse consequences for a depository institution and, accordingly, could have a material impact on the Corporation's consolidated financial statements.

Under the regulatory capital adequacy guidelines and related framework for prompt corrective action, the specific capital requirements involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices.  The capital amounts and classifications are also subject to qualitative judgments by regulatory agencies with regard to components, risk weighting and other factors.

As a condition of their charter approval, de novo banks are generally required to maintain a core capital (Tier 1) to average total assets ratio of not less than 8% (4% for other banks) and an allowance for loan losses of not less than 1% for the first three years of operations.

As of December 31, 2008, the most recent notifications received by the Banks from regulatory agencies have advised that the Banks are classified as "well capitalized" as defined by the applicable agencies.  There are no conditions or events since those notifications that management believes would change the regulatory classification of the Banks.

Management believes, as of December 31, 2008, that the Corporation and the Banks meet all capital adequacy requirements to which the entities are subject.

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A3-40

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE O—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS—Continued

The following table summarizes the amounts (in thousands) and related ratios of the Corporation's consolidated regulatory capital position as of December 31:

	2008		2007
Tier 1 capital to average total assets:
Minimum required amount	$	≥ 21,400	$	≥ 10,797
Actual amount		$30,046		$31,015
Ratio		11.23%		22.98%

Tier 1 capital to risk-weighted assets:
Minimum required amount(1)	$	≥ 8,629	$	≥ 5,409
Actual amount		$30,046		$31,015
Ratio		13.93%		22.94%

Combined Tier 1 and Tier 2 capital to risk- weighted assets:
Minimum required amount(2)	$	≥ 17,258	$	≥ 10,817
Amount required to meet "Well-Capitalized” category(3)	$	≥ 21,573	$	≥ 13,521
Actual amount		$32,755		$32,708
Ratio		15.18%		24.19%

(1)	The minimum required ratio of Tier 1 capital to risk-weighted assets is 4%.
(2)	The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets is 8%.
(3)	In order to be classified as a 'well-capitalized' institution, the ratio of Tier 1 and Tier 2 capital to risk weighted assets must be 10% or more.

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A3-41

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE P—PARENT COMPANY FINANCIAL INFORMATION

Condensed Balance Sheets

	December 31
	2008	2007
ASSETS
Money market funds on deposit with affiliated banks	$66,773	$192,237
Investments in subsidiaries	21,683,585	19,741,023
Other assets	483,321	124,501

TOTAL ASSETS	$22,233,679	$20,057,761

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, accrued expenses and other liabilities	$24,450	$16,250
Debt obligations	13,080,000	8,080,000
Stockholders' equity attributable to CDBL V	9,129,229	11,961,511

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,233,679	$20,057,761

Condensed Statements of Operations

	Year Ended December 31		Period Ended December 31,
	2008	2007	2006
Interest income	$6,067	$14,448	$140,758
Expenses:
Interest	916,532	351,191	62,229
Salaries and employee benefits	109,974		203,542
Other	35,225	(36,688)	203,133
Total expenses	1,061,731	314,503	468,904
Loss before equity in net losses of consolidated subsidiaries and federal income taxes	(1,055,664)	(300,055)	(328,146)
Equity in undistributed net losses of consolidated subsidiaries	2,137,438	1,843,813	1,103,514
Loss before federal income taxes	(3,193,102)	(2,143,868)	(1,431,660)
Federal income taxes (credit)	(359,000)	17,000	(111,000)

NET LOSS ATTRIBUTABLE TO CDBL V	$(2,834,102)	$(2,160,868)	$(1,320,660)

A3-42

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited V

NOTE P—PARENT COMPANY FINANCIAL INFORMATION—Continued

Condensed Statements of Cash Flows

	Year Ended December 31		Period Ended December 31,
	2008	2007	2006
OPERATING ACTIVITIES
Net loss for the period	$(2,834,102)	$(2,160,868)	$(1,320,660)
Adjustments to reconcile net loss to net cash used by operating activities:
Equity in undistributed net losses of subsidiaries	2,137,438	1,843,813	1,103,514
Deferred federal income taxes (credit)	(359,000)	17,000	(111,000)
(Increase) decrease in other assets	2,000	46,538	(77,000)
Increase in accounts payable, accrued expenses and other liabilities	8,200	8,750	7,500
NET CASH USED BY OPERATING ACTIVITIES	(1,045,464)	(244,767)	(397,646)

INVESTING ACTIVITIES
Net cash investments in subsidiaries	(4,080,000)	(4,080,000)	(18,608,350)
NET CASH USED BY INVESTING ACTIVITIES	(4,080,000)	(4,080,000)	(18,608,350)

FINANCING ACTIVITIES
Net proceeds from issuance of common stock			15,443,000
Proceeds from debt obligations	5,000,000	4,000,000	4,080,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,000,000	4,000,000	19,523,000
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(125,464)	(324,767)	517,004
Cash and cash equivalents at beginning of period	192,237	517,004	-0-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$66,773	$192,237	$517,004

NOTE Q—SUBSEQUENT EVENT

On May 22, 2009, the FDIC adopted a final rule imposing a 5 basis-point special assessment on each insured depository institution's assets minus Tier 1 capital as of June 30, subject to a maximum amount based on 10 basis-points applied to the institution's assessment base for the second quarter of 2009.  The amount of the special assessment for the Corporation's bank subsidiaries is estimated to approximate $119,000.  The special assessment is payable September 30, 2009 and the FDIC has announced that an additional special assessment of up to 5 basis-points later in 2009 is probable, but the amount is uncertain.

A3-43

ANNEX A-4

FINANCIAL INFORMATION REGARDING CAPITOL DEVELOPMENT BANCORP LIMITED VI

Management's discussion and analysis of financial condition and results of operations	A4-2
Condensed interim consolidated financial statements as of June 30, 2009 and for the six months ended June 30, 2009 and 2008 (unaudited)	A4-5
Audited consolidated financial statements as of December 31, 2008 and 2007 and for the periods ended December 31, 2008, 2007 and 2006	A4-16

A4-1

Management's Discussion and Analysis of Financial Condition
and Results of Operations
Capitol Development Bancorp Limited VI
Periods Ended June 30, 2009 and 2008 and
December 31, 2008, 2007 and 2006

Financial Condition
Capitol Development Bancorp Limited VI ("CDBL VI") is a bank-development company engaged in commercial banking activities through its subsidiaries (collectively, the “Banks”), Bank of Tacoma (located in Tacoma, Washington) which is 51% owned, Sunrise Community Bank (located in Palm Desert, California) which is 51% owned, Issaquah Community Bank (located in Issaquah, Washington) which is 51% owned, USNY Bank (located in Geneva, New York) which is 51% owned, High Desert Bank (located in Bend, Oregon) which is 55% owned, Bank of Fort Bend (located in Sugar Land, Texas) which is 51% owned and Bank of Las Colinas (located in Irving, Texas) which is 51% owned.  CDBL VI's Banks provide a full array of banking services, principally loans and deposits, to entrepreneurs, professionals and other high net worth individuals in their respective communities.

Total assets approximated $319 million at June 30, 2009, an increase from $269.5 million at December 31, 2008.  Total assets approximated $110.4 million at year-end 2007.  Increased assets resulted mainly from higher levels of portfolio loans at the Banks, funded by growth in deposits.

Total portfolio loans approximated $245 million at June 30, 2009 compared to $221.2 million at December 31, 2008 ($78.3 million at December 31, 2007).

The allowance for loan losses at June 30, 2009 approximated $4.5 million or 1.83% of total portfolio loans, compared to the December 31, 2008 ratio of 1.65% (1.45% at December 31, 2007).

The allowance for loan losses, which is considered a critical accounting policy of CDBL VI, is maintained at a level believed adequate by management to absorb potential losses inherent in the loan portfolio at the balance sheet date.  Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including volume, amount and composition, potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, loan commitments outstanding and other factors.

Accounting for income taxes is considered a critical accounting policy of CDBL VI and requires significant estimates and management judgments.  At December 31, 2008 and June 30, 2009, it had a deferred tax asset approximating $7.4 million.  The deferred tax asset is composed primarily of net operating loss carryforwards and temporary differences relating to the allowance for loan losses and start-up expenses of the Banks.  If it is determined that realization of the deferred tax asset is in doubt, a valuation reserve is required to reduce the deferred tax asset to the amount which is more-likely-than-not realizable.  No valuation reserve has been deemed necessary by management, inasmuch as it is believed that it is more-likely-than-not that the deferred tax asset will be realized.  Such conclusion is based on Capitol's prior experience with de novo banks which incur operating losses and large provisions for loan losses in their most early periods of operation and ultimately become profitable.  If the Banks do not ultimately become profitable in the manner anticipated, a valuation allowance against the deferred tax asset may be necessary in the future which would adversely affect CDBL VI's results of operations in that period.

Total deposits approximated $271 million at June 30, 2009, an increase of approximately $52.6 million from the $219 million level at December 31, 2008 ($55 million at December 31, 2007) resulting from higher levels of time deposits at the Banks.

The Banks seek to obtain noninterest-bearing deposits as a means to reduce their cost of funds.  Noninterest-bearing deposits approximated $53.7 million at June 30, 2009 or about 19.8% of total deposits, an increase of approximately $14.4 million from December 31, 2008 compared to an increase of $28.8 million during 2008.  Noninterest-bearing deposits can fluctuate significantly from day to day, depending upon customer account activity.

CDBL VI stockholders' equity approximated $6.3 million at June 30, 2009 or approximately 2.0% of total assets.  Total equity approximated $27.3 million and $30.8 million at June 30, 2009 and December 31, 2008, respectively, or 8.6% and 11.4% of total assets.  Capital adequacy is discussed elsewhere in this narrative.

A4-2

Results of Operations
The net loss attributable to CDBL VI for the six months ended June 30, 2009 approximated $2.0 million, compared with $1.8 million in the corresponding 2008 period.  The net loss attributable to CDBL VI for the year ended December 31, 2008 approximated $3.4 million, compared with $4.3 million for 2007 and $597,000 in 2006.  Net losses for these periods relates to the expected early-period operations of the Banks.

The principal source of operating revenues is interest income.  Total interest income for the six months ended June 30, 2009 approximated $6.9 million, compared with $4.1 million for the six-month 2008 period.  Total interest income for the year ended December 31, 2008 approximated $10 million, compared with $3.5 million in 2007 and $101,000 in 2006.  The increases in interest income relate primarily to loan portfolio growth during the periods.

Total interest expense approximated $3.0 million for the six months ended June 30, 2009 and $2.0 million for the corresponding 2008 period.  For the year ended December 31, 2008, total interest expense approximated $4.9 million ($957,000 in 2007 and none in 2006).  Increases in interest expense correlate with growth in interest-bearing deposits during the periods.

Net interest income approximated $4.0 million for the six months ended June 30, 2009, compared with $2.2 million for the 2008 corresponding period.  Net interest income for the year ended December 31, 2008 approximated $5.2 million, compared with $2.5 million in 2007 and $101,000 in 2006.  Increases in net interest income relate to portfolio loan growth at the Banks.

The provision for loan losses was $2.9 million for the six months ended June 30, 2009, compared with $1.2 million in the corresponding 2008 period.  The provision for loan losses was $2.5 million for the year ended December 31, 2008 ($1.1 million in 2007; none in 2006).  The increased provision for loan losses for these periods related primarily to portfolio loan growth.  The provision for loan losses is based upon amounts necessary to maintain the allowance for loan losses based on management's analysis of allowance requirements, as discussed previously.

Total noninterest income approximated $344,000 for the six months ended June 30, 2009, compared with $254,000 for the corresponding 2008 period.  Noninterest income for the year ended December 31, 2008 approximated $445,000 ($127,000 in 2007 and none in 2006).  Noninterest income in 2008 increased significantly due to fees from origination of non-portfolio residential mortgage loans and gains on sale of government-guaranteed loans which were not previously significant revenue sources for the Banks.  Revenue from origination of non-portfolio residential mortgage loans may fluctuate due to interest rates, real estate value, and the variability of loan purchasers and related pricing of potential sales of government-guaranteed loans which can influence the decision on whether loans will be sold.

Total noninterest expense approximated $6.9 million for the six months ended June 30, 2009, compared with $6.0 million for the corresponding 2008 period.  For the year ended December 31, 2008, total noninterest expense approximated $12.3 million, compared with $12.2 million in 2007 and $1 million in 2006.  A major component of noninterest expense is salaries and employee benefits which increased in each of the periods.  Noninterest expense in 2007 included $3.8 million of start-up and pre-opening costs related to new bank activity as well as early period growth of the Banks.

Liquidity and Capital Resources
The principal funding source for asset growth and loan origination activities is deposits.  Changes in deposits and loans were previously discussed in this narrative.  Most of the deposit growth has been deployed into commercial loans, consistent with the Banks' emphasis on commercial lending activities.

Cash and cash equivalents approximated $57.7 million at June 30, 2009, $38.1 million at December 31, 2008 and $24.2 million at December 31, 2007.  As liquidity levels vary continuously based upon customer activities, amounts of cash and cash equivalents can vary widely at any given point in time.  Management believes the Banks' liquidity position at June 30, 2009 is adequate to fund loan demand and to meet depositor needs.

All banks are subject to a complex series of capital ratio requirements which are imposed by state and federal banking agencies.  In the case of CDBL VI, its Banks are subject to a more restrictive requirement than is applicable to most banks inasmuch as the Banks must maintain a capital-to-asset ratio of not less than 8% for their first three years of operation.  In the opinion of management, CDBL VI and its Banks meet or exceed regulatory capital requirements to which they are subject.

A4-3

Impact of New Accounting Standards
There are certain new accounting standards either becoming effective or being issued in 2009 and 2008.  They are discussed in Note E of the accompanying condensed consolidated interim financial statements and Note B of the accompanying annual consolidated financial statements.

As discussed in Note B of the annual consolidated financial statements, Financial Accounting Standards Statement No. 160 (FAS 160), Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, became effective January 1, 2009.  FAS 160 revises the classification of noncontrolling interests (previously described as minority interests in consolidated subsidiaries) to the equity section of the balance sheet and revises certain line items within the consolidated statement of operations.  The accompanying consolidated financial statements for periods prior to January 1, 2009 have been adjusted to reflect the implementation of FAS 160 as if it had occurred at the beginning of the periods presented.

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A4-4

CAPITOL DEVELOPMENT BANCORP LIMITED VI

------

Condensed Interim Consolidated Financial Statements

Six months ended June 30, 2009 and 2008

A4-5

CONDENSED CONSOLIDATED BALANCE SHEETS

Capitol Development Bancorp Limited VI

	June 30, 2009 (Unaudited)	December 31, 2008
		(as adjusted)
ASSETS
Cash and due from banks	$5,660,152	$7,189,256
Money-market funds and interest-bearing deposits	51,452,782	25,974,201
Federal funds sold	575,000	4,947,000
Cash and cash equivalents	57,687,934	38,110,457
Loans held for sale	4,734,660	417,000
Investment securities—Note B:
Available for sale, carried at fair value	401,906	407,906
Held for long-term investment, carried at
amortized cost which approximates fair value	207,300	16,100
Total investment securities	609,206	424,006
Portfolio loans, less allowance for loan losses of
$4,487,000 in 2009 and $3,639,000 in 2008	240,903,235	217,524,226
Premises and equipment	3,898,446	4,094,951
Accrued interest income	835,342	778,596
Other real estate owned	625,328
Other assets	9,802,494	8,152,120

TOTAL ASSETS	$319,096,645	$269,501,356

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$53,703,897	$39,293,971
Interest-bearing	217,527,799	179,310,216
Total deposits	271,231,696	218,604,187
Debt obligations	19,473,500	19,399,400
Accrued interest on deposits and other liabilities	1,073,760	701,156
Total liabilities	291,778,956	238,704,743

EQUITY:
CDBL VI stockholders’ equity:
Common stock, no par value,
51,000 shares authorized;
16,825 shares issued and outstanding	16,750,000	16,750,000
Retained-earnings deficit	(10,408,838)	(8,387,316)
Fair value adjustment (net of tax effect) for investment
securities available for sale (accumulated other
comprehensive income)	961	3,680
Total CDBL VI stockholders’ equity	6,342,123	8,366,364
Noncontrolling interests in consolidated subsidiaries	20,975,566	22,430,249
Total equity	27,317,689	30,796,613

TOTAL LIABILITIES AND EQUITY	$319,096,645	$269,501,356

See notes to condensed interim consolidated financial statements.

A4-6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

Capitol Development Bancorp Limited VI

	Six Months Ended June 30
	2009	2008
		(as adjusted)
Interest income:
Portfolio loans (including fees)	$6,805,813	$3,838,085
Loans held for sale	54,285	9,772
Taxable investment securities	5,544
Federal funds sold	2,712	238,218
Money market and interest bearing deposits	74,139	32,670
Other	444
Total interest income	6,942,937	4,118,745
Interest expense:
Deposits	2,321,395	1,391,977
Debt obligations and other	642,024	564,371
Total interest expense	2,963,419	1,956,348
Net interest income	3,979,518	2,162,397
Provision for loan losses	2,875,763	1,167,000
Net interest income after provision
for loan losses	1,103,755	995,397

Noninterest income:
Service charges on deposit accounts	81,262	33,109
Fees from origination of non-portfolio residential
mortgage loans	182,757	102,017
Fees from syndication and placement of non-
portfolio commercial loans	9,841	561
Fees from servicing of government-guaranteed loans	2,380	68,652
Gain on sales of government-guaranteed loans
Other	67,174	49,385
Total noninterest income	343,414	253,724

Noninterest expense:
Salaries and employee benefits	3,156,797	3,078,223
Occupancy	830,157	689,202
Equipment rent, depreciation and maintenance	348,494	278,158
Preopening and start-up costs		2,102
Other	2,558,126	1,979,004
Total noninterest expense	6,893,574	6,026,689
Loss before income tax benefit	(5,446,405)	(4,777,568)
Income tax benefit	(1,970,200)	(1,712,600)
NET LOSS	(3,476,205)	(3,064,968)
Less net losses attributable to noncontrolling interests	1,454,683	1,303,664

NET LOSS ATTRIBUTABLE TO CDBL VI	$(2,021,522)	$(1,761,304)

NET LOSS PER SHARE ATTRIBUTABLE
TO CDBL VI—Note C	$(120.15)	$(104.68)

See notes to condensed interim consolidated financial statements.

A4-7

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (Unaudited)

Capitol Development Bancorp Limited VI

	Capitol Development Bancorp Limited VI Stockholders’ Equity
	Common Stock	Retained- Earnings Deficit	Accumulated Other Comprehensive Income (Loss)	Total CDBL VI Stockholders’ Equity	Noncontrolling Interests	Total Equity

Six Months Ended June 30, 2008
Balances at January 1, 2008	$16,750,000	$(4,946,807)		$11,803,193	$24,896,250	$36,699,443

Net loss for the 2008 period		(1,761,304)		(1,761,304)	(1,303,664)	(3,064,968)

BALANCES AT JUNE 30, 2008	$16,750,000	$6,708,111		$10,041,889	$23,592,586	$33,634,475

Six Months Ended June 30, 2009
Balances at January 1, 2009	$16,750,000	$(8,387,316)	$3,680	$8,366,364	$22,430,249	$30,796,613

Components of comprehensive
loss:
Net loss for the 2009 period		(2,021,522)		(2,021,522)	(1,454,683)	(3,476,205)
Fair value adjustment for
investment securities
available for sale (net of
tax effect)			(2,719)	(2,719)		(2,719)
Comprehensive loss
for the 2009 period				(2,024,241)		(3,478,924)

BALANCES AT JUNE 30, 2009	$16,750,000	$(10,408,838)	$961	$6,342,123	$20,975,566	$27,317,689

See notes to condensed interim consolidated financial statements.

A4-8

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Capitol Development Bancorp Limited VI

	Six Months Ended June 30
	2009	2008
		(as adjusted)
OPERATING ACTIVITIES
Net loss for the period	$(3,476,205)	$(3,064,968)
Adjustments to reconcile net loss to net cash used by operating activities:
Provision for loan losses	2,875,763	1,167,000
Depreciation of premises and equipment	386,998	335,838
Net amortization of investment security premiums	1,880
Gain on sales of government-guaranteed loans		(68,652)
Originations and purchases of loans held for sale	(31,141,724)	(2,479,000)
Proceeds from sales of loans held for sale	26,824,064	1,960,750
Increase in accrued interest income and other assets	(1,705,719)	(874,086)
Increase (decrease) in accrued interest expense on deposits and other liabilities	372,604	(1,390,066)

NET CASH USED BY OPERATING ACTIVITIES	(5,862,339)	(4,413,184)

INVESTING ACTIVITIES
Purchase of securities held for long-term investment	(191,200)
Net increase in portfolio loans	(26,880,100)	(76,949,771)
Proceeds from sales of premises and equipment		117,142
Purchases of premises and equipment	(190,493)	(1,584,008)

NET CASH USED BY INVESTING ACTIVITIES	(27,261,793)	(78,416,637)

FINANCING ACTIVITIES
Net increase in demand deposits, NOW accounts and
savings accounts	39,572,388	44,589,418
Net increase in certificates of deposit	13,055,121	39,837,169
Net borrowings from debt obligations	74,100	2,000,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	52,701,609	86,426,587

INCREASE IN CASH AND CASH EQUIVALENTS	19,577,477	3,596,766
Cash and cash equivalents at beginning of period	38,110,457	24,202,133

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$57,687,934	$27,798,899

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$3,068,724	$1,839,361
Transfers of loans to other real estate owned	625,328

See notes to condensed interim consolidated financial statements.

A4-9

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited VI

NOTE A—BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of Capitol Development Bancorp Limited VI ("CDBL VI") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, they do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

The statements do, however, include all adjustments of a normal recurring nature which CDBL VI considers necessary for a fair presentation of the interim periods.

The consolidated financial statements include the accounts of CDBL VI and its majority-owned subsidiaries after elimination of intercompany accounts and transactions and giving effect to applicable noncontrolling interests.

The results of operations for the six-month period ended June 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009.

NOTE B—INVESTMENT SECURITIES

Investment securities consisted of the following (in $1,000s):

	June 30, 2009		December 31, 2008
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Available for sale:
United States government agency securities	$401	$402	$402	$408

Held for long-term investment:
Federal Home Loan Bank stock	207	207	16	16

	$608	$609	$418	$424

Investments in Federal Home Loan Bank stock are restricted and may only be resold to, or redeemed by, the issuer.

Gross unrealized gains on investment securities available for sale were $1,000 and $6,000 at June 30, 2009 and December 31, 2008, respectively.

Gross realized gains and losses from sales and maturities of investment securities were insignificant for the periods presented.

Scheduled maturities of investment securities held as of June 30, 2009 were as follows (in $1,000s):

	Amortized Cost	Estimated Fair Value

After one year, through five years	$401	$402
Securities held for long-term investment, without standard maturities	207	207
	$608	$609

A4-10

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited VI

NOTE C—NET LOSS PER SHARE ATTRIBUTABLE TO CDBL VI

Net loss per share attributable to CDBL VI is based on the weighted average number of common shares outstanding (16,825 shares).  There were no common stock equivalents or other forms of dilutive instruments outstanding during the periods presented.

NOTE D—FAIR VALUE

FAS No. 157 establishes a hierarchy that prioritizes the use of fair value inputs used in valuation methodologies into the following three levels:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of CDBL VI's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis.  Fair value measurement is based on quoted prices, when available.  If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis.  Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Loans:  CDBL VI does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Other real estate owned:  At the time of foreclosure, foreclosed properties are adjusted to fair value less estimated costs to sell upon transfer from portfolio loans to other real estate owned, establishing a new accounting basis.  CDBL VI subsequently adjusts fair value on other real estate owned on a nonrecurring basis to reflect partial write-downs based on the observable market price, current appraised value of the asset or other estimates of fair value.

The balances of assets and liabilities measured at fair value on a recurring basis as of June 30, 2009 were as follows (in $1,000s):

	Total	Significant Other Observable Inputs (Level 2)

Securities available for sale:
United State government agency securities	$402	$402

A4-11

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited VI

NOTE D—FAIR VALUE—Continued

The balances of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 were as follows (in $1,000's):

	Total	Significant Other Observable Inputs (Level 2)

Securities available for sale:
United State government agency securities	$408	$408

The balances of assets and liabilities measured at fair value on a nonrecurring basis as of June 30, 2009 were as follows (in $1,000s):

	Total	Significant Unobservable Inputs (Level 3)

Impaired loans (1)	$2,882	$2,882

Other real estate owned (1)	$625	$625

(1)	Represents carrying value and related write-downs for which adjustments are based on the appraised value of the applicable collateral or foreclosed property or other estimates of fair value.

The balances of assets and liabilities, other than mortgage loans held for sale, measured at fair value on a nonrecurring basis as of December 31, 2008 were immaterial.

CDBL VI began applying the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis; which did not have a material effect on CDBL VI's consolidated financial position upon implementation.  CDBL VI measures the fair value of the following on a nonrecurring basis:  (1) long-lived assets and (2) foreclosed assets.

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A4-12

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited VI

NOTE D—FAIR VALUE—Continued

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows (in $1,000s):

	June 30, 2009		December 31, 2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$57,688	$57,688	$38,110	$38,110
Loans held for sale	4,735	4,735	417	417
Investment securities:
Available for sale	402	402	408	408
Held for long-term investment	207	207	16	16
Total investment securities	609	609	424	424
Portfolio loans:
Loans secured by real estate:
Commercial	98,448	99,057	83,613	83,883
Residential (including multi-family)	36,198	36,037	32,057	32,248
Construction, land development and other land	45,414	41,172	42,427	42,366
Total loans secured by real estate	180,060	176,266	158,097	158,497
Commercial and other business-purpose loans	52,946	52,865	51,934	51,945
Consumer	4,092	4,127	3,759	3,771
Other	8,292	8,213	7,372	7,245
Total portfolio loans	245,390	241,471	221,162	221,458
Less allowance for loan losses	(4,487)	(4,487)	(3,639)	(3,639)
Net portfolio loans	240,903	236,984	217,523	217,819

Financial Liabilities:
Deposits:
Noninterest-bearing	53,704	53,704	39,294	39,294
Interest-bearing:
Demand accounts	88,119	88,042	62,956	62,956
Time certificates of less than $100,000	47,974	48,038	65,931	66,257
Time certificates of $100,000 or more	81,435	81,565	50,423	50,525
Total interest-bearing	217,528	217,645	179,310	179,738
Total deposits	271,232	271,349	218,604	219,032
Debt obligations	19,474	19,477	19,399	19,399

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available).  For example, the estimated fair value of portfolio loans is based on discounted cash flow computations.  Similarly, the estimated fair value of time deposits, debt obligations and subordinated debentures were determined through discounted cash flow computations.  Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair value based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist.  CDBL VI has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157.  Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations.  Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time.  Accordingly, the fair value measurements for loans included in the table above are unlikely to represent the instruments' liquidation values.

A4-13

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited VI

NOTE E—NEW ACCOUNTING STANDARDS

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures.  In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which deferred the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis.  The implementation of previously deferred aspects of Statement No. 157 in 2009 (as permitted by FSP FAS 157-2) did not have a material effect on CDBL VI's results of operations or financial position.  Fair value disclosures are set forth in Note D to the condensed interim financial statements.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations.  Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  The effects of CDBL VI's adoption of Statement No. 141(R) had no impact upon implementation and its subsequent impact will depend upon the extent and magnitude of acquisitions in the future.

Also in December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, to create accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Statement No. 160 establishes accounting and reporting standards that require (1) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (2) the amount of consolidated net income (loss) attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income, (3) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently, (4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary to be initially measured at fair value and (5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  Statement No. 160 became effective for CDBL VI on January 1, 2009 and the accompanying condensed consolidated financial statements reflect implementation of the new accounting standard as if it occurred as of the beginning of the periods presented.

On April 9, 2009, the FASB issued three FASB Staff Positions (FSP), which become effective for second quarter reporting, with earlier implementation permitted for the first calendar quarter of 2009.  CDBL VI elected to implement the new guidance effective January 1, 2009.

FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, and APB Opinion No. 28, Interim Financial Reporting, to require interim disclosures about fair value of financial instruments in addition to annual reporting.  The required disclosures are included in Note D to the condensed consolidated financial statements.

FSP FAS 115-2 and FAS 124-2 amends the other-than-temporary impairment guidance for debt securities to make it more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in financial statements.  Implementation of this new guidance did not have a material effect on CDBL VI's consolidated financial statements.  The expanded interim disclosures about investment securities are set forth in Note B to the condensed consolidated financial statements.

A4-14

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (Unaudited)

Capitol Development Bancorp Limited VI

NOTE E—NEW ACCOUNTING STANDARDS—Continued

FSP FAS 157-4 amends prior fair value guidance to aid in determining fair value when the volume and level of activity for an asset or liability have significantly decreased and identifying transactions that are not orderly.  This new guidance is intended to clarify that significant adjustments to quoted prices may be necessary to estimate fair value when there has been a significant decrease in the volume and activity for the asset/liability in relation to normal market activity.  Fair value is the price that would be received to sell an asset (or paid to transfer a liability) in an orderly transaction (that is, not a forced liquidation or distressed sale) between willing market participants under current market conditions.  CDBL VI's implementation of FSP FAS 157-4 had no material effect on the condensed consolidated financial statements for the period ending June 30, 2009.

In March 2008 the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133.  This new guidance revises the presentation and disclosure of derivatives and hedging activities, became effective for CDBL VI on January 1, 2009 and did not have a material impact on CDBL VI's condensed consolidated financial statements upon implementation.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.  The new guidance clarifies transfers and certain transactions' accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009.  This new guidance did not have a material impact on CDBL VI's consolidated financial position or results of operations upon implementation.

In May 2009, the FASB issued Statement No. 165, Subsequent Events.  This new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and became effective June 30, 2009.  This new guidance did not have a material impact on the Corporation's financial statements.  For purposes of the Corporation's June 30, 2009 condensed consolidated financial statements, management has reviewed subsequent events through the time of filing these condensed consolidated financial statements with the Securities and Exchange Commission on  September 30 , 2009.

In June 2009, the FASB issued Statement No. 166, Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.  This new guidance revises the presentation and disclosure of transfers of financial assets and the effects of a transfer on an entity's financial position, operating results and cash flows.  Statement No. 166 applies to annual financial statements and interim periods beginning on or after November 15, 2009.  Management has not completed its review of this new guidance.

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification™ and The Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162.  On the effective date of this statement, the FASB Accounting Standards Codification™ (Codification) will supersede all then-existing non-Securities and Exchange Commission (SEC) accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009 and will not have a material impact to the Corporation's consolidated financial statements.

The FASB has also recently issued several proposals to amend, supersede or interpret existing accounting standards which may impact CDBL VI's financial statements at a later date, such as a proposed amendment to Statement No. 128, Earnings per Share, among other things.

CDBL VI's management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to CDBL VI's consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to CDBL VI's consolidated financial statements.

A4-15

Capitol Development Bancorp Limited VI
______

Consolidated Financial Statements

Periods ended December 31, 2008, 2007 and 2006

A4-16

Capitol Development Bancorp Limited VI

Page
Report of Independent Registered Public Accounting Firm	A4-18
Consolidated Balance Sheets	A4-19
Consolidated Statements of Operations	A4-20
Consolidated Statements of Changes in Stockholders' Equity	A4-21
Consolidated Statements of Cash Flows	A4-22
Notes to Consolidated Financial Statements	A4-23 – A4-42

A4-17

BDO Seidman, LLP Accountants and Consultants	99 Monroe Avenue N.W., Suite 800 Grand Rapids, Michigan 49503-2654 Telephone: (616) 774-7000 Fax: (616) 776-3680

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Capitol Development Bancorp Limited VI

We have audited the accompanying consolidated balance sheets of Capitol Development Bancorp Limited VI and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2008 and 2007, and the period from December 1, 2006 (date of inception) to December 31, 2006.  These financial statements are the responsibility of the Corporation's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The consolidated financial statements include retrospective adjustments associated with a new accounting pronouncement that became effective for the Corporation on January 1, 2009—specifically, Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51, which resulted in the reclassification of the Corporation's prior minority interests in consolidated subsidiaries to a new noncontrolling interests component of total equity.  Note B to the consolidated financial statements describes the retrospective application of this new accounting method in greater detail.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Capitol Development Bancorp Limited VI and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years ended December 31, 2008 and 2007, and the period from December 1, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Grand Rapids, Michigan
June 2, 2009
(July 7, 2009 as to the retrospective adoption of
Financial Accounting Standards Statement No. 160 as described in Note B to the consolidated financial statements)

A4-18

CONSOLIDATED BALANCE SHEETS

Capitol Development Bancorp Limited VI

	December 31
	2008	2007
	(as adjusted)	(as adjusted)
ASSETS
Cash and due from banks	$7,189,256	$2,575,670
Money-market and interest-bearing deposits	25,974,201	4,496,463
Federal funds sold	4,947,000	17,130,000
Cash and cash equivalents	38,110,457	24,202,133
Loans held for sale	417,000
Investment securities—Note C:
Available for sale, carried at fair value	407,906
Held for long-term investment carried at
amortized cost which approximates fair value	16,100
Total investment securities	424,006
Portfolio loans, less allowance for loan losses of $3,639,000 in 2008 and $1,136,000 in 2007—Note D	217,524,226	77,194,456
Premises and equipment—Note F	4,094,951	3,153,782
Accrued interest income	778,596	322,875
Other assets	8,152,120	5,546,840

TOTAL ASSETS	$269,501,356	$110,420,086

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing	$39,293,971	$10,450,148
Interest-bearing—Note G	179,310,216	44,874,581
Total deposits	218,604,187	55,324,729
Debt obligations—Note H	19,399,400	16,400,000
Accrued interest on deposits and other liabilities	701,156	1,995,914
Total liabilities	238,704,743	73,720,643

EQUITY—Notes I and O:
CDBL VI stockholders' equity:
Common stock, no par value, 51,000 shares authorized; 16,825 shares issued and outstanding	16,750,000	16,750,000
Retained-earnings deficit	(8,387,316)	(4,946,807)
Fair value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	3,680
Total CDBL VI stockholders' equity	8,366,364	11,803,193
Noncontrolling interests	22,430,249	24,896,250
Total equity	30,796,613	36,699,443

TOTAL LIABILITIES AND EQUITY	$269,501,356	$110,420,086

See notes to consolidated financial statements.

A4-19

CONSOLIDATED STATEMENTS OF OPERATIONS

Capitol Development Bancorp Limited VI

	Year Ended December 31		Period Ended December 31,
	2008	2007	2006
	(as adjusted)	(as adjusted)	(as adjusted)
Interest income:
Portfolio loans (including fees)	$9,660,820	$2,557,976
Loans held for sale	11,027
Taxable investment securities	4,396
Federal funds sold	369,406	753,968
Money market and interest bearing deposits	52,729	155,438	$101,119
Other	143	17,976
Total interest income	10,098,521	3,485,358	101,119
Interest expense:
Deposits	3,709,701	728,134
Debt obligations and other	1,222,298	229,334
Total interest expense	4,931,999	957,468
Net interest income	5,166,522	2,527,890	101,119
Provision for loan losses—Note D	2,545,051	1,136,000
Net interest income after provision for loan losses	2,621,471	1,391,890	101,119
Noninterest income:
Service charges on deposit accounts	87,902	7,705
Fees from origination of non-portfolio residential mortgage loans	121,389	81,542
Fees from syndication and placement of non-portfolio commercial loans	9,618	563
Fees from servicing government-guaranteed loans	2,024
Gain on sales of government-guaranteed loans	95,602	26,484
Other	128,101	10,799
Total noninterest income	444,636	127,093
Noninterest expense:
Salaries and employee benefits	6,317,423	4,779,255	652,464
Occupancy	1,457,455	720,243	16,137
Equipment rent, depreciation and maintenance	594,270	244,797	4,305
Preopening and start-up costs	2,102	3,839,859	5,092
Other—Note K	3,884,567	2,614,833	342,094
Total noninterest expense	12,255,817	12,198,987	1,020,092
Loss before income tax benefit	(9,189,710)	(10,680,004)	(918,973)
Income tax benefit—Note L	(3,283,200)	(3,812,600)	(322,000)
NET LOSS	(5,906,510)	(6,867,404)	(596,973)
Less net losses attributable to noncontrolling interests	2,466,001	2,517,570

NET LOSS ATTRIBUTABLE TO CDBL VI	$(3,440,509)	$(4,349,834)	$(596,973)

NET LOSS PER SHARE ATTRIBUTABLE
TO CDBL VI—Note C	$(204.49)	$(258.53)	$(35.48)

See notes to consolidated financial statements.

A4-20

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Capitol Development Bancorp Limited VI

	Capitol Development Bancorp Limited VI Stockholders' Equity				As Adjusted
	Common Stock	Retained- Earnings Deficit	Accumulated Other Comprehensive Income	Total CDBL VI Stockholders' Equity	Noncontrolling Interests	Total

Balances at December 1, 2006, beginning of period	$-0-	$-0-		$-0-		$-0-

Issuance of 16,825 shares of common stock for cash consideration of $1,000 per share net of offering expenses	16,750,000			16,750,000		16,750,000

Net loss for the 2006 period		(596,973)		(596,973)		(596,973)

BALANCES AT DECEMBER 31, 2006	16,750,000	(596,973)		16,153,027		16,153,027

Noncontrolling interests' investment in formation of banks					$27,413,820	27,413,820

Net loss for 2007		(4,349,834)		(4,349,834)	(2,517,570)	(6,867,404)

BALANCES AT DECEMBER 31, 2007	16,750,000	(4,946,807)		11,803,193	24,896,250	36,699,443

Components of comprehensive loss:
Net loss for 2008		(3,440,509)		(3,440,509)	(2,466,001)	(5,906,510)
Fair value adjustment for investment securities available for sale (net of income tax effect)			$ 3,680	3,680		3,680
Comprehensive loss for 2008				(3,436,829)		(5,902,830)

BALANCES AT DECEMBER 31, 2008	$16,750,000	$(8,387,316)	$ 3,680	$8,366,364	$22,430,249	$30,796,613

See notes to consolidated financial statements.

A4-21

CONSOLIDATED STATEMENTS OF CASH FLOWS

Capitol Development Bancorp Limited VI

	Year Ended December 31		Period Ended December 31,
	2008	2007	2006
	(as adjusted)	(as adjusted)	(as adjusted)
OPERATING ACTIVITIES
Net loss for the period	$(5,906,510)	$(6,867,404)	$(596,973)
Adjustments to reconcile net loss to net cash used by operating activities:
Provision for loan losses	2,545,051	1,136,000
Depreciation of premises and equipment	708,970	294,860
Net amortization of investment security discounts	(2,330)
Deferred income tax credit	(3,283,200)	(3,812,600)	(322,000)
Gain on sales of government guaranteed loans	(95,602)	(26,484)
Originations and purchases of loans held for sale	(3,376,000)
Proceeds from sales of loans held for sale	2,959,000
Decrease (increase) in accrued interest income and other assets	220,303	(1,655,115)	(80,000)
Increase (decrease) in accrued interest expense on deposits and other liabilities	(1,294,758)	1,995,914

NET CASH USED BY OPERATING ACTIVITIES	(7,525,076)	(8,934,829)	(998,973)

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment securities	100,000
Purchase of securities available for sale	(500,000)
Purchase of securities held for long-term investment	(16,100)
Net increase in portfolio loans	(142,779,219)	(78,303,972)
Purchases of premises and equipment	(1,650,139)	(3,448,642)

NET CASH USED BY INVESTING ACTIVITIES	(144,845,458)	(81,752,614)

FINANCING ACTIVITIES
Net increase in demand deposits, NOW accounts and savings accounts	68,564,615	33,686,216
Net increase in certificates of deposit	94,714,843	21,638,513
Net borrowings from debt obligations	2,999,400	16,400,000
Resources provided by noncontrolling interests		27,413,820
Net proceeds from issuance of common stock			16,750,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	166,278,858	99,138,549	16,750,000
INCREASE IN CASH AND CASH EQUIVALENTS	13,908,324	8,451,106	15,751,027
Cash and cash equivalents at beginning of period	24,202,133	15,751,027	-0-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$38,110,457	$24,202,133	$15,751,027

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$4,676,248	$912,115

See notes to consolidated financial statements.

A4-22

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE A—NATURE OF OPERATIONS, BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

Capitol Development Bancorp Limited VI (the "Corporation" or "CDBL VI") is a bank development company.  At December 31, 2008, it had seven majority-owned bank subsidiaries (collectively, the “Banks”), Bank of Tacoma (51%) owned, which commenced operations in January 2007 in Tacoma, Washington; Sunrise Community Bank (51% owned), which commenced operations in February 2007 in Palm Desert, California; Issaquah Community Bank (51% owned), which commenced operations in July 2007 in Issaquah, Washington; USNY Bank (51% owned), which commenced operations in July 2007 in Geneva, New York; High Desert Bank (55% owned), which commenced operations in September 2007 in Bend, Oregon; Bank of Fort Bend (51% owned), which commenced operations in December 2007 in Sugar Land, Texas; and Bank of Las Colinas (51% owned), which commenced operations in December 2007 in Irving, Texas.

The Corporation is a controlled subsidiary of Capitol Bancorp Limited (“Capitol”), a national community-bank development company.

The Corporation and the Banks are engaged in a single business activity--banking.  The Banks provide a full range of banking services to individuals, businesses and other customers located in their communities.  The Banks focus their activities on meeting the various credit and other banking needs of entrepreneurs, professionals and other high net-worth individuals.  A variety of deposit products are offered, including checking, savings, money-market, individual retirement accounts and certificates of deposit.  The principal markets for the Banks' financial services are the communities in which the Banks are located and the areas immediately surrounding those communities.

The consolidated financial statements include the accounts of the Corporation and its majority-owned subsidiaries, after elimination of intercompany accounts and transactions, and after giving effect to applicable noncontrolling interests.

NOTE B—SIGNIFICANT ACCOUNTING POLICIES

Estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates because of the inherent subjectivity and inaccuracy of any estimation.

Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing), money-market funds and federal funds sold.  Generally, federal funds transactions are entered into for a one-day period.

Loans Held for Sale:  Loans held for sale represent residential real estate mortgage loans held for sale into the secondary market.  Loans held for sale are stated at the aggregate lower of cost or market.  Fees from the origination of loans held for sale are recognized in the period the loans are originated.

A4-23

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Investment Securities:  Investment securities available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax effect (accumulated other comprehensive income).  All other investment securities are classified as held for long-term investment and are carried at amortized cost.  Investments are classified at the date of purchase based on management's analysis of liquidity and other factors.  The adjusted cost of the specific securities sold is used to compute realized gains or losses.  Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans, Credit Risk and Allowance for Loan Losses:  Portfolio loans are carried at their principal balance based on management's intent and ability to hold such loans for the foreseeable future until maturity or repayment.

Credit risk arises from making loans and loan commitments in the ordinary course of business.  Substantially all portfolio loans are made to borrowers in the Banks' geographic area.  Consistent with the Banks' emphasis on business lending, there are concentrations of credit in loans secured by commercial real estate and less significant concentrations exist in loans secured by equipment and other business assets.  The maximum potential credit risk to the Banks and the Corporation, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding.  The Banks' management reduces exposure to losses from credit risk by requiring collateral and/or guarantees for loans granted and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance sheet date.  Management's determination of the adequacy of the allowance is based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors.  The allowance is increased by provisions charged to operations and reduced by net charge-offs.

Credit risk also arises from amounts of funds on deposit at other financial institutions (i.e., due from banks) to the extent balances exceed the limits of federal deposit insurance.  The Corporation monitors the financial position of such financial institutions to evaluate credit risk periodically.

Transfers of Financial Assets:  Transfers of financial assets are accounted for as sales when control over the transferred asset has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the bank does not maintain effective control over the transferred asset through an agreement to repurchase it before its maturity.  Transfers of financial assets are generally limited to commercial loans sold, which were insignificant for the periods presented, and the sale of residential mortgage loans into the secondary market, the extent of which is disclosed in the statements of cash flows.

A4-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Interest and Fees on Loans:  Interest income on loans is recognized based upon the principal balance of loans outstanding.  Direct costs of successful origination of portfolio loans generally exceed fees from loan originations (net deferred costs approximated $471,000 at December 31, 2008).

The accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest.  When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed.  Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in process of collection.

Premises and Equipment:  Premises and equipment are stated on the basis of cost.  Depreciation of equipment and furniture, which have estimated useful lives of three to seven years, is computed principally by the straight-line method.  Leasehold improvements are generally depreciated over the shorter of the respective lease term or estimated useful life.

Other Real Estate Owned:  Other real estate owned (none at December 31, 2008 and 2007) is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure.  These properties held for sale are carried at estimated fair value (net of estimated selling cost) at the date acquired and are periodically reviewed for subsequent changes in fair value.

Preopening and Start-up Costs:  Costs incurred prior to commencement of bank operations are charged to expense on the related opening date.  Such costs consisted primarily of salaries, wages and employee benefits.

Trust Assets and Related Income:  Customer property, other than funds on deposit, held in a fiduciary or agency capacity by the Banks are not included in the consolidated balance sheet because it is not an asset of the Banks or the Corporation.  Trust fee income is recorded on the accrual method.

Income Taxes:  Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.  If it is determined that realization of deferred tax assets is in doubt, a valuation allowance is required to reduce deferred tax assets to the amount which is more-likely-than-not realizable.  The effect on deferred income taxes of a change in tax laws or rates is recognized in income in the period that includes the enactment date.

Net Loss Per Share Attributable to CDBL VI:  Net loss per share attributable to CDBL VI is based on the weighted average number of common shares outstanding (16,825 shares).  There were no common stock equivalents or other forms of dilutive instruments for the periods presented.

A4-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Comprehensive Loss:  Comprehensive loss is the sum of net loss and certain other items which are charged or credited to stockholders' equity.  For the periods presented, the Corporation's only element of comprehensive loss other than net loss from operations was the change in the fair value adjustment for investment securities available for sale.  Accordingly, the elements and total of comprehensive loss are shown within the statement of changes in stockholders' equity presented herein.

New Accounting Standards:  In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, Fair Value Measurements, which provides a definition of fair value for accounting purposes, establishes a framework for measuring fair value and expands related financial statement disclosures.  Statement No. 157 does not require any new fair value measurements and was initially effective for the Corporation beginning January 1, 2008.  In February 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which defers the effective date of SFAS No. 157 until January 1, 2009 for nonfinancial assets and nonfinancial liabilities except those items recognized or disclosed at fair value on an annual or on a more frequently recurring basis.  The partial implementation of Statement No. 157 in 2008 (as permitted by FSP FAS 157-2) did not have a material effect on the Corporation's results of operations or financial position.  Fair value disclosures are set forth in Note M to the consolidated financial statements.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in results of operations at each reporting date.  Statement No. 159 was applied prospectively and implemented by the Corporation effective January 1, 2008.  As of December 31, 2008, the Corporation has not elected the fair value option.

In December 2007, the FASB issued Statement No. 141(R), Business Combinations, to further enhance the accounting and financial reporting related to business combinations.  Statement No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, (2) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase, (3) requires that acquisition-related and restructuring costs be recognized separately from the acquisition, generally charged to expense when incurred and (4) determines information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  Statement No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.  The effects of the Corporation's adoption of Statement No. 141(R) will depend upon the extent and magnitude of acquisitions after December 31, 2008.

A4-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

Also in December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, to create accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Statement No. 160 establishes accounting and reporting standards that require (1) the ownership interest in subsidiaries held by parties other than the parent to be clearly identified and presented in the consolidated balance sheet within equity, but separate from the parent's equity, (2) the amount of consolidated net income (loss) attributable to the parent and the noncontrolling interest to be clearly identified and presented on the face of the consolidated statement of income, (3) changes in a parent's ownership interest while the parent retains its controlling financial interest in its subsidiary to be accounted for consistently, (4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary to be initially measured at fair value and (5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  Statement No. 160 applies to years beginning on or after December 15, 2008.  This new guidance has been retrospectively adopted and the accompanying consolidated financial statements have been adjusted to reflect its implementation as of the beginning of the periods presented.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities about Transfers of Financial Assets and Variable Interest Entities.  This new guidance expands on disclosures regarding financial assets transferred in a securitization or asset-backed financing arrangement, servicing assets and information about variable-interest entities and became effective for the Corporation on December 31, 2008.  The new disclosure requirements had no material effect on the Corporation's consolidated financial statements, inasmuch as the Corporation has not engaged in securitizations or asset-backed financing arrangements, has no servicing assets or investments in variable-interest entities.

In February 2008, the FASB issued FSB FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.  The new guidance clarifies transfers and certain transactions' accounting subject to the provisions of FAS 140 and becomes effective January 1, 2009.  Management does not expect this new guidance to have a material impact on the Corporation's financial position or results of operations upon implementation.

Also recently, the FASB has issued several proposals to amend, supersede or interpret existing accounting standards which may impact the Corporation's consolidated financial statements at a later date:

•	Proposed amendment to Statement No. 128, Earnings per Share; and
•	FASB FSP to require recalculation of leveraged leases if the timing of tax benefits affect cash flows.

A4-27

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE B—SIGNIFICANT ACCOUNTING POLICIES—Continued

The Corporation's management has not completed its analysis of this new guidance (as proposed, where applicable) although it anticipates the potential impact (if finalized, where applicable) would not be material to the Corporation's consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies.  Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Corporation's consolidated financial statements.

NOTE C—INVESTMENT SECURITIES

At December 31, 2008, investment securities available for sale consisted of United States government agency securities with an amortized cost of $402,331 and estimated fair value of $407,906, scheduled to mature in two years (none at December 31, 2007).  As of December 31, 2008, the gross unrealized gain on this security was $5,575.

Investment securities held for long-term investment at December 31, 2008 (none at December 31, 2007) consisted of Federal Home Loan Bank stock.  Such investments in Federal Home Loan Bank stock are restricted and may only be resold to or redeemed by the issuer.

NOTE D—LOANS

Portfolio loans consisted of the following at December 31:

	2008	2007
Loans secured by real estate:
Commercial	$83,612,505	$25,470,472
Residential (including multi-family)	32,056,589	6,653,520
Construction, land development and other land	42,427,271	19,025,830
Total loans secured by real estate	158,096,365	51,149,822
Commercial and other business-purpose loans	51,934,007	21,251,301
Consumer	3,759,819	1,536,111
Other	7,373,035	4,393,222
Total portfolio loans	221,163,226	78,330,456
Less allowance for loan losses	(3,639,000)	(1,136,000)
Net portfolio loans	$217,524,226	$77,194,456

Transactions in the allowance for loan losses are summarized below:

	2008	2007
Balance at beginning of period	$1,136,000	$-0-
Provision charged to operations	2,545,051	1,136,000
Loans charged off (deduction)	(42,051)	--
Recoveries	--	--

Balance at December 31	$3,639,000	$1,136,000

A4-28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE D—LOANS—Continued

Nonperforming loans (i.e., loans which are 90 days or more past due and loans on nonaccrual status) as of December 31, 2008 (none as of December 31, 2007) are summarized below:

Nonaccrual loans:
Loans secured by real estate:
Construction, land development and other land	$195,000
Past due (>90 days) loans and accruing interest:
Construction, land development and other land	988,000
Total nonperforming loans	$1,183,000

If nonperforming loans had performed in accordance with their contractual terms during 2008, additional interest income of $4,000 would have been recorded.  At December 31, 2008, there were no material amounts of loans which were restructured or otherwise renegotiated as a concession to troubled borrowers.

Loans are considered impaired when it is probable that all amounts due according to the contractual terms of a loan agreement will not be collected, including contractually scheduled interest and principal payments.  Impaired loans, which are included in nonperforming loans, were $195,000 as of December 31, 2008 (none as of December 31, 2007) and did not have an allowance requirement.

Impaired loans which do not have an allowance requirement include collateral-dependent loans for which direct write-downs have been made (when necessary) and, accordingly, no allowance requirement or allocation is necessary.  During 2008, the average recorded investment in impaired loans approximated $39,000.  Interest income is recorded on impaired loans if not on nonaccrual status, or may be recorded on a cash basis in some circumstances, if such payments are not credited to principal.  In 2008, no interest income was recorded on impaired loans.

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A4-29

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE D—LOANS—Continued

The amounts of the allowance for loan losses allocated in the following table are based on management's estimate of losses inherent in the portfolio at the balance sheet date, and should not be interpreted as an indication of future charge-offs:

	December 31, 2008		December 31, 2007
	Amount	Percentage of Total Portfolio Loans	Amount	Percentage of Total Portfolio Loans

Loans secured by real estate:
Commercial	$1,301,000	0.59%	$338,000	0.43%
Residential (including multi-family)	441,000	0.20	92,000	0.12
Construction, land development and other land	787,000	0.35	260,000	0.33
Total loans secured by real estate	2,529,000	1.14	690,000	0.88
Commercial and other business-purpose loans	940,000	0.43	369,000	0.47
Consumer	64,000	0.03	26,000	0.03
Other	106,000	0.05	51,000	0.07

Total allowance for loan losses	$3,639,000	1.65%	$1,136,000	1.45%

NOTE E—RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Banks make loans to officers and directors of the Corporation and its subsidiary including their immediate families and companies in which they are principal owners.  At December 31, 2008 total loans to these persons approximated $16,900,000 ($11,418,000 as of December 31, 2007).  During 2008, $9,558,000 of new loans were made to these persons and repayments totaled $4,076,000.  Such loans are made at the Banks' normal credit terms.

Such officers and directors of the Banks (and their associates, family and/or affiliates) are also depositors of the Banks and those deposits, as of December 31, 2008 and 2007, approximated $17.1 million and $5.4 million, respectively.  Such deposits are similarly made at the Banks' normal terms as to interest rate, term and deposit insurance.

The Banks purchase certain data processing and management services from Capitol.  Amounts paid for such services aggregated $2,059,000 and $876,000 in 2008 and 2007, respectively (none in 2006).

A4-30

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE F—PREMISES AND EQUIPMENT

Major classes of premises and equipment consisted of the following at December 31:

	2008	2007
Leasehold improvements	$2,513,174	$1,391,563
Equipment and furniture	2,585,607	2,057,079
	5,098,781	3,448,642
Less accumulated depreciation	(1,003,830)	(294,860)

	$4,094,951	$3,153,782

The Banks rent office space under operating leases.  Rent expense under these lease agreements approximated $948,000, $484,000 and $16,000 in 2008, 2007 and 2006, respectively, net of sublease income of $103,000 and $38,000 in 2008 and 2007, respectively (none in 2006).

At December 31, 2008 future minimum rental payments under operating leases that have initial or remaining noncancelable lease terms in excess of one year were as follows:

2009	$1,155,000
2010	1,178,000
2011	1,190,000
2012	1,098,000
2013	893,000
2014 and thereafter	1,067,000

Total	$6,581,000

NOTE G—DEPOSITS

The aggregate amount of time deposits of $100,000 or more approximated $50.4 million and $6.6 million as of December 31, 2008 and 2007, respectively.

At December 31, 2008, the scheduled maturities of time deposits were as follows:

2009	$101,101,000
2010	12,005,000
2011	2,107,000
2012	698,000
2013	443,000

Total	$116,354,000

A4-31

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE H—DEBT OBLIGATIONS

Debt obligations consisted of the following at December 31:

	2008	2007
Borrowings from Federal Home Loan Bank	$999,400
Notes payable to Capitol	18,400,000	$16,400,000

	$19,399,400	$16,400,000

Borrowings from the Federal Home Loan Bank (FHLB) represent advances secured by certain portfolio residential real estate mortgage loans and other eligible collateral.  Such FHLB advances become due at varying dates and bear interest at market short-term rates (approximately 2.60% at December 31, 2008).  At December 31, 2008, assets pledged to secure these credit facilities approximated $6.4 million and unused lines of credit under these facilities approximated $5.4 million.

Notes payable to Capitol are due on demand and bear interest from 6.75% to 9.00%, payable monthly.

At December 31, 2008, scheduled debt maturities of debt obligations were as follows:

2009	$18,400,000
2011	999,400

Total	$19,399,400

NOTE I—STOCKHOLDERS' EQUITY

The Corporation's common stock consists of two classes outstanding at December 31, 2008 and 2007:

Class A	1,000
Class B	15,825

Total shares issued and outstanding	16,825

All of the outstanding Class A shares are voting and are owned by Capitol.  All of the Class B shares are owned by accredited investors and are nonvoting, except in certain limited circumstances.

Each share of Class B common stock is convertible, on or after September 15, 2010, into Class A common stock of the Corporation on a share-for-share basis.

A4-32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE I—STOCKHOLDERS' EQUITY—Continued

In conjunction with Capitol's purchase of the Corporation's Class A common stock, warrants were issued to Capitol in a number sufficient to ensure it will retain at least 51% voting control of the Corporation in the event the Corporation's outstanding Class B common stock is converted into Class A common stock.  Each warrant permits the holder to purchase one share of Class A common stock for $2,000 per share and expires four years after issuance of the warrant.

The Corporation has entered into an antidilution agreement with Capitol which permits Capitol to maintain 51% voting control of the Corporation.

NOTE J—EMPLOYEE RETIREMENT PLAN

Eligible employees participate in a multi-employer employee 401(k) retirement plan.  The Plan provides for employer contributions in amounts determined annually by the Corporation's board of directors.  Eligible employees make voluntary contributions to the Plan.  Contributions to the Plan charged to expense approximated $188,000 and $63,000 in 2008 and 2007, respectively (none in 2006).

NOTE K—OTHER NONINTEREST EXPENSE

The more significant elements of other noninterest expense consisted of the following:

	2008	2007	2006
Contracted data processing and administrative services	$2,073,579	$883,996
Bank services (ATMs, telephone banking and Internet banking)	176,040	80,380
Advertising	169,995	88,841
Travel, lodging and meals	193,389	104,919
FDIC insurance premiums and other regulatory fees	149,662	27,468
Telephone	114,965	48,594
Paper, printing and supplies	255,245	225,115
Other	751,692	1,155,520	$342,094

	$3,884,567	$2,614,833	$342,094

NOTE L—INCOME TAXES

The credit for income taxes consisted of the following components:

	2008	2007	2006
Federal:
Current expense	$-0-	$-0-	$-0-
Deferred credit	2,994,000	3,471,000	322,000
State deferred credit	289,200	341,600

	$3,283,200	$3,812,600	$322,000

A4-33

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE L—INCOME TAXES—Continued

Net federal deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007
Allowance for loan losses	$1,238,000	$388,000
Net operating loss carryforwards	4,770,000	2,167,000
Organizational costs	1,183,000	1,270,000
Other, net	(404,000)	(32,000)

	$6,787,000	$3,793,000

Net state deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

	2008	2007
Allowance for loan losses	$139,900	$49,900
Net operating loss carryforwards	390,600	143,800
Organizational costs	136,600	146,800
Other, net	(36,300)	1,100

	$630,800	$341,600

The Corporation and the Banks have net operating loss carryforwards, which may reduce income taxes payable in future periods.  Federal net operating loss carryforwards approximated $14,025,000 at December 31, 2008, $919,000 of which expires in 2026, $5,693,000 of which expires in 2027 and $7,413,000 of which expires in 2028.  State net operating loss carryforwards approximated $4,614,000 at December 31, 2008, $829,000 of which expires in 2017, $921,000 of which expires in 2018, $301,000 of which expires in 2022, $850,000 of which expires in 2023, $501,000 of which expires in 2027 and $1,212,000 of which expires in 2028.  Management believes that, based on its tax planning strategies and estimate of future taxable income, it is more likely than not the Corporation will generate sufficient taxable income to fully utilize the net deferred tax assets.

In conjunction with its annual review, management concluded that there were no significant uncertain tax positions requiring recognition in the financial statements.  The evaluation was performed for the tax years of 2006, 2007 and 2008, the tax years which remain subject to examination by major tax jurisdictions and was updated as of December 31, 2008.

The Corporation may from time to time be assessed interest or penalties associated with tax liabilities by major tax jurisdictions, although any such assessments are estimated to be minimal and immaterial.  To the extent the Corporation has received an assessment for interest and/or penalties, it has been classified in the statements of operations as a component of other noninterest expense.

A4-34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE M—FAIR VALUE

Effective January 1, 2008, the Corporation implemented FAS No. 157, as discussed in Note B.  FAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  A fair value measurement assumes that a transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability.  The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability is not to be adjusted for transaction costs.  An orderly transaction is one that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

FAS No. 157 requires the use of valuation techniques which are consistent with a market approach, income approach and/or cost method.  The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.  The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis.  The cost method is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).  Valuation techniques are to be consistently applied.  Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability.  Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  In that regard, FAS No. 157 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The fair value hierarchy follows:

Level 1:  Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:  Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:  Significant unobservable inputs that reflect the reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

A4-35

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE M—FAIR VALUE—Continued

The following is a description of the Corporation's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis.  Fair value measurement is based on quoted prices, when available.  If quoted prices are not available, fair values are measured using independent pricing models, as Level 2 values.

Mortgage loans held for sale:  Mortgage loans held for sale are carried at the lower of cost or fair value and are measured on a nonrecurring basis.  Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Loans:  The Corporation does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of the collateral.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors.  Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability.  Additionally, there may be inherent weaknesses in any calculation technique and, further, changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.

The balances of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 were as follows:

	Total	Significant Other Observable Inputs (Level 2)

Securities available for sale	$407,906	$407,906

The balances of assets and liabilities, other than mortgage loans held for sale, measured at fair value on a nonrecurring basis as of December 31, 2008 were immaterial.

The Corporation will apply the fair value measurement and disclosure provisions of FAS No. 157 effective January 1, 2009 to nonfinancial assets and liabilities measured on a nonrecurring basis.  The Corporation measures the fair value of the following on a nonrecurring basis:  (1) long-lived assets and (2) foreclosed assets.

A4-36

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE M—FAIR VALUE—Continued

Carrying values and estimated fair values of financial instruments for FAS No. 107 disclosure purposes were as follows at December 31 (in $1,000s):

	2008		2007
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets:
Cash and cash equivalents	$38,110	$38,110	$24,202	$24,202
Loans held for sale	417	417
Investment securities available for sale	408	408
Investment securities held for long-term investment	16	16
Portfolio loans:
Loans secured by real estate:
Commercial	83,613	83,883	25,472	25,521
Residential (including multi-family)	32,057	32,248	6,654	6,665
Construction, land development and other land	42,427	42,366	19,026	19,051
Total loans secured by real estate	158,097	158,497	51,152	51,237
Commercial and other business-purpose loans	51,934	51,945	21,251	21,226
Consumer	3,759	3,771	1,536	1,500
Other	7,372	7,245	4,391	4,386
Total portfolio loans	221,162	221,458	78,330	78,349
Less allowance for loan losses	(3,639)	(3,639)	(1,136)	(1,136)
Net portfolio loans	217,523	217,819	77,196	77,213

Financial Liabilities:
Deposits:
Noninterest-bearing	39,294	39,294	10,450	10,450
Interest-bearing:
Demand accounts	62,956	62,956	23,236	23,234
Time certificates of less than $100,000	65,931	66,257	15,132	15,160
Time certificates of $100,000 or more	50,423	50,525	6,507	6,509
Total interest-bearing	179,310	179,738	44,875	44,903
Total deposits	218,604	219,032	55,325	55,353
Notes payable	19,399	19,399	16,400	16,400

Estimated fair values of financial assets and liabilities in the preceding table are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available).  For example, the estimated fair values of portfolio loans, time deposits and debt obligations were determined through discounted cash flow computations.  Such estimates of fair value are not intended to represent market value or portfolio liquidation value, and only represent an estimate of fair values based on current financial reporting requirements.

A4-37

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE M—FAIR VALUE—Continued

Given current market conditions, a portion of the loan portfolio is not readily marketable and market prices do not exist.  The Corporation has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments in accordance with the definition in FAS No. 157.  Since negotiated prices in illiquid markets depend upon the then present motivations of the buyer and seller, it is reasonable to assume that actual sales prices could vary widely from any estimate of fair value made without the benefit of negotiations.  Additionally, changes in market interest rates can dramatically impact the value of financial instruments in a short period of time.  Accordingly, the fair value measurements for loans included in the preceding table above are unlikely to represent the instruments' liquidation values.

NOTE N—COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, loan commitments are made to accommodate the financial needs of bank customers.  Loan commitments include stand-by letters of credit, lines of credit, and other commitments for commercial, installment and mortgage loans.  Stand-by letters of credit, when issued, commit the Banks to make payments on behalf of customers if certain specified future events occur and are used infrequently by the Banks ($101,000 at December 31, 2008 and none at December 31, 2007).  Other loan commitments outstanding consist of unused lines of credit and approved, but unfunded, specific loan commitments ($50.7 million and $36.6 million at December 31, 2008 and 2007, respectively).  These loan commitments (stand-by letters of credit and unfunded loans) generally expire within one year and are reviewed periodically for continuance or renewal.

All loan commitments have credit risk essentially the same as that involved in routinely making loans to customers and are made subject to the Banks' normal credit policies.  In making these loan commitments, collateral and/or personal guarantees of the borrowers are generally obtained based on management's credit assessment.

The Banks are required to maintain an average reserve balance in the form of cash on hand and balances due from the Federal Reserve Bank and certain correspondent banks.  The amount of reserve balances required as of December 31, 2008 and 2007 was $324,000 and $150,000, respectively.

Deposits at the Banks are insured up to the maximum amount covered by FDIC insurance.

NOTE O—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS

Current banking regulations restrict the ability to transfer funds from subsidiaries to their parent in the form of cash dividends, loans or advances.  Subject to various regulatory capital requirements, bank subsidiaries' current and retained earnings are available for distribution as dividends to the Corporation (and other bank shareholders, as applicable) without prior approval from regulatory authorities.  Substantially all of the remaining net assets of the subsidiary are restricted as to payments to the Corporation.

A4-38

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE O—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS—Continued

Federal financial institution regulatory agencies have established certain risk-based capital guidelines for banks and bank holding companies.  Those guidelines require all banks and bank holding companies to maintain certain minimum ratios and related amounts based on “Tier 1” and “Tier 2” capital and “risk-weighted assets” as defined and periodically prescribed by the respective regulatory agencies.  Failure to meet these capital requirements can result in severe regulatory enforcement action or other adverse consequences for a depository institution and, accordingly, could have a material impact on the Corporation's consolidated financial statements.

Under the regulatory capital adequacy guidelines and related framework for prompt corrective action, the specific capital requirements involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices.  The capital amounts and classifications are also subject to qualitative judgments by regulatory agencies with regard to components, risk weighting and other factors.

As a condition of their charter approval, de novo banks are generally required to maintain a core capital (Tier 1) to average total assets ratio of not less than 8% and an allowance for loan losses of not less than 1% for the first three years of operations.

As of December 31, 2008, the most recent notifications received by the Banks from regulatory agencies have advised that the Banks are classified as “well capitalized” as defined by the applicable agencies.  There are no conditions or events since those notifications that management believes would change the regulatory classification of the Banks.

Management believes, as of December 31, 2008, that the Corporation and the Banks meet all capital adequacy requirements to which the entities are subject.

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A4-39

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE O—DIVIDEND LIMITATIONS OF SUBSIDIARIES AND OTHER CAPITAL REQUIREMENTS—Continued

The following table summarizes the amounts (in thousands) and related ratios of the Corporation's consolidated regulatory capital position as of December 31:

	2008		2007
Tier 1 capital to average total assets:
Minimum required amount	$	≥ 20,533	$	≥ 7,301
Actual amount		$30,793		$36,699
Ratio		12.00%		40.21%

Tier 1 capital to risk-weighted assets:
Minimum required amount(1)	$	≥ 8,955	$	≥ 3,807
Actual amount		$30,793		$36,699
Ratio		13.76%		38.56%

Combined Tier 1 and Tier 2 capital to risk-
weighted assets:
Minimum required amount(2)	$	≥ 17,909	$	≥ 7,615
Amount required to meet "Well-Capitalized”
category(3)	$	≥ 22,387	$	≥ 9,519
Actual amount		$33,602		$37,835
Ratio		15.01%		39.75%

(1)	The minimum required ratio of Tier 1 capital to risk-weighted assets is 4%.
(2)	The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets is 8%.
(3)	In order to be classified as a ‘well-capitalized’ institution, the ratio of Tier 1 and Tier 2 capital to risk-weighted assets must be 10% or more.

NOTE P—PARENT COMPANY FINANCIAL INFORMATION

Condensed Balance Sheets

	December 31
	2008	2007
ASSETS
Money market funds on deposit with affiliated banks	$1,280,401	$496,463
Investments in subsidiaries	23,891,784	26,523,879
Other assets	1,600,479	1,182,851

TOTAL ASSETS	$26,772,664	$28,203,193

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, accrued expenses and other liabilities	$6,300
Debt obligations	18,400,000	$16,400,000
Stockholders' equity attributable to CDBL VI	8,366,364	11,803,193

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$26,772,664	$28,203,193

A4-40

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE P—PARENT COMPANY FINANCIAL INFORMATION—Continued

Condensed Statements of Operations

	Year Ended December 31		Period Ended December 31,
	2008	2007	2006
Interest income	$15,417	$155,438	$101,118
Expenses:
Interest expense	1,217,950	227,025
Salary and employee benefits		1,596,663	652,464
Occupancy		32,450	16,137
Equipment rent and depreciation	3,052	10,063	4,305
Other	19,829	831,770	347,186
Total expenses	1,240,831	2,697,971	1,020,092
Income before equity in net losses of consolidated subsidiaries and federal income taxes	(1,225,414)	(2,542,533)	(918,973)
Equity in undistributed net losses of consolidated subsidiaries	2,632,095	2,662,301
Loss before federal income taxes	(3,857,509)	(5,204,834)	(918,973)
Federal income tax credit	(417,000)	(855,000)	(322,000)

NET LOSS ATTRIBUTABLE TO CDBL VI	$(3,440,509)	$(4,349,834)	$(596,973)

Condensed Statements of Cash Flows

	Year Ended December 31		Period Ended December 31,
	2008	2007	2006
OPERATING ACTIVITIES
Net loss for the period	$(3,440,509)	$(4,349,835)	$(596,973)
Adjustments to reconcile net loss to net cash used by operating activities:
Equity in undistributed net losses of subsidiaries	2,632,095	2,662,301
Depreciation of premises and equipment	3,052	763
Deferred federal income tax credit	(417,000)	(855,000)	(322,000)
Decrease (increase) in other assets		79,999	(80,000)
Increase in other liabilities	6,300
NET CASH USED BY OPERATING ACTIVITIES	(1,216,062)	(2,461,771)	(998,973)

INVESTING ACTIVITIES
Net cash investments in subsidiaries		(29,186,180)
Purchases of premises and equipment		(6,613)
NET CASH USED BY INVESTING ACTIVITIES		(29,192,793)

FINANCING ACTIVITIES
Net borrowings from debt obligations	2,000,000	16,400,000
Net proceeds from issuance of common stock			16,750,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,000,000	16,400,000	16,750,000
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	783,938	(15,254,564)	15,751,027
Cash and cash equivalents at beginning of period	496,463	15,751,027	-0-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,280,401	$496,463	$15,751,027

A4-41

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitol Development Bancorp Limited VI

NOTE Q—SUBSEQUENT EVENT

On May 22, 2009, the FDIC adopted a final rule imposing a 5 basis-point special assessment on each insured depository institution's assets minus Tier 1 capital as of June 30, subject to a maximum amount based on 10 basis-points applied to the institution's assessment base for the second quarter of 2009.  The amount of the special assessment for the Corporation's bank subsidiaries is estimated to approximate $135,000.  The special assessment is payable September 30, 2009 and the FDIC has announced that an additional special assessment of up to 5 basis-points later in 2009 is probable, but the amount is uncertain.

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A4-42

ANNEX B

EXCHANGE OFFER SUPPLEMENT DATED SEPTEMBER 30, 2009
TO

Offer to Exchange Each Outstanding Share of Class A Common Stock

of
Capitol Development Bancorp Limited III

for shares of Trust-Preferred Securities issued by Capitol Trust XII, a Delaware statutory trust and shares of Capitol Bancorp Ltd.’s Series
A Noncumulative Convertible Perpetual Preferred Stock

by

CAPITOL BANCORP LTD.

This Exchange Offer Supplement amends and supplements, solely as it relates to Capitol Development Bancorp Limited III (“CDBL III”), the previously distributed Exchange Offer, dated September 23, 2009, which we refer to as the original Exchange Offer, and the related letter of transmittal. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Exchange Offer.

On September 30, Capitol Bancorp Ltd. (“Capitol”) filed an amendment No. 8 to the registration statement on Form S-4 with the Securities and Exchange Commission furnishing the information contained herein, as well as other information, and may file further amendments thereto with respect to the Exchange Offer. The Form S-4 and any and all amendments thereto, including exhibits, may be examined and copies may be obtained from the Securities and Exchange Commission in the manner described in the section “Where You Can Find More Information” on page 110 of the original Exchange Offer.

This Exchange Offer Supplement contains important changes and should be read carefully and in its entirety in conjunction with the original Exchange Offer and the related letter of transmittal. Except as modified by this Exchange Offer Supplement and any amendments to Form S-4, the terms and conditions set forth in the original Exchange Offer remain applicable to the exchange offer in all respects.

IMPORTANT NOTICE

On September 23, 2009, the Board of Directors of CDBL III took action to convert each issued and outstanding share of Class B Common Stock of CDBL III into a share of Class A Common Stock of CDBL III.  This means that the shares that you now have full voting rights under the Michigan Business Corporation Act, as amended (the “MBCA”) the result of which  may impact your decision to participate in the Exchange Offer or exercise your withdrawal rights.

IF YOU WISH TO CONTINUE TO HOLD YOUR SHARES OF CLASS A COMMON STOCK OF CDBL III AND HAVE PREVIOUSLY SUBMITTED A LETTER OF TRANSMITTAL TO CAPITOL, YOU MUST RETURN THE ENCLOSED WITHDRAWAL FORM.   UNLESS WE RECEIVE AN EXECUTED WITHDRAWAL FORM FROM YOU PRIOR TO THE CLOSING OF THE EXCHANGE OFFER, WE WILL DEEM YOUR PREVIOUSLY TENDERED SHARES TO BE VALIDLY TENDERED AND SUBJECT TO CAPITOL’S ACCEPTANCE PURSUANT TO THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER.

Effect of the Conversion

As a result of the conversion that occurred on September 23, 2009, each issued and outstanding share of Class B Common Stock of CDBL III was automatically converted in one share of Class A Common Stock of CDBL III.  Each share of Class A Common Stock is entitled to one vote on each of the matters submitted to a vote of the shareholders of CDBL III under the MBCA.  Such additional voting rights would include the right to:

•	elect directors to CDBL III’s Board of Directors;
•	call a special meeting of shareholders pursuant to CDBL III’s Bylaws (66 2/3% is required);
•	remove directors from CDBL III’s Board of Directors;
•	amend CDBL III’s Articles of Incorporation; and
•	amend the Bylaws of CDBL III.

As a result of the conversion, Capitol now owns 6.35% of the voting shares of CDBL III, with the remaining CDBL III shareholders owning 93.65% of the voting shares of CDBL III.  If you do not tender your shares pursuant to the terms and conditions of the Exchange Offer you will remain a shareholder of a private company with no current opportunities for liquidity.  Additionally, you should be aware that CDBL III is also subject to the terms and conditions of the agreement with the Federal Reserve Bank of Chicago (“Federal Reserve”) dated September 21, 2009 previously disclosed by Capitol in a Form 8-K filed by Capitol on September 25, 2009.  Among other restrictions set forth in the agreement with the Federal Reserve, both Capitol and CDBL III will be prohibited from paying dividends in the near future.

EXTENSION OF EXPIRATION DATE

The Exchange Offer for CDBL III has been extended and will now expire at 11:59 p.m., Michigan time, on October 14, 2009 unless further extended or earlier terminated by Capitol. Throughout the original Exchange Offer and related letter of transmittal, all references to September 21, 2009 as the Expiration Date for the purposes of CDBL III are amended to refer instead to October 14, 2009. We may further extend the Expiration Date for any reason. Capitol will announce any further extensions by press release or other permitted means no later than 9:00 a.m., Michigan time, on the business day after the previously scheduled Expiration Date.

COMPARISON OF RIGHTS BETWEEN THE TRUST-PREFERRED
SECURITIES AND SHARES OF CDBL III’S CLASS A COMMON STOCK

The following briefly summarizes the material differences between the rights of holders of CDBL III’s Class A Common Stock as currently in effect and of holders of the Trust Preferred Securities to be issued in the Exchange Offer. You are encouraged to read CDBL III’s articles of incorporation and bylaws, the amended and restated trust agreement of the Trust, the Statutory Trust Act of the State of Delaware, the Trust Indenture Act, applicable Michigan and Delaware law and other documents referred to herein.

Governing Documents

Trust Preferred Securities: Holders of Trust Preferred Securities have their rights set forth in the Amended and Restated Trust Agreement, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.

Shares of CDBL III’s Class A Common Stock:  Holders of shares of CDBL III’s Class A Common Stock have their rights set forth in CDBL III’s articles of incorporation (as amended), the bylaws and Michigan law.

Dividends and Distributions

Trust Preferred Securities:  Holders of the Trust Preferred Securities are entitled to receive cumulative distributions at the annual rate of 10.50% of their liquidation amount payable quarterly in arrears.

The funds available to the Trust for distributions on the Trust Preferred Securities are limited to payments received from us on the underlying Debentures held by the Trust. Capitol may defer interest payments on the Debentures for up to twenty (20) consecutive quarters, provided no deferral period will extend beyond the maturity date of the underlying Debentures. If Capitol elects to defer interest payments on the Debentures, distributions on the Trust Preferred Securities will also be deferred. Interest payments on the Debentures continue to accrue during deferral periods and, as a result, deferred interest payments on the Trust Preferred Securities will accrue additional interest at 10.5%, to the extent permitted by applicable law. During a deferral period, Capitol cannot pay any dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock, except in some circumstances.

Shares of CDBL III’s Class A Common Stock:  Holders of shares of Class A Common Stock of CDBL III are entitled to receive dividends when, as and if declared by CDBL III’s board of directors, subject to the restrictions set forth in the agreement with the Federal Reserve.

Ranking

Trust Preferred Securities: The Trust Preferred Securities rank senior to shares of Capitol’s common stock with respect to rights upon Capitol’s liquidation, dissolution or winding up.  The liquidation amount of the Trust Preferred Securities is $10 per security, plus any accrued and unpaid distributions on such Trust Preferred Security.

Shares of a CDBL’s Class A Common Stock:  Shares of CDBL III’s Class A Common are on parity with all of CDBL III’s other securities and indebtedness with respect to dividend rights and rights upon CDBL III’s liquidation, dissolution and winding up.

Conversion Rights

Trust Preferred Securities: The Trust Preferred Securities are not convertible into shares of Capitol’s common stock or other securities.

Shares of CDBL III’s Class A Common Stock:  Shares of CDBL III’s Class A Common Stock are not convertible.

Voting Rights

Trust Preferred Securities:  Generally, holders of the Trust Preferred Securities do not have any voting rights with respect to Capitol, but do have the right to vote on modifications to certain documents governing the Trust Preferred Securities.

Shares of CDBL III’s Class A Common Stock:  Each share of CDBL III’s Class A Common Stock is entitled to one vote on matters submitted to a vote of the shareholders of CDBL III.

Redemption

Trust Preferred Securities:  Capitol may redeem the Debentures issued to the Trust at any time, on or after September 30, 2013, in whole or in part. Capitol may redeem the Debentures issued to the Trust in whole, but not in part, at any time if certain changes occur in tax or investment company laws or regulations, or in the treatment of the Trust Preferred Securities as Tier 1 capital of Capitol under the applicable capital guidelines of the Federal Reserve.

Capitol may redeem the Debentures issued to Trust at 100% of their principal amount plus accrued and unpaid interest through the redemption date.

The Trust will redeem the Trust Preferred Securities and the Trust’s common securities on the dates and to the extent Capitol redeems the Debentures. The redemption price for the Trust Preferred Securities will be the total liquidation amount of $10 per trust preferred security plus accumulated and unpaid distributions to the date of redemption. If the Trust redeems less than all the outstanding Trust Preferred Securities and common securities then the Trust will redeem each on   a pro rata   basis.

The Trust Preferred Securities are not redeemable at the option of the holders.

Shares of CDBL III’s Class A Common Stock: CDBL III has no obligation or right to redeem shares of its common stock.

Listing

Trust Preferred Securities: The Trust Preferred Securities are listed for trading on the NYSE under the symbol “CBC PrB.”

Shares of CDBL III’s Class A Common Stock: The shares of CDBL III’s Class A Common Stock are not listed for trading on any exchange.

COMPARISON OF SHAREHOLDER RIGHTS

Holders of shares of CDBL III’s Class A Common Stock who elect to accept and participate in the Exchange Offer will become holders of shares of the Series A Preferred which are convertible into shares of Capitol’s common stock.  Capitol and CDBL III are organized under the laws of the State of Michigan.  The following is a summary of the material differences between (a) the current rights of CDBL III’s Class A and Class B shareholders under Michigan law and CDBL III’s articles of incorporation and bylaws, each as amended to date and (b) the current rights of shares of the Series A Preferred and common stock under Michigan law and Capitol’s articles of incorporation and bylaws.  The following summary is not a complete statement of the rights of shareholders of the companies or a complete description of the specific provisions referred to below.  For additional information which may be relevant, see the Michigan Business Corporation Act and Capitol and the CDBLs’ constituent documents, which you should read in their entirety.  Copies of Capitol’s constituent documents have been filed with the SEC.  Copies of CDBL III’s constituent documents have also been filed as Exhibit 99.5 to the registration statement on Form S-4 related to the Exchange Offer that was filed by Capitol with the SEC on September 4, 2009.  To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”

	Class B Common Stock of CDBL III	Class A Common Stock of CDBL III	Capitol Series A Preferred Stock	Capitol Common Stock
Authorized Capital Stock	51,000 shares of Common Stock 36,000 shares of Class A Voting	15,000 shares of Class B Non-Voting	666,830	50,000,000
Voting Rights	Class B Common Stock (limited voting rights)	Class A Common Stock (full voting rights under the MBCA)	None, except as required by Michigan law	Full voting rights under the MBCA
Preemptive Rights	None	None	None	None
Quorum Requirements	Majority	Majority	Majority	Majority
Annual Meetings of Shareholders	Called by the Board of Directors for the Class A Common Stock	Called by the Board of Directors for the Class A Common Stock	Called by CEO, majority of the Board or shareholders representing 25% of the shares entitled to vote	Called by the Board
Shareholder Action by Written Consent	Yes, by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take action at a shareholder meeting	Yes, by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take action at a shareholder meeting	No	Yes, if unanimous
Inspection of Voting List of Shareholders	Inspector may be appointed by the Board, by the person presiding at shareholders’ meeting or by the request of a shareholder	Inspector may be appointed by the Board, by the person presiding at shareholders’ meeting or by the request of a shareholder	Not Applicable	Inspector may be appointed by the Board, by the person presiding at shareholders’ meeting or by the request of a shareholder
Classification of the Board of Directors	No	No	No	Yes
Election of the Board of Directors	Elected Annually by the holders of shares of the Class A Common Stock	Elected Annually by the holders of shares of the Class A Common Stock	Nonvoting	One class is elected annually by shareholders to serve a term of three years; the board is divided into three classes
Cumulative Voting	No	No	No	No
Number of Directors	1-25	1-25	5-25	5-25
Removal of Directors	By a majority of the outstanding shares of Class A Common Stock at a Special Meeting of Directors	By a majority of the outstanding shares of Class A Common Stock at a Special Meeting of Directors	By a majority of the outstanding shares of stock entitled to vote	By a majority of the outstanding shares of stock entitled to vote
Vacancies on the Board of Directors	May be filled by a majority of the Board of Directors	May be filled by a majority of the Board of Directors	Nonvoting	May be filled by shareholders or by a majority of the Board of Directors
Liability of Directors	Eliminated to the fullest extent provided by law	Eliminated to the fullest extent provided by law	Eliminated to the fullest extent provided by law	Eliminated to the fullest extent provided by law
Indemnification of Directors, Officers, Employees or Agents	Yes	Yes	Yes	Yes
Amendments to Articles of Incorporation	By a majority of the outstanding shares of the Class A Common Stock	By a majority of the outstanding shares of the Class A Common Stock	Nonvoting	By a majority of the outstanding shares of stock entitled to vote
Amendments to Bylaws	By a majority of the outstanding shares entitled to vote or a majority of directors	By a majority of the outstanding shares entitled to vote or a majority of directors	Nonvoting	By majority of the outstanding shares or a majority of directors

This Exchange Offer Supplement is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. Solicitation of offers to exchange shares of CDBL III will only be made pursuant to the effective registration statement that Capitol will file with the SEC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE EXCHANGE OFFER OR OF THE SECURITIES TO BE ISSUED IN THE EXCHANGE OFFER OR DETERMINED IF THIS EXCHANGE OFFER SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Exchange Offer Supplement is September 30, 2009.

PART II – Information Not Required in Prospectus

Item 20.  Indemnification of Directors and Officers.

Michigan Business Corporation Act

Capitol is organized under the Michigan Business Corporation Act (the “MBCA”) which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.  If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.  Capitol has obtained a policy of directors’ and officers’ liability insurance.

The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty.  However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act.  If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses reasonably incurred in the action.  The foregoing does not apply if the director’s actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

Capitol’s Articles of Incorporation and Bylaws

Capitol’s articles of incorporation limit the personal liability of directors for a breach of their fiduciary duty except under the circumstances required to be excepted under Michigan law described above.

Capitol’s bylaws generally require Capitol to indemnify officers and directors to the fullest extent legally possible under the MBCA and provide that similar indemnification may be afforded employees and agents.  In addition, the bylaws require Capitol to indemnify any person who, while serving as an officer or director of Capitol, is or was serving at the request of Capitol as a director, officer, partner, trustee, employee or agent of another entity to the same degree as the foregoing indemnification of directors and officers.  Capitol’s bylaws further provide for the advancement of litigation expenses under certain circumstances.

The Trust

Under the amended and restated trust agreement of each Issuer Trust, Capitol Bancorp Ltd. agreed to indemnify each of the trustees of the trust and any predecessor trustees, and to hold such trustees harmless, against any loss, damage, claims, liability, penalty or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance of administration of such trust agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under any applicable trust agreement or amended and restated trust agreement, forms of which are exhibits to Capitol’s registration statement or were filed as an exhibit to a Current Report on Form 8-K and incorporated into this registration statement by reference.

Insurance

In addition, Capitol has purchased insurance policies that provide coverage for its directors and officers in certain situations where Capitol cannot directly indemnify such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 21.  Exhibits And Financial Statement Schedules.

(a)           Exhibits.

Reference is made to the Exhibit Index attached to the Registration Statement.

(b)
All Financial Statements Schedules are omitted in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto that are incorporated herein by reference.

(c)	Reference is made to Appendix C.

Item 22.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes:

(1)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(2)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lansing, Michigan on  September 30 , 2009.

Capitol Bancorp Ltd.

By: /s/ Joseph D. Reid
Name: JOSEPH D. REID
Title:  Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph D. Reid, Cristin K. Reid, and Lee W. Hendrickson and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on  September 30 , 2009.

Signature	Title

* Joseph D. Reid	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)

* Lee W. Hendrickson	Chief Financial Officer (Principal Financial and Accounting Officer)

* Cristin K. Reid	Corporate President and Director

* David O’Leary	Secretary, Director

* Paul R. Ballard	Director

* David L. Becker	Director

* Michael J. Devine	Director

_____________________ James C. Epolito	Director

Signature	Title

_____________________ Gary A. Falkenberg	Director

* Joel I. Ferguson	Director

* Kathleen A. Gaskin	Director

* H. Nicholas Genova	Director

* Steven Maas	Director

* Richard A. Henderson	Director

* Lewis D. Johns	Director

* Michael L. Kasten	Vice Chairman, Director

* John S. Lewis	President of Bank Performance, Director

* Lyle W. Miller	Vice Chairman, Director

* Myrl D. Nofziger	Director

* Ronald K. Sable	Director

*By:  /s/ Joseph D. Reid
Name:  JOSEPH D. REID
Title:  Attorney-in-fact

EXHIBITS INDEX

Exhibit	Description

3.1	Articles of Incorporation of Capitol Bancorp Ltd., as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).
3.2	Bylaws of Capitol Bancorp Ltd., as amended (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).
3.3	Certificate of Designations of Series A Noncumulative Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to Form 8-K filed on August 12, 2009).
4(a)	Indenture for Junior Subordinated Debt Securities relating to Capitol Trust XII (incorporated by reference from Exhibit 4.1 to Form 8-K filed on July 9, 2008).
4(b)	Amended and Restated Trust Agreement for Capitol Trust XII (incorporated by reference from Exhibit 4.2 to Form 8-K filed on July 9, 2008).
4(c)	Preferred Securities Guarantee Agreement for Capitol Trust XII (incorporated by reference from Exhibit 4.3 to Form 8-K filed on July 9, 2008).
5	Opinion of Brian K. English, General Counsel, as to the validity of the shares of the Series A Preferred and the Trust Preferred Securities. *
8	Tax Opinion of Honigman Miller Schwartz and Cohn LLP. *
23.1(a)	Consent of BDO Seidman, LLP (Capitol Bancorp Ltd. ). †
23.1(b)	Consent of BDO Seidman, LLP (Capitol Development Bancorp Limited III). †
23.1(c)	Consent of BDO Seidman, LLP (Capitol Development Bancorp Limited IV). †
23.1(d)	Consent of BDO Seidman, LLP (Capitol Development Bancorp Limited V). †
23.1(e)	Consent of BDO Seidman, LLP (Capitol Development Bancorp Limited VI). †
23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 8).
24	Power of Attorney (included on the signature page of the Registration Statement).
25(a)
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Property Trustee under Amended and Restated Trust Agreement of Capitol Trust XII (incorporated by reference from Exhibit 25(a) to Form S-3 filed on June 5, 2008).

25(b)
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A., as Trustee under the Capital Securities Guarantee of Capitol with respect to the Capital Securities of Capitol Trust XII (incorporated by reference from Exhibit 25(a) to Form S-3 filed on June 5, 2008).

99.1	Letter of Transmittal for CDBL III. †
99.2	Letter of Transmittal for CDBL IV. *
99.3	Letter of Transmittal for CDBL V. *
99.4	Letter of Transmittal for CDBL VI. *

EXHIBIT INDEX - 1

Exhibit	Description

99.5	Articles and Bylaws of CDBL III. *
99.6	Articles and Bylaws of CDBL IV. *
99.7	Articles and Bylaws of CDBL V. *
99.8	Articles and Bylaws of CDBL VI. *
99.9	Notice of Withdrawal for CDBL III. †

*	Previously filed.

†	Filed herewith.

EXHIBIT INDEX - 2